         Exhibit 4.36
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LOAN AGREEMENT
Dated as of October 6, 2025
among
VALNEVA AUSTRIA GMBH
(as Borrower and a Credit Party),
VALNEVA SE
(as Parent and an additional Credit Party),
THE OTHER GUARANTORS SIGNATORY HERETO OR OTHERWISE PARTY HERETO FROM TIME TO TIME
(as additional Credit Parties),
BIOPHARMA CREDIT PLC
(as Collateral Agent),
BPCR LIMITED PARTNERSHIP
(as a Lender)
and
BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP
(as a Lender)

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TABLE OF CONTENTS
Page
1    ACCOUNTING AND OTHER TERMS    1
1.1    Accounting    1
1.2    Defined Terms.    1
1.3    Currency    1
1.4    Austrian Terms    1
1.5    Quebec Interpretation Clause    3
1.6    Canadian (Non-Quebec) Interpretation Clause    3
1.7    French Terms    3
1.8    Scottish Terms    4
1.9    Swedish Terms    4
2    LOANS AND TERMS OF PAYMENT    6
2.1    Promise to Pay    6
2.2    Term Loans    6
2.3    Payment of Interest on the Credit Extensions    8
2.4    Expenses    9
2.5    Requirements of Law; Increased Costs    10
2.6    Taxes; Withholding, Etc.    10
2.7    Additional Consideration; Exit Consideration    13
2.8    Evidence of Debt; Note Register; Term Loan Notes    14
3    CONDITIONS TO TERM LOANS    14
3.1    Conditions Precedent to Tranche A Loan    14
3.2    Conditions Precedent to Subsequent Tranche Loan(s)    20
3.3    Additional Conditions Precedent to Term Loans    21
3.4    Covenant to Deliver    22
3.5    Procedures for Borrowing    22
4    REPRESENTATIONS AND WARRANTIES    22
4.1    Due Organization, Existence, Power and Authority    22
4.2    Equity Interests    22
4.3    Authorization; No Conflict    22
4.4    Government Consents; Third-Party Consents    23
4.5    Binding Obligation    23
4.6    Collateral    23
4.7    Adverse Proceedings, Compliance with Laws    28
4.8    Financial Statements; Financial Condition; No Material Adverse Change; Books and Records    28
4.9    Solvency    29
4.10    Payment of Taxes    29
4.11    Environmental Matters    29
4.12    Material Contracts    30
4.13    Regulatory Compliance    30
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4.14    Margin Stock    30
4.15    Subsidiaries; Capitalization    30
4.16    Employee Matters    30
4.17    Full Disclosure    31
4.18    Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions; Export and Import Laws    31
4.19    Health Care Matters    32
4.20    Regulatory Approvals or Licensures    35
4.21    Supply and Manufacturing    36
4.22    Cybersecurity and Data Protection    36
4.23    Additional Representations and Warranties    38
4.24    Canadian Registered Pension Plans    38
5    AFFIRMATIVE COVENANTS    39
5.1    Maintenance of Existence    39
5.2    Financial Statements, Notices    39
5.3    Taxes    42
5.4    Insurance    42
5.5    Operating Accounts    42
5.6    Compliance with Laws    43
5.7    Protection of Intellectual Property Rights    44
5.8    Books and Records    45
5.9    Access to Collateral; Audits    45
5.10    Use of Proceeds    45
5.11    Further Assurances    45
5.12    Additional Collateral; Guarantors    46
5.13    Formation or Acquisition of Subsidiaries; Designated Guarantors    47
5.14    Post-Closing Requirements    48
5.15    Environmental    50
5.16    Inventory; Returns; Maintenance of Properties    51
5.17    Regulatory Obligations; Maintenance of Regulatory Approval or Licensure; Licensure and Designation; Manufacturing, Marketing and Distribution    52
5.18    Material Contracts; Collateral Documents; Permitted Royalty Financing Documents    52
6    NEGATIVE COVENANTS    52
6.1    Dispositions    52
6.2    Fundamental Changes; Location of Collateral    53
6.3    Mergers, Acquisitions, Liquidations or Dissolutions    54
6.4    Indebtedness    54
6.5    Encumbrances    54
6.6    No Further Negative Pledges; Negative Pledge    55
6.7    Maintenance of Collateral Accounts    55
6.8    Distributions; Investments    55
6.9    No Restrictions on Subsidiary Distributions    55
6.10    Subordinated Debt; Permitted Royalty Financing Documents    55
6.11    Amendments or Waivers of Operating Documents    56
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6.12    Compliance    56
6.13    Compliance with Sanctions, Export and Import Laws, Anti-Corruption Laws and Anti-Money Laundering Laws    56
6.14    Material Contracts    57
6.15    Insolvency Regulation    58
6.16    Canadian Registered Pension Plans    58
7    EVENTS OF DEFAULT    58
7.1    Payment Default    58
7.2    Covenant Default    58
7.3    Withdrawal Event; Material Adverse Change;    59
7.4    Attachment; Levy; Restraint on Business    59
7.5    Insolvency    59
7.6    Other Agreements    60
7.7    Judgments    60
7.8    Misrepresentations    61
7.9    Loan Documents; Collateral    61
7.10    ERISA Event    61
7.11    Intercreditor Agreements    61
8    RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT    61
8.1    Rights and Remedies    61
8.2    Power of Attorney    63
8.3    Application of Payments and Proceeds Upon Default    63
8.4    Collateral Agent’s Liability for Collateral    63
8.5    No Waiver; Remedies Cumulative    63
8.6    Demand Waiver; Makewhole Amount; Prepayment Premium; Exit Consideration    64
9    NOTICES    64
10    CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER    66
11    GENERAL PROVISIONS    66
11.1    Successors and Assigns    66
11.2    Indemnification    67
11.3    Severability of Provisions    68
11.4    Correction of Loan Documents    68
11.5    Amendments in Writing; Integration    68
11.6    Counterparts    69
11.7    Survival; Termination    69
11.8    Confidentiality    69
11.9    Attorneys’ Fees, Costs and Expenses    70
11.10    Right of Set-Off    70
11.11    Marshalling; Payments Set Aside    70
11.12    Electronic Execution of Documents    70
11.13    Captions    70
11.14    Construction of Agreement    71
11.15    Third Parties    71
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11.16    No Advisory or Fiduciary Duty    71
11.17    Credit Parties’ Agent    71
11.18    Release from Banking Secrecy    72
11.19    Place of Performance    72
11.20    Contractual Recognition of Bail-In    72
11.21    Judgment Currency    72
11.22    Service of Process    73
12    COLLATERAL AGENT    73
12.1    Appointment and Authority    73
12.2    Rights as a Lender    73
12.3    Exculpatory Provisions    73
12.4    Reliance by Collateral Agent    74
12.5    Delegation of Duties    74
12.6    Resignation of Collateral Agent    74
12.7    Non-Reliance on Collateral Agent and Other Lenders    75
12.8    Collateral and Guaranty Matters    75
12.9    Reimbursement by Lenders    76
12.10    Notices and Items to Lenders    76
12.11    Collateral Agent May File Proofs of Claim    76
12.12    Appointment of Administrative Agent as Hypothecary Representative (Quebec)    77
12.13    Appointment of Collateral Agent as French agent des sûretés    78
12.14    Scope of the Collateral Agent's Duties in French Insolvency Proceedings    80
12.15    Resignation of the Collateral Agent as agent des sûretés    80
12.16    Swedish Security Documents    80
12.17    Parallel Debt    80
13    DEFINITIONS    81
13.1    Definitions    81

Exhibit A:        Loan Advance Request Form
Exhibit B-1:        Form of Tranche A Term Loan Note
Exhibit B-2:        Form of Subsequent Tranche Term Loan Note
Exhibit C:        Form of Security Agreement
Exhibit D:        Commitments; Notice Addresses
Exhibit E:        Form of Compliance Certificate

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LOAN AGREEMENT
THIS LOAN AGREEMENT (this “Agreement”), dated as of October 6, 2025 (the “Effective Date”) by and among VALNEVA AUSTRIA GMBH., a company organized and existing under the laws of Austria (as “Borrower” and a Credit Party), having its principal place of business at Campus Vienna Biocenter 3, 1030, Vienna, Austria, with registration number FN 389960 x, VALNEVA SE, a société européenne, organized and existing under the laws of the European Union, having its principal place of business at 6 rue Alain Bombard, 44800, Saint-Herblain, France and registered with the Registre du commerce et des sociétés of Nantes under number 422 497 560 (as “Parent” and an additional Credit Party), having its principal place of business at 6 rue Alain Bombard, 44800, Saint-Herblain, France, the other Guarantors signatory hereto or otherwise party hereto from time to time, as additional Credit Parties, BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales with company number 10443190 (as the “Collateral Agent”), BPCR LIMITED PARTNERSHIP, a limited partnership established under the laws of England and Wales with registration number LP020944 (as a “Lender”) and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP, a Cayman Islands exempted limited partnership acting by its general partner, BioPharma Credit Investments V GP LLC (as a “Lender”), provides the terms on which each Lender shall make, and Borrower shall repay, the Credit Extensions (as hereinafter defined).
1    ACCOUNTING AND OTHER TERMS
1.1    Accounting. Except as otherwise expressly provided herein, all accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them in conformity with Applicable Accounting Standards. Calculations and determinations must be made following Applicable Accounting Standards. If at any time any change in Applicable Accounting Standards would affect the computation of any financial requirement set forth in any Loan Document (including for purposes of measuring compliance with any provision of Section 6), and either Borrower or the Collateral Agent shall so request, the Collateral Agent and Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in Applicable Accounting Standards; provided, that, until so amended, (x) such requirement shall continue to be computed in accordance with Applicable Accounting Standards prior to such change therein and (y) all financial statements, Compliance Certificates and similar documents provided, delivered or submitted hereunder shall be provided, delivered or submitted together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in Applicable Accounting Standards. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts referred to herein, including in Section 5 and Section 6 shall be made, without giving effect to any election under IFRS 9 or Applicable Accounting Standard to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value”.
1.2    Defined Terms. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All references to “Dollars” or “$” are United States Dollars, unless otherwise noted. All references to “€” are Euros.
1.3    Currency. For purposes of Sections 5 and 6 hereof and solely with respect to the amount of any Indebtedness, Investment or other transaction made or consummated in a currency other than Euros, no Default or Event of Default shall be deemed to have occurred after the time such Indebtedness, Investment or other transaction is incurred, made or consummated (so long as such Indebtedness, Investment or other transaction, at the time

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incurred, made or consummated, was permitted hereunder) solely as a result of changes in rates of currency exchange occurring over time.
1.4    Austrian Terms. Without prejudice to the generality of any provision of this Agreement, in this Agreement or any Loan Document, where it relates to a Person having its Centre of Main Interests in Austria, a reference to:
(a)    an "arrangement" shall include a restructuring plan (Restrukturierungsplan) in accordance with the Austrian Restructuring Code (Restrukturierungsordnung- ReO);
(b)    "become unable to, admit in writing its inability to or fail to, generally pay its debts as they become due" shall include such Person to be over-indebted (überschuldet) within the meaning of section 67 Austrian IO (as applicable from time to time and provided applicable to that Person), unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 66 Austrian IO, presumably unable to pay its debts as they fall due (drohend zahlungsunfähig) within the meaning of section 167 paragraph 2 Austria IO;
(c)    "bylaws" shall include rules of procedure (Geschäftsordnungen) and "constitutional documents" shall include articles of association (Satzung/Gesellschaftsvertrag) or partnership agreements (Gesellschaftsvertrag) and any bylaws;
(d)    a "composition, compromise, assignment or arrangement with any of its creditors" shall include any proceedings pursuant to the Austrian Restructuring Code (Restrukturierungsordnung - ReO) or the Austrian Business Reorganization Act (Unternehmensreorganisationsgesetz - URG);
(e)    a "director" includes any statutory legal representative(s) of a Person, including but not limited to, a managing director (Geschäftsführer) or member of the board of directors (Vorstand);
(f)    "filing a petition under a foreign bankruptcy, insolvency, receivership or other similar law" shall include an "Antrag auf Eröffnung des Insolvenzverfahrens";
(g)    a “receiver, interim receiver, receiver and manager, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or other similar official” shall include any insolvency receiver (Insolvenzverwalter), supervisory officer in business supervision proceedings (Aufsichtsperson bei Geschäftsaufsicht), liquidator (Liquidator), restructuring officer (Restrukturierungsbeauftragter), reorganization auditor (Reorganisationsprüfer), enforcement receiver (Zwangsverwalter) or reorganization examiner (Reorganisationsprüfer);
(h)    "issuance of a warrant of attachment, execution, distraint or similar process" shall include a garnishment or enforcement proceedings (Pfändung or Vollstreckung) within the meaning of the Austrian Code on Enforcement Proceedings (Exekutionsordnung - EO) or an expropriation (Enteignung) within the meaning of the Austrian General Civil Code (Allgemeines Bürgerliches Gesetzbuch - ABGB);
(i)    a "liquidation" shall include a liquidation (Liquidation) within the meaning of the Austrian Act on Limited Liability Companies (Gesetz über Gesellschaften mit beschränkter Haftung - GmbHG) and a dissolution (Auflösung) within the meaning of the Austrian Act on Stock Corporations (Aktiengesetz - AktG);
(j)    a “reorganization” shall include its reorganization in the course of reorganization proceedings under the Austrian IO (Sanierungsverfahren) or a company reorganization (Unternehmensreorganisation) under the Austrian Act of Company Reorganizations (Unternehmensreorganisationsgesetz);
(k)    a “security interest”, “mortgage” or “lien” shall include any "Hypothek", "Pfandrecht", "Sicherungszession", "Sicherungsübereignung", "Eigentumsvorbehalt", "Finanzsicherheit" or any other in rem right (sonstiges dingliches oder quasi-dingliches Recht);

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(l)    in relation to any Collateral or other security rights or security assets governed by Austrian law or located in Austria "trust", "trustee" or "on trust" shall be construed as "Treuhand", "Treuhänder" or "treuhänderisch";
(m)    “commencement of bankruptcy” or “commencement of insolvency” shall include (i) that Person filing for the opening of insolvency proceedings (Antrag auf Eröffnung eines Insolvenzverfahrens) or (ii) the competent court opening insolvency proceedings (Eröffnung eines Insolvenzverfahresns) or rejecting (for reason of insufficiency of its funds to implement such proceedings) insolvency proceedings pursuant to Section 71b IO (Abweisung mangels kostendeckenden Vermögens) or (iii) the competent court approves any conservatory measure (einstweilige Vorkehrungen) pursuant to Section 73 Austrian IO; and
(n)    a "winding-up" shall include insolvency proceedings (Insolvenzverfahren).
1.5    Quebec Interpretation Clause. Without prejudice to the generality of any provision of this Agreement, for purposes of any assets, liabilities or entities located in the Province of Québec in Canada and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec in Canada or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim”, “reservation of ownership” and a “resolutory clause”, (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” liens or security interest shall be deemed to include a reference to an “opposable” or “set up” hypothec as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary”, (k) “construction liens” shall be deemed to include “legal hypothecs in favor of persons having taken part in the construction or renovation of an immovable”; (l) “joint and several” shall be deemed to include “solidary”; (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”; (n) “beneficial ownership” shall be deemed to include “ownership”; (o) “legal title” shall be deemed to include “holding title on behalf of an owner as mandatary or prête-nom”; (p) “easement” shall be deemed to include “servitude”; (q) “priority” shall be deemed to include “rank” or “prior claim”, as applicable; (r) “survey” shall be deemed to include “certificate of location and plan”; (s) “state” shall be deemed to include “province”; (t) “fee simple title” shall be deemed to include “ownership” (including ownership under a right of superficies); (u) “ground lease” shall be deemed to include “emphyteusis” or a “lease with a right of superficies”, as applicable; (v) “leasehold interest” shall be deemed to include “valid rights resulting from a lease”; (w) “lease” shall be deemed to include a “contract of leasing (crédit-bail)” and (x) “deposit account” shall include a “financial account” as defined in Article 2713.6 of the Civil Code of Québec.
1.6    Canadian (Non-Quebec) Interpretation Clause. In this Agreement to the extent not already provided for, (a) any term defined in this Agreement by reference to the Code shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including, without limitation, the PPSA, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of the Collateral Agent, (b) all references in this Agreement to a financing statement, continuation statement, amendment

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or termination statement shall be deemed to refer also to the analogous documents used under the PPSA and (c) all references to provincial laws in Canada shall be deemed to include all territorial laws in Canada.
1.7    French Terms. Without prejudice to the generality of any provision of this Agreement, in this Agreement or any Loan Document, where it relates to an entity incorporated under the laws of France and unless the contrary intention appears, a reference to:
(a)    a “winding-up” or “dissolution” includes a redressement judiciaire, cession totale ou partielle de l’entreprise, liquidation judiciaire or a procédure de sauvegarde (including a procédure de sauvegarde accélérée) under Livre Sixième of the French Code de commerce;
(b)    an “arrangement,” “assignment or similar arrangement with any creditor” or a “moratorium” includes a procédure de conciliation and mandat ad hoc under Livre Sixième of the French Code de commerce;
(c)    a “receiver” or “administrator” includes an administrateur judiciaire, mandataire ad hoc, conciliateur, administrateur provisoire, mandataire judiciaire and mandataire liquidateur or any other person appointed as a result of any proceedings described in clauses (a) and (b) above;
(d)    a “guarantee” includes any cautionnement, aval and any garantie which is independent from the debt to which it relates and any type of sûreté personnelle;
(e)    “gross negligence” means “faute lourde”;
(f)    a “lease” includes an opération de crédit-bail;
(g)    a “merger” includes any fusion implemented in accordance with articles L.236-1 to L.236-24 of the French Code de commerce;
(h)    a “reorganization” includes, in relation to any French entity, any merger, any contribution of part of its business in consideration of shares (apport partiel d’actifs) and any demerger (scission) in accordance with articles L.236-1 to L.236-24 of the French Code de commerce;
(i)    a grant, creation or transfer of a “security interest” or a “collateral” includes a sûreté réelle and any transfer by way of security;
(j)    “trustee”, “fiduciary” and “fiduciary duty” has in each case the meaning given to such term under any applicable law;
(k)    “willful misconduct” means “dol”;
(l)    a person being unable to pay its debts includes that person being in a state of cessation des paiements (within the meaning of article L.631-1 of the French Code de commerce); and
(m)    a “transfer” includes any means of transfer of rights or obligations under French law.
1.8    Scottish Terms. Without prejudice to the generality of any provision of this Agreement, in this Agreement or any Loan Document, where it relates to a Person incorporated in Scotland, or an asset located in Scotland or otherwise governed by the laws of Scotland, or a Loan Document governed by the laws of Scotland, a reference to:
(a)    a receiver, administrative receiver, administrator or other similar person includes, without limitation, a Scottish receiver with the powers conferred under Schedule 2 to the UK Insolvency Act, a judicial factor or any person performing the same function of each of the foregoing;

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(b)    “assignment” shall, to the extent it relates to Scottish assets or assets governed by Scots law, be construed to refer to assignation;
(c)    “assignment for the benefit of creditors” shall include a reference to an assignation or trust deed for the benefit of creditors;
(d)    "bankruptcy" shall include sequestration;
(e)    “set off” shall, to the extent it relates to Scottish assets or assets governed by Scots law, be construed to include any right of retention, claim for compensation or right to balance accounts on insolvency; and
(f)    "surety" shall include guarantor.
1.9    Swedish Terms.
(a)    Without prejudice to the generality of any provision of this Agreement, in this Agreement or any Loan Document, where it relates to a Swedish entity, a reference to:
(i)    a composition or arrangement with any creditor includes (A) any debt workout settlements following from any procedure of företagsrekonstruktion under the Swedish Act on Company Reconstruction (Sw. lag (2022:964) om företagsrekonstruktion), or (B) any write-down of debt in bankruptcy (Sw. accord i konkurs) under the Swedish Insolvency Act (Sw. konkurslag (1987:672));
(ii)    a “compulsory manager”, “administrative receiver” or “administrator” includes (A) rekonstruktör under the Swedish Act on Company Reconstruction, (B) konkursförvaltare under the Swedish Insolvency Act, or (C) likvidator under the Swedish Companies Act (Sw. aktiebolagslagen (2005:551));
(iii)    “gross negligence” means grov vårdslöshet under Swedish law;
(iv)    a “guarantee” includes, save where the contrary intention appears, any garanti under Swedish law which is independent from the debt to which it relates and any borgen under Swedish law which is accessory to or dependent on the debt to which it relates;
(v)    “merger” includes any fusion implemented in accordance with Chapter 23 of the Swedish Companies Act; and
(vi)    a “winding up”, “administration” or “dissolution” includes a frivillig likvidation, or tvångslikvidation under Chapter 25 of the Swedish Companies Act.
(b)    If any party hereto incorporated in Sweden (the “Swedish Obligated Party”) is required to hold an amount on trust or “as trustee” on behalf of any other party (the “Beneficiary”), the Swedish Obligated Party shall hold such money as agent for the Beneficiary on a separate account in accordance with the Swedish Escrow Funds Act (Sw. lag om redovisningsmedel (1944:181)).
(c)    For the avoidance of doubt, the parties hereto agree that any novation effected in accordance with the Loan Documents shall, in relation to any Swedish Lien, be deemed to constitute an assignment (Sw. överlåtelse) of the rights and obligations that are novated. Each assignment or transfer shall include a proportionate part of the security interests granted under the relevant Swedish Security Document.
(d)    Notwithstanding anything to the contrary in the Loan Documents:

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(i)    the release of any perfected Swedish Lien (or any Lien purported or required to be perfected in accordance with Swedish law in accordance relevant Security Documents), or
(ii)    the disposal (including, without limitation, any conversion, set-off or forgiveness of indebtedness which is subject to perfected Swedish Lien) or transfer of any asset, property or interests subject to perfected Swedish Lien (or any Lien purported or required to be perfected in accordance with Swedish law in accordance with the relevant Swedish Security Documents), excluding, however, any asset, property or interests subject to the business mortgage to be granted by Valneva Sweden AB in favor of the Collateral Agent, shall always be subject to the prior written consent of the Collateral Agent (acting in its sole discretion). Each Lender hereby (A) authorizes the Collateral Agent to give consent on its behalf where such release or disposal is not prohibited under the terms of the Loan Documents, without notification or further reference to any Lender or any other Secured Party and (ii) confirms and acknowledges that any Swedish Lien, if any, prevailed in accordance with chapter 2 § 3 of the Swedish Business Mortgage Act (2008:990) as a result of any of the property disposals listed in Schedule 6.1 of the Disclosure Letter shall be released and discharged in full.
(e)    Other than a merger where the shares in the surviving entity are subject to perfected Lien governed by Swedish law, any merger in respect of an entity which will be absorbed and the shares of which is being subject to a Swedish Security Document shall always be subject to the prior written consent of the Collateral Agent (acting in its sole discretion). Each Lender hereby authorizes the Collateral Agent to give consent on its behalf where such merger is not prohibited under the terms of the Loan Documents, without notification or further reference to the Lender or any other Secured Party.
(f)    The provisions set out in clause (d) and (e) of this Section 1.9 shall supersede any conflicting provision in this Agreement or the other Loan Documents.
2    LOANS AND TERMS OF PAYMENT
2.1    Promise to Pay.
Borrower hereby unconditionally promises to pay each Lender the outstanding principal amount of the Term Loans advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.
2.2    Term Loans.
(a)    Availability. Subject to the terms and conditions of this Agreement (including Sections 3.1, 3.2, 3.3, 3.4 and 3.5):
(i)    Borrower shall request in accordance with Section 3.5, and each Lender severally shall make a term loan to Borrower on the Tranche A Closing Date in an original principal amount equal to such Lender’s Applicable Percentage of the Tranche A Loan Amount requested by Borrower, but, for the avoidance of doubt, not greater than such Lender’s Tranche A Commitment (collectively, the “Tranche A Loan”); and
(ii)    At Borrower’s election pursuant to Section 3.5 each Lender severally agrees to make one or more term loans to Borrower, each on a Subsequent Tranche Closing Date, in an original principal amount equal to such Lender’s Applicable Percentage of the Subsequent Tranche Loan Amount requested by Borrower; provided, however, that, for the avoidance of doubt, no Subsequent Tranche Loan, either individually or when aggregated with any other Subsequent Tranche Loan, shall be greater than such Lender’s Subsequent Tranche Commitment (collectively, the “Subsequent Tranche Loan”).

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(iii)    After repayment or prepayment (in whole or in part), no Term Loan (or any portion thereof) may be re-borrowed.
(b)    Repayment.
(i)    Borrower shall repay all principal of each Term Loan in full on the Term Loan Maturity Date.
(ii)    The Term Loans, including all unpaid principal thereunder (and, for the avoidance of doubt, all accrued and unpaid interest, all due and unpaid Lender Expenses and any and all other outstanding amounts payable under the Loan Documents), are due and payable in full on the Term Loan Maturity Date.
(iii)    The Term Loans may be prepaid only in accordance with Section 2.2(c), except as provided in Section 8.1.
(c)    Prepayment of Term Loans.
(i)    Borrower shall have the option, at any time after the Tranche A Closing Date, to prepay outstanding principal amounts under the Term Loans advanced by Lenders under this Agreement in multiples of no less than $50,000,000 per prepayment; provided that (A) Borrower provides written notice to the Collateral Agent of its election to prepay the Term Loans at least five (5) Business Days prior to such prepayment (which notice shall include the amount of the outstanding principal amount of the Term Loans to be prepaid, which shall not be less than $50,000,000 unless the then-outstanding principal amount of the Term Loans is less than $50,000,000, in which case such Term Loan shall be prepaid in whole), and (B) the prepayment of such principal amount shall be accompanied by any and all accrued and unpaid interest thereon through the date of prepayment, any and all amounts payable in connection with such prepayment pursuant to Section 2.2(e), Section 2.2(f) and Section 2.7(b) (as applicable) and, in the case of a prepayment in whole, any and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents (including pursuant to Section 2.4). The Collateral Agent will promptly notify each Lender of its receipt of such notice, and the amount of such Lender’s Applicable Percentage of such prepayment. Borrower may rescind any notice of prepayment under this Section 2.2(c)(i) if such prepayment would have resulted from a refinancing of the Term Loans or other contingent transaction, which refinancing or transaction shall not be consummated or shall otherwise be delayed (in which case, the date of prepayment may be extended with the consent of the Collateral Agent (not to be unreasonably withheld, conditioned, or delayed) or a new notice shall be required to be sent in connection with any subsequent prepayment).
(ii)    Borrower shall promptly, and in any event no later than ten (10) Business Days prior (or immediately if known fewer than ten (10) Business Days prior) to the consummation of such Change in Control, notify the Collateral Agent in writing of the occurrence (or anticipated occurrence) of a Change in Control, which notice shall include reasonable detail as to the nature, timing and other circumstances of such Change in Control (such notice, a “Change in Control Notice”). Borrower shall prepay in full all of the Term Loans advanced by Lenders under this Agreement, immediately upon (and concurrent with) the consummation of such Change in Control, in an amount equal to the sum of (A) all unpaid principal and any and all accrued and unpaid interest thereon through the date of prepayment (such interest to be calculated based on the Term Loan Rate for the Interest Period during which such Change in Control is consummated), and (B) any and all amounts payable with respect to the prepayment under this Section 2.2(c)(ii) pursuant to Section 2.2(e), Section 2.2(f) and Section 2.7(b) (as applicable), together with any and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents (including pursuant to Section 2.4). The Collateral Agent will promptly notify each Lender of its receipt of the Change in Control Notice, and the amount of such Lender’s Applicable Percentage of such prepayment.

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(d)    Prepayment Application. Any prepayment of the Term Loans pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a) (together with the accompanying Makewhole Amount, Prepayment Premium and Exit Consideration that is payable pursuant to Section 2.2(e), Section 2.2(f) and Section 2.7(b) (as applicable), shall be paid to Lenders in accordance with their respective Applicable Percentages for application to the Obligations in the following order: (i) first, to due and unpaid Lender Expenses; (ii) second, to accrued and unpaid interest at the Default Rate incurred pursuant to Section 2.3(b), if any; (iii) third, without duplication of amounts paid pursuant to sub-clause (ii) above, to accrued and unpaid interest at the Term Loan Rate; (iv) fourth, to accrued and unpaid Additional Consideration, if any; (v) fifth, to accrued and unpaid Exit Consideration; (vi) sixth, to the Prepayment Premium; (vii) seventh, to the Makewhole Amount, if applicable; (viii) eighth, to the outstanding principal amount of the Term Loans being prepaid (in such order as the Collateral Agent or the Required Lenders may direct); and (ix) ninth, to any remaining amounts then due and payable under this Agreement and the other Loan Documents.
(e)    Makewhole Amount.
(i)    Any prepayment of the Tranche A Loan by Borrower (A) pursuant to Section 2.2(c) or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), in each case occurring prior to the 2nd-year anniversary of the Tranche A Closing Date shall, in any such case, be accompanied by payment of an amount equal to the Tranche A Makewhole Amount.
(ii)    Any prepayment of a Subsequent Tranche Loan by Borrower (A) pursuant to Section 2.2(c), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), in each case occurring prior to the 2nd-year anniversary of the Subsequent Tranche Closing Date on which such Subsequent Tranche Loan was funded shall, in any such case, be accompanied by payment of an amount equal to the Subsequent Tranche Makewhole Amount.
(f)    Prepayment Premium.
(i)    Any prepayment of the Tranche A Loan by Borrower (A) pursuant to Section 2.2(c) or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), shall, in any such case, be accompanied by payment of an amount equal to the Tranche A Prepayment Premium.
(ii)    Any prepayment of a Subsequent Tranche Loan by Borrower (A) pursuant to Section 2.2(c) or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), shall, in any such case, be accompanied by payment of an amount equal to the Subsequent Tranche Prepayment Premium.
(g)    Any Makewhole Amount, Prepayment Premium or Exit Consideration payable as a result of any prepayment of the Term Loans pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), shall be presumed to be the liquidated damages sustained by each applicable Lender as the result of the early redemption and repayment of such Term Loan Notes and Borrower agrees that it is reasonable under the circumstances currently existing. BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE REQUIREMENTS OF LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF ANY MAKEWHOLE AMOUNT, PREPAYMENT PREMIUM, TRANCHE A EXIT CONSIDERATION OR SUBSEQUENT TRANCHE EXIT CONSIDERATION IN CONNECTION WITH ANY SUCH PREPAYMENT OR ACCELERATION OR OTHERWISE. Borrower expressly agrees that (to the fullest extent it may lawfully do so) that: (i) each Makewhole Amount, Prepayment Premium and Exit Consideration is reasonable and is the product of an arm’s-length transaction among sophisticated business people, ably represented by counsel; (ii) each Makewhole Amount, Prepayment Premium and Exit Consideration shall be payable notwithstanding the then-prevailing market rates at the time payment thereof is made; (iii) there has been a course of conduct among Lenders and Borrower giving specific consideration in this transaction for such agreement to pay each Makewhole Amount, Prepayment Premium and Exit Consideration; and (iv) Borrower shall be estopped hereafter from claiming

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differently than as agreed to in this Section 2.2(g) and Section 8.6. Borrower expressly acknowledges that its agreement to pay the Makewhole Amount, Prepayment Premium and Exit Consideration, as the case may be, to applicable Lenders as herein described is a material inducement to such Lenders to make any Credit Extension. Without affecting any of any Lender’s rights or remedies hereunder or in respect hereof, if Borrower fails to pay the applicable Makewhole Amount, Prepayment Premium or Exit Consideration when due, then the amount thereof shall thereafter bear interest until paid in full at the Default Rate.
2.3    Payment of Interest on the Credit Extensions.
(a)    Interest Rate.
(i)    Subject to Section 2.3(b) below, the principal amount outstanding under each Term Loan shall accrue interest at a per annum fixed rate equal to nine percent (9.0%) for the Interest Period therefor (the “Term Loan Rate”), which interest shall be payable quarterly in arrears in accordance with this Section 2.3.
(ii)    Interest shall accrue on each Term Loan commencing on, and including, the day on which such Term Loan is made, and shall accrue on such Term Loan, or any portion thereof, through and including the day on which such Term Loan or such portion is paid.
(iii)    Interest is due and payable quarterly on each Interest Date, as calculated by the Collateral Agent (which calculations shall be deemed correct absent manifest error, provided that the Collateral Agent shall provide evidence of such calculation upon Borrower’s written request); provided, however, that if any such date is not a Business Day, the applicable interest shall be due and payable on the immediately preceding Business Day.
(b)    Default Rate. In the event Borrower fails to pay any of the Obligations when due (after giving effect to any applicable grace or cure period), or upon the commencement and during the continuance of an Insolvency Proceeding of Borrower, or upon the occurrence and during the continuance of any other Event of Default, immediately (and without notice or demand by any Lender or the Collateral Agent for payment thereof to Borrower), such past due Obligations shall accrue interest at a rate per annum which is three percentage points (3.00%) above the rate that is otherwise applicable thereto (the “Default Rate”), and, notwithstanding anything to the contrary in Section 2.3(a) above, such interest shall be payable entirely in cash on demand of the Collateral Agent; provided, however, that, with respect to any Event of Default of the type described in Section 7, other than Sections 7.1 and 7.5, the Collateral Agent shall notify Borrower in writing regarding the accrual of interest at the Default Rate in respect of any such Obligations as promptly as practicable following the occurrence of such Event of Default; provided, further, that the failure of the Collateral Agent to deliver such notice to Borrower shall not constitute a waiver of any such Event of Default or affect the right of any Lender or the Collateral Agent to collect or demand such accrued interest with respect to any time prior to the giving of such notice or otherwise prejudice or limit any rights or remedies of the Collateral Agent or any Lender. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment of any Obligations and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Collateral Agent or any Lender.
(c)    360-Day Year. Interest payable under each Term Loan shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed.
(d)    Payments. Except as otherwise expressly provided herein, all Term Loan payments and any other payments hereunder by (or on behalf of) Borrower shall be made on the date specified herein to such bank account of each applicable Lender as such Lender (or the Collateral Agent) shall have designated in a written notice to Borrower delivered on or before the Tranche A Closing Date (which such notice may be updated by such Lender (or the Collateral Agent) by written notice to Borrower from time to time after the Tranche A Closing Date on two (2) Business Days’ notice). Except as otherwise expressly provided herein, interest is payable quarterly on each Interest Date provided, however, that if any such date is not a Business Day, the applicable interest shall be due and

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payable on the immediately preceding Business Day. Payments of principal or interest received after 11:00 a.m. New York City time on such date are considered received at the opening of business on the next Business Day. When any payment is due on a day that is not a Business Day, such payment is due on the immediately preceding Business Day. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.
(e)    Interest Act (Canada). For the purposes of the Interest Act (Canada) and disclosure thereunder and solely in respect of any Canadian PPSA Credit Party or any Quebec Credit Party, (i) whenever any interest or any fee to be paid under any Loan Document is to be calculated on the basis of a 360-day, 365-day or 366-day (in a leap year) year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360, 365 or 366, as applicable, (ii) the rates of interest under this Agreement are nominal rates, and not effective rates or yields and (iii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.
(f)    Maximum Rate of Interest. For the avoidance of doubt, no Canadian PPSA Credit Party or Quebec Credit Party shall be required to pay any interest or other amounts which would result in the receipt by the Collateral Agent or any Lender of “interest” (as defined in the Criminal Code (Canada)) at a rate in excess of the rate permitted under the Criminal Code (Canada). For certainty and notwithstanding the foregoing sentence, in the event that there is a Change in Law which lowers the maximum rate of interest payable by a Canadian PPSA Credit Party or Quebec Credit Party, as applicable, but does not apply to Credit Extensions made prior to the date of such Change in Law, the maximum rate of interest payable by a Canadian PPSA Credit Party or Quebec Credit Party, as applicable, in respect of each such Credit Extension shall remain the same as in effect on the date each such Credit Extension was made.
2.4    Expenses. Borrower shall pay to or reimburse (or pay directly on behalf of) each Lender and the Collateral Agent, as applicable, all of such Person’s reasonable and documented Lender Expenses incurred through and after the Effective Date, promptly after receipt of a written demand therefor by such Lender or the Collateral Agent (with, in the case of any Lender, a copy of such demand to the Collateral Agent), setting forth in reasonable detail such Person’s Lender Expenses.
2.5    Requirements of Law; Increased Costs. In the event that any applicable Change in Law:
(a)    does or shall subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any other Loan Documents or the Term Loans made hereunder (except, in each case, Indemnified Taxes, Taxes described in clause (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes);
(b)    does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan, insurance charge or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any Lender; or
(c)    does or shall impose on any Lender any other condition (other than Taxes, which are addressed in clause (a) above); and the result of any of the foregoing is to increase the cost to such Lender (as determined by such Lender in good faith using calculation methods customary in the industry) of making, renewing or maintaining the Term Loans or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Lender or any Person controlling such Lender, then, in any such case, Borrower shall promptly pay to the applicable Lender, within ten (10) Business Days of its receipt of the certificate described below, any additional amounts necessary to compensate such Lender for such additional cost or reduced amounts receivable or rate of return as reasonably determined by such Lender with respect to this Agreement or the Term Loans made hereunder. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.5, it shall

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notify Borrower in writing of the event by reason of which it has become so entitled (with a copy of such notice to the Collateral Agent), and a certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by such Lender to Borrower (with a copy of such certificate to the Collateral Agent) shall be conclusive in the absence of manifest error. The provisions hereof shall survive the termination of this Agreement and the payment of the outstanding Term Loans and all other Obligations. Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital under this Section 2.5 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be under any obligation to compensate such Lender under this Section 2.5 with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to the date of the delivery of the notice required pursuant to the foregoing provisions of this Section 2.5(c); provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
2.6    Taxes; Withholding, Etc.
(a)    All sums payable by any Credit Party hereunder and under the other Loan Documents shall (except to the extent required by Requirements of Law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by any Governmental Authority. In addition, the Credit Parties shall pay, in a timely manner, to the relevant Governmental Authority in accordance with Requirements of Law, Other Taxes, and Borrower shall furnish, in a timely manner, to each Lender (as applicable, with a copy to the Collateral Agent) the original or a certified copy of a receipt evidencing payment thereof or other evidence reasonably satisfactory to the Collateral Agent of such payment and of the remittance thereof to the relevant taxing or other Governmental Authority.
(b)    If any Credit Party or any other Person (“Withholding Agent”) is required by Requirements of Law to make any deduction or withholding on account of any Tax (as determined in the good faith discretion of such Withholding Agent) from any sum paid or payable by any Credit Party to any Lender under any of the Loan Documents: (i) such Withholding Agent shall make any such withholding or deduction; (ii) such Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Requirements of Law; (iii) if the Tax is an Indemnified Tax, the sum payable by such Withholding Agent in respect of which the relevant deduction, withholding or payment of Indemnified Tax is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including any deductions for Indemnified Taxes applicable to additional sums payable under this Section 2.6(b)), such Lender receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment of Indemnified Tax been required or made; and (iv) Borrower shall (or shall cause such Withholding Agent, if not Borrower, to) deliver to such Lender (with a copy to the Collateral Agent) the original or a certified copy of a receipt evidencing payment thereof or other evidence reasonably satisfactory to such Lender of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other Governmental Authority.
(c)    The Credit Parties shall jointly and severally indemnify each Lender and each other Secured Party for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.6(c)) paid by such Lender or other secured Party and any liability (including any reasonable expenses) arising therefrom or with respect thereto whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Any indemnification payment pursuant to this Section 2.6(c) shall be made to the applicable Lender or other Secured Party within ten (10) Business Days from written demand therefor. A certificate as to the amount of such payment or liability delivered to the Credit Parties by a Lender or other Secured Party (with a copy to the Withholding Agent, if not a Credit Party), or by the Withholding Agent on its own behalf or on behalf of a Lender or other Secured Party, shall be conclusive absent manifest error.
(d)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver, as soon as practicable, to Borrower, at the times

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reasonably requested in writing by Borrower, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, such Lender, if reasonably requested in writing by Borrower, shall deliver, as soon as practicable, such other documentation prescribed by Requirements of Law or otherwise reasonably requested by Borrower to enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.6(d)(i), (ii) or (iv) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. For the avoidance of doubt, for the purposes of this Section 2.6(d), the term “Lender” shall include each applicable assignee thereof. Without limiting the generality of the foregoing:
(i)    If any Lender is organized under the laws of the United States, such Lender shall deliver and shall cause each applicable assignee thereof to deliver, to Borrower, on or prior to the Tranche A Closing Date or on or prior to the applicable date of assignment, as applicable, and at such other times as may be necessary in the determination of Borrower, upon reasonable request in writing by Borrower, two (2) executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.
(ii)    If any Lender is a Foreign Lender, such Lender shall deliver, and shall cause each applicable assignee thereof to deliver, to Borrower, on or prior to, the Tranche A Closing Date and, the date on which a Lender Transfer involving such Lender occurs, as applicable, and at such other times as may be necessary in the determination of Borrower, upon reasonable request in writing by Borrower:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, a properly completed and duly executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, a properly completed and duly executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    a completed and duly executed copy of IRS Form W-8ECI;
(3)    to the extent that such Foreign Lender is not the beneficial owner, a properly completed and duly executed copy of IRS W-8IMY and a withholding statement, along with IRS Form W-9, W-8BEN-E, W-8BEN, W-8ECI or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate referenced in Section 2.6(d)(ii)(4) below on behalf of each such direct and indirect partner; or
(4)    in the case of a Foreign Lender claiming the benefits of the exemption for “portfolio interest” under Section 881(c) of the IRC, it shall provide Borrower with a properly completed and duly executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, and a certificate reasonably satisfactory to Borrower to the effect that such Foreign Lender is not a “bank” within the meaning of 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the IRC, or a

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“controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC.
(iii)    If any Lender is a Foreign Lender it shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made.
(iv)    If a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with their obligations under FATCA and to determine that Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this sub-clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(v)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.6 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Collateral Agent in writing of its legal inability to do so.
(e)    If any party hereto determines, in its discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.6 (including by the payment of additional amounts pursuant to this Section 2.6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) if the payment of such amount would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(f)    Borrower is currently treated as a corporation for U.S. federal income tax purposes. Borrower shall provide the Required Lenders with a prior written notice before taking any affirmative action (including making any election under Section 301.7701-3(c) of the Treasury Regulations (or any successor provision) by way of filing an IRS Form 8832) to change its U.S. entity tax classification.
(g)    Borrower shall use commercially reasonable efforts to furnish upon request any information to assist any Lender (i) in the computation of accruals with respect to any “original issue discount” or “market discount” arising with respect to the Term Loans for U.S. federal income tax purposes and Applicable

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Accounting Standards, and (ii) with its compliance with any associated tax reporting or filing requirements of such Lender or its partners, members or beneficial owners.
(h)    All amounts expressed to be payable under a Loan Document by any Credit Party to a Lender which (in whole or in part) constitute consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply and, accordingly, if VAT is or becomes chargeable on any supply made by any Lender to any Credit Party under a Loan Document and such Lender is required to account to the relevant tax authority for the VAT, that Credit Party must pay to such Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Lender must, on request, promptly provide an appropriate VAT invoice to that Credit Party).
(i)    Where a Loan Document requires a Credit Party to reimburse or indemnify a Lender for any cost or expense, that Credit Party shall reimburse or indemnify (as the case may be) such Lender for the full amount of such cost or expense, including such part thereof as represents VAT.
(j)    The obligations of each party hereto under this Section 2.6 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
2.7    Additional Consideration; Exit Consideration.
(a)    As additional consideration for the obligation of each Lender to fund (deemed or otherwise) its Applicable Percentage of the Term Loans pursuant to Section 2.2(a) and Section 3.5:
(i)    on the Tranche A Closing Date, Borrower shall pay to each Lender an amount equal to the product of (A) the sum of such Lender’s Tranche A Commitment, multiplied by (B) 0.02 (the “Tranche A Additional Consideration”); and
(ii)    on each Subsequent Tranche Closing Date, Borrower shall pay to each Lender an amount equal to the product of (A) the sum of the portion of such Lender’s Subsequent Tranche Commitment being funded on such Subsequent Tranche Closing Date, multiplied by (B) 0.02 (each such product, the “Subsequent Tranche Additional Consideration”).
(b)    As additional consideration for the funding (deemed or otherwise) by each Lender of its Applicable Percentage of the Term Loans pursuant to Section 2.2(a) and Section 3.5:
(i)    any prepayment or repayment of the Tranche A Loan by Borrower (A) pursuant to Section 2.2(c)(i) or Section 2.2(c)(ii), (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), or (C) pursuant to Section 2.2(b) or otherwise (including, for the avoidance of doubt, on the Term Loan Maturity Date), shall, in any such case, be accompanied by payment of an amount equal to the Tranche A Exit Consideration; and
(ii)    any prepayment or repayment of any Subsequent Tranche Loan by Borrower (A) pursuant to Section 2.2(c)(i) or Section 2.2(c)(ii), (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), or (C) pursuant to Section 2.2(b) or otherwise (including, for the avoidance of doubt, on the Term Loan Maturity Date), shall, in any such case, be accompanied by payment of an amount equal to the Subsequent Tranche Exit Consideration.
Any and all Tranche A Additional Consideration, Subsequent Tranche Additional Consideration, Tranche A Exit Consideration and Subsequent Tranche Exit Consideration shall be fully earned when paid and shall not be refundable for any reason whatsoever. All Tranche A Additional Consideration and Subsequent Tranche Additional Consideration shall be treated as original issue discount with respect to the applicable Term Loan for U.S. federal income tax purposes, unless otherwise required by Requirements of Law. The Tranche A Additional Consideration payable hereunder shall be deducted from the proceeds of the Tranche A Loan to be advanced to Borrower pursuant

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to Section 2.2(a) and Section 3.5, and any Subsequent Tranche Additional Consideration payable hereunder shall be deducted from the proceeds of the applicable Subsequent Tranche Loan to be advanced to Borrower pursuant to Section 2.2(a) and Section 3.5.
2.8    Evidence of Debt; Note Register; Term Loan Notes.
(a)    Evidence of Debt; Register. Borrower will maintain at all times at its principal executive office, a register that identifies each beneficial owner that is entitled to a payment of principal and stated interest on each Term Loan (the “Note Register”) and provides for the registration and transfer of Term Loan Notes so that each Term Loan is at all times in “registered form” within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations (or any amended or successor version) and Section 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related regulations (and any other relevant or successor provisions of the IRC or such regulations). Each Term Loan: (i) shall, pursuant to this clause (a), be registered as to both principal and any stated interest with Borrower or its agent, and (ii) shall be transferred or exchanged by any Lender only through a book entry system maintained by Borrower. Any Term Loan Note issued in exchange for any other Term Loan Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue that were carried by the Term Loan Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Any stamp, documentary, transfer or similar tax or governmental charge or fee relating to such transaction shall be paid by the party requesting the exchange. The entries in the Note Register shall be conclusive and binding for all purposes, including as to the outstanding principal amount of the Term Loan Note and the payment of interest, principal and other sums due hereunder absent manifest error and Borrower, Lenders and any of their respective agents shall treat the Person recorded in the Note Register as the sole and exclusive record and beneficial holder and owner of such Term Loan Note or any other Loan Document (including this Agreement), and a Lender hereunder, for all purposes whatsoever.
(b)    Term Loan Notes. Borrower shall execute and deliver to each Lender to evidence such Lender’s Term Loan, (i) on the Tranche A Closing Date, a Tranche A Note, and (ii) on each Subsequent Tranche Closing Date (if any), a Subsequent Tranche Note. All amounts due under the Term Loan Notes shall be repayable as set forth in this Agreement and interest shall accrue on the principal amount of the Term Loans represented by the Term Loan Notes, in each case, in accordance with the terms of this Agreement. All Term Loan Notes shall rank for all purposes pari passu with each other.
3    CONDITIONS TO TERM LOANS
3.1    Conditions Precedent to Tranche A Loan. Each Lender’s obligation to advance its Applicable Percentage of the Tranche A Loan Amount is subject to the satisfaction (or waiver in Lenders’ sole discretion in accordance with Section 11.5 hereof) of the following conditions (which are subject to Section 5.14 thereof):
(a)    the Collateral Agent’s and each Lender’s receipt of:
(i)    on the Effective Date, copies of the Loan Agreement, the Disclosure Letter, the Perfection Certificate for Borrower and its Subsidiaries and the Advance Request Form for the Tranche A Loan, in each case (x) dated as of the Effective Date, (y) executed (where applicable) and delivered by each applicable Credit Party, and (z) in form and substance reasonably satisfactory to the Collateral Agent; and
(ii)    on the Tranche A Closing Date, copies of the other Loan Documents (or, in the case of the French Security Documents, an executed copy which may not be executed in counterparts), including the schedules thereto, including the Tranche A Notes executed by Borrower, the Collateral Documents (but excluding any Control Agreements, Collateral Access Agreements and any other Loan Document described in Schedule 5.14 of the Disclosure Letter to be delivered after the Tranche A Closing Date) and, if and to the extent any update thereto is necessary between the Effective Date and the Tranche A Closing Date, an updated Disclosure Letter or Perfection Certificate (provided, that, in no event may the Disclosure Letter or the Perfection Certificate be updated in a manner that would reflect or evidence a

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Default or an Event of Default (with or without such update)), in each case (x) dated as of the Tranche A Closing Date and (y) executed (where applicable) and delivered by each applicable Credit Party;
(b)    the Collateral Agent’s receipt of (i) true, correct, complete and up-to-date copies of the Operating Documents of each of the Credit Parties or, in the case of a Credit Party incorporated in England and Wales, any memorandum of association or articles of association and (ii) a Secretary’s Certificate or President’s Certificate, dated the Tranche A Closing Date, certifying that the foregoing copies are true, correct and complete (such Secretary’s Certificate or President’s Certificate to be in form and substance reasonably satisfactory to the Collateral Agent);
(c)    the Collateral Agent’s receipt of a good standing certificate for each Credit Party (where applicable in the subject jurisdiction (except such obligation to be in good standing shall not apply to each Credit Party incorporated under the laws of England and Wales)), certified (where available) by the Secretary of State (or the equivalent thereof) of the jurisdiction of incorporation, amalgamation, continuance, formation or organization of such Person as of a date no earlier than thirty (30) days prior to the Tranche A Closing Date; provided, that:
(i)    for each Credit Party incorporated in France, such documents to be (i) a company search (extrait K-Bis), (ii) a non-bankruptcy certificate (certificat de non-faillite) and (iii) a statement of charges over assets and encumbrances (état des inscriptions et nantissements); and
(ii)    for each Credit Party that is a Canadian PPSA Credit Party or a Quebec Credit Party, such certificate shall be dated no earlier than three (3) Business Days prior to the Tranche A Closing Date;
(d)    the Collateral Agent’s receipt of a Secretary’s Certificate or President’s Certificate in relation to each Credit Party, dated the Tranche A Closing Date, certifying that:
(i)    attached to such certificate is a true, correct, and complete copy of the Borrowing Resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Credit Party of the Loan Documents to which it is a party; resolutions of such Person’s board of directors (or other managing body, in the case of other than a corporation) and any other corporate resolutions required by Requirements of Law or pursuant to such Person’s Operating Documents, each of which shall be then in full force and effect;
(ii)    the name(s) and title(s) of the officers, directors or other signatories of such Credit Party authorized to execute the Loan Documents to which such Credit Party is a party on behalf of such Credit Party, together with a sample of the true signature(s) of each such signatory;
(iii)    each copy document relating to it and provided in connection with its entry into the Loan Documents and this Section 3.1 is correct, complete and in full force and effect and has not been amended or superseded as at the date of such Secretary’s Certificate or President’s Certificate (unless as specified therein);
(iv)    (A) borrowing, guaranteeing or securing (as applicable) the Term Loan Commitments would not cause any borrowing, guarantee security or similar limit binding on it to be exceeded and it is Solvent, and (B) certifying as to such other matters as may be customary in the jurisdiction of incorporation, amalgamation, continuance, formation or organization of such Credit Party;
(v)    the Collateral Agent and each Lender may conclusively rely on such certificate with respect to the authority of such officers unless and until such Credit Party shall have delivered to the Collateral Agent a further certificate canceling or amending such prior certificate;
(vi)    in the case of the English Original Guarantor or the Scottish Guarantor, either:

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(1)
a.    a certification that the English Original Guarantor or the Scottish Guarantor (as applicable) has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from the English Original Guarantor or the Scottish Guarantor (as applicable) and no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares; and
b.    b. a certified true, complete and correct copy of the “PSC Register” (within the meaning of section 790C(10) of the Companies Act 2006) of the English Original Guarantor or the Scottish Guarantor (as applicable); or
(2)    a certification that the English Original Guarantor or the Scottish Guarantor (as applicable) is not required to comply with Part 21A of the Companies Act 2006;
(vii)    in respect of Parent’s Secretary’s Certificate, attached to such certificate is a true, correct, and complete copy of the share transfer registers (registres des mouvements de titres) and shareholders' accounts (comptes d'actionnaires) of Valneva France evidencing the registration of the French law governed pledge over the shares of Valneva France; and
(viii)    without limiting the generality of any of the foregoing, in respect of the President’s Certificate to be delivered by Valneva Canada, attached to such certificate is a true, correct, and complete copy of (1) its organizational documents, including articles of incorporation and by-laws, and all amendments (if any), (2) confirmation that there is no shareholders agreement between the shareholders of Valneva Canada, and (3) the share register of Valneva Canada.
(e)    Without limiting the generality of clause (a)(ii) above, the Collateral Agent’s and each Lender’s receipt of, on the Tranche A Closing Date, in form and substance reasonably satisfactory to the Collateral Agent:
(i)    the Security Agreement, executed by Valneva USA and each other Credit Party in favor of the Collateral Agent, in form and substance substantially similar to Exhibit C attached hereto;
(ii)    (A) the English Debenture executed by the English Original Guarantor in favor of the Collateral Agent, (B) a copy of each notice required to be sent under the English Debenture, executed by the relevant Credit Party;
(iii)    the English Share Charge executed by Parent in favor of the Collateral Agent and the English Original Guarantor as process agent;
(iv)    the Deed of Hypothec granted by Valneva Canada and by Parent and notarized in the Province of Quebec in Canada;
(v)    [reserved];
(vi)    a Scottish law governed security agreement to be granted by the Scottish Guarantor in favor of the Collateral Agent over the whole of the property (including uncalled capital) which is or may be from time to time comprised in the Collateral;

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(vii)    [reserved];;
(viii)    a Scottish Share Pledge;
(ix)    without limiting the generality of clause (k) below, a Scots law deed of release in respect of existing floating charges granted by the Scottish Guarantor in favor of Wilmington Trust, National Association;
(x)    without limiting the generality of clause (k) below, Scots law discharges in respect of the existing standard securities granted by the Scottish Guarantor in favor of Wilmington Trust, National Association;
(xi)    a French law governed pledge over shares to be granted by Parent in favor of the Collateral Agent with respect to the Equity Interests of Valneva France and the related statement of pledge (déclaration de nantissement);
(xii)    a French law governed pledge over bank accounts to be granted by Parent in favor of the Collateral Agent with respect to the bank accounts of Parent (other than any Excluded Account) located in France;
(xiii)    a French law governed pledge over the fonds de commerce to be granted by Parent in favor of the Collateral Agent which shall include the Trademarks and Patents of Parent registered with INPI, EUIPO and WIPO and as listed therein to the extent constituting Collateral;
(xiv)    a French law governed pledge to be granted by Parent in favor of the Collateral Agent with respect to the intercompany loans owing to Parent by Borrower, the English Original Guarantor and Valneva Canada and (if any) Valneva France;
(xv)    an Austrian law governed pledge over shares to be granted by Parent in favor of the Collateral Agent with respect to the Equity Interests in Borrower;
(xvi)    an Austrian law governed pledge over bank accounts to be granted by Borrower in favor of the Collateral Agent with respect to the bank accounts of Borrower (other than any Excluded Account) located in Austria, together with the notices required to be sent by registered mail (including evidence of dispatch (mit eingeschriebenem Brief)) and evidence of the book annotations required to be made thereunder;
(xvii)    an Austrian law governed pledge over certain existing and future receivables to be granted by Borrower in favor of the Collateral Agent with respect to receivables of Borrower, together with the notifications and book annotations required to be sent by registered mail (including evidence of dispatch (mit eingeschriebenem Brief));
(xviii)    an Austrian law governed pledge over Intellectual Property to be granted by Borrower in favor of the Collateral Agent with respect to Intellectual Property of Borrower to the extent constituting Collateral, together with the registrations, notifications, book annotations and notarized power of attorney required to be delivered thereunder;
(xix)    a Swedish law governed pledge over shares in (A) Vaccines Holdings Sweden AB to be granted by Parent and (ii) Valneva Sweden AB to be granted by Vaccines Holdings Sweden AB, in each case in favor of the Collateral Agent together with the perfection requirements and deliverables specified therein;

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(xx)    a Swedish law governed pledge over any Swedish business mortgage certificates issued (or to be issued) in the business of Valneva Sweden AB to be granted by Valneva Sweden AB in favor of the Collateral Agent together with the perfection requirements and deliverables specified therein;
(xxi)    a Swedish law governed pledge over bank accounts to be granted by Vaccines Holdings Sweden AB in favor of the Collateral Agent together with the perfection requirements and deliverables specified therein;
(xxii)    a Swedish law governed pledge over bank accounts to be granted by Valneva Sweden AB in favor of the Collateral Agent together with the perfection requirements specified and deliverables therein; and
(xxiii)    a Swedish law governed pledge over Intellectual Property rights in the form of trademarks to be granted by Valneva Sweden AB in favor of the Collateral Agent together with the perfection requirements and deliverables specified therein;
(f)    each Credit Party shall have obtained all Governmental Approvals, if any, and all consents of other Persons, if any, in each case that are necessary in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Collateral Agent;
(g)    the Collateral Agent’s receipt, on the Tranche A Closing Date and in each case in form and substance reasonably satisfactory to the Collateral Agent:
(i)    a customary secured transactions opinion, to be provided by Cooley LLP, U.S. counsel to the Credit Parties, with respect to New York and federal law and the Delaware General Corporation Law, including customary opinions in the U.S. for Credit Parties organized outside the U.S. for a financing transaction of this nature, including (A) the enforceability under the law of New York of any Loan Documents delivered by such non-U.S. Credit Parties which are governed by the laws of the state of New York and (B) non-contravention of U.S. federal and New York laws in connection with the execution, delivery and performance of obligations by such non-U.S. Credit Parties under the U.S. law governed Loan Documents to which such non-U.S. Credit Parties are a party;
(ii)    a customary legal opinion to be provided by Wolf Theiss Rechtsanwälte GmbH & Co KG, Austrian counsel to the Collateral Agent and the Lenders, with respect to Austrian law matters;
(iii)    a customary capacity opinion to be provided by bvp Hügel Rechtsanwälte GmbH, Austrian counsel to Borrower, with respect to (A) due registration, (B) non-insolvency and (C) power and capacity of Borrower to enter into the Loan Documents to which it is a party and to perform its obligations thereunder;
(iv)    a customary legal opinion to be provided by Lette & Associés S.E.N.C.R.L., Canadian counsel to Borrower, with respect to Quebec and Canadian federal law matters applicable in Quebec, including enforceability of any Loan Documents delivered by any Credit Party which are governed by the laws of the province of Quebec, provided, however, that such opinion shall not be required to address matters relating to (1) the customary Lien filings and registrations having been completed in the province of Quebec or (2) the perfection of the Liens granted under any such Loan Documents delivered by any Credit Party;
(v)    a customary validity opinion to be provided by De Pardieu Brocas Maffei A.A.R.P.I, French local counsel to the Collateral Agent and the Lenders;
(vi)    a customary capacity opinion to be provided by Jones Day (Paris) LLP, French local counsel to Parent, with respect to (A) due registration, (B) non-insolvency and (C) power and capacity

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of Parent to enter into the Loan Documents to which it is a party and to perform its obligations thereunder including customary opinions for Parent for a financing transaction of this nature, including the authorization and execution of any Loan Documents which are governed by the laws of the Province of Quebec in Canada by the Parent, and non-contravention of (x) French corporate law and (y) the organizational documents of Parent, in each case in connection with the execution and performance of obligations by Parent of the Quebec governed Loan Documents to which Parent is a party;
(vii)    a customary legal opinion to be provided by Akin Gump LLP, English counsel to the Collateral Agent and Lenders, with respect to English law matters;
(viii)    a customary legal opinion to be provided by Brodies LLP Solicitors, Scots counsel to the Collateral Agent and Lenders, with respect to Scottish law matters; and
(ix)    a customary legal opinion to be provided by Mannheimer Swartling Advokatbyrå AB, Swedish counsel to the Collateral Agent and Lenders, with respect to Swedish law matters;
(h)    Subject to Section 5.14, the Collateral Agent’s receipt of (i) evidence that any products liability and general liability insurance policies maintained in the United States or Canada regarding any Collateral are in full force and effect and (ii) appropriate evidence showing the Collateral Agent, for the benefit of Lenders and all other Secured Parties, having been named as additional insured or loss payee, as applicable (such evidence to be in form and substance reasonably satisfactory to the Collateral Agent) with respect to any products liability and general liability insurance policies maintained in the United States or Canada regarding any Collateral; provided, however, that such requirements shall not apply to policies maintained outside the United States or Canada (but covering property and/or operations in the United States and Canada);
(i)    the Collateral Agent’s receipt prior to the Tranche A Closing Date of Borrower’s U.S. tax forms and all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Proceeds of Crime Money Laundering and Terrorist Financing Act (Canada);
(j)    concurrent with the funding of the Tranche A Loan, payment of (i) Lender Expenses then due as specified in Section 2.4 hereof for which Borrower has received an invoice at least one (1) Business Day prior, and (ii) payment of the Tranche A Additional Consideration, which such payments shall be deducted from the proceeds of the Tranche A Loan;
(k)    the Collateral Agent’s receipt on the Tranche A Closing Date of: (i) a payoff letter in respect of all Indebtedness and any and all other amounts outstanding under the Existing Credit Agreement and the termination of all extensions of credit thereunder, executed and delivered by all parties thereto, and evidence of the repayment in full of all such Indebtedness and other amounts pursuant to such payoff letter prior to or concurrent with the funding of the Tranche A Loan on the Tranche A Closing Date (which evidence shall be in the form of a funds flow showing payment in full of any and all amounts described or otherwise referred to in the payoff letter); and (ii) evidence that all Liens on or security interests in any and all collateral securing the payment of any such Indebtedness and any guaranty or other obligations of Parent or any of its Subsidiaries under the Existing Credit Agreement in favor of any Person have been effectively terminated as of the Tranche A Closing Date following such repayment in full of all such Indebtedness and other amounts pursuant to such payoff letter (which evidence shall include UCC Form UCC-3 termination statements, PPSA financing change statements (designated as discharges), applications for voluntary cancellation (RV forms - Quebec) or similar release letters, notices, or terminations (including registerable discharges of any Lien filings against any Intellectual Property), if any, necessary or as the Collateral Agent or any Lender may reasonably request from Parent, Borrower or any of their respective Subsidiaries to release all such Liens and security interests); and

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(l)    the Collateral Agent’s receipt of a certificate, dated the Tranche A Closing Date and signed by a Responsible Officer of Borrower, confirming: (i) there is no Adverse Proceeding pending or, to the Knowledge of Borrower, threatened, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, except as set forth on Schedule 4.7 of the Disclosure Letter; and (ii) the satisfaction of the other conditions precedent set forth in this Section 3.1 and in Section 3.3, Section 3.4 and Section 3.5 (such certificate to be in form and substance reasonably satisfactory to the Collateral Agent); and (iii) that the organizational structure and capital structure of Parent and each of its Subsidiaries is as described on Schedule 4.15 of the Disclosure Letter as at the Tranche A Closing Date.
3.2    Conditions Precedent to Subsequent Tranche Loan(s). Each Lender’s obligation to advance its Applicable Percentage of the Subsequent Tranche Loan Amount is subject to the satisfaction (or waiver in accordance with Section 11.5 hereof) of the following conditions:
(a)    the Collateral Agent’s and each Lender’s receipt, on the Subsequent Tranche Closing Date, of the Subsequent Tranche Note executed by Borrower, and, if and to the extent any update thereto is necessary between the Tranche A Closing Date and such Subsequent Tranche Closing Date or between the prior Subsequent Tranche Closing Date and such Subsequent Tranche Closing Date, as the case may be, an updated Disclosure Letter or Perfection Certificate (provided, that, in no event may the Disclosure Letter or the Perfection Certificate be updated in a manner that would reflect or evidence a Default or an Event of Default (with or without such update)), in each case (x) dated as of such Subsequent Tranche Closing Date, (y) executed (where applicable) and delivered by each applicable Credit Party, and (z) in form and substance reasonably satisfactory to the Collateral Agent;
(b)    the Collateral Agent’s receipt of a Secretary’s Certificate in relation to each Credit Party, dated the Subsequent Tranche Closing Date, certifying that:
(i)    (A) the Borrowing Resolutions (and, if applicable, resolutions of the holders of all of its issued shares) adopted as of the Tranche A Closing Date authorizing the Term Loans and previously delivered to the Collateral Agent pursuant to Section 3.1(d) have not been modified and remain in full force and effect or, alternatively, (B) attached to such certificate is a true, correct, and complete copy of the Borrowing Resolutions then in full force and effect authorizing the Subsequent Tranche Loan;
(ii)    the name(s) and title(s) of the officers, directors or other signatories of such Credit Party authorized to execute the Loan Documents to which such Credit Party is a party on behalf of such Credit Party, together with a sample of the true signature(s) of each such signatory;
(iii)    each copy document relating to it and provided in connection with its entry into the Loan Documents and this Section 3.2 is correct, complete and in full force and effect and has not been amended or superseded as at the date of such Secretary’s Certificate;
(iv)    borrowing, guaranteeing or securing (as applicable) the Term Loan Commitments would not cause any borrowing, guarantee security or similar limit binding on it to be exceeded and it is Solvent;
(v)    the Collateral Agent and each Lender may conclusively rely on such certificate with respect to the authority of such officers unless and until such Credit Party shall have delivered to the Collateral Agent a further certificate canceling or amending such prior certificate; and
(vi)    in the case of the English Original Guarantor and any other Credit Party incorporated in England and Wales, either:
(1)

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a.    a certification that the English Original Guarantor and any other Credit Party incorporated in England and Wales has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from the English Original Guarantor (or any such other Credit Party incorporated in England and Wales) and no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares; and
b.    b. a certified true, complete and correct copy of the “PSC Register” (within the meaning of section 790C(10) of the Companies Act 2006) of the English Original Guarantor and any other Credit Party incorporated in England and Wales; or
(2)    a certification that English Original Guarantor and any other Credit Party incorporated in England and Wales is not required to comply with Part 21A of the Companies Act 2006;
(vii)    the Collateral Agent and each Lender may conclusively rely on such certificate with respect to the authority of such officers unless and until such Credit Party shall have delivered to the Collateral Agent a further certificate canceling or amending such prior certificate;
(c)    the Tranche A Loan has been funded on the Tranche A Closing Date;
(d)    concurrent with the funding of the Subsequent Tranche Loan, payment of Lender Expenses then due as specified in Section 2.4 hereof for which Borrower has received an invoice at least one (1) Business Day prior, and payment of the Subsequent Tranche Additional Consideration in accordance with Section 2.7, which such payments shall be deducted from the proceeds of the Subsequent Tranche Loan;
(e)    such additional conditions precedent to each Lender’s obligation to advance its Applicable Percentage of the Subsequent Tranche Loan Amount as are required by the Required Lenders; provided, that, in each case with respect to the funding of any Subsequent Tranche Loan Amount, if Lenders and Borrower are unable to mutually agree to any and all such additional conditions precedent prior to the applicable Subsequent Tranche Closing Date , then no Lender shall be required to advance its Applicable Percentage of such Subsequent Tranche Loan Amount to Borrower on such Subsequent Tranche Closing Date pursuant to Section 3.5 or otherwise; and
(f)    the Collateral Agent’s receipt of a certificate, dated the Subsequent Tranche Closing Date and signed by a Responsible Officer of Borrower, confirming: (i) with respect to each Credit Party organized outside of the United States, such Credit Party has taken any and all steps to comply with the covenants in Section 5, subject to, and in each case if and only to the extent applicable, the Agreed Securities Principles; (ii) there is no Adverse Proceeding pending or, to the Knowledge of Borrower, threatened, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, except as set forth on Schedule 4.7 of the Disclosure Letter delivered in accordance with Section 3.1(a)(i) or Section 3.2(a)(ii), as applicable; and (iii) the satisfaction of the conditions precedent set forth in this Section 3.2 and in Section 3.3, Section 3.4 and Section 3.5 (such certificate to be in form and substance reasonably satisfactory to the Collateral Agent).
3.3    Additional Conditions Precedent to Term Loans. The obligation of each Lender to advance its Applicable Percentage of each Term Loan is subject to the following additional conditions precedent:
(a)    the representations and warranties made by the Credit Parties in Section 4 of this Agreement and in the other Loan Documents are true and correct in all material respects on the applicable Closing Date, unless any such representation or warranty is stated to relate to a specific earlier date, in which case such

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representation or warranty shall be true and correct in all material respects as of such earlier date (it being understood that any representation or warranty that is qualified as to “materiality,” “Material Adverse Change,” or similar language shall be true and correct in all respects, in each case, on the applicable Closing Date (both with and without giving effect to the Term Loans) or as of such earlier date, as applicable); and
(b)    there shall not have occurred any Default that is then continuing, or any Event of Default (including, for the avoidance of doubt, any Material Adverse Change or Withdrawal Event).
3.4    Covenant to Deliver. The Credit Parties agree to deliver to the Collateral Agent or each Lender, as applicable, each item required to be delivered to Collateral Agent or each Lender, as applicable, under this Agreement as a condition precedent to any Credit Extension; provided, however, that any such items set forth on Schedule 5.14 of the Disclosure Letter shall be delivered to the Collateral Agent within the time period prescribed therefor on such schedule. The Credit Parties expressly agree that a Credit Extension made prior to the receipt by the Collateral Agent or any Lender, as applicable, of any such item shall not constitute a waiver by the Collateral Agent or any Lender of the Credit Parties’ obligation to deliver such item, and the making of any Credit Extension in the absence of any such item required to have been delivered by the date of such Credit Extension shall be in the applicable Lender’s sole discretion.
3.5    Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of each Term Loan set forth in this Agreement, to obtain any Term Loan, Borrower shall deliver to the Collateral Agent and Lenders by electronic mail or facsimile a completed Advance Request Form (but for the funds flow to be attached thereto) for such Term Loan executed by a Responsible Officer of Borrower (which notice shall be irrevocable on and after the date on which such notice is given and Borrower shall be bound to make a borrowing in accordance therewith), in which case each Lender agrees to advance its Applicable Percentage of such Term Loan to Borrower on the Tranche A Closing Date or a Subsequent Tranche Closing Date, as applicable, by wire transfer of same day funds in Dollars, to such account(s) in Austria as may be designated in writing to the Collateral Agent by Borrower at least two (2) Business Days prior to the Tranche A Closing Date or such Subsequent Tranche Closing Date, as applicable.
4    REPRESENTATIONS AND WARRANTIES
In order to induce each Lender and the Collateral Agent to enter into this Agreement and for each Lender to make the Credit Extensions to be made on each applicable Closing Date, each Credit Party, jointly and severally with each other Credit Party, represents and warrants to each Lender and the Collateral Agent that the following statements are true and correct as of the Effective Date and each applicable Closing Date on which a Term Loan is made (both with and without giving effect to the Term Loans) except as otherwise specified below:
4.1    Due Organization, Existence, Power and Authority. Parent and each of its Subsidiaries (a) is duly incorporated, organized or formed, and validly existing and, to the extent the concept is applicable in such jurisdiction, in good standing, under the laws of its jurisdiction of incorporation, organization or formation identified on Schedule 4.15 of the Disclosure Letter, (b) has all requisite power and authority to (i) own, lease, license and operate its assets and properties and to carry on its business as currently conducted and (ii) execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder and otherwise carry out the transactions contemplated thereby, (c) is duly qualified and, to the extent the concept is applicable in such jurisdiction, in good standing, under the laws of each jurisdiction where its ownership, lease, license or operation of assets or properties or the conduct of its business requires such qualification, and (d) has all requisite Governmental Approvals to operate its business as currently conducted; except in each case referred to clauses (a) (other than with respect to Parent, Borrower and any other Credit Party), (b)(i), (c) or (d) above, to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
4.2    Equity Interests. All of the outstanding Equity Interests in each Subsidiary of Parent which are required to be pledged pursuant to the Collateral Documents have been duly authorized and validly issued, are (where required by Requirements of Law to be) fully paid and, in the case of Equity Interests representing corporate interests, are non-assessable (to the extent such concept is applicable under applicable Requirements of Law), and all

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such Equity Interests owned directly by Parent or any other Credit Party are owned free and clear of all Liens except for Permitted Liens. Schedule 4.2 of the Disclosure Letter identifies each Person, the Equity Interests in which are required to be pledged on the applicable Closing Date pursuant to the Collateral Documents.
4.3    Authorization; No Conflict. Except as set forth on Schedule 4.3 of the Disclosure Letter, the execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Credit Party’s Operating Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) after giving effect to the payoff and termination of the Existing Credit Agreement, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Credit Party is a party or affecting such Credit Party or the assets or properties of such Credit Party or any of its Subsidiaries or (B) any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Credit Party or any of its properties or assets are subject, (iii) result in the creation of any Lien (other than under or otherwise permitted under the Loan Documents) or (iv) violate any Requirements of Law, except, in the cases of clauses (b)(ii) and (b)(iv) above, to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
4.4    Government Consents; Third-Party Consents. Except as set forth on Schedule 4.4 of the Disclosure Letter, no Governmental Approval or other approval, consent, exemption or authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (including any counterparty to any Company IP Agreement or other Material Contract) is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Loan Document, or for the consummation of the transactions contemplated hereby or thereby, (b) only with respect to each applicable Closing Date, the grant by any Credit Party of the Liens granted by it pursuant to the Collateral Documents, (c) only with respect to each applicable Closing Date, the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) only with respect to each applicable Closing Date, the exercise by the Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except in each case of clause (a) through (d) above, for (i) filings or registrations necessary to perfect the Liens on the Collateral granted by the Credit Parties to the Collateral Agent for the benefit of Lenders and all other Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (iii) filings under state, provincial or federal securities laws, (iv) notices required to be delivered by the Collateral Agent or any Lender in connection with, or the cooperation of any third Person (that is not an Affiliate of any Credit Party) that is required for, any exercise of any of the rights or remedies by the Collateral Agent or any Lender, and (v) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
4.5    Binding Obligation. This Agreement has been duly executed and delivered by Parent, Borrower and each other Credit Party that is a party hereto and each other Loan Document has been duly executed and delivered by each Credit Party that is a party thereto, constitutes a legal, valid and binding obligation of Parent, Borrower or such Credit Party (as applicable), enforceable against Parent, Borrower or such Credit Party (as applicable) in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally, by general principles of equity (including the Austrian IO, Canadian Insolvency Laws, the Quebec Civil Code and the French Code de commerce and Code civil)) and in the case of Loan Documents governed by English law, the Legal Reservations and Perfection Requirements.
4.6    Collateral. In connection with this Agreement, Borrower has delivered (or caused to be delivered) to the Collateral Agent a completed certificate signed by a Responsible Officer of Borrower (as may be updated from time

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to time in accordance with the terms herein, the “Perfection Certificate”). Each Credit Party, jointly and severally, represents and warrants to the Collateral Agent and each Lender that:
(a)    (i) its exact legal name is that indicated on the Perfection Certificate and on the signature page thereof; (ii) it is an organization or company of the type and is organized or incorporated in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth its organizational identification or registration number or accurately states that it has none; (iv) the Perfection Certificate accurately sets forth its place of business or registered office address, or, if more than one, its chief executive office or registered office address, as well as its mailing address (if different than its chief executive office or registered office address); (v) except as set forth in the Perfection Certificate, it (and each of its predecessors) has not, in the five (5) years prior to the Effective Date or applicable Closing Date, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to it and each of its Subsidiaries is accurate and complete in all material respects.
(b)    (i) it has good and valid title to, has the rights it purports to have in, and subject to Permitted Subsidiary Distribution Restrictions, Permitted Negative Pledges and the occurrence of the applicable Closing Date, the power to transfer, each item of the Collateral (including each item of Current Company IP) upon which it purports to grant a Lien under any Collateral Document, free and clear of any and all Liens except Permitted Liens and except for such irregularities or defects in title as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and (ii) it has no deposit accounts maintained at a bank or other depository or financial institution which are not Excluded Accounts other than the deposit accounts described in the Perfection Certificate delivered to the Collateral Agent in connection herewith.
(c)    a true, correct and complete list of each pending, registered, issued or in-licensed Patent, Copyright and Trademark that relates to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labeling, promotion, advertising, offer for sale or lease, distribution or sale or lease of Product in the Territory, and regulatory exclusivities that are listed in the FDA’s so called “Purple Book” (or foreign equivalents) as covering Product, and any other pending, registered, issued or in-licensed Patent, Copyright and Trademark that, individually or taken together with any other such Patents, Copyrights or Trademarks or regulatory exclusivities, is material to the business of Parent and its Subsidiaries, taken as a whole, and in each case, is owned or co-owned by or exclusively or non-exclusively licensed to any Credit Party or any of its Subsidiaries, but excluding in each case any Patents, Copyrights or Trademarks for off-the-shelf products that are non-exclusively in-licensed, (collectively, the “Current Company IP”), including its name/title, current owner or co-owners (including ownership interest), registration, patent or application number, and registration or application date, in each jurisdiction where issued or filed in the Territory, is set forth on Schedule 4.6(c) of the Disclosure Letter. Except as set forth on Schedule 4.6(c) of the Disclosure Letter:
(i)    (A) (x) to each Credit Party’s Knowledge, each item of Current Company IP owned or co-owned by a Credit Party or any of its Subsidiaries is valid, subsisting and enforceable (or will be enforceable upon issuance), (y) no such item of Current Company IP has in any respect lapsed, expired, been cancelled, held unpatentable, held unenforceable or held invalidated or become abandoned or unenforceable except in the exercise of normal prosecution practices and reasonable business judgment, and (z) to each Credit Party’s Knowledge, no circumstance or grounds exist that would invalidate or reduce, in whole or in part, the validity, enforceability, subsistence or scope of any such Current Company IP or reduce the ownership or use of such Current Company IP, by any Credit Party or any of its Subsidiaries, and (B) no written notice has been received by any Credit Party or any of its Subsidiaries challenging the validity, patentability, enforceability, inventorship or ownership (other than from patent and trademark and other intellectual property offices through the normal prosecution practices), or relating to any lapse, expiration, invalidation, cancellation, abandonment or unenforceability (other than from patent and trademark and other intellectual property offices through the normal prosecution practices), of any such item of Current Company IP owned or co-owned by a Credit Party or any of its Subsidiaries;
(ii)    to the Knowledge of any Credit Party, (A) each item of Current Company IP that is exclusively or non-exclusively in-licensed from another Person is valid, subsisting and enforceable and

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no item of Current Company IP that is exclusively or non-exclusively in-licensed by a Credit Party or any of its Subsidiaries has in any respect lapsed, expired, has been cancelled, held unpatentable, held unenforceable or held invalidated, or has become abandoned (other than through the lapse, expiration or abandonment of such Current Company IP in the exercise of normal prosecution practices and reasonable business judgment of licensor) and (B) no written notice has been received challenging the validity, patentability, enforceability, inventorship or ownership, or relating to any lapse, expiration, invalidation, cancellation, abandonment or unenforceability, of any item of Current Company IP that is exclusively or non-exclusively in-licensed by a Credit Party or any of its Subsidiaries (other than from patent and trademark offices through the licensor’s normal prosecution practices);
(iii)    to the Knowledge of each Credit Party, (A) all published patents, patent applications, articles and prior art references known to the Credit Party and reasonably believed to be material to patentability of one or more claims of Current Company IP owned or co-owned by a Credit Party were disclosed to the U.S. Patent and Trademark Office (or the applicable Governmental Authority with which Intellectual Property rights are filed and/or registered in Canada as required by applicable law) and, to the Knowledge of each Credit Party, Product as expected to be approved by the FDA does not infringe the claims of an issued U.S. patent or the currently pending claims of a published U.S. patent application as of the Effective Date or applicable Closing Date if the currently pending claims were to issue and were valid, except as would not be reasonably expected to materially adversely affect the exploitation of Product, and (B) any Intellectual Property Right which is filed and/or registered in Canada with any other Governmental Authority does not infringe the claims of an issued patent or the currently pending claims of a published patent application in Canada as of the Effective date or applicable Closing Date if the currently pending claims were to issue and were valid, except as could not reasonably be expected to materially adversely affect the exploitation of Product; and
(iv)    Except as set forth on Schedule 4.6(c) of the Disclosure Letter, (A) each Person who has or has had any rights in or to any exclusively owned or other material Current Company IP or any trade secrets that are in each case owned by any Credit Party or any of its Subsidiaries, including each inventor named on the Patents within such owned Current Company IP, has executed an agreement assigning his, her or its entire right, title and interest in and to such owned Current Company IP and such trade secrets, and the inventions, ideas, discoveries, writings, works of authorship, information and other intellectual property embodied, described or claimed therein, to the stated owner thereof, and (B) to the Knowledge of each Credit Party, no such Person has any contractual or other obligation that would preclude or conflict with such assignment or the exploitation of Product in the Territory or entitle such Person to ongoing payments.
(d)    (i) Each Credit Party or any of its Subsidiaries possesses valid title to the Current Company IP for which it is listed as the owner or co-owner, as applicable, on Schedule 4.6(c) of the Disclosure Letter; and (ii) there are no Liens on any Current Company IP, other than Permitted Liens.
(e)    There are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace period for any of the Current Company IP which is owned by or, to any Credit Party’s Knowledge, exclusively licensed to, any Credit Party or any of its Subsidiaries, nor have any applications or registrations therefor lapsed or become abandoned, been cancelled or expired (other than through the lapse, expiration or abandonment of such Current Company IP in the exercise of normal prosecution practices and reasonable business judgment of the Credit Parties, their respective Subsidiaries or the licensor).
(f)    There are no unpaid fees, royalties or indemnification payments under any Company IP Agreement that have become due or are reasonably expected to become due. Each Company IP Agreement is in full force and effect and, to the Knowledge of each Credit Party, is legal, valid, binding, and enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. No Credit Party or any of its Subsidiaries, is in material breach of or default under any Company IP Agreement to which it is a party or may otherwise be bound, and to the Knowledge of each Credit Party, no circumstances or grounds exist that

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could give rise to a claim of material breach or right of rescission, termination, non-renewal, revision, or amendment of any of the Company IP Agreements, including the execution, delivery and performance of this Agreement and the other Loan Documents.
(g)    Except as set forth on Schedule 4.6(g) of the Disclosure Letter or solely with respect to any Permitted Royalty Financing Document entered into after the Tranche A Closing Date, no payments by any Credit Party or any of its Subsidiaries are due to any other Person in respect of the Current Company IP, other than pursuant to the Company IP Agreements and those fees payable to patent and other intellectual property offices in connection with the prosecution and maintenance of the Current Company IP and associated attorney fees.
(h)    (A) (i) No Credit Party or any of its Subsidiaries has undertaken or omitted to undertake any acts, and, (ii) to the Knowledge of such Credit Party in the case of Current Company IP owned or co-owned by or exclusively or non-exclusively licensed to any Credit Party or any of its Subsidiaries, no circumstance or grounds exist, that in either case of sub-clause (i) or (ii) above, would invalidate or reduce, in whole or in part, the enforceability or scope of any Credit Party’s or any of its Subsidiary’s right or entitlement to the Current Company IP in any manner that could reasonably be expected to materially adversely affect any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale or lease, distribution or sale or lease of Product in the Territory, except as set forth on Schedule 4.6(h)(A) of the Disclosure Letter; and (B) (i) no Credit Party or any of its Subsidiaries has omitted to undertake any acts necessary to maintain, or (ii) to the Knowledge of such Credit Party in the case of Current Company IP owned or co-owned by or exclusively or non-exclusively licensed to any Credit Party or any of its Subsidiaries, no circumstances or grounds exist that would impair, the validity or, in whole or in part, the enforceability or scope of, in either case of sub-clause (i) or (ii) above, any Credit Party’s or any of its Subsidiary’s right or entitlement to the Current Company IP in any manner that could reasonably be expected to materially adversely affect any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale or lease, distribution or sale or lease of Product in the Territory, , except as set forth on Schedule 4.6(h)(B) of the Disclosure Letter.
(i)    Except as noted on Schedule 4.6(i) of the Disclosure Letter, to the Knowledge of any Credit Party, there is no product or other technology of any third-party (including any Governmental Authority) that infringes or could reasonably be expected to infringe a Patent within the Current Company IP.
(j)    As of the Effective Date and each applicable Closing Date, (i) except as noted on Schedule 4.6(j)(i) of the Disclosure Letter, no Credit Party is a party to, nor is it bound by, any Restricted License, and (ii) except as noted on Schedule 4.6(j)(ii) of the Disclosure Letter, no Credit Party nor any of its Subsidiaries is a party to, nor is it bound by, any Excluded License.
(k)    In each case where an issued Patent within the Current Company IP is owned or co-owned by any Credit Party or its Subsidiaries by assignment, the assignment has been duly recorded or, solely in the case of those Patents noted on Schedule 4.6(k) of the Disclosure Letter, will be recorded promptly with the U.S. Patent and Trademark Office, and, if necessary to the ensure the effectiveness of such assignment outside the U.S., the assignment has been duly recorded or will be recorded promptly with all similar offices and agencies anywhere in the world in which foreign counterparts are registered, filed or issued.
(l)    Except as noted on Schedule 4.6(l) of the Disclosure Letter, there are no pending or, to the Knowledge of each Credit Party, threatened (in writing) claims against Parent or any of its Subsidiaries alleging (i) that any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale or lease, distribution or sale or lease of Product in the Territory infringes or violates (or in the past has infringed or violated), or form a reasonable basis for a claim of infringement or violation of, any of the rights of any third parties in or to any Intellectual Property (“Third-Party IP”) or constitutes a misappropriation of (or in the past has constituted a misappropriation of) any Third-Party IP, or (ii) that any Current Company IP is invalid, unpatentable or unenforceable (other than from patent and trademark offices through the normal prosecution practices).

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(m)    To the Knowledge of each Credit Party, the manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory does not (i) infringe or violate (or in the past has not infringed or violated) or form a reasonable basis for a claim of infringement or violation of any of the rights of third parties in or to any Third-Party IP (including any issued or registered Third-Party IP), or (ii) constitute (or in the past has not constituted) a misappropriation of any Third-Party IP.
(n)    Except as set forth on Schedule 4.6(n) of the Disclosure Letter, there are no settlements, covenants not to sue, consents, judgments, orders or similar obligations which: (i) restrict the rights of any Credit Party or any of its Subsidiaries to use any Intellectual Property relating to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labeling, promotion, advertising, offer for sale or lease, distribution or sale or lease of Product in the Territory (in order to accommodate any Third-Party IP or otherwise), or (ii) permit any third parties to use any Company IP.
(o)    Except as set forth on Schedule 4.6(o) of the Disclosure Letter, to the Knowledge of each Credit Party, (i) there is no, nor has there been any, infringement or violation by any Person of any of the Company IP or the rights therein and (ii) there is no, nor has there been any, misappropriation by any Person of any of the Company IP or the subject matter thereof.
(p)    Each Credit Party and each of its Subsidiaries has taken all commercially reasonable measures customary in the health and life sciences sector to protect the confidentiality and value of trade secrets owned by such Credit Party or any of its Subsidiaries, or used or held for use by such Credit Party or any of its Subsidiaries, in each case relating to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labeling, promotion, advertising, offer for sale or lease, distribution or sale or lease of Product in the Territory. Any use or disclosure by a Credit Party or any of its Subsidiaries of any such trade secrets to any third-party has been pursuant to the terms of a written agreement including appropriate confidentiality, access, use and non-disclosure provisions with such third-party, and to the Knowledge of each Credit Party, no Credit Party or any of its Subsidiaries has suffered any material data breach or other incident that has resulted in any material loss, unauthorized access, use, disclosure or modification of any such trade secrets.
(q)    [Reserved].
(r)    To the Knowledge of each Credit Party, at the time of any shipment of Product occurring prior to the Effective Date or applicable Closing Date, the units thereof so shipped complied with their relevant specifications and were developed and manufactured in accordance with then applicable FDA Good Manufacturing Practices, FDA Good Clinical Practices, FDA Good Laboratory Practices, and other Requirements of Law.
(s)    With respect to the Current Company IP consisting of Patents, except as set forth on Schedule 4.6(s) of the Disclosure Letter:
(i)    to the Knowledge of such Credit Party, all prior art material to such Patents was adequately disclosed, to the extent such disclosure is required, to the relevant patent office;
(ii)    subsequent to the issuance of such Patents, no Credit Party nor any Subsidiary nor any of their respective predecessors-in-interest, has filed any disclaimer or made or permitted any other voluntary reduction in the scope of the inventions claimed in such Patents;
(iii)    to the Knowledge of such Credit Party, no subject matter of such Patents that is designated allowable or allowed by the U.S. Patent and Trademark Office is subject to any competing conception claims of subject matter of any patent applications or patents of any third-party and have not been the subject of any interference or derivation proceeding, and such Patents are not and have not been the subject of any re-examination, opposition or any other post-grant proceedings;

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(iv)    if any of such Patents is terminally disclaimed to another patent or patent application, all patents and patent applications subject to such terminal disclaimer are included in the Collateral; and
(v)    neither any Credit Party nor any Subsidiaries has received advice from legal counsel expressing an opinion, including a preliminary or qualified opinion, which concludes that a challenge to the validity or enforceability, subsistence or scope of any such Patents is more likely than not to succeed.
(t)    (A) Neither any Credit Party nor any Subsidiary, nor to the Knowledge of such Credit Party, any of their respective agents or representatives, have (i) engaged in any conduct, the result of which would invalidate or render unpatentable or unenforceable or materially reduce, in whole or in part, the validity, enforceability, subsistence or scope of any Patent included within Current Company IP, or (ii) omitted to perform any necessary act to maintain the validity, patentability, enforceability, subsistence or scope of any such Patent, and (B) to the Knowledge of such Credit Party no prior owner of any such Patent of any Credit Party or any of its Subsidiaries, nor any of such prior owner’s agents or representatives, have (i) engaged in any conduct, the result of which would invalidate or render unpatentable or unenforceable or materially reduce, in whole or in part, the validity, enforceability, subsistence or scope of any such Patent, or (ii) omitted to perform any necessary act to maintain the validity, patentability, enforceability, subsistence or scope of any such Patent.
(u)    Save to the extent the Liens created or purported to be created pursuant to the Security Agreement are not recognized as valid in Scotland, the Collateral Documents create in favor of the Collateral Agent, for the benefit of Lenders and all other Secured Parties, a valid and continuing and, upon the making of the filings and the taking of the actions required under the terms of the Loan Documents, perfected Lien on and security interest in the Collateral (in each case, solely to the extent perfection is in accordance with the Agreed Securities Principles and available under Requirements of Law through the making of such filings and taking of such actions and except to the extent expressly not required to be perfected pursuant to the terms of the Loan Documents), securing the payment of the Obligations, and having priority over all other Liens on and security interests in the Collateral (except Permitted Liens) and in the case of the English Security Documents are subject to the Legal Reservations and Perfection Requirements.
(v)    In the case of the English Original Guarantor only, it does not own any real estate (whether leasehold or heritable) in Scotland.
4.7    Adverse Proceedings, Compliance with Laws.
(a)    As of the Effective Date and the Tranche A Closing Date, except as set forth on Schedule 4.7 of the Disclosure Letter, (i) there are no Adverse Proceedings pending or, to the Knowledge of such Credit Party, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Parent or any of Parent’s Subsidiaries; and (ii) neither Parent nor any of Parent’s Subsidiaries (A) is in material violation of any Requirements of Law, excluding any Requirement of Law which is being contested in good faith by appropriate proceedings, or (B) is subject to or in default with respect to any final judgments, orders, writs, injunctions, settlement agreements, decrees, rules or regulations of any court or any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency, instrumentality, or other Governmental Authority, domestic or foreign.
(b)    As of each Closing Date other than the Tranche A Closing Date, (i) except as set forth on Schedule 4.7 of the Disclosure Letter, there are no Adverse Proceedings pending or, to the Knowledge of any Credit Party, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Parent or any of Parent’s Subsidiaries, which, if adversely determined, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change; and (ii) neither Parent nor any of Parent’s Subsidiaries (A) is in violation of any Requirements of Law, excluding any Requirement of Law which is being contested in good faith by appropriate proceedings, where such violation could reasonably be expected to result in uninsured damages, penalties or costs to Parent or any of Parent’s Subsidiaries in an amount that have had or could

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reasonably be expected to have an adverse impact on the business of Parent and its Subsidiaries in any material respect or (B) is subject to or in default with respect to any final judgment, order, writ, injunction, settlement agreement, decree, rule or regulation of any court or any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency, instrumentality, or other Governmental Authority, domestic or foreign that has had or could reasonably be expected to have an adverse impact on the business of Parent and its Subsidiaries in any material respect.
(c)    Each of Parent and its Subsidiaries, to the Knowledge of each such Credit Party, is in compliance in all material respects with the terms of all settlement agreements relating to any Adverse Proceeding to which Parent or any Subsidiary is a party.
4.8    Financial Statements; Financial Condition; No Material Adverse Change; Books and Records.
(a)    The financial statements of Parent and its Subsidiaries furnished to the Collateral Agent and Lenders pursuant to Section 3.1 or Section 3.2, as applicable, and Section 5.2(a) (in each case, including the related notes thereto), have been prepared in all material respects in conformity with Applicable Accounting Standards applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes, and present fairly in all material respects the consolidated financial condition of Parent and such Subsidiaries and their consolidated results of operations as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified have been prepared in all material respects in accordance with Applicable Accounting Standards, consistently applied. None of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (excluding any projections and forward-looking statements, estimates, budgets and general economic or industry data of a general nature), in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, Parent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are not a guarantee of financial performance and are subject to uncertainties and contingencies, many of which are beyond the control of Parent or any Subsidiary, and neither Parent nor any Subsidiary can give any assurance that such projections will be attained, that actual results may differ in a material manner from such projections and any failure to meet such projections shall not be deemed to be a breach of any representation or covenant herein).
(b)    Parent has, suitable for a company of its size and stage of development, designed, implemented and maintained internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
(c)    Since December 31, 2024, there has not occurred any change or event that has had or could reasonably be expected to have, either alone or in conjunction with any other change(s), event(s) or failure(s), a Material Adverse Change.
(d)    Since December 31, 2024, there has not occurred any Transfer by Parent or any Subsidiary, voluntary or involuntary, of any material part of the business, assets or property of Parent or any Subsidiary, and no purchase or other acquisition by any of them of any business, assets or property (including any Equity Interests of any other Person) material to Parent or any Subsidiary, in each case, which is not reflected in the financial statements of Parent and each of its Subsidiaries delivered to the Collateral Agent and Lenders pursuant to Section 3.1 or Section 3.2, as applicable, and Section 5.2(a) (or in the notes thereto) and has not otherwise been disclosed in writing to the Collateral Agent or Lenders.
(e)    The Books of Parent and each of its Subsidiaries in existence immediately prior to the Effective Date and each applicable Closing Date contain full, true and correct entries of all dealings and transactions in relation to its business and activities in conformity with Applicable Accounting Standards and Requirements of Law in all material respects.

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4.9    Solvency. The Credit Parties and their Subsidiaries, on a consolidated basis, are Solvent. Without limiting the generality of the foregoing, there has been no proposal made or resolution adopted by any competent corporate body for the dissolution or liquidation of any Credit Party, nor do any circumstances exist which may result in the dissolution or liquidation of any Credit Party (other than in respect of a dissolution or liquidation expressly permitted under Section 6.3(a)(iii)).
4.10    Payment of Taxes. All U.S. federal, state, local and non-U.S. income and other Tax returns and reports (or extensions thereof) of each Credit Party and each of its Subsidiaries required to be filed by any of them have been timely filed and are correct in all material respects, and all other Taxes which are due and payable by any Credit Party or any of its Subsidiaries and all assessments, fees and other governmental charges upon any Credit Party or any of its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable in each case have been paid when due and payable, unless and only to the extent that the validity or amount thereof is being contested in good faith by appropriate proceedings; provided, that, no such Tax or any claim for Taxes that have become due and payable shall be required to be paid if, (i) the applicable Credit Party has set aside on its books adequate reserves therefor in conformity with Applicable Accounting Standards or (ii) the failure to pay such Taxes, individually or in the aggregate, does not result or could not reasonably be expected to result in a Material Adverse Change. There is no proposed Tax assessment against any Credit Party or any of its Subsidiaries that, if made, results or could reasonably be likely to result in a Material Adverse Change.
4.11    Environmental Matters. Neither Parent nor any of its Subsidiaries nor any of their respective Facilities or operations is subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. There are and, to the Knowledge of such Credit Party, have been, no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. To the Knowledge of such Credit Party, no predecessor of Parent or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, which could reasonably be expected to form the basis of an Environmental Claim against Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change (but, for the avoidance of doubt, neither Parent nor any of its Subsidiaries has, directly or indirectly, undertaken any investigation of or made any inquiries to, or relating to, any of its or its Subsidiaries’ predecessors), and neither Parent’s nor any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260–270 or any foreign or United States state equivalents, which could reasonably be expected to form the basis of an Environmental Claim against Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. No event or condition has occurred or is occurring with respect to any Credit Party relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Change.
4.12    Material Contracts. As of the Effective Date and each applicable Closing Date after giving effect to the consummation of the transactions contemplated by this Agreement, except as described on Schedule 4.12 of the Disclosure Letter, each Material Contract is a legal, valid and binding obligation of the applicable Credit Party and, to the Knowledge of such Credit Party, each other party thereto, and is in full force and effect, and neither the applicable Credit Party nor, to the Knowledge of such Credit Party, any other party thereto is in material breach thereof or default thereunder, except where such breach or default (which default has not been cured or waived) could not reasonably be expected to give rise to any cancellation, termination or acceleration right of the applicable counterparty thereto. As of the Effective Date and each applicable Closing Date, except as described on Schedule 4.12 of the Disclosure Letter, no Credit Party or any of its Subsidiaries has received any written notice from any party to any Material Contract asserting or to the Knowledge of such Credit Party, threatening in writing to assert, circumstances that could reasonably be expected to result in the cancellation, termination or invalidation of any

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Material Contract (or any provision thereof) or the acceleration of such Credit Party’s or Subsidiary’s obligations thereunder.
4.13    Regulatory Compliance. No Credit Party is or is required to be registered as, or is a company “controlled” by, an “investment company” as defined in, or is subject to regulation under, the Investment Company Act of 1940, as amended. Except as could not reasonably be expected to result in a Material Adverse Change, each Credit Party has complied with the Federal Fair Labor Standards Act (and any foreign or United States state equivalent, as applicable). Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each Plan is in compliance with the applicable provisions of ERISA, the IRC and other U.S. federal or state or foreign Requirements of Law, respectively. (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither any Credit Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. of ERISA with respect to a Multiemployer Plan; and (iii) neither any Credit Party (to the extent applicable) nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA, except, with respect to each of clauses (i), (ii) and (iii) above, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.
4.14    Margin Stock. No Credit Party is engaged principally, or as one of its important activities, in extending credit for the purpose of, whether immediate or ultimate, purchasing or carrying Margin Stock. No Credit Party owns any Margin Stock. No Credit Party or any of its Subsidiaries has taken or permitted to be taken any action that might cause any Loan Document to violate Regulation T, U or X of the Federal Reserve Board.
4.15    Subsidiaries; Capitalization. Schedule 4.15 of the Disclosure Letter includes a complete and accurate list, as of the Effective Date or each applicable Closing Date, of Parent and each of its Subsidiaries, setting forth (a) its name and jurisdiction of incorporation, organization or formation, (b) in the case of each Credit Party, the number of authorized and issued shares (or equivalent) of each class (where applicable) of its Equity Interests outstanding, and (c) the percentage of its outstanding shares of each class owned (directly or indirectly) by Parent or any of its Subsidiaries and the certificate numbers(s) for the same (if any), and (d) the number and effect, if exercised, of all of its outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. Except as set forth on Schedule 4.15 of the Disclosure Letter, each Credit Party is a Registered Organization.
4.16    Employee Matters. Neither Parent nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to result in a Material Adverse Change. There is (a) no unfair labor practice complaint pending against Parent or any of its Subsidiaries or, to the Knowledge of such Credit Party, threatened in writing against any of them in each case before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is pending against Parent or any of its Subsidiaries or, to the Knowledge of such Credit Party, threatened in writing against any of them, (b) no strike or work stoppage in existence or, to the Knowledge of such Credit Party, threatened in writing involving Parent or any of its Subsidiaries, and (c) to the Knowledge of such Credit Party, no current union representation dispute existing with respect to the employees of Parent or any of its Subsidiaries and, to the Knowledge of such Credit Party, no union organization activity that is taking place that in each case specified in any of clauses (a), (b) and (c) above, individually or taken together with any other matter specified in clause (a), (b) or (c) above, could reasonably be expected to result in a Material Adverse Change.
4.17    Full Disclosure. None of the documents, certificates or written statements (excluding any projections and forward-looking statements, estimates, budgets and general economic or industry data of a general nature) furnished or otherwise made available to the Collateral Agent or any Lender by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby (in each case, taken as a whole and as modified or supplemented by other information so furnished promptly after the same becomes available) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, as of the time when made or delivered, not misleading in light of the circumstances in which the same were made; provided, that, with respect to projected financial information, Parent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it

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being understood that such projections are not a guarantee of financial performance and are subject to uncertainties and contingencies, many of which are beyond the control of Parent or any Subsidiary, and neither Parent nor any Subsidiary can give any assurance that such projections will be attained, that actual results may differ in a material manner from such projections and any failure to meet such projections shall not be deemed to be a breach of any representation or covenant herein). To the Knowledge of such Credit Party, there are no facts (other than matters of a general economic or industry nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change and that have not been disclosed herein or in such other documents, certificates and written statements furnished or made available to the Collateral Agent or any Lender for use in connection with the transactions contemplated hereby.
4.18    Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions; Export and Import Laws.
(a)    None of Parent or any of its Subsidiaries, or any of their respective directors, officers, or, to the Knowledge of such Credit Party, any employee, any affiliate or any agent of Parent or any of its Subsidiaries, has (i) used any corporate funds of Parent or any of its Subsidiaries for any unlawful or improper contribution, gift, entertainment or other unlawful or improper expense relating to political activity, (ii) made any direct or, to the Knowledge of such Credit Party, indirect unlawful or improper payment to any foreign or domestic government official or employee or any Person from corporate funds of Parent or any of its Subsidiaries, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act of 2010, the Corruption of Foreign Public Officials Act (Canada) or any other applicable anti-corruption laws (collectively, “Anti-Corruption Laws”) or (iv) made or received any bribe, improper rebate, payoff, influence payment, kickback or other unlawful or improper payment, and no part of the proceeds of any Credit Extension will be used, directly or, to the Knowledge of such Credit Party, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity on behalf of the foregoing, in order to obtain, retain or direct business, or to obtain any improper advantage, in violation of Anti-Corruption Laws. No action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Parent or any of its Subsidiaries, with respect to Anti-Corruption Laws is pending or to the Knowledge of such Credit Party, is or has been threatened in writing nor is there a basis for such action, suit, or proceeding.
(b)    (i) The operations of Parent and each of its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act of 1970 (as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001) and the anti-money laundering laws and counterterrorist financing, rules and regulations of each jurisdiction (foreign or domestic) in which Parent and its Subsidiaries, is subject to such jurisdiction’s Requirements of Law, including the Proceeds of Crime Money Laundering and Terrorist Financing Act (Canada), the Corruption of Foreign Public Officials Act (Canada) and the Criminal Code (Canada) (collectively, “Anti-Money Laundering Laws”) and (ii) no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Parent or its Subsidiaries, with respect to the Anti-Money Laundering Laws is pending or to the Knowledge of such Credit Party, threatened in writing.
(c)    None of Parent or any of its Subsidiaries, or any of their respective directors, officers, or, to the Knowledge of such Credit Party, any employee, affiliate or agent of Parent or any of its Subsidiaries, is, or is 50% or more owned or otherwise controlled (as defined under applicable Sanctions) by individuals or entities that are, the target or subject of any economic, trade or financial sanctions or restrictive measures administered and enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union and each EEA Member Country or His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, France or its governmental institutions, agencies or subdivisions, Canada or its governmental institutions, agencies or subdivisions (including the Royal Canadian Mounted Police, the Canada Border Services Agency, Global Affairs Canada, the Department of Foreign Affairs, Trade and Development (Canada) or the Department of Justice (Canada)), or other relevant Governmental Authority (including any Canadian sanctions administered under the Proceeds of Crime (Money Laundering) Terrorist Financing Act (Canada) and any other similar Canadian statute or regulation that is now or hereafter in effect) (collectively “Sanctions”) and, for the avoidance of doubt, for the purposes of the Special

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Economic Measures Act (Canada) and the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (Canada), includes any entities whose property is deemed to be owned by such an individuals or entity. Neither Parent nor its Subsidiaries: (i) has assets located in, or otherwise directly or indirectly derives revenues from or engages in, investments, dealings, activities, or transactions in or with, any Sanctioned Country in violation of Sanctions; or (ii) directly or indirectly derives revenues from, conducts any business or engages in investments, dealings, activities, or transactions with, any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person. Parent and its Subsidiaries will not, directly or indirectly (including through an agent or any other Person), use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for (x) the purpose of financing the activities of any Person that is the target or subject of Sanctions or in any Sanctioned Country in violation of Sanctions, (y) use in any Sanctioned Country in violation of Sanctions, or (z) any purpose that could cause any Person to be in violation of Sanctions. No action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Parent or any of its Subsidiaries, with respect to Sanctions is pending or to the Knowledge of such Credit Party, threatened in writing, nor is there a basis for such action, suit or proceeding.
(d)    Borrower will not, directly or indirectly (including through an agent or any other Person), use the proceeds of any Credit Extension, or lend, contribute or otherwise make available the proceeds of any Credit Extension to any Subsidiary, joint venture partner or other Person,(i) in violation of any Anti-Money Laundering Laws, or (ii) in violation of Sanctions.
(e)    Parent and each of its Subsidiaries, and their respective officers, directors, employees and, to the Knowledge of such Credit Party, any agent or Parent or any of its Subsidiaries, are and have been in compliance since April 24, 2019 in all respects with Sanctions. Parent and each of its Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure compliance with Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws.
(f)    Parent and each of its Subsidiaries are and have been in compliance in all material respects with Export and Import Laws.
4.19    Health Care Matters.
(a)    Compliance with Health Care Laws. Except as set forth on Schedule 4.19(a) of the Disclosure Letter, each Credit Party and, to the Knowledge of such Credit Party, each of its Subsidiaries and each officer, Affiliate, and employee acting on behalf of such Credit Party or any of its Subsidiaries, is in compliance in all material respects with all applicable Health Care Laws.
(b)    Compliance with Regulatory Requirements. Each Credit Party and, to the Knowledge of such Credit Party, each of its Subsidiaries that are subject thereto, is in compliance in all material respects with applicable FDA Laws; and as applicable, all laws relating to reporting, manufacture, production, packaging, labeling, use, commercialization, marketing, promotion, advertising, importing, exporting, storage, transport, offer for sale, distribution or sale of Product in the Territory. Product distributed, including for investigational use, or sold in the Territory at all times during the past six (6) years has been (i) manufactured and developed in all material respects in accordance with current FDA Good Manufacturing Practices, FDA Good Clinical Practices and FDA Good Laboratory Practices (as applicable), and (ii) if and to the extent such Product is required to be approved, licensed, or cleared by the relevant Governmental Authority pursuant to FDA Laws in order to be legally marketed in the Territory for such Product’s intended uses, such Product has been approved, licensed, or cleared for such intended uses, meets in all material respects any additional conditions of approval, clearance, authorization, or licensure by the competent Governmental Authority, and except as has been set forth in Schedule 4.19(b), no inquiries regarding material issues have been initiated by any competent Governmental Authority.
(c)    Applicability of Controlled Substances Act. Product does not contain a controlled substance (as that term is defined under the Controlled Substances Act (21 U.S.C. § 801 et seq.)).

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(d)    Material Statements. Within the past six (6) years, neither any Credit Party, nor, to the Knowledge of such Credit Party, any Subsidiary or any officer or employee or Affiliate of any Credit Party or Subsidiary in its capacity as a Subsidiary or as an officer, employee or Affiliate of a Credit Party or Subsidiary (as applicable), nor, to the Knowledge of such Credit Party, any agent of any Credit Party or Subsidiary, (i) has made an untrue statement of a material fact or a fraudulent statement to any Governmental Authority under any Health Care Law, (ii) has failed to disclose a material fact to any Governmental Authority under any Health Care Law, or (iii) has otherwise committed an act, made a statement or failed to make a statement that, at the time such statement or disclosure was made (or, in the case of such failure, should have been made) or such act was committed, could reasonably be expected to constitute a material violation of any Health Care Law. Each Credit Party and each of its Subsidiaries has implemented reasonable and appropriate policies and procedures designed to ensure compliance with all Health Care Laws concerning the types of statements, disclosures, acts, and omissions described in sub-clauses (i), (ii) or (iii) above.
(e)    Proceedings; Audits. Except as has been set forth on Schedule 4.19(e) of the Disclosure Letter: (i) there is no Adverse Proceeding pending or, to the Knowledge of such Credit Party, threatened in writing, against any Credit Party or any of its Subsidiaries relating to any allegations of non-compliance with any Health Care Laws, Data Protection Laws or FDA Laws; and (ii) to the Knowledge of such Credit Party, there are no facts, circumstances or conditions that, individually or in the aggregate, could reasonably be expected to form the basis for any such Adverse Proceeding.
(f)    Recalls, Safety Notices, Etc. Except as has been set forth on Schedule 4.19(f) of the Disclosure Letter, neither any Credit Party nor any of its Subsidiaries has initiated or otherwise engaged in any recalls, field notifications, safety warnings, “dear doctor” letters, investigator notices, safety alerts or other notices of action, including as a result of any Risk Evaluation and Mitigation Strategy (or foreign equivalent) proposed or enforced by the FDA, or any other equivalent foreign Governmental Authority relating to an alleged lack of safety or regulatory compliance of Product. Except with respect to IXCHIQ in the United States or otherwise as set forth on Schedule 4.19(f), neither any Credit Party nor any of its Subsidiaries has a reasonable expectation that there are grounds for imposition of a clinical hold or a withdrawal of applicable designations of Product.
(g)    Preclinical Studies / Clinical Trials. All pre-clinical and clinical studies (including trials) relating to Product conducted by or on behalf of any Credit Party or any of its Subsidiaries have been, or are being, conducted in compliance with all applicable Requirements of Law, including the applicable requirements of FDA Laws, FDA Good Laboratory Practices, FDA Good Clinical Practices, applicable human subject protections (including 21 C.F.R. parts 50 and 56), and the Animal Welfare Act and applicable experimental protocols, procedures and controls, United States state equivalents and equivalent foreign laws and applicable regulations. No research involving human subjects (including clinical trials) relating to Product conducted by or sponsored by any Credit Party or any of its Subsidiaries has been conducted by or supported by any U.S. federal department or agency, and none are subject to regulation under 45 C.F.R. Part 46. Except as set forth on Schedule 4.19(g) of the Disclosure Letter, during the past six (6) years, no clinical study involving Product conducted by or on behalf of any Credit Party or any of its Subsidiaries has been terminated or suspended by any Regulatory Agency and neither any Credit Party nor any of its Subsidiaries has received any notice that the FDA (or foreign equivalent), any other Governmental Authority or any institutional review board, ethics committee or safety monitoring committee (or foreign equivalent) has recommended, initiated or, to the Knowledge of such Credit Party threatened to initiate any action to suspend or terminate any clinical trial conducted by or on behalf of any Credit Party or any of its Subsidiaries or to otherwise restrict the preclinical research on or clinical study of Product.
(h)    Advertising / Promotion. For the past six (6) years, each Credit Party and, to the Knowledge of such Credit Party, each of its Subsidiaries, officers, employees and agents has advertised, promoted, marketed and distributed (including for investigational use) Product in the Territory in compliance in all material respects with the applicable requirements of FDA Laws, and other Requirements of Law. Except as set forth on Schedule 4.19(h) of the Disclosure Letter, for the past six (6) years, neither any Credit Party nor, to the Knowledge of such Credit Party, any of its Subsidiaries, officers, employees or agents has received any written notice of or is subject to any civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, untitled letter, proceeding or request for information from FDA (or foreign equivalents) or any

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other Governmental Authority concerning noncompliance with any applicable FDA Laws, or other Requirements of Law with regard to advertising, promoting, marketing or distributing Product in the Territory.
(i)    Recordkeeping / Reporting. Each Credit Party and, to the Knowledge of such Credit Party, each of its Subsidiaries, has maintained records relating to the research, development, testing, manufacture, recall, production, handling, labeling, packaging, storage, supply, promotion, distribution, marketing, commercialization, import, export and sale or lease of Product in the Territory in compliance in all material respects with FDA Laws, Health Care Laws, and other applicable Requirements of Law, and each Credit Party and, to the Knowledge of such Credit Party, each of its Subsidiaries, has submitted to the FDA (or foreign equivalents) and other Governmental Authorities (including Regulatory Agencies) in a timely manner all material notices and annual or other reports required to be made, including adverse experience reports and safety reports for Product.
(j)    Prohibited Transactions; No Whistleblowers. Except as set forth on Schedule 4.19(j) of the Disclosure Letter, within the past six (6) years, to the Knowledge of such Credit Party, neither any Credit Party, any Subsidiary, any officer, Affiliate or employee of a Credit Party or Subsidiary, nor any other Person acting on behalf of any Credit Party or any Subsidiary, directly or indirectly: (i) has offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past, present or potential patient, supplier, physician or contractor, in order to illegally obtain business or payments from such Person in material violation of any Health Care Law; (ii) has given or made, or is party to any illegal agreement to give or make, any illegal gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past, present or potential patient, supplier, physician or contractor, or any other Person in material violation of any Health Care Law; (iii) has presented, or caused to be presented, a claim for any designated health service pursuant to a referral to an entity from a physician who has (or whose immediate family member has) a financial relationship with that entity, in material violation of any Health Care Law; (iv) has given or made, or is party to any agreement to give or make on behalf of any Credit Party or any of its Subsidiaries, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was a material violation of the laws of any Governmental Authority having jurisdiction over such payment, contribution or gift; (v) has established or maintained any unrecorded fund or asset for any purpose or made any materially misleading, false or artificial entries on any of its books or records for any reason; or (vi) has made, or is party to any agreement to make, any payment to any Person with the intention or understanding that any part of such payment would be in material violation of any Health Care Law. Except as set forth on Schedule 4.19(j) of the Disclosure Letter, to the Knowledge of such Credit Party, there are no actions pending or threatened (in writing) against any Credit Party or any of its Subsidiaries or any of their respective Affiliates under any foreign, federal or United States state healthcare whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).
(k)    Exclusion. Except as set forth on Schedule 4.19(k) of the Disclosure Letter, neither any Credit Party nor, to the Knowledge of such Credit Party, any Subsidiary or any officer, employee or Affiliate of a Credit Party or Subsidiary having authority to act on behalf of any Credit Party or any Subsidiary, is or, to the Knowledge of such Credit Party, has been threatened in writing to be: (i) excluded from any Governmental Payor Program pursuant to 42 U.S.C. § 1320a-7b and related regulations; (ii) “suspended” or “debarred” from selling any products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation relating to debarment and suspension applicable to federal government agencies generally (42 C.F.R. Subpart 9.4), or other U.S. Requirements of Law; (iii) debarred, disqualified, suspended or excluded from participation in Medicare, Medicaid or any other Governmental Payor Program or is listed on the General Services Administration list of excluded parties; (iv) debarred by FDA (or foreign equivalent) or (v) a party to any other action or proceeding by any Governmental Authority that would prohibit the applicable Credit Party or Subsidiary from distributing or selling Product in the Territory or providing any services to any governmental or other purchaser pursuant to any Health Care Laws.
(l)    Health Information. Each Credit Party and, to the Knowledge of such Credit Party, each of its Subsidiaries, to the extent applicable, is in material compliance with all applicable foreign, federal, state, provincial and local laws and regulations regarding the privacy, data protection, access, exchange, use, security, and notification of breaches of health information and regarding standards, implementation specifications, and

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requirements for electronic transactions. Each Credit Party and each of its Subsidiaries, to the extent applicable, has implemented all written policies and procedures as well as provided such training for its personnel as are reasonable and customary in the pharmaceutical industry, satisfies in all material respects all applicable Requirements of Law, and that are otherwise designed to assure continued compliance and to detect non-compliance with applicable Requirements of Law. Neither any Credit Party, nor any Subsidiary that is not a Credit Party, is a “covered entity” or “business associate” as defined in HIPAA (45 C.F.R. § 160.103).
(m)    Corporate Integrity Agreement. Neither any Credit Party or Subsidiary, nor any of their respective Affiliates, nor, to the Knowledge of such Credit Party, any of their respective officers, directors, managing employees or agents, is, or in the reasonable business judgment of Parent or Borrower probably (as defined in ASC 450-20-20) will become within ninety (90) days of the Effective Date or applicable Closing Date, a party to, or has any ongoing reporting or disclosure obligations under, or is otherwise subject to, any order, individual integrity agreement, corporate integrity agreement, monitoring agreement, deferred prosecution agreement, consent decree, corrective action plan, settlement agreement or order or other similar agreements, or any order, in each case imposed by any Governmental Authority concerning compliance with any laws, rules or regulations, issued under or in connection with a Governmental Payor Program.
4.20    Regulatory Approvals or Licensures.
(a)    Except as set forth on Schedule 4.20(a) of the Disclosure Letter, each Credit Party and each Subsidiary of a Credit Party involved in any research, development, testing, post-approval (or post-licensure, post-authorization, or post-clearance, as applicable) monitoring and requirements, manufacture, production, packaging, labeling, use, commercialization, marketing, promotion, advertising, importing, exporting, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory has all Regulatory Approvals or Licensures material to the conduct of its business and operations.
(b)    Except as set forth on Schedule 4.20(b) of the Disclosure Letter, to the Knowledge of any Credit Party, no event or circumstance (or series of related events or circumstances) has occurred or, in the reasonable business judgment of such Credit Party, is reasonably likely to occur, that would cause or could reasonably be expected to cause Product to no longer meet requirements or criteria of any applicable Regulatory Approvals or Licensures or designations.
(c)    Each Credit Party and each Subsidiary of a Credit Party and, to the Knowledge of such Credit Party, each licensee of a Credit Party or a Subsidiary of any Intellectual Property relating to Product, is in compliance with, and at all times during the past six (6) years, has complied with, all applicable foreign, federal, state, provincial and local laws, rules and regulations governing any aspect of the research, development, testing, approval, licensure, clearance, authorization, post-approval (or post-licensure, post-authorization, or post-clearance, as applicable) monitoring and requirements, reporting, manufacture, production, packaging, labeling, use, commercialization, designation, exclusivity, marketing, promotion, advertising, importing, exporting, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory, including all such regulations promulgated by each applicable Regulatory Agency (including the FDA, the European Commission, the EMA, the competent authorities of the EU Member States or any other applicable foreign equivalents), except where any instance of failure to comply with any such laws, rules or regulations could not, whether individually or taken together with any other such failures, reasonably be expected to result in a Material Adverse Change. No Credit Party or its Subsidiaries has received any written notice from any Regulatory Agency citing action or inaction by any Credit Party or any of its Subsidiaries that would constitute a violation of any applicable foreign, federal, state, provincial or local laws, rules, or regulations, including a Warning Letter or Untitled Letter from FDA (or equivalent communication from any other Regulatory Agency).
(d)    Except as set forth on Schedule 4.20(d) of the Disclosure Letter, Borrower has disclosed (or caused to be disclosed) or otherwise made available to Lender copies of all reports, documents, statements or correspondence made to or received from any Regulatory Agency (including the FDA, the European Commission, the EMA, the competent authorities of the EU Member States or any other applicable foreign equivalents) regarding

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any safety issue relating to Product, including any and all communications relating to any adverse event reports or product recalls.
4.21    Supply and Manufacturing.
(a)    Except as set forth on Schedule 4.21(a) of the Disclosure Letter, to the Knowledge of any Credit Party, Product at all times has been manufactured in sufficient quantities and of a sufficient quality to satisfy demand of Product in the Territory, without the occurrence of any event or series of related events causing inventory of Product to have become exhausted prior to satisfying such demand. Except as set forth on Schedule 4.21(a) of the Disclosure Letter, to the Knowledge of such Credit Party, no event or circumstances (or series of related events or circumstances) has occurred that has caused or could reasonably be expected to cause (i) Product to be manufactured in a quantity or of a quality insufficient to satisfy current or future demand of such Product in the Territory or (ii) inventory of Product in the Territory to have become exhausted prior to satisfying such demand of such Product in the Territory.
(b)    [reserved].
(c)    Except as set forth on Schedule 4.21(c) of the Disclosure Letter, to the Knowledge of any Credit Party, (i) no manufacturer (including a contract manufacturer), licensing partner, or producer of Product has been during the last five (5) years or is currently subject to a material Regulatory Agency shutdown or voluntary shutdown, restriction or import or export prohibition, (ii) no manufacturer (including a contract manufacturer), licensing partner, or producer of Product has received in the last five (5) years a Form 483 or is currently subject to (1) a Form 483 or (2) other written Regulatory Agency notice of inspectional observations, Warning Letter, Untitled Letter or request to make changes to Product that could impact Product, in either case of sub-clause (1) or (2) above with respect to any facility manufacturing or producing Product for import, export, distribution or sale in the Territory, and (iii) with respect to each such Form 483 received (if any) or other written Regulatory Agency notice (if any), all scientific and technical violations or other issues relating to FDA Good Manufacturing Practice requirements, or foreign equivalents, documented therein have been corrected or otherwise resolved and any disputes regarding any such violations or issues have been corrected or otherwise resolved.
(d)    Except as disclosed in Schedule 4.21(d) of the Disclosure Letter, no Credit Party or any of its Subsidiaries has received any written notice or, to the Knowledge of such Credit party, other notice, from any party to any Manufacturing Agreement containing any indication by or intent or threat of, such party to reduce or cease, in any material respect, the supply of Product in the Territory or the materials (including raw materials), components (including component raw materials and other component materials), equipment, technology (including software, systems, and solutions), or any other element needed to fulfill its contractual obligations related to Product for the Territory in any Manufacturing Agreement through calendar year 2029 (or such earlier date in accordance with the terms and conditions of such Manufacturing Agreement, as applicable).
(e)    Without limiting the generality of Section 4.20(a), the Product described in clause (c) of the definition of Product is approved for manufacture at the Almeida Site.
4.22    Cybersecurity and Data Protection.
(a)    Except as set forth in Schedule 4.22(a) of the Disclosure Letter, to the Knowledge of any Credit Party, the information technology systems (including software and hardware) used in the business of each of Parent and its Subsidiaries, including any technology systems made available by Parent or any of its Subsidiaries to any medical partners, physicians, patients, payors, patient assistance programs, or other third parties in connection with Product, (altogether, “Systems”) operate and perform in all material respects as required to permit each of Parent and its Subsidiaries to conduct their respective businesses as presently conducted in the Territory. Each of Parent and its Subsidiaries have implemented and is maintaining reasonable and appropriate security controls and safeguards designed to protect the confidentiality, integrity, and availability of Sensitive Information and designed to protect the Systems. To the Knowledge of such Credit Party, no System contains any material ransomware, disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that are designed

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or intended to delete, destroy, disable, disrupt, impair, interfere with, perform unauthorized modifications to, or provide unauthorized access to any Sensitive Information or Systems. Parent and its Subsidiaries have and maintain back-up systems, consistent with the industry in which Parent and each of its Subsidiaries operate and the size and condition of Parent and each of its Subsidiaries, designed to provide continuing availability of the material functionality provided by the Systems in the event of any malfunction of, or other event interrupting access to or the functionality of, such Systems. Parent and each of its Subsidiaries use commercially reasonable efforts to maintain System security, including promptly implementing material security patches that are generally available for the Systems.
(b)    Except as set forth on Schedule 4.22(b) of the Disclosure Letter, Parent and each of its Subsidiaries has implemented and maintains a commercially reasonable, enterprise-wide privacy and information security program (altogether, “Security Program”), with plans, policies and procedures for privacy and physical and cyber security (including for disaster recovery, business continuity, encryption, data back-up, Systems access controls, workstation use and security, incident detection, and incident response). The Security Program includes commercially reasonable and appropriate administrative, technical and physical safeguards designed to protect the integrity and availability of the Systems, consistent with the industry in which Parent and each of its Subsidiaries operate and the size and condition of Parent and its Subsidiaries, and designed to protect against (i) any unauthorized, accidental, or unlawful access to or acquisition, use, disclosure, transmission, retention, processing, loss, destruction, corruption, or modification of Personal Data that would require notification to any affected individuals or any Governmental Authority under any applicable Data Protection Laws (each, a “Personal Data Breach”), (ii) any unauthorized, accidental, or unlawful access to or acquisition, use, disclosure, transmission, loss, destruction, corruption, or modification of Sensitive Information that is not Personal Data, and (iii) any security incident that would result in unauthorized, accidental, or unlawful access to or acquisition, use, control, disruption, destruction, or modification of any of the Systems (including cyber-attacks) that could reasonably be expected to result in a material and adverse effect on the operation of Parent’s or any of its Subsidiaries’ business operations as currently conducted (sub-clauses (i) through (iii), collectively, “Security Incidents”).
(c)    Parent and each of its Subsidiaries have conducted commercially reasonable privacy and security audits and penetration tests at reasonable intervals on all Systems that maintain, store, access, or process Sensitive Information, in each case consistent with the industry in which Parent and each of its Subsidiaries operate and the size and condition of Parent and its Subsidiaries, taken as a whole. Except as set forth on Schedule 4.22(c) of the Disclosure Letter, Parent and each of its Subsidiaries have taken all commercially reasonable steps to address and remediate all material privacy or data security issues identified as “critical risk,” “high risk,” or similar level of risk rating raised in any such audits or penetration tests (including any third-party audits of the Systems) or noted in any reports delivered to Parent or any of its Subsidiaries in connection with any such audits or tests.
(d)    Parent and each of its Subsidiaries have conducted commercially reasonable privacy and data security diligence, consistent with generally accepted practices within the industry in which Parent and each of its Subsidiaries operate and in material compliance with any applicable Data Protection Laws, on all applicable service providers (including any clinical trial investigators, contract research organizations, contract laboratories, contract manufacturers, suppliers, clinical data management organizations, back-office service providers, vendors, and contractors) that (i) collect, create, receive, access, maintain, store, or otherwise process Sensitive Information for or on behalf of Parent or any of its Subsidiaries, or (ii) access or maintain the Systems. Except as set forth on Schedule 4.22(d) of the Disclosure Letter, neither Parent nor any of its Subsidiaries has, in the past six (6) years, received any written notice from any such service provider that the service provider experienced a Security Incident.
(e)    Except as set forth on Schedule 4.22(e) of the Disclosure Letter, to the Knowledge of Parent, neither Parent nor any of its Subsidiaries, have in the past six (6) years suffered (i) any Personal Data Breaches, or (ii) any other Security Incidents which, individually or together with any other Security Incidents, could reasonably be expected to have a material and adverse effect on Parent’s or any of its Subsidiaries’ business operations, such as a material disruption of development, manufacturing, or commercialization programs relating to Product.

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(f)    Except as set forth on Schedule 4.22(f) of the Disclosure Letter, Parent and each of its Subsidiaries is in material compliance with the requirements of (i) their respective Security Programs, (ii) their respective contractual obligations regarding privacy, security, or notification of breaches of Personal Data, (iii) their respective contractual non-disclosure obligations, (iv) their respective publicly available privacy notices and policies, and (v) all applicable Data Protection Laws.
(g)    Except as set forth on Schedule 4.22(g) of the Disclosure Letter, in the past six (6) years: (i) neither Parent nor any of its Subsidiaries has received any written third-party claims or, to the Knowledge of such Credit Party, any threat (in writing) of a third-party claim, related to any Personal Data Breaches or other Security Incidents; and (ii) neither Parent nor any of its Subsidiaries has received any written notice of any claims or investigations (including investigations by any Governmental Authority) relating to any Personal Data Breaches or other Security Incidents, except, in each case of sub-clauses (i) and (ii) above as could not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.
4.23    Additional Representations and Warranties.
(a)    As of the Effective Date and the Tranche A Closing Date, except as set forth on Schedule 4.23(a) of the Disclosure Letter, after giving effect to consummation of the transactions contemplated by this Agreement, there is no Indebtedness for borrowed money owed to Borrower or any of its Subsidiaries other than Permitted Indebtedness or Permitted Investments, or owed by Borrower or any of its Subsidiaries, other than Permitted Indebtedness, and all Indebtedness and any and all other amounts outstanding under the Existing Credit Agreement are paid or repaid in full, no further extension of credit is available thereunder and all Liens on or security interests in any and all collateral securing the payment of any such Indebtedness and any guaranty and other obligation of Borrower or any of its Subsidiaries thereunder in favor of any Person have been terminated.
(b)    As of each Closing Date other than the Tranche A Closing Date, there is no Indebtedness for borrowed money (x) owed to Borrower or any of its Subsidiaries other than Permitted Indebtedness or Permitted Investments, or (y) owed by Borrower or any of its Subsidiaries other than Permitted Indebtedness.
(c)    As of the Effective Date and Tranche A Closing Date, except as set forth on Schedule 4.23(c) of the Disclosure Letter, neither Parent nor any of its Subsidiaries are party to, or otherwise bound by, any Hedging Agreements.
(d)    As of any Closing Date other than the Tranche A Closing Date, neither Parent nor any of its Subsidiaries are party to, or otherwise bound by, any Hedging Agreements, except for Hedging Agreements expressly permitted by this Agreement.
(e)    As of the Effective Date and each Closing Date, there is no registration rights agreement, investors’ rights agreement or other similar agreement relating to, governing or otherwise affecting the ownership of any Equity Interest that is required to be pledged pursuant to the Collateral Documents.
(f)    For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Insolvency Regulation”), each Credit Party’s centre of main interests (as that term is used in Article 3(1) of the Insolvency Regulation) is situated in its jurisdiction of incorporation and it has no establishment (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.
(g)    To the Knowledge of the Credit Parties, no Credit Party or any of their respective Subsidiaries (i) is or has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (UK)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993 (UK)) and (ii) is or has at any time been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004 (UK)) such an employer.

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4.24    Canadian Registered Pension Plans. The Canadian Registered Pension Plans are duly registered under the Income Tax Act (Canada) (if such registration is required) and otherwise in compliance with the Requirements of Law and no event has occurred which could reasonably be expected to cause the loss of such registered status. All obligations of each of the Credit Parties (including fiduciary, funding, investment and administration obligations) or any Subsidiary thereof required to be performed in connection with the Canadian Registered Pension Plans and the funding agreements therefor have been performed on a timely basis and in compliance with the terms of such plans and agreements, any applicable collective bargaining agreement and all Requirements of Law, except to the extent that any failure to do so would not reasonably be expected to result in a Material Adverse Change. All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Registered Pension Plan have been paid or remitted in a timely fashion in accordance with the terms thereof, any funding agreement and all Requirements of Law, except where failure to do so would not reasonably be expected to result in a Material Adverse Change. No Canadian Pension Plan Termination Events have occurred or are reasonably expected to occur. No action has been taken (including the enactment of any corporate resolution) by any Credit Party or any Subsidiary thereof to terminate or wind up (in whole or in part) any Canadian Registered Pension Plan nor has any such Canadian Registered Pension Plan been terminated or wound-up prior to the date hereof, in each case which has resulted or could reasonably be expected to result in a Material Adverse Change. No Credit Party or any Subsidiary thereof maintains, contributes, sponsors or has any liability with respect to any Canadian Defined Benefit Pension Plan or Canadian Multi-Employer Plan.
5    AFFIRMATIVE COVENANTS
Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than inchoate indemnity and inchoate expense reimbursement obligations), each Credit Party shall, and shall cause each of its Subsidiaries:
5.1    Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its and all its Subsidiaries’ legal existence under the Requirements of Law in their respective jurisdictions of organization, incorporation or formation (other than as otherwise expressly permitted under Section 6.2(a)); (b) take all commercially reasonable action to maintain all rights, privileges (including its good standing (to the extent the concept is applicable in such jurisdiction and permits, licenses and franchises necessary or desirable for it and all of its Subsidiaries in the ordinary course of its business, except in the case of clause (a) (other than with respect to Borrower) and clause (b) above, (i) to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Change or (ii) pursuant to a transaction permitted by this Agreement; and (c) comply with all Requirements of Law of any Governmental Authority to which it is subject, except where the failure to do so could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.
5.2    Financial Statements, Notices. Deliver to the Collateral Agent:
(a)    Financial Statements.
(i)    Annual Financial Statements. Within 120 days after the end of each Fiscal Year, beginning with the Fiscal Year ending December 31, 2025, a consolidated balance sheet of Parent and its Subsidiaries, as of the end of such Fiscal Year, and the related consolidated statements of income, cash flows and stockholders’ equity for such Fiscal Year, setting forth in each case, certified by a Responsible Officer of Parent, in comparative form the figures for the previous Fiscal Year, all prepared in accordance with Applicable Accounting Standards, with such consolidated financial statements to be audited and accompanied by (x) a report and opinion of Parent’s independent certified public accounting firm of recognized international standing (which report and opinion shall be prepared in accordance with Applicable Accounting Standards and shall not be subject to any qualification as to “going concern” or “scope of audit” (other than as to the impending maturity of the Term Loans), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Parent and its Subsidiaries as of the dates and for the periods specified in accordance with Applicable Accounting Standards, and (y) if and only if Parent is required to comply with the internal control provisions pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring an attestation

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report of such independent certified public accounting firm, an attestation report of such independent certified public accounting firm as to Parent’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 attesting to management’s assessment that such internal controls meet the requirements of the Sarbanes-Oxley Act of 2002;
(ii)    Semi-annual Financial Statements. As promptly as possible (and in no event later than five (5) Business Days) after any public disclosure thereof through a filing under applicable Requirements of Law or through a widely disseminated press release containing financial results for the first half of the year, beginning with the first full semiannual fiscal period occurring immediately after the Tranche A Closing Date, a consolidated balance sheet of Parent and its Subsidiaries, as of the end of such fiscal period, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal period, setting forth in each case in comparative form the figures for the comparable fiscal period in the previous Fiscal Year, all prepared in accordance with Applicable Accounting Standards;
(iii)    Quarterly Financial Statements. Within sixty (60) days after the end of each of the first and the third Fiscal Quarters of each Fiscal Year (and only if no semi-annual financial statement is provided for such Fiscal Year pursuant to clause (ii) above, the first, second and third Fiscal Quarters of such Fiscal Year), beginning with respect to the first full Fiscal Quarter occurring immediately after the Tranche A Closing Date, a consolidated balance sheet of Parent and its Subsidiaries, as of the end of such Fiscal Quarter, and the related consolidated statements of income, cash flows and stockholders’ equity for such Fiscal Quarter and (in respect of the second and third Fiscal Quarters of such Fiscal Year) for the then-elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the comparable period or periods in the previous Fiscal Year, all prepared in accordance with Applicable Accounting Standards and not subject to any statement as to “going concern” or “scope of audit” (other than as to the impending maturity of the Term Loans);
(iv)    Quarterly Compliance Certificate. Upon delivery (or within five (5) Business Days following any deemed delivery) of financial statements pursuant to Section 5.2(a)(i) or Section 5.2(a)(iii), a duly completed Compliance Certificate signed by a Responsible Officer of Parent, certifying, among other things, that (A) such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Parent and its Subsidiaries as of the applicable dates and for the applicable periods in accordance with Applicable Accounting Standards consistently applied, and are not subject to any qualification or statement as to “going concern” or “scope of audit” other than as expressly permitted under Section 5.2(a)(i) or Section 5.2(a)(iii) above, and (B) no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; and
(v)    Other Information. Within five (5) Business Days after the reasonable request of the Collateral Agent therefor, such additional information regarding the operations, properties, business, liabilities or condition (financial or otherwise) of Parent and its Subsidiaries (including with respect to the Collateral), or compliance with the terms of this Agreement or any other Loan Documents, in each case in a form reasonably acceptable to the Collateral Agent; provided, that, Parent shall not be obligated to disclose any information that is restricted by Requirements of Law or contractual agreement with a third-party (so long as such contractual restriction was not agreed to for the specific purpose of preventing disclosure under this Agreement) or that is subject to the attorney-client privilege or constitutes attorney work product.
(b)    Notice of Defaults or Events of Default, ERISA Events, Withdrawal Events and Material Adverse Changes. Written notice as promptly as practicable (and in any event within five (5) Business Days) after a Responsible Officer of any Credit Party shall have obtained knowledge thereof, of (i) the receipt by Parent or any of its Subsidiaries of any written notice from the FDA or any other Regulatory Agency of a pending recommendation or a final decision to withdraw marketing authorization for such Product in the U.S., or (ii) the occurrence of, or the occurrence of any event which could reasonably be expected to result in, any (x) Default or Event of Default (including, for the avoidance of doubt, any Withdrawal Event or Material Adverse Change) or (y) ERISA Event.

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(c)    Legal Action Notice. Promptly (and in any event within five (5) Business Days) upon any Credit Party’s receipt or otherwise obtaining Knowledge thereof, written notice of: (i) correspondence received from the SEC (or comparable agency in any applicable foreign jurisdiction) concerning any investigation or possible investigation or other material inquiry by such agency regarding financial or other operational results of Parent or any Subsidiary of Parent (but, for the avoidance of doubt, excluding routine comments from SEC regarding public filings); or (ii) any legal action, litigation, investigation or proceeding pending or threatened in writing against Parent or any of its Subsidiaries or any material out-licensing partners (A) that has had or could reasonably be expected to have an adverse impact on the business of Parent and its Subsidiaries in any material respect or (B) that alleges violations of any Health Care Laws, FDA Laws, EU Laws, UK Laws, Data Protection Laws or any other applicable statutes, rules, regulations, standards, guidelines, policies and orders, including applicable foreign equivalents, administered or issued by any U.S. or foreign Governmental Authority which, individually or together with any other such allegations, has had or could reasonably be expected to have an adverse impact on the business of Parent and its Subsidiaries in any material respect; and in each case of sub-clause (i) or (ii) above, provide such additional information (including a description in reasonable detail regarding any material development) as the Collateral Agent may reasonably request in relation thereto; provided, however, that neither Parent nor any other Credit Party shall be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege or attorney work-product.
(d)    Accounting Changes. Written notice within five (5) Business Days after any material change in accounting policies or financial reporting practices by Parent or any Subsidiary; provided, however, that no such notice is required for changes or updates of IFRS, including, for the avoidance of doubt, the adoption of IFRS 18.
(e)    Material Statements and Reports.
(i)    Promptly (and in no event later than five (5) Business Days) after entering into the same, copies of any Permitted Royalty Financing Document or any amendments, restatements, amendment and restatements, supplements, modifications, consents, approvals or waivers to or otherwise in respect of any Permitted Royalty Financing Document (including a description in reasonable detail regarding any fees or payments made in connection therewith);
(ii)    Promptly (and in no event later than five (5) Business Days) after the furnishing thereof, copies of any statement or report or other material correspondence furnished by (or on behalf of) Parent or any of its Subsidiaries to any counterparty pursuant to any Permitted Royalty Financing Document;
(iii)    [Reserved];
(iv)    Promptly (and in no event later than five (5) Business Days) after any Credit Party’s obtaining Knowledge thereof, written notice of any assignment of any party’s obligations or rights under any Permitted Royalty Financing Document, or of any acquisition of any interest in any counterparty’s rights under any Permitted Royalty Financing Document; and
(v)    Within five (5) Business Days after the request therefor by the Collateral Agent, copies of any material statement or report furnished to any holder of debt securities of Parent or any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement.
Notwithstanding the foregoing, any documents, materials, notices or other information, that Parent, any Credit Party or any Subsidiary of Patent is required to deliver under Sections 5.2(a)(i), (a)(ii), (a)(iii), (c) or (d) above shall be deemed to have been made if such item shall have been made available within the time period specified above on SEC’s EDGAR system (or any successor system adopted by the SEC); provided, however, that in the case of any notice required to be delivered under Section 5.2(c) above, such notice shall be deemed to have been so made with respect to additional information the Collateral Agent may reasonably request only if it includes such additional information.

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(f)    Sanctions and Anti-Money Laundering Laws Requirements:
(i)    Credit Party Information. Certain information and documentation to it and each Lender that identifies each Credit Party and its principals, which information includes the legal name and address of each Credit Party and its principals and such other information that will allow the Collateral Agent and each Lender to identify such party in accordance with Sanctions and Anti-Money Laundering Laws.
(ii)    Blocked Person Notice. Notification to it and each Lender in writing promptly (but in any event within three (3) Business Days) upon any Responsible Officer of any Credit Party becoming aware that any Credit Party or any Subsidiary or Affiliate of any Credit Party is a Blocked Person or Credit Party or any Subsidiary or Affiliate of any Credit Party or any of their respective directors, officers or employees is (i) is convicted on, (ii) pleads nolo contendere to, (iii) is indicted on, or (iv) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.
(g)    Canadian Pension Plan Termination Event. Promptly after any Credit Party’s obtaining Knowledge thereof, written notice of the occurrence of any Canadian Pension Plan Termination Event that has resulted or could reasonably be expected to result in a Material Adverse Change.
(h)    Export and Import Laws. Parent and each of its Subsidiaries will establish, implement and maintain policies and procedures reasonably designed to ensure compliance with Export and Import Laws within sixty (60) days of the Tranche A Closing Date.
5.3    Taxes. Timely file all income and other material Tax returns and reports or extensions therefor and timely pay all Taxes, assessments, deposits and contributions imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrue thereon; provided, however, that no such Tax or any claim for Taxes that has become due and payable and has or may become a Lien on any Collateral shall be required to be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserves therefor have been set aside on its books and maintained in conformity with Applicable Accounting Standards or IFRS, as applicable and (b) solely in the case of a Tax or claim that has or may become a Lien against any Collateral, such contest proceedings conclusively operate to stay the sale or forfeiture of any portion of any Collateral to satisfy such Tax or claim.
5.4    Insurance. Maintain with financially sound and reputable independent insurance companies or underwriters, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons of comparable size engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons of comparable size engaged in the same or similar businesses as Borrower and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Subject to the timing requirements of Section 5.14 (solely with respect to any such policies in effect as of the Tranche A Closing Date), any products liability or general liability insurance maintained in the United States or Canada regarding Collateral shall name the Collateral Agent, on behalf of the Lenders and all other Secured Parties, as additional insured or loss payee, as applicable (the additional insured clauses or endorsements for which, in form and substance reasonably satisfactory to the Collateral Agent); provided, however, that such requirements shall not apply to policies maintained outside the United States or Canada (but covering property and/or operations in the United States and Canada). So long as no Event of Default shall have occurred and be continuing, with respect to the Borrower’s and its Subsidiaries’ property and general liability policies, and at all times with respect to any other policies (including any product liability policies) the Borrower and its Subsidiaries may retain all or any portion of the proceeds of any such insurance of the

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Borrower and its Subsidiaries (and the Collateral Agent and each Lender shall promptly remit to Borrower any proceeds received by it with respect to any such insurance).
5.5    Operating Accounts.
(a)    From and after the Tranche A Closing Date, in the case of any Credit Party, following the establishment of any new Collateral Account at or with any bank or other depository or financial institution located in (i) the United States, subject such account to a Control Agreement or other appropriate instrument that is reasonably acceptable to the Collateral Agent, and (ii) any jurisdiction other than the United States, comply with requirements set forth in the applicable Collateral Document in relation to Collateral Accounts in such jurisdiction, including (x) in the case of such accounts located in France, Austria or Sweden, a pledge over such accounts with a blockage clause, (y) in the case of accounts located in Canada or the United Kingdom (including Scotland), a perfected Lien in favor of the Collateral Agent, for the benefit of Lenders and all other Secured Parties, to secure the Obligations in accordance with Requirements of Law (and, in the case of accounts located in England, the terms of the English Debenture), and (z) in the case of accounts located in any other jurisdiction, a perfected Lien in favor of the Collateral Agent, for the benefit of Lenders and all other Secured Parties, to secure the Obligations in accordance with Requirements of Law; provided, however, that each Collateral Account that cannot be made subject to a Control Agreement or other appropriate instrument, a pledge over such accounts with a blockage clause, or a perfected Lien in favor of the Collateral Agent, for the benefit of Lenders and all other Secured Parties, to secure the Obligations in accordance with Requirements of Law shall not have a balance in excess of €10,000,000 at any time, individually or together with any other such accounts.
(b)    From and after the Tranche A Closing Date, for each Collateral Account that each Credit Party at any time maintains in the United States, such Credit Party shall, within thirty (30) days (or such longer period as the Collateral Agent may agree in writing and in its sole discretion, taking into account reasonable good faith efforts) of establishing such Collateral Account, cause the applicable bank or other depository or financial institution located in the United States, at or with which any Collateral Account is maintained to execute and deliver, and such Credit Party shall execute and deliver, to the Collateral Agent, a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect the Collateral Agent’s Lien, for the benefit of Lenders and all other Secured Parties, in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of the Collateral Agent.
(c)    The provisions of clause (a) above shall not apply to (1) accounts exclusively used for payroll, payroll Taxes and other employee wage and benefit payments to or for the benefit of any Credit Party’s employees, (2) zero balance accounts, provided, that, within two (2) Business Days of any deposit made into any such zero balance account, such deposit is swept in full to an account subject to a Control Agreement, (3) accounts (including trust accounts) used exclusively for escrow, customs, insurance or fiduciary purposes, (4) merchant accounts, (5) accounts used exclusively for compliance with any Requirements of Law to the extent such Requirements of Law prohibit the granting of a Lien thereon, (6) accounts which constitute cash collateral in respect of a Permitted Lien, (7) any other account established and maintained in the ordinary course of business or in furtherance of a bona fide general corporate purpose and designated as an Excluded Account by a Responsible Officer of Borrower in writing delivered to the Collateral Agent, the cash balance of which, individually or together with all other such accounts excluded pursuant to this sub-clause (7), does not exceed €5,000,000 at any time, provided, that, if the cash balance of such account, individually or together with all other such accounts excluded pursuant to this sub-clause (7), exceeds €5,000,000 at any time, (x) such account shall no longer be deemed to be an Excluded Account hereunder as of such time, with the effect that the accounts which remain as Excluded Accounts pursuant to sub-clause (7) are in compliance with the requirements for exclusion under sub-clause (7), and (y) such account shall be deemed to be a Collateral Account on such date and Borrower shall comply with the requirements of this Section 5.5 with respect to such account, and (8) accounts not otherwise described in sub-clauses (1) through (7) above constituting Excluded Property (all such accounts in sub-clauses (1) through (8) above, collectively, the “Excluded Accounts”).
(d)    Notwithstanding the foregoing, the Credit Parties shall have until the date that is thirty (30) days (or such longer period as the Collateral Agent may agree, which agreement shall not be unreasonably

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withheld, conditioned or delayed so long as such Credit Party is using reasonable good faith efforts) following (i) the Tranche A Closing Date to comply with the provisions of this Section 5.5 with regards to Collateral Accounts (other than Excluded Accounts) of the Credit Parties in existence on the Tranche A Closing Date (or opened during such 30-day period) and (ii) the closing date of any Acquisition or other Investment to comply with the provisions of this Section 5.5 with regards to Collateral Accounts (other than Excluded Accounts) of the Credit Parties acquired in connection with such Acquisition or other Investment.
5.6    Compliance with Laws.
(a)    Comply in all respects with the Requirements of Law and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or its assets or properties (including Environmental Laws, ERISA, Health Care Laws, FDA Laws, Data Protection Laws, the Federal Fair Labor Standards Act, EU Laws, UK Laws and any foreign equivalents thereof), including in connection with governing any aspect of the research, development, testing, approval, licensure, clearance, authorization, exclusivity, licensure, designation, post-approval (or post-licensure, post-authorization, or post-clearance, as applicable) monitoring or commitments, reporting, (including post-marketing safety reports, if any), manufacture, production, packaging, labeling, use, commercialization, marketing, promotion, advertising, importing, exporting, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory, except, in each case, if the failure to comply therewith individually or taken together with any other such failures, could not reasonably be expected to result in a Material Adverse Change.
(b)    Implement and maintain policies and procedures reasonably designed to ensure compliance with applicable Sanctions, Anti-Money Laundering Laws, Export and Import Laws, Anti-Corruption Laws, Health Care Laws, and Data Protection Laws.
(c)    Comply with all Sanctions, Anti-Money Laundering Laws, Export and Import Laws and Anti-Corruption Laws.
5.7    Protection of Intellectual Property Rights.
(a)    Except as expressly permitted under clause (b) below, use commercially reasonable efforts to (i) protect, defend and maintain the validity and enforceability of Company IP material to any aspect of the research, development, manufacture, production, use, commercialization, marketing, import, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory, including defending any future or current oppositions, interference proceedings, reissue proceedings, reexamination proceedings, inter partes review proceedings, derivative proceedings, post-grant review proceedings, cancellation proceedings, injunctions, lawsuits, paragraph IV patent certifications or lawsuits under the Hatch-Waxman Act, hearings, investigations, complaints, arbitrations, mediations, demands, International Trade Commission investigations, decrees, or any other disputes, disagreements, or claims, challenging the legality, validity, patentability, enforceability, inventorship or ownership of any such Company IP; (ii) maintain the confidential nature of any material trade secrets and trade secret rights used in any research, development, manufacture, production use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory; and (iii) not allow any Company IP material to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory, to be abandoned, disclaimed, forfeited or dedicated to the public (other than through the abandonment of Current Company IP in the exercise of the Credit Parties’ normal prosecution practices and reasonable business judgment, e.g., the abandonment of a continuation application that is no longer needed to maintain the pendency of another patent application) or any Company IP Agreement to be terminated by any Credit Party or any of its Subsidiaries, as applicable, without the Collateral Agent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that with respect to any such Company IP that is not owned by a Credit Party or any of its Subsidiaries, the obligations in sub-clauses (i) and (iii) above shall apply only to the extent a Credit Party or any of its Subsidiaries have the right to take such actions or to cause any licensee or other third-party to take such actions pursuant to applicable agreements or contractual rights.

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(b)    Except as a Credit Party may otherwise determine in its reasonable business judgment, use commercially reasonable efforts, at its (or its Subsidiary’s) expense, either directly or indirectly, with respect to any licensee or licensor under the terms of any Credit Party’s (or any Subsidiary’s) agreement with the respective licensee or licensor, as applicable, to: (i) take any and all actions (including taking legal action to specifically enforce the applicable terms of any license agreement) and prepare, execute, deliver and file agreements, documents or instruments which are necessary to (A) prosecute and maintain the Company IP material to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory and (B) diligently defend or assert the Company IP material to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory against material infringement, misappropriation, violation or interference by any other Persons and, in the case of Copyrights, Trademarks and Patents within the Company IP, against any claims of invalidity, unpatentability or unenforceability (including by bringing any legal action for infringement, dilution, violation, derivation or defending any counterclaim of invalidity or action of a non-Affiliate third-party for declaratory judgment of non-infringement or non-interference); (ii) cause any licensee or licensor of any Company IP not to disclaim, forfeit, dedicate to the public or abandon, or not to fail to take any action necessary to prevent the disclaimer, forfeiture, dedication to the public or abandonment of, any Company IP required in or otherwise material to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory; and (iii) not to disclaim, forfeit, dedicate to the public or abandon, or not to fail to take any action necessary to prevent the disclaimer, forfeiture, dedication to the public or abandonment of, any Company IP required in or otherwise material to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory. Each Credit Party agrees to (1) notify the Collateral Agent in writing, promptly (and in any event within ten (10) Business Days) after a Credit Party or any of its Subsidiaries first becomes aware of, and thereafter (2) keep the Collateral Agent reasonably informed regarding, (x) any infringement or violation of any of the rights of any Credit Party or its Subsidiary in or to any Company IP, or any misappropriation by any Person of any Company IP or any of the subject matter thereof, and (y) Product that infringes or violates any Third-Party IP or constitutes a misappropriation of any Third-Party IP.
(c)    Save as contemplated by any Permitted License, use commercially reasonable efforts to protect, defend and maintain, and asset against any biosimilar, bioequivalent or interchangeable version of Product in the Territory, market, data and any other applicable regulatory exclusivity for the manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory through the Term Loan Maturity Date, and otherwise use commercially reasonable efforts to not allow for the manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale of biosimilar, bioequivalent or interchangeable version of Product in the Territory before the Term Loan Maturity Date. Borrower agrees to (i) promptly notify the Collateral Agent in writing of (provided, that, no Credit Party or third-party confidential information will be shared that violates trade secret protection or a court order), (ii) keep the Collateral Agent reasonably informed regarding, and (iii) at the reasonable request of the Collateral Agent in writing, consult with and consider in good faith any reasonable comments of the Collateral Agent regarding, the commencement of any filings or submissions in any opposition, interference proceeding, reissue proceeding, reexamination proceeding, inter partes review proceeding, post-grant review proceeding, derivation proceeding, cancellation proceeding, injunction, lawsuit, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation, decree, or any other dispute, disagreement, or claim, in each case challenging the legality, validity, patentability, enforceability, inventorship ownership of any material Company IP (including any claim in any Patent within the Company IP that is material to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale or lease, distribution or sale or lease of Product in the Territory).
5.8    Books and Records. Maintain proper Books, in which entries that are full, true and correct in all material respects and are in conformity with Applicable Accounting Standards consistently applied shall be made of

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all material financial transactions and matters involving the assets, properties and business of such Credit Party (or such Subsidiary).
5.9    Access to Collateral; Audits. Allow the Collateral Agent, or its agents or representatives, at any time after the occurrence and during the continuance of an Event of Default, during normal business hours and upon reasonable advance notice, to visit and inspect any of the Collateral or to inspect and copy and (at the sole discretion of the Collateral Agent) audit any Credit Party’s Books. The foregoing inspections and audits, if any, shall be at the relevant Credit Party’s expense.
5.10    Use of Proceeds. (a) (i) Use the proceeds of the Tranche A Loan solely to repay all Indebtedness and any and all other amounts outstanding under the Existing Credit Agreement and any and all costs and expenses associated therewith, and to fund its general corporate and working capital requirements (including business development and Permitted Acquisitions), and (ii) use the proceeds of any and all Subsequent Tranche Loans solely to fund its general corporate and working capital requirements (including business development and Permitted Acquisitions); and (b) not use the proceeds of the Term Loans or any other Credit Extensions, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock, for the purpose of extending credit to any other Person for the purpose of purchasing or carrying any Margin Stock or for any other purpose that might cause any Term Loan or other Credit Extension to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board. If requested by the Collateral Agent, Parent shall complete and sign Part I of a copy of Federal Reserve Form G-3 referred to in Regulation U and deliver such copy to the Collateral Agent.
5.11    Further Assurances. Promptly upon the reasonable written request of the Collateral Agent, execute, acknowledge and deliver such further documents and do such other acts and things in order to effectuate or carry out more effectively the purposes of this Agreement and the other Loan Documents at its expense, including after the Tranche A Closing Date taking such steps as are reasonably deemed necessary or desirable by the Collateral Agent to maintain, protect and enforce its Lien, for the benefit of Lenders and all other Secured Parties, on Collateral securing the Obligations created under the Collateral Documents and the other Loan Documents in accordance with the terms of the Collateral Documents and the other Loan Documents, subject to Permitted Liens. Notwithstanding the foregoing, (a) with respect to any Credit Party organized in the United States, no perfection steps shall be required outside of the United States or Canada, and (b) with respect to any Credit Party organized in any jurisdiction other than the United States, except in the case of Intellectual Property registered in Canada and owned by such Credit Party, no perfection steps or collateral documentation shall be required outside of the jurisdiction of organization of such Credit Party (and, if different, the jurisdiction of the principal place of business of such Credit Party), except with respect to any pledges granted over the Equity Interest of a Credit Party organized in an EU Member State or Canada, which may require perfection steps and collateral documentation in the jurisdiction of such Credit Party (and for certainty in connection with the pledge by the Parent of the shares of Valneva Canada, the Collateral Agent can perfect its Lien against such shares by the Collateral Agent or its agent taking physical possession of the Valneva Canada share certificates in the U.S.), or with respect to any pledge of Intellectual Property governed by Swedish law, which may require perfection steps and collateral documentation in EUIPO or Canada.
5.12    Additional Collateral; Guarantors.
(a)    From and after the Tranche A Closing Date, subject to, to the extent applicable, the Agreed Security Principles, each Credit Party (other than Borrower) shall, and Parent and each other Credit Party shall cause each of its Subsidiaries (other than Excluded Subsidiaries) to: (i) guarantee the Obligations; (ii) grant to the Collateral Agent, for the benefit of Lenders and all other Secured Parties, a first priority security interest in and Lien upon (subject to Permitted Liens, the limitations expressly set forth herein and the limitations expressly set forth in the other Loan Documents), and pledge to the Collateral Agent for the benefit of Lenders and all other Secured Parties, all of such Credit Party’s or Subsidiary’s properties and assets constituting Collateral (including the certificated and uncertificated Equity Interests (other than Excluded Equity Interests) in such Subsidiary), whether now existing or hereafter acquired or existing (including in connection with an Asset Acquisition), to secure such

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guaranty; and (iii) subject to the timing requirements of Sections 5.13 and 5.14 if and only to the extent applicable, execute and deliver to the Collateral Agent, a joinder or pledge amendment to the Security Agreement (in the form(s) attached thereto), and such other Collateral Documents or other documents required under the terms of the Loan Documents or as the Collateral Agent may reasonably request, including (x) in connection with each pledge of certificated Equity Interests, such certificate(s) together with stock powers, stock transfer forms or assignments, as applicable, properly endorsed for transfer to the Collateral Agent or duly executed in blank, in each case reasonably satisfactory to the Collateral Agent, and (y) in connection with each pledge of uncertificated Equity Interests of a Person organized in the U.S., an executed uncertificated stock control agreement among the issuer, the registered owner and the Collateral Agent, substantially in the form attached to the Security Agreement.
(b)    From and after the Tranche A Closing Date, subject to, to the extent applicable, the Agreed Security Principles, Parent and each other Credit Party shall, and shall cause each of its Subsidiaries (other than Excluded Subsidiaries) to: (i) grant to the Collateral Agent, for the benefit of Lenders and all other Secured Parties, a first priority security interest in and Lien upon (subject to Permitted Liens, the limitations set forth herein and the limitations set forth in the other Loan Documents), and pledge to the Collateral Agent for the benefit of Lenders and all other Secured Parties, all of such Credit Party’s or Subsidiary’s properties and assets constituting Collateral (including the certificated and uncertificated Equity Interests (other than Excluded Equity Interests) in such Subsidiary), whether now existing or hereafter acquired or existing (including in connection with an Asset Acquisition), to secure the payment and performance in full of all of the Obligations; and (ii) subject to the timing requirements of Sections 5.13 and 5.14 if and only to the extent applicable, execute and deliver to the Collateral Agent a joinder or pledge amendment to the Security Agreement (in the form(s) attached thereto), and such other Collateral Documents or other documents required under the terms of the Loan Documents or as the Collateral Agent may reasonably request, including (x) in connection with each pledge of certificated Equity Interests, such certificate(s) together with stock powers, stock transfer forms or assignments, as applicable, properly endorsed for transfer to the Collateral Agent or duly executed in blank, in each case reasonably satisfactory to the Collateral Agent, and (y) in connection with each pledge of uncertificated Equity Interests of a Person organized in the U.S. that is a Credit Party, an executed uncertificated stock control agreement among the issuer, the registered owner and the Collateral Agent, substantially in the form attached to the Security Agreement.
(c)    Notwithstanding the foregoing, each Credit Party’s obligations to take the actions set forth in clause (a) and clause (b) above with respect to any assets acquired as part of an Asset Acquisition or in connection with the Stock Acquisition of a Subsidiary after the Tranche A Closing Date or any Subsidiary incorporated, organized, formed or acquired (including by a Stock Acquisition) after the Tranche A Closing Date, shall in each case be subject to, to the extent applicable, the Agreed Security Principles, and the timing requirements of Section 5.13. Any document, agreement or instrument executed or issued pursuant to this Section 5.12 (other than any perfection documents or notices to be entered into in connection with a Collateral Document (unless expressed to the contrary)) shall be a Loan Document for all purposes under this Agreement and the other Loan Documents.
(d)    In the event from and after the Tranche A Closing Date any Credit Party acquires any fee title to real estate in the U.S. with a fair market value (reasonably determined in good faith by a Responsible Officer of such Credit Party) in excess of $5,000,000, unless otherwise agreed by the Collateral Agent, such Person shall execute or deliver, or cause to be executed or delivered, to the Collateral Agent, (i) within sixty (60) days (or such longer period as the Collateral Agent may agree in writing and in its sole discretion, taking into account reasonable good faith efforts) after such acquisition, an appraisal complying with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, (ii) within forty-five (45) days (or such longer period as the Collateral Agent may agree in writing and in its sole discretion, taking into account reasonable good faith efforts) after receipt of notice from the Collateral Agent that such real estate is located in a Special Flood Hazard Area, Federal Flood Insurance, (iii) within sixty (60) days (or such longer period as the Collateral Agent may agree in writing and in its sole discretion, taking into account reasonable good faith efforts) after such acquisition, a fully executed Mortgage, in form and substance reasonably satisfactory to the Collateral Agent, together with an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to the Collateral Agent, in form and substance (including any endorsements) and in an amount reasonably satisfactory to the Collateral Agent insuring that the

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Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens (other than Permitted Liens), (iv) simultaneously with such acquisition, then-current A.L.T.A. surveys, certified to the Collateral Agent by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception and (v) within sixty (60) days (or such longer period as the Collateral Agent may agree in writing and in its sole discretion, taking into account reasonable good faith efforts) after such acquisition, an environmental site assessment prepared by a qualified firm reasonably acceptable to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent.
(e)    Guarantee Limitations:
(i)    The obligations of the English Original Guarantor, the Scottish Guarantor and any other Credit Party incorporated in England and Wales or Scotland under any guarantee provided under the terms of this Agreement or any other Loan Document do not extend to indebtedness, liabilities or other obligations to the extent that such extension would result in such guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 or any equivalent and applicable provisions under the laws of England and Wales or Scotland (as applicable).
(ii)    [Reserved].
5.13    Formation or Acquisition of Subsidiaries; Designated Guarantors.
(a)    If (i) any Credit Party or any of its Subsidiaries at any time after the Tranche A Closing Date incorporates, organizes, forms or acquires (including by a Stock Acquisition or an Asset Acquisition) a Subsidiary (including by division), other than an Excluded Subsidiary (a “New Subsidiary”) or (ii) Parent or Borrower elects, in its sole discretion, to designate an Excluded Subsidiary as a Credit Party (such designated Subsidiary, a “Designated Guarantor”), then in each such case such Credit Party shall (x) notify the Collateral Agent in writing promptly, and in no event later than five (5) Business Days after such incorporation, organization, formation or acquisition, or designation, as applicable, and (y) within thirty (30) days (or such longer period as the Collateral Agent may agree in writing so long as such Credit Party is using reasonable good faith efforts) after such incorporation, organization, formation or acquisition, or designation, as applicable, subject to, to the extent applicable, the Agreed Security Principles: (A) without limiting the generality of sub-clause (C) below, cause such New Subsidiary or Designated Guarantor, as applicable, to the extent required or applicable, to execute and deliver to the Collateral Agent a joinder to the Security Agreement (in the form attached thereto), any relevant IP Agreement or other Collateral Documents, and such other Collateral Documents or other documents as the Collateral Agent may reasonably request (in the case of a Designated Guarantor whose Centre of Main Interests are in the European Union, customary guarantee limitation wordings shall be added to the relevant document); (B) deliver, or cause such New Subsidiary or Designated Guarantor, as applicable, to deliver, to the Collateral Agent (1) true, correct and complete copies of the Operating Documents of such New Subsidiary or Designated Guarantor, as applicable, (2) a Secretary’s Certificate, certifying that the copies of the Operating Documents of such New Subsidiary or Designated Guarantor, as applicable, are true, correct and complete (such Secretary’s Certificate to be in form and substance reasonably satisfactory to the Collateral Agent) and (3) a good standing certificate for such New Subsidiary or Designated Guarantor, as applicable, certified by the Secretary of State (or the equivalent thereof) of its jurisdiction of organization, incorporation or formation (where applicable in the subject jurisdiction); and (C) cause such New Subsidiary or Designated Guarantor, as applicable, to satisfy all requirements contained in this Agreement (including Section 5.12) and each other Loan Document if and to the extent applicable to such New Subsidiary or Designated Guarantor. The parties hereto agree that any New Subsidiary or Designated Guarantor, as applicable, shall constitute a Credit Party for all purposes hereunder as of the date of the execution and delivery of any joinder contemplated by clause (a) above or the date such New Subsidiary or Designated Guarantor, as applicable, provides any guarantee of the Obligations as contemplated by Section 5.12. Any document, agreement or instrument executed or issued pursuant to this Section 5.13 shall be a Loan Document for all purposes under this Agreement and the other Loan Documents.

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(b)    Without limiting the generality of Section 5.12 and 5.13(a) and subject to, to the extent applicable, the Agreed Security Principles, if, at any time after the Tranche A Closing Date, any Credit Party becomes a Canadian PPSA Credit Party or a Quebec Credit Party, it shall execute as promptly as practicable but in no event later than thirty (30) days (or such longer period as the Collateral Agent may agree in writing) after it becomes a Canadian PPSA Credit Party or a Quebec Credit Party all relevant Canadian Security Documents and make or cause to be made all applicable PPSA or RPMRR filings and registrations.
5.14    Post-Closing Requirements. Borrower will, and Parent will cause each of its Subsidiaries, as applicable, to take each of the actions set forth on Schedule 5.14 of the Disclosure Letter within the time period prescribed therefor on such schedule, which shall include, among other things, that:
(a)    Notwithstanding anything to the contrary in Section 3.1(h) or Section 5.4, the Credit Parties shall have until the date that is thirty (30) days (or such longer period as the Collateral Agent may agree in writing and in its sole discretion, taking into account reasonable good faith efforts) following the Tranche A Closing Date to comply with the provisions of Section 5.4 with regards to naming the Collateral Agent, on behalf of the Lenders and all other Secured Parties, as additional insured or loss payee, on any products liability or general liability insurance policies maintained in the United States or Canada regarding any Collateral in effect; provided, however, that the foregoing shall not apply to policies maintained outside of the United States or Canada ((but covering property and/or operations in the United States and Canada).
(b)    Notwithstanding anything to the contrary in Section 6.2(b)(ii), the Credit Parties shall have until the date that is thirty (30) days following the Tranche A Closing Date to comply with the provisions of Section 6.2(b)(ii) with regards to the location of the primary Books of any Credit Party or any of its Subsidiaries or the location of any material portion of the Collateral on the Tranche A Closing Date or during such 30-day period;
(c)    Notwithstanding anything to the contrary in Section 3.1(a)(ii), Section 3.1(b), Section 3.1(e), Section 3.1(g) or Section 3.1(k), the Credit Parties shall have until the date that is thirty (30) days following the Tranche A Closing Date to comply with the provisions of Section 3.1(a)(ii), Section 3.1(b), Section 3.1(e), Section 3.1(g) or Section 3.1(k) with regards to:
(i)    the delivery to the Collateral Agent each of the Canadian Security Documents and any other Collateral Documents required to be delivered to the Collateral Agent pursuant to this Agreement (and for certainty, including (A) a Quebec law governed deed of hypothec to be delivered by each Credit Party that owns Canadian Intellectual Property or Canadian IP Ancillary Rights and notarized in the Province of Quebec in Canada to be registered with the Canadian Intellectual Property Office in respect of each item of registered Canadian Intellectual Property or Canadian IP Ancillary Rights owned by such Credit Party, and (B) a pledge agreement or security agreements governed by the laws of the jurisdiction of organization of such Credit Party, or such other Collateral Document creating a Lien over Canadian Intellectual Property or Canadian IP Ancillary Rights owned by any Credit Party and any related Lien filing in such Credit Party’s jurisdiction, if applicable; the delivery to the Collateral Agent of original certificates representing all Equity Interests of Valneva Canada (which are being pledged to the Collateral Agent pursuant to the Deed of Hypothec) together with original undated stock transfer powers (or other appropriate instruments of transfer) for each such certificate executed in blank by an authorized officer of Parent;
(ii)    the delivery of evidence that all of the applicable Collateral Documents have been submitted for filing with the Canadian Intellectual Property Office in respect of each item of registered Canadian Intellectual Property or Canadian IP Ancillary Rights owned by any Credit Party;
(iii)     the filing by (or on behalf of) Valneva Canada, Parent, and each other Credit Party that owns Canadian Intellectual Property or Canadian IP Ancillary Rights and the delivery thereof to the Collateral Agent, of PPSA or RPMRR financing statements (or equivalents) in favor of the Collateral

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Agent in each applicable province in Canada (and UCC financing statements if requested by the Collateral Agent in the applicable states in the U.S.) in form and substance satisfactory to the Collateral Agent;
(iv)    the delivery of evidence to the Collateral Agent of the discharge of (A) PPSA (Ontario) registration number 20200228 1040 1590 8123, with reference file number 760470417, filed against Valneva Canada in favor of Wilmington Trust, National Association, as administrative agent, (B) RPMRR registration number 2309580120001 filed against Valneva Canada in favor of Wilmington Trust, National Association, as administrative agent, and (C) RPMRR registration number 2002209970001 filed against Valneva Canada in favor of Wilmington Trust, National Association, as administrative agent;
(v)    the delivery to the Collateral Agent of a Collateral Access Agreement for the warehouse premises used by Valneva Canada and located at 1375 Newton, Boucherville, Quebec, Canada with the lessor, warehouse owner/operator or such other Person, in each case in form and substance reasonably satisfactory to the Collateral Agent; and
(vi)    the delivery to the Collateral Agent of a supplemental legal opinion to be provided by Lette & Associés S.E.N.C.R.L., Canadian counsel to Borrower, with respect to Quebec and Canadian federal law matters applicable in Quebec, opining that all filings and registrations necessary to give effect to the Liens created under the Loan Documents which are governed by the laws of the Province of Quebec have been completed in the Province of Quebec and that such Liens have been perfected therein.
(d)    Notwithstanding anything to the contrary in this Loan Agreement, the Credit Parties shall have until the date that is forty-five (45) days following the Tranche A Closing Date with regards to:
(i)    granting Scottish law governed standard securities in respect of (x) ALL and WHOLE the subjects registered in the Land Register of Scotland under Title Numbers MID4303 and WLN39630 and (y) ALL and WHOLE the subjects registered in the Land Register of Scotland under Title Numbers MID88666, WLN39235, and WLN58108 by the Scottish Guarantor in favor of the Collateral Agent; and
(ii)    delivering to the Collateral Agent in connection with any real property in Scotland owned by Borrower or any other Credit Party:
(1)    copies of all title documents relating to the relevant Credit Party’s interest in any such property;
(2)    copies of any lease documents relating to any such property;
(3)    results of a clear search in the Property and Personal Registers for the relevant prescriptive periods or clear Land Register reports, as the case may be, together with clear searches in the Register of Inhibitions against the relevant Credit Parties showing (x) no adverse entries, (y) an advance notice as defined in the Land Registration etc. (Scotland) Act 2012 for each standard security giving not less than twenty (20) protected Business Days beyond the Tranche A Closing Date, and (z) no other advance notices as defined in the Land Registration etc. (Scotland) Act 2012;
(4)    a copy of each advance notice referred to in sub-clause (3) above;
(5)    a certificate of title to such property, prepared by Brodies LLP and addressed to the Collateral Agent and Lenders;
(6)    evidence that all existing security affecting the interests of all such property has been, or will be, discharged;

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(7)    all necessary Land Register of Scotland application forms in relation to the discharge of all fixed security noted above for any such property, duly completed, accompanied by payment of the applicable Land Register of Scotland fees or an acceptable undertaking in relation to the same;
(8)    copies of any authorizations or consents required in connection with the charging of any such property in favor of the Collateral Agent; and
(9)    a customary legal opinion to be provided by Brodies LLP, Scots counsel to the Collateral Agent and Lenders, with respect to Scottish law matters;
(e)    Notwithstanding anything to the contrary in this Loan Agreement, the Credit Parties shall have until the date that is 100 days following the Tranche A Closing Date to deliver to the Collateral Agent:
(i)    a deed of release signed by Wilmington Trust, National Association in favor of Borrower in respect of a Scottish law share pledge granted by Borrower in respect of the Equity Interests of the Scottish Guarantor; and
(ii)    all share certificates and other documents of title in respect of the shares held in the Scottish Guarantor, together with a signed and dated stock transfer form in respect of the Equity Interests of the Scottish Guarantor, a certified true copy of the register of members of the Scottish Guarantor and any other documents of title which may be requested by the Collateral Agent.
(f)    Notwithstanding anything to the contrary in this Loan Agreement, the Credit Parties shall have until the date that is thirty (30) days following the Tranche A Closing Date deliver to the Collateral Agent:
(i)    notarized powers of attorney and voting proxies required to be delivered under the Austrian law governed pledge over shares; and
(ii)    registrations and notarized powers of attorney required to be delivered under the Austrian law governed pledge over Intellectual Property.
(g)    All representations and warranties and covenants contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to take the actions set forth on Schedule 5.14 of the Disclosure Letter within the time periods set forth therein, rather than elsewhere provided in the Loan Documents, such that to the extent any such action set forth in Schedule 5.14 of the Disclosure Letter is not overdue, the applicable Credit Party shall not be in breach of any representation or warranty or covenant contained in this Agreement or any other Loan Document applicable to such action for the period from the Tranche A Closing Date until the date on which such action is required to be fulfilled as set forth on Schedule 5.14 of the Disclosure Letter.
5.15    Environmental.
(a)    Deliver to the Collateral Agent:
(i)    as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Parent or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to any significant environmental matter (for the avoidance doubt, excluding ordinary course ESG assessments) at any Facility or with respect to any Environmental Claim that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;
(ii)    promptly upon a Responsible Officer of any Credit Party or any of its Subsidiaries obtaining knowledge of the occurrence thereof, written notice describing in reasonable detail

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(A) any Release required to be reported to any federal, state, local or foreign governmental or regulatory agency under any applicable Environmental Laws, (B) any remedial action taken by (or on behalf of) any Credit Party or any other Person in response to (x) any Hazardous Materials Activities, the existence of which, individually or in the aggregate, could reasonably be expected to result in one or more Environmental Claims resulting in a Material Adverse Change, or (y) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (C) any Credit Party’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, provided, that, with respect to real property adjoining or in the vicinity of any Facility, neither Parent nor Borrower shall have no duty to affirmatively investigate or make any efforts to become or stay informed regarding any such adjoining or nearby properties;
(iii)    as soon as practicable following the sending or receipt thereof by any Credit Party, a copy of any and all written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, (B) any Release required to be reported to any federal, state, provincial, local or foreign governmental or regulatory agency, and (C) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether any Credit Party or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;
(iv)    prompt written notice describing in reasonable detail of (A) any proposed acquisition of stock, assets, or property by Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to (x) expose Parent or any of its Subsidiaries to, or result in, Environmental Claims which could reasonably be expected to result in a Material Adverse Change or (y) affect the ability of Parent or any of its Subsidiaries to maintain in full force and effect all material Governmental Approvals required under any Environmental Laws for their respective operations, and (B) any proposed action to be taken by Parent or any of its Subsidiaries to modify current operations, in each case of sub-clause (A) and (B) above, that, individually or taken together with any other such proposed acquisitions or actions, could reasonably be expected to result in a Material Adverse Change; and
(v)    with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Collateral Agent in relation to any matters disclosed pursuant to this Section 5.15(a).
(b)    Each Credit Party shall, and shall cause each of its Subsidiaries to, promptly take any and all actions reasonably necessary to (i) cure any violation of applicable Environmental Laws by Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (ii) make an appropriate response to any Environmental Claim against Parent or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
5.16    Inventory; Returns; Maintenance of Properties. Keep all Inventory which constitutes Product in good and marketable condition, free from material defects and otherwise keep all Inventory which constitutes Product in compliance with all applicable FDA Laws, EU Laws, UK Laws and all other foreign equivalents, as applicable, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change. Returns and allowances between a Credit Party and its Account Debtors shall follow such Credit Party’s customary practices. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, all material tangible properties used or useful in its respective business, and from time to time will make

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or cause to be made all commercially reasonable repairs, renewals and replacements thereof except where failure to do so could not reasonably be expected to result in a Material Adverse Change.
5.17    Regulatory Obligations; Maintenance of Regulatory Approval or Licensure; Licensure and Designation; Manufacturing, Marketing and Distribution.
(a)    (i) Comply in all material respects with Governmental Authority research, development, testing, post-marketing approval, authorization, clearance, or licensure requirements for Product in the Territory, as applicable, (ii) maintain all Regulatory Approvals or Licensures required or otherwise material to manufacture, market, and distribute Product in the Territory (including meeting the supplier standards of Medicare, Medicaid, and other federal healthcare programs), and (iii) with respect to each calendar year commencing with calendar year 2025, maintain manufacturing capacity to sell Product in the Territory in sufficient quantities to satisfy or exceed the reasonably expected demand of Product in the Territory, as reasonably determined by Responsible Officers of the Credit Parties in good faith.
(b)    Deliver to the Collateral Agent, as promptly as practicable after a Responsible Officer of Parent or Borrower shall have obtained Knowledge thereof, written notice describing in reasonable detail any instance where any Credit Party or any of its Subsidiaries or licensing partners: (i) has a reasonable expectation that there are grounds for imposition of a clinical hold, as described in 21 C.F.R. § 312.42 or foreign equivalent, withdrawal of an Investigational New Drug Application, as defined in 21 C.F.R. § 312.38 or foreign equivalent, withdrawal or suspension of a Product approval or licensure, as described in 21 C.F.R. Part 314 or foreign equivalent, or a recall, as defined in 21 C.F.R. § 7.3 or foreign equivalent, in each case with respect to Product; (ii) has been issued a Warning Letter or Untitled Letter or Form FDA-483 from FDA (or equivalent communication from any other Regulatory Agency) with respect to Product; or (iii) has received notice from a Regulatory Agency (including the European Medicines Authority) that an application for Product will not be approved in its present form.
5.18    Material Contracts; Collateral Documents; Permitted Royalty Financing Documents. Comply with all of its covenants, agreements, undertakings and obligations arising under, and fulfill all of its obligations under: (a) each Collateral Document to which it is a party; (b) any Permitted Royalty Financing Document to which it is a party, except, in each case of any such failure to comply or fulfill, as could not reasonably be expected to be material in the context of such Permitted Royalty Financing Document; and (c) each other Material Contract to which it is a party, except as could not reasonably be expected to have a Material Adverse Change.
6    NEGATIVE COVENANTS
Each Credit Party covenants and agrees that, (x) with respect to Sections 6.1, 6.2(b) to 6.2(d), 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10 and 6.14, from and after the Tranche A Closing Date and (y) with respect to Sections 6.2(a), 6.3, 6.11, 6.12, 6.13 and 6.15, from and after the Effective Date, in each case, until payment in full of all Obligations (other than inchoate indemnity and inchoate expense reimbursement obligations), such Credit Party shall not, and shall cause each of its Subsidiaries not to:
6.1    Dispositions. Subject to clauses (a) and (b) below, convey, sell, lease, transfer, exchange, assign, covenant not to sue, enter into a coexistence agreement, exclusively or nonexclusively license out, or otherwise dispose of (including any sale-leaseback or any transfer of assets pursuant to a plan of division), directly or indirectly and whether in one or a series of transactions (collectively, “Transfer”), all or any part of its properties or assets constituting Collateral (including, for the avoidance of doubt, any Equity Interests constituting Collateral issued by any Subsidiary which are owned or otherwise held by such Credit Party) or any Company IP that does not constitute Collateral under the Loan Documents but is related to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease,

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distribution or sale or lease of Product in the Territory; except, in each case of this Section 6.1, for Permitted Transfers.
(a)    In respect of any Pledged Shares (as defined in the Scottish Share Pledge), Borrower must not enter into any single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to Transfer all or any of the Pledged Shares without the prior written consent of the Collateral Agent.
(b)    Consent pursuant to Section 6.1(a) above must:
(i)    at all times be at the discretion of the Collateral Agent;
(ii)    be obtained no more than fourteen (14) days prior to each proposed sale, transfer, lease or other disposal; and
(iii)    detail and identify the particular transaction, including the Pledged Shares which are the subject of the transaction, and the identity of the relevant acquirer, transferee, lessee or disponee.
6.2    Fundamental Changes; Location of Collateral.
(a)    Without at least ten (10) days prior written notice to the Collateral Agent, solely in the case of a Credit Party: (i) change its jurisdiction of organization, incorporation or formation, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change any organizational number (if any) assigned by its jurisdiction of organization, incorporation or formation.
(b)    Except as set forth in Schedule 6.2(b) of the Disclosure Letter, maintain its primary Books at or deliver any Collateral with a fair market value (reasonably determined in good faith by a Responsible Officer of Parent), individually or together with any other Collateral, in excess of €3,000,000 to, one or more mortgaged or leased locations or one or more warehouses, processors or bailees, as applicable, unless, (x) subject to the timing requirements of Section 5.12, 5.13 or 5.14 if and only to the extent applicable (solely with respect to such locations, warehouses, processors or bailees where such Books or Collateral is located on the applicable Closing Date (or during the 30-day period following the applicable Closing Date), such Credit Party uses commercially reasonable efforts to obtain, within thirty (30) days after such Books or Collateral are maintained (or such longer period as the Collateral Agent may agree in writing in its sole discretion, taking into account reasonable good faith efforts) a Collateral Access Agreement for such mortgaged or leased location or such warehouse, processor or bailee governing such Books or such Collateral (as applicable), in form and substance reasonably satisfactory to the Collateral Agent, to the extent such Collateral is located in the United States or the jurisdiction of organization of such Credit Party (or, if different, the jurisdiction of the principal place of business of such Credit Party) or (y) obtaining such Collateral Access Agreement described in sub-clause (x) would be, contrary to the Agreed Security Principles. Notwithstanding anything to the contrary herein, such obligation to deliver Collateral Access Agreements will not apply to any inventory or assets while in transit (including such assets stored at any temporary location pending transit) or outside of the United States or Canada to the extent a Collateral Access Agreement would not be customary in such jurisdiction.
(c)    Establish or maintain any bank account of any Credit Party other than the bank accounts set forth on Schedule 6.2(c) of the Disclosure Letter (which bank accounts constitute all of the deposit accounts, securities accounts or other similar accounts maintained by any Credit Party on the Effective Date or applicable Closing Date), unless, in the case of any bank account that is not an Excluded Account, (i) the Collateral Agent is provided at least ten (10) Business Days’ written notice from such Credit Party prior to the establishment or maintenance of such account and (ii) such account is or is made subject to a Control Agreement or an applicable Collateral Document to the extent required by Section 5.5 hereof.
(d)    Maintain cash in any bank account located in other than the United States, Austria, the United Kingdom (including Scotland), France, Sweden, Canada (including Quebec) or the jurisdiction of organization of such Credit Party (or, if different, the jurisdiction of the principal place of business of such Credit

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Party) that would be in excess of the amount of cash that would be appropriate for (i) the continued operations in the ordinary course of business of such Credit Party or Subsidiary and (ii) such other business needs of such Person, as reasonably determined by a Responsible Officer of Parent or Borrower in good faith, consistent with prudent cash management practices and not with an intent to hinder the security interests available under the Loan Documents.
(e)    Take any action or engage in any transaction (or series of actions or transactions), whether by reorganization, sale of assets, merger, dissolution, amendment of Operating Documents or otherwise, the primary purpose of which is to evade, avoid or seek to avoid the performance or observance of any of the covenants, agreements or obligations of any Credit Party under the Loan Documents (including under the Collateral Documents).
6.3    Mergers, Acquisitions, Liquidations or Dissolutions.
(a)    Merge, divide itself into two (2) or more entities, consolidate, liquidate or dissolve, or permit any of its Subsidiaries to merge, divide itself into two (2) or more entities, consolidate, liquidate or dissolve with or into any other Person, except that:
(i)    (x) any Subsidiary of Parent may merge or consolidate with or into a Credit Party, provided, that, the Credit Party is the surviving entity and (y) any Subsidiary of Parent may liquidate or dissolve, provided, that, prior to or concurrent with such liquidation or dissolution, the remaining assets of such Subsidiary shall be distributed to another Subsidiary, provided, further, that if the liquidating or dissolving Subsidiary is a Credit Party, all of the assets and business of such Subsidiary shall be distributed to an existing or newly-formed Credit Party, and if the liquidating or dissolving Subsidiary is not a Credit Party, all of the assets and business of such Subsidiary are transferred to a Credit Party or another Subsidiary; provided, finally, that neither such dissolution or liquidation nor such transfer could reasonably be expected to result in a Material Adverse Change;
(ii)    any Subsidiary of Parent may merge or consolidate with any other Subsidiary of Parent, provided, that, if any party to such merger or consolidation is a Credit Party then either (x) such Credit Party is the surviving entity or (y) the surviving or resulting entity executes and delivers to the Collateral Agent a joinder to the Security Agreement in the form attached thereto, a joinder to any relevant IP Agreement, and such other Collateral Documents or other documents required under the terms of the Loan Documents or as the Collateral Agent may reasonably request, as applicable, and otherwise satisfies the requirements of Section 5.13 as promptly as practicable but in no event later than thirty (30) days (or such longer period as the Collateral Agent may agree in writing and in its sole discretion, taking into account reasonable good faith efforts) following the completion of such merger or consolidation;
(iii)    any Subsidiary of Parent may divide itself into two (2) or more entities or be dissolved or liquidated, provided, that, if such Subsidiary is a Credit Party, the properties and assets of such Subsidiary are allocated or distributed to an existing or newly formed or newly joined Credit Party; and
(iv)    any Permitted Acquisition or Permitted Investment may be structured as a merger or consolidation.
(b)    Make, or permit any of its Subsidiaries to make, Acquisitions outside the ordinary course of business, including any purchase of all or substantially all of the assets of, or any division or line of business of, any other Person, other than Permitted Acquisitions or Permitted Investments.
For the avoidance of doubt, nothing in this Section 6.3 shall prohibit any Credit Party or its Subsidiaries from entering into in-licensing agreements; provided, however, that in each case no Indebtedness that is not Permitted Indebtedness hereunder is incurred or assumed in connection therewith.
6.4    Indebtedness. Directly or indirectly, create, incur, assume or guaranty or otherwise become or remain liable with respect to, any Indebtedness that is not Permitted Indebtedness hereunder; provided, however,

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that the accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.4.
6.5    Encumbrances. Except for Permitted Liens, (i) create, incur, allow, or suffer to exist any Lien on any Collateral, or (ii) permit (other than pursuant to the terms of the Loan Documents) any material portion of the Collateral (including, for the avoidance of doubt, any Equity Interests constituting Collateral issued by any Subsidiary which are owned or otherwise held by such Credit Party) not to be subject to the first priority security interest (subject to Permitted Liens, the limitations expressly set forth herein and the limitations expressly set forth in the other Loan Documents) granted in the Loan Documents or otherwise pursuant to the Collateral Documents, in each case of this clause (ii), other than as a direct result of any action by the Collateral Agent or any Lender or failure of the Collateral Agent or any Lender to perform an obligation thereof under the Loan Documents.
6.6    No Further Negative Pledges; Negative Pledge.
(a)    Enter into any agreement, document or instrument directly or indirectly prohibiting (or having the effect of prohibiting) or limiting the ability of such Credit Party or Subsidiary to create, incur, assume or suffer to exist any Lien upon any Collateral, whether now owned or hereafter acquired, in favor of the Collateral Agent, for the benefit of Lenders and all other Secured Parties, with respect to the Obligations or under the Loan Documents, in each case of this Section 6.6, other than Permitted Negative Pledges.
(b)    Notwithstanding Sections 6.1, 6.5 and 6.6, no Credit Party will Transfer (including pursuant to a Distribution or Investment), or create, incur, allow or suffer to exist any Lien on, (x) any Equity Interests owned or otherwise held by such Credit Party constituting Collateral issued by any Subsidiary, (y) any Equity Interests owned or otherwise held by such Credit Party and issued by any Subsidiary owning Collateral and (z) Company IP, except for: (i) Permitted Liens; (ii) Permitted Transfers between or among Credit Parties, provided, that, any and all steps as may be required to be taken in order to create and maintain a first priority security interest in and Lien upon (subject to Permitted Liens, the limitations expressly set forth herein and the limitations expressly set forth in the other Loan Documents) such Equity Interests in favor of the Collateral Agent, for the benefit of Lenders and all other Secured Parties, are taken promptly, and in no event later than thirty (30) days (or such longer period as the Collateral Agent may agree in writing and in its sole discretion, taking into account reasonable good faith efforts), following the completion of any such Permitted Transfer; and (iii) sales, assignments, transfers, exchanges or other dispositions to qualify directors if required by Requirements of Law, provided, that, such sale, assignment, transfer, exchange or other disposition shall be for the minimum number of Equity Interests as are necessary for such qualification under Requirements of Law.
6.7    Maintenance of Collateral Accounts. Maintain any Collateral Account except in accordance with the terms of Section 5.5 hereof.
6.8    Distributions; Investments.
(b)    Pay any dividends or make any distribution or payment on, or redeem, retire or repurchase any of its Equity Interests (collectively, “Restricted Payments”), except, in each case of this Section 6.8, for Permitted Distributions.
(c)    Directly or indirectly, make any Investment other than Permitted Acquisitions and Permitted Investments.
For the avoidance of doubt, nothing in this Section 6.8 shall prohibit any Credit Party or its Subsidiaries from entering into in-licensing agreements; provided, however, that in each case no Indebtedness that is not Permitted Indebtedness is incurred or assumed in connection therewith.
6.9    No Restrictions on Subsidiary Distributions. Enter into any agreement, document or instrument directly or indirectly prohibiting (or having the effect of prohibiting) or limiting the ability of any Subsidiary of Parent to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by

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Parent or any of its other Subsidiaries, (b) repay or prepay any Indebtedness owed by such Subsidiary to Parent or any of its other Subsidiaries, (c) make loans or advances to Parent or any of its other Subsidiaries, or (d) transfer, lease or license any Collateral to Parent or any of its other Subsidiaries, except, in each case of this Section 6.9, for Permitted Subsidiary Distribution Restrictions.
6.10    Subordinated Debt; Permitted Royalty Financing Documents. Notwithstanding anything to the contrary in this Agreement:
(a)    Make or permit any voluntary or optional prepayment or repayment of the outstanding principal amount of any Subordinated Debt other than in accordance with the express terms of a subordination, intercreditor or other similar agreement relating to such Subordinated Debt, if any, that is in form and substance reasonably satisfactory to the Collateral Agent;
(b)    Make or permit any payment of interest (including accrued and unpaid interest) in cash on or in respect of any Subordinated Debt at any time that a Default or Event of Default shall have occurred and be continuing other than in accordance with the express terms of a subordination, intercreditor or other similar agreement relating to such Subordinated Debt, if any, that is in form and substance reasonably satisfactory to the Collateral Agent;
(c)    In the case of any Subsidiary of Parent, create, incur or assume or otherwise become directly liable for any Subordinated Debt, or guaranty or otherwise become directly or indirectly liable for any Subordinated Debt of Parent or any other Subsidiary of Parent, unless such Subsidiary of Parent is a Credit Party;
(d)    Amend, restate, supplement or otherwise modify any terms, conditions or other provisions of any Subordinated Debt, or any agreement, instrument or other document relating thereto, in any manner which would contravene in any respect any of the foregoing clauses of this Section 6.10 or adversely affect the payment or priority subordination thereof (as applicable) to Obligations owed to Lenders, in each case except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt, if any, is subject, without the prior written consent of the Collateral Agent (in its sole discretion); or
(e)    Make or permit or cause any voluntary or optional prepayment or repayment of any outstanding amount of any Indebtedness under any Permitted Royalty Financing Document (including any principal or interest), exercise or consummate any call option or similar right or amend, restate, supplement or otherwise modify any terms, conditions or other provisions of such Indebtedness or Permitted Royalty Financing Document in any manner which would contravene in any respect any of the foregoing or adversely affect the payment or priority subordination thereof (if applicable) to Obligations owed to Lenders, in each case other than to the extent permitted by the express terms of a subordination, intercreditor or other similar agreement that is in form and substance reasonably satisfactory to the Collateral Agent and to which the Collateral Agent is a party in respect of such Indebtedness under such Permitted Royalty Financing Document.
6.11    Amendments or Waivers of Operating Documents. Amend, restate, supplement or otherwise modify, or waive, any provision of its Operating Documents in a manner that would reasonably be expected to result in a Material Adverse Change.
6.12    Compliance.
(a)    Become an “investment company” under the Investment Company Act of 1940, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose;
(b)    With respect to any ERISA Affiliate, cause or suffer to exist (i) any event that would result in the imposition of a Lien under ERISA on any assets or properties of any Credit Party or a Subsidiary of a Credit Party with respect to any Plan or (ii) any other ERISA Event that, in the case of sub-clauses (i) above and this

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subclause (ii), could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change; or
(c)    Permit the occurrence of any other event with respect to any present pension, profit sharing or deferred compensation plan which could reasonably be expected to result in a Material Adverse Change.
6.13    Compliance with Sanctions, Export and Import Laws, Anti-Corruption Laws and Anti-Money Laundering Laws.
(a)    Permit any of its Subsidiaries or Affiliates to, directly or indirectly, enter into any documents or contracts with any Blocked Person.
(b)    Permit any of its Subsidiaries or controlled Affiliates to, directly or indirectly, (i) conduct any prohibited business or engage in any prohibited investment, activity, transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any investment, activity, transaction or dealing relating to, any property or interests in property blocked pursuant to Sanctions, or (iii) engage in or conspire to engage in any investment, activity, transaction or dealing that evades or avoids or violates, or has the purpose of evading or avoiding, or attempts to violate, any prohibitions under Sanctions, Export and Import Laws, Anti-Corruption Laws or Anti-Money Laundering Laws.
(c)    Directly or indirectly (including through an agent or any other Person), use any of the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds of any Credit Extension to any Subsidiary, joint venture partner or other Person, (i) for any payments to any government official or employee, political party, official of a political party, candidate for political office or anyone else, in order to obtain, retain or direct business, or to obtain any improper advantage, in violation in any respect of Anti-Corruption Laws, (ii) in violation in any respect of any Anti-Money Laundering Laws, (iii) in violation of Sanctions or (iv) in violation of Export and Import Laws.
(d)    Permit any of its Subsidiaries to, directly or, to the Knowledge of Borrower, indirectly, fund all or part of any repayment of the Credit Extensions or other payments under this Agreement out of proceeds derived from criminal activity or activity or transactions in violation in any respect of Anti- Corruption Laws, Export and Import Laws, Anti-Money Laundering Laws or Sanctions, or that would otherwise cause any Person (including any Person participating in the Credit Extensions, whether as agent, lender, sponsor, underwriter, advisor, investor, or otherwise) to be in violation in any respect of Anti-Corruption Laws, Export and Import Laws, Anti-Money Laundering Laws or Sanctions.
6.14    Material Contracts.
(a)    (i) Waive, amend, cancel or terminate, exercise or fail to exercise, any rights constituting or relating to any of the Material Contracts or (ii) breach, default under, or take any action or fail to take any action that, with the passage of time or the giving of notice or both, would constitute a default or event of default under any of the Material Contracts, in each case of this Section 6.14, which, individually or taken together with any other such waivers, amendments, cancellations, terminations, exercises or failures, could reasonably be expected to have a Material Adverse Change.
(b)    Enter into any Manufacturing Agreement (excluding, for the avoidance of doubt, any Manufacturing Agreement listed on Schedule 12.1 of the Disclosure Letter and all amendments, restatements, amendment and restatements, extensions, supplements or other modifications thereto) relating to active pharmaceutical ingredients or finished products relating to Product (i) that cannot be collaterally assigned to secure the Obligations, (ii) that cannot be assigned to a purchaser in a foreclosure sale of all or any portion of the Collateral (subject to assumption by the purchaser of all obligations under such Material Contract) in the event of any exercise of rights or remedies under the Loan Documents, or (iii) that contains provisions that restrict or penalize the granting of a security interest in or Lien on such Material Contract or the assignment of such Material Contract upon the sale

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or other disposition of all or a portion of a product to which such Material Contract relates, in each case without using its commercially reasonable efforts to ensure such Manufacturing Agreement does not contain the terms listed in sub-clauses (i) to (iii) above.
(c)    Without limitation to any other provision herein or in any other Loan Document, until all of the Obligations have been paid, performed or discharged in full and Borrower has no further right to obtain any Credit Extension hereunder, make or agree to make, and such Credit Party shall cause its Subsidiaries not to make or agree to make, any payment (whether of principal, interest or otherwise) under any Permitted Royalty Financing Document, other than (i) regularly scheduled payments, (ii) payments pursuant to customary “wrong pockets” obligations, (iii) payments in respect of servicing and other expenses incurred in connection establishing and maintaining a Royalty SPV, (iv) payments pursuant to customary expense reimbursement obligations, and (v) payments by Parent or any of its Subsidiaries in respect of non-permitted set-offs by Pfizer of payments owed to Pfizer under any contract or agreement with Parent or any of its Subsidiaries (other than such Royalty SPV) other than the Pfizer License Agreement, in each case if and only to the extent such set-off is not restricted or prohibited under the Pfizer License Agreement (provided, that, any such payment, or the obligation to make any such payment, by Parent or any of its Subsidiaries, is not in the nature of a guarantee or general backstop for Pfizer’s failure to make any regularly scheduled payments or other payments pursuant to the Pfizer License Agreement), in each case pursuant to the express terms and conditions of such Permitted Royalty Financing Document. Without limiting the foregoing and for the avoidance of doubt, no Credit Party or any Subsidiary shall make or agree to make (x) any advance payment, accelerated payment, prepayment or similar payment that such Credit Party or Subsidiary has the right, but not the obligation, to make pursuant to such Permitted Royalty Financing Document (if any), (y) any payment for any amendment, restatement, amendment and restatement, supplement or modification thereto or any replacement, renewal or alteration thereof, including in connection with any approval, consent or waiver in respect thereof, or (z) any payment pursuant to the exercise by any counterparty of any put option, change in control purchase option or other similar right.
6.15    Insolvency Regulation. With respect to each Credit Party that is incorporated in England and Wales, Scotland or in a EEA Member Country, not cause or allow its Centre of Main Interests to change in a manner which would be reasonably likely to be adverse to the interests of Lenders and all other Secured Parties.
6.16    Canadian Registered Pension Plans. Do any of the following (a) maintain, contribute, sponsor or have any liability with respect to any Canadian Defined Benefit Pension Plan or Canadian Multi-Employer Plan without the prior written consent of the Required Lenders or (b) take any action (including the enactment of any corporate resolution) to terminate or wind up (in whole or in part) any Canadian Registered Pension Plan or Canadian Multi-Employer Plan that could reasonably be expected to result in a Material Adverse Change.
7    EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
7.1    Payment Default. Any Credit Party fails to (a) make any payment of any principal of the Term Loans when and as the same shall become due and payable, whether at the due date thereof (including pursuant to Section 2.2(c)) or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise, or (b) within five (5) Business Days after the same becomes due and payable, any payment of interest or premium pursuant to Section 2.2, including any applicable Additional Consideration, Exit Consideration, Makewhole Amount or Prepayment Premium, (which such five (5) Business Day cure period shall not apply to any such payments due on the Term Loan Maturity Date or such earlier date pursuant to Section 2.2(c)(i) or Section 2.2(c)(ii) hereof or the date of acceleration pursuant to Section 8.1(a) hereof). A failure to pay any such interest, premium or Obligations pursuant to the foregoing clause (b) prior to the end of such five (5) Business Day-period shall not constitute an Event of Default (unless such payment is due on the Term Loan Maturity Date or such earlier

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date pursuant to Section 2.2(c)(i) or Section 2.2(c)(ii) hereof or the date of acceleration pursuant to Section 8.1(a) hereof).
7.2    Covenant Default.
(a)    The Credit Parties: (i) fail or neglect to perform any obligation in Sections 5.5, 5.6, 5.7, 5.10, 5.12, 5.13 or 5.14, or (ii) violate or breach any covenant or agreement in Section 6;
(b)    The Credit Parties fail or neglect to perform any obligation in Section 5.2 or 5.17 and, in the case where such failure or neglect is capable of being cured such failure or neglect continues for ten (10) days after the earlier of the date on which (i) a Responsible Officer of any Credit Party becomes aware of such failure or neglect and (ii) written notice thereof shall have been delivered to Borrower by the Collateral Agent or any Lender. Cure periods provided under this Section 7.2(b) shall not apply, among other things, to any of the covenants referenced in clause (a) above; or
(c)    The Credit Parties fail or neglect to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents on its part to be performed, kept or observed and, where such failure or neglect is capable of being cured such failure or neglect continues for twenty (20) days after the earlier of the date on which (i) a Responsible Officer of any Credit Party becomes aware of such failure or neglect and (ii) written notice thereof shall have been delivered to Borrower by the Collateral Agent or any Lender. Cure periods provided under this Section 7.2(c) shall not apply, among other things, to any of the covenants referenced in clauses (a) or (b) above.
7.3    Withdrawal Event; Material Adverse Change . A Withdrawal Event occurs, or a Material Adverse Change occurs.
7.4    Attachment; Levy; Restraint on Business.
(a)    (i) The service of process seeking to attach, by trustee or similar process, any funds of any Credit Party or of any entity under the control of any Credit Party (including a Subsidiary) in excess of €10,000,000 on deposit or otherwise maintained with the Collateral Agent, or (ii) a notice of Lien or levy is filed against any material portion of Collateral by any Governmental Authority, and the same under sub-clauses (i) or (ii) hereof are not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, that no Credit Extensions shall be made during any thirty (30) day cure period; or
(b)    (i) Any material portion of Collateral is attached, seized, levied on, or comes into possession of a trustee, receiver, interim receiver or receiver and manager or (ii) any court order enjoins, restrains, or prevents Parent and its Subsidiaries from conducting any material part of their business, taken as a whole.
7.5    Insolvency.
(a)    An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking: (i) relief in respect of any Credit Party, or of a substantial part of the property of any Credit Party, under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or other similar law; (ii) the voluntary or involuntary appointment of a liquidator, receiver, interim receiver, receiver and manager, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or other similar official for or in respect of any Credit Party or for all or any of the property or assets or undertakings of any Credit Party; (iii) issuance of a warrant of attachment, execution, distraint or similar process against all or a substantial part of the property or assets or undertakings of any Credit Party; or (iv) the winding-up or liquidation of any Credit Party; and in each case of sub-clause (i) through (iv) above, such proceeding or petition shall continue undismissed or unstayed for sixty (60) days (or, in the case of any Person incorporated, organized or formed in any jurisdiction other than the United States, fifteen (15) days) or an order or decree approving or ordering any of the foregoing shall be entered;

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(b)    Any Credit Party shall: (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other existing or future federal, state, provincial or foreign bankruptcy, insolvency, receivership, relief of debtors or similar law including any corporate action, legal proceedings or other procedure or step in relation to the suspension of payments, a moratorium of any indebtedness, winding up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of the English Original Guarantor or any other Credit Party incorporated in England and Wales, or the appointment of any liquidator, receiver, administrative receiver, administrator or similar officer in respect of a Credit Party (or in each case any analogous procedure in any jurisdiction); (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (a) above; (iii) apply for or consent to the appointment of a receiver, interim receiver, receiver and manager, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or other similar official for or in respect of any Credit Party or for any portion of the property or assets or undertakings of any Credit Party; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors, or enter into a composition, compromise, assignment or arrangement with any of its creditors (whether by way of a voluntary arrangement, schedule of arrangement, deed of compromise or otherwise); (vi) become unable to, admit in writing its inability to or fail to, generally pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate (except as otherwise expressly permitted hereunder);
(c)    A moratorium is declared in respect of any indebtedness of the English Original Guarantor or any Credit Party incorporated in England and Wales or Scotland (and if a moratorium occurs, the ending of that moratorium will not remedy any Event of Default caused by it), or any Credit Party shall be insolvent as defined in any statute of the Bankruptcy Code or any similar laws in any other jurisdictions to which a Credit Party is subject, including the Austrian IO, Canadian Insolvency Laws, and the French Code de commerce, or in the fraudulent conveyance or fraudulent transfer statutes of such Credit Party’s jurisdiction of organization, including, in relation to the English Original Guarantor or a Credit Party incorporated in England and Wales or Scotland, the value of its properties and assets is less than its liabilities, taking into account contingent and prospective liabilities (but excluding any intercompany loan obligations which are owed to any Credit Party to the extent permitted under the Loan Documents and which have not become due and payable);
(d)    An affirmative vote by the applicable Board of Directors to commence any case, proceeding or other action described in clause (a) above or any other action by any Credit Party to otherwise cause, consent to, approve or acquiesce in any of the acts described in clauses (a) through (c) above;
(e)    Any corporate action, legal proceeding or other procedure or step is taken in relation to the enforcement of any Lien over any assets of the English Original Guarantor or any other Credit Party incorporated in England and Wales.
7.6    Other Agreements.
(a)    Any Credit Party or any of its Subsidiaries fails to pay any Indebtedness (other than the Indebtedness represented by this Agreement and the other Loan Documents) within any applicable grace period after such payment is due and payable (including at final maturity) or after the acceleration of any such Indebtedness by the holder(s) thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds €10,000,000 (except, in each case, to the extent such failure is in compliance with Section 6.10(e) or Section 6.10(f) hereof); or
(b)    Without limiting the generality of clause (a) above, an event of default occurs under any Hedging Agreement as to which any Credit Party or any of its Subsidiaries is the defaulting party or any termination event occurs under any Hedging Agreement as to which any Credit Party or any of its Subsidiaries is the affected party, in either case if, in respect of such Hedging Agreement and as a result of such occurrence, the Hedge Termination Value owed by any such Credit Party or Subsidiary is greater than €5,000,000.

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(c)    A put option or a change in control purchase option or similar right is exercised by the counterparty to any Permitted Royalty Financing Document pursuant to the terms thereof;
(d)    Without limiting the generality of clause (a) above, Parent or any of its Subsidiaries, including Borrower, fails to pay, in accordance with the terms and conditions of any Permitted Royalty Financing Document, within the applicable grace period, after the same becomes due any amount owing under such Permitted Royalty Financing Document, unless the amount of such payment is otherwise being disputed in good faith by such applicable Person in accordance with the terms of such Permitted Royalty Financing Document; or
(e)    With respect to any Permitted Royalty Financing, any Credit Party or any of its Subsidiaries makes or agrees to make, directly or indirectly, any deposit into any collateral or similar account established and maintained in connection with such Permitted Royalty Financing other than in the minimum amount and in the manner expressly required in accordance with the terms and conditions of the Permitted Royalty Financing Documents relating thereto, and such deposit is not arising from an administrative error that is cured within ten (10) Business Days.
7.7    Judgments. One or more final, non-appealable judgments, orders, or decrees for the payment of money in an amount in excess of €5,000,000 (but excluding any final judgments, orders, or decrees for the payment of money, in each case that is covered by a policy from an independent third-party insurance carrier as to which such insurance carrier has not excluded or denied liability or by an indemnification claim against a solvent and unaffiliated Person that is not a Credit Party or a Subsidiary of a Credit Party as to which such Person has not denied liability for such claim), shall be rendered against one or more Credit Parties and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.
7.8    Misrepresentations. Any Credit Party or any Person acting for any Credit Party makes or is deemed to make any representation, warranty, or other statement now or later in this Agreement, any other Loan Document or in any writing delivered to the Collateral Agent or any Lender or to induce the Collateral Agent or any Lender to enter this Agreement or any other Loan Document, and such representation, warranty, or other statement is incorrect in any material respect (or, to the extent any such representation, warranty or other statement is qualified by materiality or Material Adverse Change, in any respect) when made or deemed to be made.
7.9    Loan Documents; Collateral. Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party, or any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to or as expressly permitted by the terms thereof) cease to create a valid security interest in any material portion of the Collateral purported to be covered thereby or such security interest shall for any reason (other than pursuant to or as expressly permitted by the terms of the Loan Documents) cease to be a perfected and first priority security interest in any material portion of the Collateral subject thereto, subject only to Permitted Liens, in each case, other than as a direct result of any action by the Collateral Agent or any Lender or failure of the Collateral Agent or any Lender to perform an obligation thereof under the Loan Documents.
7.10    ERISA Event. An ERISA Event or a Canadian Pension Plan Termination Event occurs which in either case, individually or taken together with any other ERISA Events or Canadian Pension Plan Termination Events, results or could reasonably be expected to result in a Material Adverse Change or the imposition of a Lien under Section 303(k) of ERISA or under any Canadian Insolvency Laws or any Canadian federal or provincial pension legislation on any Collateral that, individually or taken together with any other such Liens, could reasonably be expected to result in a Material Adverse Change.
7.11    Intercreditor Agreements. (a) A material default or breach occurs under any other subordination, intercreditor or other similar agreement with respect to any Permitted Indebtedness that constitutes Subordinated Debt or with respect to any Permitted Royalty Financing or (b) any creditor party to such an agreement with the Collateral Agent (or Lenders) or any Credit Party party to such agreement breaches any of the terms thereof in any material respect; provided, that, material defaults or breaches for the purposes of this Section 7.11 shall

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include breaches of any payment, enforcement or subordination provisions or other material restrictions set forth in such agreement. For the avoidance of doubt, default or breaches by any Secured Party shall not constitute an Event of Default hereunder.
8    RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT
8.1    Rights and Remedies. While an Event of Default occurs and continues, the Collateral Agent may, or at the request of the Required Lenders, will, without notice or demand:
(a)    declare all Obligations (including, for the avoidance of doubt, any and all amounts payable pursuant to Section 2.2(e), Section 2.2(f) and Section 2.7(b), as applicable) immediately due and payable (but if an Event of Default described in Section 7.5 occurs, all Obligations, including any and all amounts payable pursuant to Section 2.2(e), Section 2.2(f) and Section 2.7(b), as applicable, are automatically and immediately due and payable without any notice, demand or other action by the Collateral Agent or any Lender), whereupon all Obligations for principal, interest, premium or otherwise (including, for the avoidance of doubt, any and all amounts payable pursuant to Section 2.2(e), Section 2.2(f) and Section 2.7(b), as applicable) shall become due and payable by Borrower without presentment for payment, demand, notice of protest or other demand or notice of any kind, which are all expressly waived by the Credit Parties hereby;
(b)    stop advancing money or extending credit for Borrower’s benefit under this Agreement;
(c)    settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that the Collateral Agent considers advisable, notify any Person owing Borrower money of the Collateral Agent’s security interest, for the benefit of the Lenders and all other Secured Parties, in such funds, and verify the amount of the Collateral Accounts;
(d)    make any payments and do any acts it considers necessary or reasonable to protect the Collateral or the Collateral Agent’s security interest, for the benefit of Lenders and all other Secured Parties, in the Collateral. Borrower shall assemble the Collateral if the Collateral Agent or the Required Lenders requests and make it available as the Collateral Agent designates or the Required Lenders designate. The Collateral Agent or its agents or representatives may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien that appears to be prior or superior to its security interest, for the benefit of Lenders and all other Secured Parties, and pay all expenses incurred. Each of Parent and Borrower grants the Collateral Agent an irrevocable, royalty-free license or other right to enter, use, operate and occupy (and for its agents or representatives to enter, use, operate and occupy), without charge, any such premises to exercise any of the Collateral Agent’s or any Lender’s rights or remedies under this Section 8.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, advertise for sale, sell, assign, license out, convey, transfer or grant options to purchase any Collateral);
(e)    apply to the Obligations (i) any balances and deposits of Borrower it holds, (ii) any amount held by the Collateral Agent owing to or for the credit or the account of Borrower or (iii) any balance from any Collateral Account of any Credit Party or instruct the bank at which any such Collateral Account is maintained to pay the balance of any such Collateral Account to the Collateral Agent, for the benefit of Lenders and all other Secured Parties, or to any Lender on behalf of itself and all other Secured Parties, as the Collateral Agent shall direct;
(f)    ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. With respect to any and all Intellectual Property owned or held by any Credit Party and included in Collateral, each Credit Party hereby grants to the Collateral Agent, for the benefit of Lenders and all other Secured Parties, to the maximum extent permitted: an irrevocable, non-exclusive, assignable, royalty-free license or other right to use (and for its agents or representatives to use), without charge, including the right to sublicense, use and practice, any and all of such Credit Party’s rights to such Intellectual Property in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, advertise for sale, sell, assign, license out, convey, transfer or grant options to purchase any Collateral, and access to all media in which any of the

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licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof; and in connection with the Collateral Agent’s exercise of its rights or remedies under this Section 8.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), each Credit Party’s rights under all licenses and franchise contracts inure to the benefit of Lenders and all other Secured Parties (as if each such Person was a third-party beneficiary for such purpose under such licenses or contracts);
(g)    place a “hold” on any account maintained with the Collateral Agent or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(h)    demand and receive possession of the Books of any Credit Party regarding Collateral; and
(i)    exercise all rights and remedies available to the Collateral Agent or any Lender under the Collateral Documents or any other Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof), the PPSA or the RPMRR, as applicable.
Each of the Collateral Agent and Lender agrees that in connection with any foreclosure or other exercise of rights under this Agreement or any other Loan Document with respect to any Intellectual Property included in the Collateral, the rights of the licensees under any license of such Intellectual Property will not be terminated, limited or otherwise adversely affected so long as no default exists thereunder in a way that would permit the licensor to terminate such license (commonly termed a non-disturbance). Without limitation to any other provision herein or in any other Loan Document, while an Event of Default occurs and continues, at the Collateral Agent’s or the Required Lenders’ request, representatives from Borrower and the Collateral Agent shall promptly meet (in person or telephonically) to discuss in good faith how to collect, receive, appropriate and realize upon Borrower’s rights and interests in, to and under any Company IP Agreement, including in connection with any foreclosure or other exercise of the Collateral Agent’s or any Lender’s rights with respect thereto. If Borrower and the Collateral Agent do not mutually agree with respect thereto within ten (10) Business Days after such request by the Collateral Agent, then the Collateral Agent may request Borrower to, and Borrower (promptly following the receipt of such request) shall, use reasonable best efforts to obtain the written consent of any counterparty to the exercise by the Collateral Agent or any Lender of any and all rights and remedies under this Agreement or any other Loan Document with respect to any Company IP Agreement, in form and substance reasonably satisfactory to the Collateral Agent.
8.2    Power of Attorney. Borrower hereby irrevocably appoints the Collateral Agent and any Related Party thereof as its lawful attorney-in-fact, exercisable solely upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Collateral Accounts directly with depository banks where the Collateral Accounts are maintained, for amounts and on terms the Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s products liability or general liability insurance policies maintained in any jurisdiction regarding Collateral; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of the Collateral Agent or a third-party as the Code, the PPSA or the RPMRR, as applicable, permits. Each of Parent and Borrower hereby appoints the Collateral Agent and any Related Party thereof as its lawful attorney-in-fact solely to file or record any documents necessary to perfect or continue the perfection of the Collateral Agent’s security interest, for the benefit of Lenders and all other Secured Parties, in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) have been satisfied in full and no Lender is under any further obligation to make Credit Extensions hereunder. The foregoing appointment of the Collateral Agent and any Related Party thereof as Borrower’s (or Parent’s) attorney in fact, and all of the Collateral Agent’s (or such Related Party’s) rights and powers, coupled with an interest, are irrevocable until all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has

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been asserted) have been fully repaid and performed and each Lender’s obligation to provide Credit Extensions terminates.
8.3    Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, the Collateral Agent shall apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Collateral Accounts or disposition of any other Collateral, or otherwise, to the Obligations in such order as the Collateral Agent shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Lenders for any deficiency. If the Collateral Agent or any Lender directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, the Collateral Agent or such Lender, as applicable, shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by the applicable Lender(s) of cash therefor.
8.4    Collateral Agent’s Liability for Collateral. So long as the Collateral Agent complies with Requirements of Law regarding the safekeeping of the Collateral in the possession or under the control of the Collateral Agent and absent bad faith, gross negligence or willful misconduct of the Collateral Agent (as determined by a court of competent jurisdiction by final and nonappealable judgment), the Collateral Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; or (c) any act or default of any other Person. In no event shall the Collateral Agent or any Lender have any liability for any diminution in the value of the Collateral for any reason except as a result of the Collateral Agent’s bad faith, gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and nonappealable judgment). Subject to the foregoing, Borrower bears all risk of loss, damage or destruction of the Collateral.
8.5    No Waiver; Remedies Cumulative. The Collateral Agent’s or any Lender’s failure, at any time or times, to require strict performance by Borrower or any other Person of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of the Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Each of the Collateral Agent’s and Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Each of the Collateral Agent and Lenders has all rights and remedies provided under the Code, the PPSA, the RPMRR, by law, or in equity. The exercise by the Collateral Agent or any Lender of one right or remedy is not an election and shall not preclude the Collateral Agent or any Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and the waiver by the Collateral Agent or any Lender of any Event of Default is not a continuing waiver. The Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.
8.6    Demand Waiver; Makewhole Amount; Prepayment Premium; Exit Consideration. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Collateral Agent on which Borrower is liable. Borrower acknowledges and agrees that if the Obligations shall be or are prepaid pursuant to Section 2.2(c) or the maturity of all Obligations shall be accelerated pursuant to Section 8.1(a) by reason of the occurrence of an Event of Default, the applicable Makewhole Amount, Prepayment Premium and Exit Consideration that is payable pursuant to Section 2.2(e), Section 2.2(f) and Section 2.7(b) (as applicable), as well as any other accrued Additional Consideration that is payable pursuant to Section 2.7, shall become due and payable by Borrower upon such prepayment, whether such prepayment is voluntary or mandatory, as provided in Section 2.2(c) or acceleration, whether in the case of acceleration such acceleration is automatic or is effected by the Collateral Agent’s or any Lender’s declaration thereof, as provided in Section 8.1(a), and shall also become due and payable in the event the Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means, and Borrower shall pay the applicable Makewhole Amount, Prepayment Premium and Exit Consideration that is payable pursuant to Section 2.2(e), Section 2.2(f) and Section 2.7(b) (as applicable), as well as any other accrued Additional Consideration that is payable pursuant to Section 2.7, as compensation to Lenders for

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the loss of its investment opportunity and not as a penalty, and Borrower waives any right to object thereto in any voluntary or involuntary bankruptcy, insolvency or similar proceeding or otherwise.
9    NOTICES
All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address (if any) indicated below. Any party to this Agreement may change its mailing or electronic mail address by giving all other parties hereto written notice thereof in accordance with the terms of this Section 9. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document, any and all documents and communication that could trigger Austrian stamp duty must not be sent from or to an Austrian mailing or electronic mail addresses with an Austrian nexus.
If to Borrower or any other Credit Party:
Valneva Austria GmbH
Campus Vienna Biocenter 3
1030 Vienna
Austria
Attn:    General Counsel
Email:    legalcontracts@valneva.com

with a mandatory copy to:
Valneva SE
6 rue Alain Bombard
44800 Saint Herblain
France
Attn:    General Counsel
Email:    legalcontracts@valneva.com

with copies to (which shall not constitute notice) to:
Cooley LLP
3 Embarcadero Center
20th Floor
San Francisco, CA 94111-4004
Attn: Mischi a Marca
Email: gmamarca@cooley.com

If to Collateral Agent:    BioPharma Credit PLC
51 Lime Street
19th Floor
London
EC3M 7DQ
United Kingdom
Attn: Company Secretary
Email: biopharmacreditplc@cm.mpms.mufg.com

with a copy to (which shall not constitute notice) to:

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Pharmakon Advisors, LP
110 East 59th Street, #2800
New York, NY 10022
Attn: Pedro Gonzalez de Cosio
Phone: +1 (212) 883-2296
Fax: +1 (917) 210-4048
Email: pharmakon@pharmakonadvisors.com
and
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036-6745
Attn: Geoffrey E. Secol
Phone: +1 (212) 872-8081
Email: gsecol@akingump.com
If to any Lender:    To the address of such Lender set forth on Exhibit D attached hereto with a copy to (which shall not constitute notice) to:
Pharmakon Advisors, LP
110 East 59th Street, #2800
New York, NY 10022
Attn: Pedro Gonzalez de Cosio
Phone: +1 (212) 883-2296
Fax: +1 (917) 210-4048
Email: pharmakon@pharmakonadvisors.com
and
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036-6745
Attn: Geoffrey E. Secol
Phone: +1 (212) 872-8081
Email: gsecol@akingump.com

10    CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCLUDING THOSE LOAN DOCUMENTS THAT BY THEIR OWN TERMS ARE EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING THE ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL APPLY TO THAT EXTENT. Each party hereto submits to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent

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permitted by Requirements of Law, in such Federal court; provided, however, that nothing in this Agreement shall be deemed to operate to preclude the Collateral Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Collateral Agent or any Lender. Each Credit Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Credit Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Credit Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party at the address set forth in (or otherwise provided in accordance with the terms of) Section 9 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY CLAIM, SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN OR RELATED HERETO OR THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PARTY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10 AND (C) HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
11    GENERAL PROVISIONS
11.1    Successors and Assigns.
(a)    This Agreement binds and is for the benefit of the parties hereto and their respective successors and permitted assigns.
(b)    No Credit Party may transfer, pledge or assign this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder without the prior written consent of each Lender. Subject to Section 11.1(d), any Lender may at any time sell, transfer, assign or pledge this Agreement or any other Loan Document or any of its rights or obligations hereunder or thereunder, or grant a participation in all or any part of, or any interest in, such Lender’s obligations, rights or benefits under this Agreement and the other Loan Documents, including with respect to any Term Loan (or any portion thereof), to any other Lender, any Affiliate of any Lender or any third Person without Borrower’s consent (any such sale, transfer, assignment, pledge or grant of a participation, a “Lender Transfer”), including, for the avoidance of doubt, in furtherance of, as contemplated under or otherwise in connection with any Lender’s credit facility (including any exercise of rights or remedies thereunder or any actions as a result of any such exercise); provided, however, that no Lender may make a Lender Transfer to a Disqualified Assignee without Borrower’s prior written consent except after the occurrence and during the continuance of an Event of Default (in which case such consent is not required).
(c)    In the case of a Lender Transfer in the form of a participation granted by any Lender to any third Person, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, (iii) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) any agreement or instrument pursuant to which such Lender sells such participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, restatement, amendment and restatement, supplement or other modification hereto, in each case subject to the terms

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and conditions of this Agreement. Borrower agrees that each participant shall be entitled to the benefits of Sections 2.5 and 2.6 (subject to the requirements and limitations therein, including the requirements under Section 2.6(d) (it being understood that the documentation required under Section 2.6(d) shall be delivered to the applicable Lender)) to the same extent as if it were a Person that had acquired its interest by assignment pursuant to clause (b) above; provided that, with respect to any participation, such participant shall not be entitled to receive any greater payment under Sections 2.5 or 2.6 than the applicable Lender (i.e., the party that participated the interest) would have been entitled to receive, except to the extent of any entitlement to receive a greater payment resulting from a Change in Law that occurs after such participant acquired the applicable participation.
(d)    Borrower shall record any Lender Transfer in the Note Register. Each Lender shall provide Borrower and the Collateral Agent with written notice of a Lender Transfer delivered no later than five (5) Business Days (or immediately if known fewer than five (5) Business Days) prior to the date on which such Lender Transfer is proposed to be consummated. If any Lender sells a participation, such Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided, however, that such Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in “registered form” within the meaning of Section 5f.103-1(c) of the United States Treasury regulations (or any amended or successor version) or Section 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related regulations (and any other relevant or successor provisions of the IRC or such regulations). The entries in the Participant Register shall be conclusive absent manifest error, and the Collateral Agent and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For avoidance of doubt, no Lender Transfer shall be made to a Blocked Person.
(e)    Any attempted transfer, pledge or assignment of this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder in violation of this Section 11.1 shall be null and void.
11.2    Indemnification.
(a)    Borrower agrees to indemnify and hold harmless each of the Collateral Agent, Lenders and its and their respective Affiliates (and its or their respective successors and assigns) and each manager, member, partner, controlling Person, director, officer, employee, agent or sub-agent, advisor and affiliate thereof (each such Person, an “Indemnified Person”) from and against any and all Indemnified Liabilities; provided, however, that Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Person (or the bad faith, gross negligence or willful misconduct of such Indemnified Person’s affiliates or controlling Persons or any of their respective managers, members, partners, controlling Persons, directors, officers, employees, agents or sub-agents, advisors or affiliates), (ii) result from a claim brought by Borrower against an Indemnified Person for material breach in bad faith of any of such Indemnified Person’s obligations hereunder or under any other Loan Document, if Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (iii) result from a claim not involving an act or omission of Borrower or any of its Subsidiaries that is brought by an Indemnified Person against another Indemnified Person (other than against the Collateral Agent in its capacity as such). This Section 11.2(a) shall not apply with respect to Taxes other than any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements arising from any non-Tax claim.
(b)    To the extent permitted by Requirements of Law, no party to this Agreement shall assert, and each party to this Agreement hereby waives, any claim against any other party hereto (and its or their successors and assigns), and each manager, member, partner, controlling Person, director, officer, employee, agent or sub-

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agent, advisor and affiliate thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Credit Extension or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party to this Agreement hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(c)    Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document, or at the request of the Collateral Agent or any Lender, shall be at the expense of such Credit Party, and neither the Collateral Agent nor any Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein. In addition, and without limiting the generality of Section 2.4, Borrower agrees to pay or reimburse upon demand each of the Collateral Agent and Lenders (and their respective successors and assigns) and each of their respective Related Parties, if applicable, for any and all fees, expenses and disbursements of the kind or nature described in clause (b) of the definition of “Lender Expenses” or described in the definition of “Indemnified Liabilities” incurred by it.
11.3    Severability of Provisions. In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
11.4    Correction of Loan Documents. The Collateral Agent or Required Lenders may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties hereto so long as the Collateral Agent or Required Lenders, as applicable, provides the Credit Parties and the other parties hereto with written notice of such correction and allows the Credit Parties at least ten (10) days to object to such correction in writing delivered to the Collateral Agent and each Lender. In the event of such objection, such correction shall not be made except by an amendment to this Agreement in accordance with Section 11.5.
11.5    Amendments in Writing; Integration.
(a)    Subject to Section 1.9(d) in relation to disposal or transfer of any asset, property or interests subject to perfected Swedish Lien, no amendment, restatement, amendment and restatement or other modification of or supplement to any provision of this Agreement or any other Loan Document, or waiver, discharge or termination of any obligation hereunder or thereunder, no approval or consent hereunder or thereunder (including any consent to any departure by Borrower or any other Credit Party herefrom or therefrom), shall in any event be effective unless the same shall be in writing and signed by Borrower (on its own behalf and on behalf of each other Credit Party) and the Required Lenders; provided, however, that no such amendment, restatement, amendment and restatement, modification, supplement, waiver, discharge, termination, approval or consent shall, unless in writing and signed by the Collateral Agent and the Required Lenders, affect the rights or duties of, or any amounts payable to, the Collateral Agent under this Agreement or any other Loan Document. Any such waiver, approval or consent granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver, approval or consent.
(b)    This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties hereto about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

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11.6    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.
11.7    Survival; Termination. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to this Section 11.7 and all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied in accordance with the terms of this Agreement. The obligation of Borrower or any other the Credit Parties in Section 11.2 to indemnify Indemnified Persons shall survive until the statute of limitations with respect to such claim or cause of action shall have run. So long as all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and any other obligations which, by their terms, are to survive the termination of this Agreement and for which no claim has been made) have been paid in full and satisfied in accordance with the terms of this Agreement, this Agreement shall be terminated automatically upon payment in full of all Obligations.
11.8    Confidentiality. Any information regarding the Credit Parties and their Subsidiaries and their businesses provided to the Collateral Agent or any Lender by or on behalf of any Credit Party pursuant to the Loan Documents shall be deemed “Confidential Information”; provided, however, that Confidential Information does not include information that is either: (i) in the public domain or in the possession of the Collateral Agent, any Lender or any of their respective Affiliates or when disclosed to the Collateral Agent, any Lender or any of their respective Affiliates, or becomes part of the public domain after disclosure to the Collateral Agent, any Lender or any of their respective Affiliates, in each case, other than as a result of a breach by the Collateral Agent, any Lender or any of their respective Affiliates of the obligations under this Section 11.8; or (ii) disclosed to the Collateral Agent, any Lender or any of their respective Affiliates by a third-party if the Collateral Agent, such Lender or such Affiliate, as applicable, does not know (following reasonable inquiry) that the third-party is prohibited from disclosing the information. Neither the Collateral Agent nor any Lender shall disclose any Confidential Information to a third-party or use Confidential Information for any purpose other than the administration of the Loan Documents, the exercise of its rights or remedies under the Loan Documents or the performance of its duties or obligations under the Loan Documents. The foregoing in this Section 11.8 notwithstanding, the Collateral Agent and each Lender may disclose Confidential Information: (a) to any of its Subsidiaries or Affiliates; (b) to prospective transferees, purchasers or participants of any interest in the Term Loans (including, for the avoidance of doubt, in connection with any proposed Lender Transfer), provided, that, no such disclosure to any Disqualified Assignee shall be permitted hereunder without Borrower’s prior written consent except after the occurrence and during the continuance of an Event of Default (in which case such consent is not required); (c) as required by law, regulation, subpoena, or other order, provided, that, (x) prior to any disclosure under this clause (c), the Collateral Agent or such Lender, as applicable, agrees to endeavor to provide Borrower with prior written notice thereof, and with respect to any law, regulation, subpoena or other order, to the extent that the Collateral Agent or such Lender is permitted to provide such prior notice to Borrower pursuant to the terms hereof, and (y) any disclosure under this clause (c) shall be limited solely to that portion of the Confidential Information as may be specifically compelled by such law, regulation, subpoena or other order; (d) as the Collateral Agent or any Lender otherwise deems necessary or prudent under Sanctions, Anti-Money Laundering Laws, the Anti-Corruption Laws or Export and Import Laws, provided, that, prior to any disclosure under this clause (d), the Collateral Agent or such Lender, as applicable, agrees to endeavor to provide Borrower with prior written notice thereof to the extent practical, and with respect to any law, regulation, subpoena or other order, to the extent that the Collateral Agent or such Lender is permitted to provide such prior notice to Borrower; (e) to the extent requested by regulators having jurisdiction over the Collateral Agent or such Lender or as otherwise required in connection with the Collateral Agent’s or such Lender’s examination or audit by such regulators (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (f), as the Collateral Agent or such Lender considers reasonably necessary in exercising any rights or remedies under the Loan Documents or in connection with any proceeding relating to the Agreement or any other Loan Documents; (g) as to any party hereto; (h) to third-party service providers of the Collateral Agent or such Lender; and (i) to any of the Collateral Agent’s or such Lender’s Related Parties; provided, however, that the third

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parties to which Confidential Information is disclosed pursuant to clauses (a), (b), (h) and (i) above are bound by obligations of confidentiality and non-use that are no less restrictive than those contained herein.
The provisions of this Section 11.8 shall survive the termination of this Agreement.
11.9    Attorneys’ Fees, Costs and Expenses. In any action or proceeding between, on the one hand, any Credit Party and, on the other hand, the Collateral Agent or any Lender, arising out of or relating to the Loan Documents other than in connection with the enforcement against any Credit Party of this Agreement or any other Loan Document, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.
11.10    Right of Set-Off. In addition to any rights now or hereafter granted under Requirements of Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and at any time thereafter during the continuance of any Event of Default, each Lender is hereby authorized by each Credit Party at any time or from time to time, without prior notice to any Credit Party, any such notice being hereby expressly waived by each of Parent and Borrower (on its own behalf and on behalf of each other Credit Party), to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto or with any other Loan Document, irrespective of whether or not (a) the Collateral Agent or such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Lender agrees promptly to notify Borrower and the Collateral Agent after any such set off and application made by such Lender; provided, that, the failure to give such notice shall not affect the validity of such set off and application.
11.11    Marshalling; Payments Set Aside. Neither the Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to any Lender, or the Collateral Agent or any Lender enforces any Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver, interim receiver, receiver and manager or any other party under any bankruptcy law, any other state, provincial or federal law (including any Canadian Insolvency Laws), common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
11.12    Electronic Execution of Documents. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
11.13    Captions. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
11.14    Construction of Agreement. The parties hereto mutually acknowledge that they and their respective attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty, this Agreement shall be construed without regard to which of the parties hereto caused the uncertainty to exist.

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11.15    Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) except as expressly provided in Section 11.2(a), confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective successors and permitted assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement. Unless expressly provided to the contrary in this Agreement, a Person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement. Notwithstanding any term of any Loan Document, the consent of any Person who is not a party to this Agreement is not required to rescind or vary this Agreement at any time.
11.16    No Advisory or Fiduciary Duty. The Collateral Agent and each Lender may have economic interests that conflict with those of the Credit Parties. Each Credit Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender or the Collateral Agent, on the one hand, and such Credit Party, its Subsidiaries, and any of their respective stockholders or affiliates, on the other hand. Each Credit Party acknowledges and agrees that (a) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between each Lender and the Collateral Agent, on the one hand, and such Credit Party, its Subsidiaries and their respective affiliates, on the other hand, (b) in connection therewith and with the process leading to such transactions, the Collateral Agent and each Lender is acting solely as a principal and not the advisor, agent or fiduciary of such Credit Party, its Subsidiaries or their respective affiliates, management, stockholders, creditors or any other Person, (c) neither the Collateral Agent nor any Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its Subsidiaries or their respective affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Collateral Agent or any Lender or any of their respective affiliates has advised or is currently advising such Credit Party, its Subsidiaries or their respective affiliates on other matters) or any other obligation to such Credit Party, its Subsidiaries or their respective affiliates except the obligations expressly set forth in the Loan Documents, and (d) each Credit Party, its Subsidiaries and their respective affiliates have consulted their own legal and financial advisors to the extent each deemed appropriate. Each Credit Party further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that the Collateral Agent or any Lender has rendered advisory services of any nature or respect or owes a fiduciary or similar duty to such Credit Party, its Subsidiaries or their respective affiliates in connection with such transactions or the process leading thereto.
11.17    Credit Parties’ Agent. Each of the Credit Parties hereby irrevocably appoints Borrower, as its agent, attorney-in-fact and legal representative for all purposes, including requesting disbursement of the Term Loans and receiving account statements and other notices and communications to Credit Parties (or any of them) from the Collateral Agent or the Lenders, executing amendments, waivers or other modifications of or supplements to Loan Documents and executing or designating new Loan Documents. The Collateral Agent or the Lenders may rely, and shall be fully protected in relying, on any request for the Term Loans, disbursement instruction, report, information or any other notice or communication made or given by Borrower and any amendment, restatement, amendment and restatement, waiver or other modification of or supplement to a Loan Document or the execution or designation of new Loan Documents executed or made by Borrower, whether in its own name or on behalf of one or more of the other Credit Parties, and the Collateral Agent or the Lenders shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Credit Party as to the binding effect on it of any such request, instruction, report, information, other notice, communication, amendment, restatement, amendment and restatement, supplement, waiver, other modification, execution or designation, nor shall the joint and several character of the Credit Parties’ obligations hereunder be affected thereby. Notwithstanding the foregoing, each of the Credit Parties (other than Borrower) hereby unconditionally releases Borrower from any restriction of self-contracting (In-Sich-Geschäft) or double representation (Doppelvertretung) under Austrian law, both of which is herewith explicitly approved by the respective Credit Parties and each other Credit Parties release Borrower from any restrictions of self-dealing and multiple representation under any Requirements of Law (to the extent legally possible).
11.18    Release from Banking Secrecy. Each Credit Party hereby expressly waives any rights it may have in respect of banking secrecy under Requirements of Law, including pursuant to section 38 (2) of the Austrian

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Banking Act (Bankwesengesetz), as amended and supplemented from time to time, under or in connection with any Loan Document and releases the Collateral Agent and any Lender in respect to such banking secrecy. Accordingly, the Collateral Agent and any Lender may disclose all information (including Confidential Information) concerning the Loan Documents and the transactions envisaged thereunder or any Credit Party that has been provided to Lenders by or on behalf of a Credit Party (including the fact that the Collateral Agent, Lenders and the Credit Parties entered into the business relationship established under the Loan Documents, the amount and the conditions of the Term Loans, the interest rate, Collateral, the presence of a Default or Event of Default, and any financial information on a Credit Party) in such circumstances and to such Persons as permitted under this Agreement, in particular Section 11.8 (Confidentiality).
11.19    Place of Performance. The parties hereto agree that the sole place of performance for all rights and obligations under this Agreement shall be the Collateral Agent’s Office, provided, that, the Collateral Agent is entitled to select another place of performance if such place is outside of Austria. This means in particular that payments under this Agreement must be made from and to bank accounts outside of Austria. The parties hereto explicitly agree that any performance in Austria and any payment from or to a bank account in Austria shall not effectively settle any obligations (keine schuldbefreiende Wirkung).
11.20    Contractual Recognition of Bail-In. Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding between the parties to this Agreement, each party acknowledges and accepts that any liability of any party to any other party under or in connection with the Loan Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)    any Bail-In Action in relation to any such liability, including (without limitation):
(i)    a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)    a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)    (iii) a cancellation of any such liability; and
(b)    a variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
11.21    Judgment Currency. If, for the purpose of obtaining a judgment in any court with respect to this Agreement or any other Loan Document, it is necessary to convert a sum due to the Collateral Agent or any Lender in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Collateral Agent may purchase the Original Currency with the Other Currency on the Business Day preceding the day on which the final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied. The obligations of any Credit Party in respect of any sum due in the Original Currency from it to the Collateral Agent or any Lender under any of the Loan Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Collateral Agent or any Lender, as applicable, of any sum adjudged to be so due in the Other Currency, the Collateral Agent may, in accordance with normal banking procedures, purchase the Original Currency with the Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Collateral Agent or any Lender, as applicable, in the Original Currency, each Credit Party agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Collateral Agent and/or any Lender, as applicable, against any loss and, if the amount of the Original Currency so purchased exceeds the sum

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originally due to the Collateral Agent and/or any Lender, as applicable, in the Original Currency, the Collateral Agent and/or Lender, as applicable, shall remit such excess to the applicable Credit Party.
11.22    Service of Process. Without prejudice to any other mode of service allowed under any relevant law, each Credit Party (other than a Credit Party incorporated in New York) irrevocably appoints Valneva USA as its agent for service of process in relation to any proceedings before the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof in connection with any Loan Document, and agrees that failure by an agent for service of process to notify the relevant Credit Party of the process will not invalidate the proceedings concerned. If any person appointed as agent for service of process is unable for any reason to act as agent for service of process, the relevant Credit Parties must promptly (and in any event within ten (10) Business Days of such event taking place) appoint another agent on terms reasonably acceptable to the Collateral Agent. Failing this, the Collateral Agent may appoint another agent for this purpose.
12    COLLATERAL AGENT
12.1    Appointment and Authority. Each of the Lenders hereby irrevocably appoints BioPharma Credit PLC to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except for the first two (2) sentences of Section 12.6 and the penultimate paragraph of Section 12.8, the provisions of this Section 12 are solely for the benefit of the Collateral Agent and Lenders, and neither Borrower nor any other Credit Party shall have rights as a third-party beneficiary of any of such provisions. Subject to Section 12.8 and Section 11.5, any action required or permitted to be taken by the Collateral Agent hereunder shall be taken with the prior approval of the Required Lenders. The Collateral Agent declares that it holds the Liens on and security interests in Collateral granted pursuant to the English Security Documents on trust for Lenders and all other Secured Parties on the terms contained in this Agreement.
12.2    Rights as a Lender. The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Parent or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any Lender.
12.3    Exculpatory Provisions.
(a)    The Collateral Agent shall not have any duties or obligations to the Lenders except those expressly set forth herein and in the other Loan Documents to which it is a party. Without limiting the generality of the foregoing, with respect to the Lenders, the Collateral Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents to which it is a party that the Collateral Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in such other Loan Documents), provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Loan Document or Requirements of Law; and

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(iii)    shall not, except as expressly set forth herein and in the other Loan Documents to which it is a party, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity.
(b)    The Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.5) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Collateral Agent in writing by Borrower or a Lender.
(c)    The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.
12.4    Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for Borrower or Parent), independent accountants, manufacturing consultants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants, consultants or experts.
12.5    Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
12.6    Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon the receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower so long as no Default or Event of Default has occurred and is continuing, to appoint a successor (which shall not be a Disqualified Assignee except after the occurrence an during the continuation of an Event of Default). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent that is a Related Party of the Collateral Agent or any Lender; provided that, whether or not a successor has been appointed or has accepted such appointment, such resignation shall become effective upon delivery of the notice thereof. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations under the Loan Documents (if not already discharged therefrom as provided above in this Section 12.6). After the retiring

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Collateral Agent’s resignation, the provisions of Section 10 and Section 12 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any resignation by the Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by, to or through each Lender directly, until such time as a Person accepts an appointment as Collateral Agent in accordance with this Section 12.6.
12.7    Non-Reliance on Collateral Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and make Credit Extensions hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
12.8    Collateral and Guaranty Matters. Each Lender agrees that any action taken by the Collateral Agent or the Required Lenders in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Collateral Agent or Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the Lenders irrevocably authorize and instruct the Collateral Agent, and the Collateral Agent agrees:
(a)    to release any Lien on any property or assets granted to or held by the Collateral Agent under any Collateral Document (i) upon payment and satisfaction in full of the Obligations (other than inchoate indemnity and inchoate expense reimbursement obligations), (ii) subject to Section 1.9(d) in relation to disposal or transfer of any asset, property or interests subject to perfected Swedish Lien, that is sold, transferred, disposed or to be sold, transferred, disposed as part of or in connection with any sale, transfer or other disposition (other than any sale to a Credit Party) permitted hereunder, (iii) subject to Section 11.5, if approved, authorized or ratified in writing by the Required Lenders, or (iv) to the extent such property is owned by a Guarantor upon the release of such Guarantor from its obligations under the Loan Documents pursuant to clause (c) below;
(b)    to subordinate any Lien on any property or assets granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clauses (d), (i), (j), (m), (n) and (r) of the definition of “Permitted Liens” (solely with respect to modifications, replacements, extensions or renewals of Liens permitted under clauses (d), (i), (j), (m) and (n) of the definition of “Permitted Liens”);
(c)    to release any Guarantor from its obligations under the Security Agreement (and other applicable Collateral Documents) if such Person ceases to be a Subsidiary (or becomes an Excluded Subsidiary (to the extent not designated by Parent or Borrower to be a Designated Guarantor)) as a result of a transaction permitted hereunder or upon payment and satisfaction in full of the Obligations (other than inchoate indemnity and inchoate expense reimbursement obligations);
(d)    to enter into non-disturbance and similar agreements in connection with the licensing of Intellectual Property permitted pursuant to the terms of this Agreement, including any agreement that makes any Lien on any property or assets granted to of held by the Collateral Agent under any Collateral Document expressly subject to all rights of any such licensee under any such license; and
(e)    to enter into a subordination, intercreditor, or other similar agreement with respect to (i) any Indebtedness that constitutes Subordinated Debt to the extent such Subordinated Debt is permitted under the definition of Permitted Indebtedness, or (ii) any Permitted Royalty Financing.
Upon request by the Collateral Agent at any time the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any

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Guarantor from its obligations under the Security Agreement (and other applicable Collateral Documents) pursuant to this Section 12.8.
In each case as specified in this Section 12.8, the Collateral Agent will (and each Lender irrevocably authorizes and instructs the Collateral Agent to), at Borrower’s expense, (A) deliver to Borrower any Collateral that is in the Collateral Agent’s possession (if any) in connection with the release of the Collateral Agent’s Lien thereon, and (B) execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request (i) to evidence the release or subordination of such item of Collateral from the Liens and security interests granted under the Collateral Documents, (ii) to enter into non-disturbance or similar agreements in connection with the licensing of Intellectual Property, including any agreement that makes any Lien on any property or assets granted to of held by the Collateral Agent under any Collateral Document expressly subject to all rights of any such licensee under any such license, (iii) to enter into a subordination, intercreditor, or other similar agreement with respect to any Indebtedness that constitutes Subordinated Debt to the extent such Subordinated Debt is permitted under the definition of Permitted Indebtedness or (iv) to evidence the release of any Guarantor from its obligations under the Security Agreement (and other applicable Collateral Documents), in each case in accordance with the terms of the Loan Documents and this Section 12.8 and in form and substance reasonably acceptable to the Collateral Agent.
Without limiting the generality of Section 12.10 below, the Collateral Agent shall deliver to the Lenders notice of any action taken by it under this Section 12.8 promptly after the taking thereof; provided, that, delivery of or failure to deliver any such notice shall not affect the Collateral Agent’s rights, powers, privileges and protections under this Section 12.
12.9    Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Section 2.4 to be paid by it to the Collateral Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (based upon the percentages as used in determining the Required Lenders as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent (or any such sub-agent) in its capacity as such or against any Related Party of any of the foregoing acting for the Collateral Agent (or any sub-agent) in connection with such capacity.
12.10    Notices and Items to Lenders. The Collateral Agent shall deliver to the Lenders each notice, report, statement, approval, direction, consent, exemption, authorization, waiver, certificate, filing or other item received by it pursuant to this Agreement or any other Loan Document (including any item received by it pursuant to Section 3 or set forth on Schedule 5.14 of the Disclosure Letter); provided, that, any delivery of or failure to deliver any such notice, report, statement, approval, direction, consent, exemption, authorization, waiver, certificate, filing or item shall not otherwise alter or effect the rights of the Lenders or the Collateral Agent under this Agreement or any other Loan Document or the validity of such item. In addition, to the extent the Collateral Agent or the Required Lenders deliver any notices, approvals, authorizations, directions, consents or waivers to Borrower pursuant to this Agreement or any other Loan Document, the Collateral Agent or the Required Lenders, as applicable, will also deliver such notice, approval, authorization, direction, consent or waiver to the other Lenders on or about the same time such notice, approval, authorization, direction, consent or waiver is provided to Borrower; provided, that, the delivery of or failure to deliver such notice, approval, authorization, direction, consent or waiver to the other Lenders shall not in any way effect the obligations of Borrower, or the rights of the Collateral Agent or the Required Lenders, in respect of such notice, approval, authorization, direction, consent or waiver or the validity thereof.
12.11    Collateral Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Collateral Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the

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Collateral Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and the Collateral Agent and their respective agents and counsel and all other amounts due Lenders and the Collateral Agent under Section 11.2) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, receiver-manager, monitor, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to Lenders, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent under Section 11.2.
In addition, Lenders hereby irrevocably authorize the Collateral Agent, based upon the written instruction of Required Lenders, to (i) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code or any similar laws in any other jurisdictions to which a Credit Party is subject, including the Austrian IO, Canadian Insolvency Laws, and the French Code de commerce, or (ii) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) the Collateral Agent (whether by judicial action or otherwise) in accordance with Requirements of Law. In connection with any such credit bid and purchase, the Obligations owed to Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of the Collateral Agent to credit bid and purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of the Collateral Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and Lenders whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such purchase). Except as provided above and otherwise expressly provided for herein or in the other Loan Documents, the Collateral Agent will not execute or deliver a release of any Lien on any Collateral. Upon request by the Collateral Agent at any time, Lenders will confirm in writing the Collateral Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to, and in accordance with, this Section 12.11. Each Lender or other Secured Party whose Obligations are credit bid under this Section 12.11 shall be entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (y) the amount of Obligations of such Lender or other Secured Party that were credit bid in such credit bid by (z) the aggregate amount of all Obligations that were credit bid in such credit bid.
Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Collateral Agent to vote in respect of the claim of such Lender in any such proceeding.

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12.12    Appointment of Administrative Agent as Hypothecary Representative (Quebec). Without limiting the powers of the Collateral Agent hereunder or under any of the other Loan Documents, each Lender hereby appoints the Collateral Agent to act as hypothecary representative (within the meaning of Article 2692 of the Civil Code of Québec) for each present and future Secured Party (in such capacity, the “Hypothecary Representative”) for the purposes of holding any hypothec granted pursuant to the laws of the Province of Quebec by any Credit Party on any collateral to secure any Obligations. Each assignee of a Lender shall be deemed to have confirmed and ratified the appointment of the Collateral Agent as the hypothecary representative by execution of any document pursuant to which they become a party to this Agreement. The execution by the Collateral Agent, as Hypothecary Representative, of any Deed of Hypothec prior to the date hereof is hereby ratified and confirmed. The Collateral Agent, acting as Hypothecary Representative shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Collateral Agent in this Agreement, which shall apply mutatis mutandis to the Collateral Agent acting as Hypothecary Representative. Each successor Collateral Agent shall automatically (and without any further action) become the successor Hypothecary Representative for the purposes of each Deed of Hypothec executed in connection with this Agreement. Upon such replacement becoming effective, notices of replacement will be registered in each applicable register in which each hypothec created pursuant to any Deed of Hypothec is registered (as contemplated by Article 2692 of the Civil Code of Québec). Notwithstanding anything herein to the contrary, this provision shall be governed by the laws of the Province of Quebec and the federal laws of Canada applicable therein.
12.13    Appointment of Collateral Agent as French agent des sûretés
(a)    Without prejudice to, and in addition to, the rest of this Section 12 (Collateral Agent), each of the Secured Parties (other than the Collateral Agent) appoints the Collateral Agent to act as agent des sûretés pursuant to article 2488-6 et seq. of the French Code civil under and in connection with the French Security Documents and on the terms of this Section 12.
(b)    In accordance with the provisions of article 2488-6 of the French Code civil, the Collateral Agent shall hold:
(i)    any French Security;
(ii)    the proceeds of any French Security; and
(iii)    any other rights or assets acquired by the Collateral Agent in connection with the French Security Documents, in its own name (en son nom propre) for the benefit of (au profit de) the Secured Parties (together with any of their successors in title, assigns and transferees) on the terms contained in this Agreement. The Collateral Agent shall hold those rights and assets set out in sub-clauses (i) through (iii) above in its capacity as agent des sûretés and those rights and assets shall constitute, in accordance with article 2488-6 of the French Code civil, an estate (patrimoine affecté) separate from all the Collateral Agent's own assets.
(c)    The appointment of the Collateral Agent as agent des sûretés ends on the earlier of:
(i)    the first date on which all present and future liabilities and obligations have been fully and finally discharged to the satisfaction of the Collateral Agent, whether or not as the result of an enforcement; and
(ii)    the date on which the Collateral Agent's resignation takes effect under Section 12.6 (Resignation of Collateral Agent).
(d)    Each other Secured Party:
(i)    confirms its approval of each French Security Document;

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(ii)    authorizes the Collateral Agent as agent des sûretés to enter into, in its own name (en son nom propre) for the benefit of (au profit de) the Secured Parties, each French Security Document; and
(iii)    authorizes and directs the Collateral Agent as agent des sûretés (either itself or by such person(s) as it may nominate) to exercise the rights, powers, authorities and discretions specifically given to the Collateral Agent under the French Security Documents and in particular to:
(1)    enforce the French Security Documents, and, in connection with any enforcement or any step to be taken in connection with any enforcement, to appoint any expert, to collect any sums, to give good discharge for any amount payable and to make any payment (including any soulte);
(2)    take any action in the interest of the Secured Parties in any proceedings including filing a claim for any debt (déclarer) owed to a Secured Party; and
(3)    exercise any of the rights, powers, authorities and discretions which the Secured Parties would have had, if they had been parties as beneficiaries under the French Transaction Security Documents including:
a.    giving any instruction to any third party in connection with any French Security;
b.    receiving any payment in respect of any French Security;
c.    completing any applicable registration requirements in connection with the French Security Documents; and
d.    receiving any information which a secured creditor is entitled to receive with respect to any property subject to French Security.
(e)    In connection with any French Security or any French Security Documents only, it is intended that the Collateral Agent shall act as agent des sûretés under French law in its relations with any third party, despite the choice of the laws of the State of New York as the governing law of this Agreement. In addition, any reference in this Agreement to the Collateral Agent acting as trustee for any Secured Party shall be construed as meaning, to the extent it relates to a French Security or French Security Document, the Collateral Agent acting as agent des sûretés for that Secured Party in accordance with this Section 12.13 (Appointment of Collateral Agent as French agent des sûretés) in respect of such French Security or French Security Document.
(f)    In accordance with articles 2302 and 2325 of the French Code Civil, the Collateral Agent shall, on behalf of the Secured Parties, on a yearly basis before each March 31, notify any third party security provider which is or becomes a party to a French Security Document the outstanding amounts under the relevant secured obligations as at December 31 of the previous year and the termination date of the relevant French Security, it being specified that the Collateral Agent shall not be responsible or liable for the adequacy, accuracy or completeness of any information provided under such notification. The parties hereto agree that the other Secured Parties shall not be required to deliver this information to the extent it has already been provided by the Collateral Agent.
12.14    Scope of the Collateral Agent's Duties in French Insolvency Proceedings. The Collateral Agent is under no obligation to file (déclarer) a claim for any debt owed by a debtor to a Secured Party in any insolvency proceedings unless:
(a)    each relevant Secured Party instructs the Collateral Agent to file (déclarer) such a claim;

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(b)    the Collateral Agent has received all information it deems necessary to file that claim (déclaration); and
(c)    the Collateral Agent expressly agrees with each relevant Secured Party to file that claim on such Secured Party's behalf.
12.15    Resignation of the Collateral Agent as agent des sûretés.
(a)    The Collateral Agent may resign, or be required to resign as agent des sûretés, only if the Collateral Agent resigns or is required to resign as Collateral Agent under Section 12.6 (Resignation of Collateral Agent) at the same time.
(b)    If the Collateral Agent resigns or is required to resign as Collateral Agent under Section 12.6 (Resignation of Collateral Agent):
(i)    the Collateral Agent will be deemed to have resigned from its role as agent des sûretés under this Clause;
(ii)    the successor Collateral Agent shall accept its appointment as agent des sûretés immediately on the successor Collateral Agent's appointment under Section 12.6 (Resignation of Collateral Agent); and
immediately on its acceptance of its appointment as agent des sûretés under sub-clause (ii) above, all rights and assets held by the Collateral Agent as agent des sûretés will be transferred to the successor Collateral Agent automatically (de plein droit) in accordance with article 2488-11 of the French Code Civil.
12.16    Swedish Security Documents.
(a)    In respect of any Swedish Security Document, each Lender hereby irrevocably appoints the Collateral Agent to act as agent for the Lenders and any other Secured Parties under the Loan Documents, including the Swedish Security Documents, and irrevocably authorizes the Collateral Agent on its behalf to execute each Swedish Security Document expressed to be executed by the Collateral Agent on its behalf and perform such duties and exercise such rights and powers under the Loan Documents, including the Swedish Security Documents, as are specifically delegated to the Collateral Agent by the terms thereof, together with such rights, powers and discretions as are reasonably incidental thereto including enforcing the Lien constituted by the Swedish Security Documents in accordance with the terms of the Loan Documents and the relevant Swedish Security Documents.
(b)    The parties hereto acknowledge and agree that the relationship of the Lenders and the other Secured Parties to the Collateral Agent, in respect of any Swedish Security Document, shall be construed as one of principal and agent, and that the Collateral Agent holds any Lien constituted by the Swedish Security Documents as agent and representative on behalf of the Lenders and any other Secured Parties in accordance with Swedish law.
12.17    Parallel Debt.
(a)    Each Credit Party hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent or Lenders (as applicable) amounts equal to any amounts owing by each Credit Party to the Collateral Agent, Lenders or any other Secured Parties under any Loan Document as and when, and in the currency in which, those amounts are due (the “Parallel Debt”); provided, that, for the avoidance of doubt, notwithstanding any other provision hereof, the aggregate amount owed by each Credit Party under or in connection with this Agreement or any other Loan Document (including in connection with the Parallel Debt or otherwise) shall not exceed the aggregate amount of the Obligations. Following this, notwithstanding anything to the contrary in any of the Loan Documents, each party hereto agrees that the Collateral Agent shall be the joint and several creditor (Gesamtgläubiger) (together with each Lender and other Secured Party (other than the Collateral Agent)) of each

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and every of the Obligations of each Credit Party towards each of the Collateral Agent, Lenders and any other Secured Parties (other than the Collateral Agent) under any of the Loan Documents, and that accordingly each of the Collateral Agent and Lenders will have its own independent right to demand performance by each Credit Party of the Obligations.
(b)    Each Credit Party and the Collateral Agent acknowledge that the obligations of Borrower and each other Credit Party under clause (a) above are several and are separate and independent from the Obligations, and that the Collateral shall also serve, and shall at all times be deemed to be granted according to the Security Agreements, as collateral security for the Parallel Debt; provided, that:
(i)    the Parallel Debt shall be decreased to the extent that its Obligations have been irrevocably paid or (in the case of any guarantees hereunder) discharged;
(ii)    the Obligations of Borrower and each other Credit Party shall be decreased to the extent that its Parallel Debt has been irrevocably paid or discharged; and
(iii)    the Parallel Debt of Borrower and each other Credit Party shall not exceed its Obligations.
(c)    The Collateral Agent shall hold the claims against Borrower and each other Credit Party under the Parallel Debt structure under this Section 12.17 as agent for Lenders and all other Secured Parties in accordance with the provisions of this Agreement. The Collateral Agent shall distribute any amounts received by it under the Parallel Debt claims among Lenders and all other Secured Parties in accordance with the provisions of this Agreement as if such amount was received under the Obligations.
13    DEFINITIONS
13.1    Definitions. For the purposes of and as used in the Loan Documents: (a) references to any Person include its successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; (b) except as the context otherwise requires (including to the extent otherwise expressly provided in any Loan Document), (i) references to any law, statute, treaty, order, policy, rule or regulation include any amendments, supplements and successors thereto (and any references to section numbers therein shall be to such sections as may be renumbered from time to time as a result of any such amendments, supplements and successors) and (ii) references to any contract, agreement, consent, waiver, instrument or other document include any amendments, restatements, amendments and restatements, supplements or other modifications thereto or thereof from time to time to the extent permitted by the provisions thereof and to the extent permitted by or otherwise not in contravention of this Agreement or any other Loan Documents (and any references to section numbers therein shall be to such sections as may be renumbered from time to time as a result of any such amendments, restatements, amendments and restatements, supplements or modifications); (c) the words “shall” and “will” are interchangeable and will be understood to be imperative or mandatory in nature; (d) the word “may” is permissive; (e) the word “or” has the inclusive meaning represented by the phrase “or”; (f) the words “include”, “includes” and “including” are not limiting; (g) the singular includes the plural and the plural includes the singular; (h) numbers denoting amounts that are set off in parentheses are negative unless the context dictates otherwise; (i) each authorization herein shall be deemed irrevocable and coupled with an interest; (j) all accounting terms shall be interpreted, and all determinations relating thereto shall be made, in accordance with Applicable Accounting Standards; (k) references to any time of day shall be to New York time; (l) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole; (m) for certainty, (x) the use of the word “foreign” herein in relation to Canada does and is intended to include the country Canada and all provinces in Canada, (y) the use of the term “foreign equivalents” herein in relation to or in connection with any statutes or legislation does and is intended to include any applicable Canadian federal, provincial, or municipal statutes or legislation, and (z) the use of the terms “province” or “provincial” herein in relation to Canada does and is intended to include any “territory” in Canada and the term “territorial”; and (n) unless otherwise expressly provided, references to specific sections, articles, clauses, sub-clauses, annexes and exhibits are to this Agreement and references to specific schedules are to the Disclosure Letter.

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The provisions of this Section 13.1 shall survive the termination of this Agreement. As used in this Agreement, the following capitalized terms have the following meanings:
“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes all accounts receivable, book debts, and other sums owing to Credit Parties.
“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.
“Acquisition” means (a) any Stock Acquisition, or (b) any Asset Acquisition.
“Additional Consideration” means, individually or collectively, as the context dictates, the Tranche A Additional Consideration and any Subsequent Tranche Additional Consideration.
“Advance Request Form” means a Loan Advance Request Form in substantially the form attached hereto as Exhibit A.
“Adverse Proceeding” means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the Knowledge of such Credit Party, threatened against or adversely affecting any Credit Party or any of its Subsidiaries or any property of Parent or any of its Subsidiaries. For the avoidance of doubt, an action, suit, proceeding, hearing, or arbitration that follows or precedes an investigation shall be treated as a new and separate Adverse Proceeding from the investigation, whether or not such action, suit, proceeding, hearing, or arbitration is brought by any Governmental Authority.
“Affiliate” means, with respect to any Person, each other Person that owns or controls, directly or indirectly, such Person, any other Person that controls or is controlled by or is under common control with such Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company or limited liability partnership, that Person’s managers and members. As used in this definition, “control” (and its correlatives) means (a) the power, directly or indirectly, (i) to vote fifty percent (50%) or more of the voting share capital or other equity interest in such other Person (determined on a fully diluted basis) or (ii) to direct or cause the direction of the management of such other Person (whether by contract or otherwise). In no event shall the Collateral Agent or any Lender be deemed to be an Affiliate of Parent or Borrower or any of their respective Subsidiaries.
“Agreed Security Principles” means, with respect to each Credit Party that is not organized in the United States, in each case if and only to the extent applicable in the jurisdiction of organization of any such Credit Party,
(A)    with respect to such Credit Party and its assets, in determining (i) what Liens will be granted by such Credit Party and (ii) whether perfection step would be required, no Liens shall be created or perfected to the extent that they would:
(a)    other than in the case of any Security Document governed by the laws of England and Wales or Scotland or Canada, create a Lien or require perfection over any “Excluded Property” (as such term is used in the Collateral Documents governed by laws of the same jurisdiction as the jurisdiction of such Credit Party and as if such Credit Party were the grantor or pledgor therein) or equivalent definitions;
(b)    other than in the case of any Security Document governed by the laws of the United States, England and Wales, Scotland or Canada, create Liens or require perfection over (i) any asset held by a Credit Party that, as of the Tranche A Closing Date and after taking into effect completion of the required actions under Section 3.1 or Section 3.2, as applicable, and under Section 5 (including Section 5.14), is not subject to a Lien or no perfection step has been taken in respect thereto under

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the Collateral Document entered into by such Credit Party (the “Excluded Assets”, and with respect to each Excluded Asset, the jurisdiction of the Credit Party that owns such Excluded Asset shall be referred to as the “Excluded Asset Jurisdiction”), (ii) any asset that is the same type of asset as an Excluded Asset and is held by a Subsidiary of Parent that is organized in the corresponding Excluded Asset Jurisdiction, or (iii) (x) any assets of a Credit Party acquired after Tranche A Funding Date or (y) any assets of a Non-Credit Party existing on the date such entity becomes a Credit Party, in each case that are subject to third party arrangements binding on such assets which are permitted by the Loan Documents to the extent (and for so long as) such arrangements prevent those assets from being charged and so long as such arrangements are not overridden by applicable law and so long as such prohibition was binding on such assets at the time of the acquisition thereof and not incurred in contemplation of such acquisition; provided, that, the applicable Credit Party shall use reasonable efforts to obtain any necessary consent or waiver if the assets are material as determined by the Collateral Agent in its sole discretion;
(B)    the maximum granted or secured amount may be limited to minimize stamp duty, notarization, registration or other applicable fees, taxes and duties where the benefit of increasing the granted or secured amount is disproportionate to the level of such fees, taxes and duties as determined by the Collateral Agent in its sole discretion;
(C)    no perfection steps or collateral documentation shall be required outside of the jurisdiction of organization of such Credit Party (and, if different, the jurisdiction of the principal place of business of such Credit Party) or outside of the United States, England and Wales, Scotland, or Canada, except with respect to (i) any pledges granted over the Equity Interest of a Credit Party organized in an EU Member State or Canada, which may require perfection steps and collateral documentation in the jurisdiction of such Credit Party, or (ii) any pledge of Intellectual Property pursuant to any Collateral Document (provided, that, no registration or filing with respect to any such pledge shall be required outside of the United States, Canada, England and Wales, Scotland, France, Sweden, Austria, the EUIPO, the European Patent Office and WIPO in Switzerland);
(D)    except after the occurrence of an Event of Default and during the continuation thereof, no Lien or perfection step shall restrict the use of cash or any Collateral deposited in any account by any such Credit Party;
(E)    with respect to real properties, no title insurance, disaster insurance, surveys or environmental diligence shall be required unless the same is explicitly required under the Collateral Documents as of the Tranche A Closing Date with respect to real properties located in the same jurisdiction, owned by a Credit Party that is in the same jurisdiction and of equal or less fair market value.
For the avoidance of doubt, for purpose of these Agreed Security Principles, “cost” includes, but is not limited to, income tax cost, registration taxes payable on the creation or enforcement or for the continuance of any Liens, stamp duties, the cost of maintaining capital for regulatory purposes, out-of-pocket expenses, and other fees and expenses directly incurred by the relevant grantor of Liens or any of its direct or indirect owners, subsidiaries or Affiliates.
“Agreement” is defined in the preamble hereof.
“Almeida Site” means the manufacturing facility located in Livingston, Scotland owned or operated by the Scottish Guarantor, a Wholly Owned Subsidiary of Borrower.
“Anti-Corruption Laws” is defined in Section 4.18(a).
“Anti-Money Laundering Laws” is defined in Section 4.18(b).

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“Applicable Accounting Standards” means with respect to Parent and its Subsidiaries, IFRS as generally accepted in France and endorsed by the European Union, as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.
“Applicable Percentage” means at any time: (a) with respect to the Tranche A Loan or the Tranche A Loan Amount, the percentage equal to a fraction, the numerator of which is (i) on or prior to the Tranche A Closing Date, the amount of such Lender’s Tranche A Commitment at such time and the denominator of which is the Tranche A Loan Amount at such time or (ii) thereafter, the outstanding principal amount of such Lender’s portion of the Tranche A Loan at such time, and the denominator of which is the aggregate outstanding principal amount of the Tranche A Loan at such time; (b) with respect to any Subsequent Tranche Loan or Subsequent Tranche Loan Amount, the percentage equal to a fraction, the numerator of which is (i) on or prior to the subject Subsequent Tranche Closing Date, the amount of such Lender’s Subsequent Tranche Commitment at such time and the denominator of which is the Subsequent Tranche Loan Amount at such time or (ii) thereafter, the outstanding principal amount of such Lender’s portion of any and all Subsequent Tranche Loans at such time, and the denominator of which is the aggregate outstanding principal amount of any and all Subsequent Tranche Loans at such time; and (c) with respect to the Term Loans and the Term Loan Commitments, the percentage equal to a fraction, the numerator of which is, the sum of the amount of such Lender’s outstanding Term Loan Commitments and the amount of such Lender’s portion of the outstanding principal amount of the Term Loans at such time, and the denominator of which is the sum of the amount of all outstanding Term Loan Commitments and the aggregate outstanding principal amount of the Term Loans at such time.
“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
“ASC” is defined in Section 1.
“Asset Acquisition” means, with respect to Borrower or any of its Subsidiaries, any purchase, in-license or other acquisition of properties or assets (other than properties or assets from third parties used in the ordinary course of business, including inventory, raw materials, vehicles, equipment, office supplies, software and other similar assets) of any other Person (including any purchase or other acquisition of any entire business unit, line of business or division of such Person). For the avoidance of doubt, “Asset Acquisition” includes any co-promotion or co-marketing arrangement pursuant to which Borrower or any Subsidiary acquires rights to promote or market the products of another Person.
“Austrian IO” means the Austrian Insolvency Code (Insolvenzordnung) as amended from time to time.
“Austrian Security Documents” means the Austrian law governed pledges over bank accounts, receivables, Equity Interests and Intellectual Property, in each case, to the extent such assets are required by the terms of the Loan Documents to constitute Collateral.
“Bail-In Action” means the exercise of any Write-down and Conversion Powers.
“Bail-In Legislation” means:
(a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;
(b) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and
(c) in relation to the United Kingdom, the UK Bail-In Legislation.

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“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute (and any foreign equivalent, including the Austrian IO, Canadian Insolvency Laws and the French Code de commerce).
“BLA” means a Biologics License Application, including both an original BLA and 351(k) BLA under the Biologics Price Competition and Innovation Act (“BPCIA”).
“Blocked Person” means an individual or entity that is, or is 50% or more owned or controlled (as defined by applicable Sanctions) by individuals or entities that are: (i) identified on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, the Consolidated List of Financial Sanctions Targets in the UK maintained by His Majesty’s Treasury, the Consolidated List of Persons, Groups, and Entities Subject to EU Financial Sanctions, the Consolidated Canadian Autonomous Sanctions List, or any other Person listed on any Sanctions-related list administered or maintained by the United States, the United Kingdom, Canada, the European Union or any other Sanctions authority; (ii) the subject or target of blocking or asset-freezing Sanctions; or (iii) located, organized or resident in a Sanctioned Country. For the avoidance of doubt, for the purposes of the Special Economic Measures Act (Canada) and the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (Canada), the term “Blocked Person” includes any entity whose property is deemed to be owned by such individuals or entities.
“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, or if there is none, the Board of Directors of the managing member of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the managing body or other functional equivalent of the foregoing.
“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Books” means all books and records including ledgers, records regarding a Credit Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
“Borrower” is defined in the preamble hereof.
“Borrowing Resolutions” means, with respect to any Person, those resolutions adopted by such Person’s Board of Directors as required by Requirements of Law or pursuant to such Person’s Operating Documents and delivered by such Person to the Collateral Agent pursuant to Section 3.1 or Section 3.2 approving each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby (including the Term Loans) and, in relation to any Person incorporated in Sweden, authorizing a specified person or persons to execute the Loan Documents to be executed by such Person and authorizing a specified person or persons to, on its behalf, sign or dispatch all documents and notices to be signed or dispatched by it under or in connection with the Loan Documents to which it is a party; provided, however, that (i) in the case of Borrower, “Borrowing Resolutions” means those resolutions adopted by managing directors (Geschäftsführer/in), Parent as shareholder (Gesellschafter) approving, in accordance with Borrower’s articles of association (Gesellschaftsvertrag) and by-laws (Geschäftsordnung) (if any), the terms of and the transactions contemplated by the Loan Documents (in particular regarding this Agreement and the Austrian Security Documents), and (ii) in the case of Parent, “Borrowing Resolutions” means those resolutions adopted by Parent’s Supervisory Board (conseil de surveillance) approving, in accordance with Article L.225-68 and Article L.225-86 of the French Code de commerce and with Article 19 and Article 22 of Parent’s by-laws, the terms of and the transactions contemplated by the Loan Documents (in particular regarding the Security Agreement and the French Security Documents)), authorizing the execution by Parent’s board of directors (directoire), delivery and performance of each Loan Document to be executed by Parent and the transactions contemplated hereby and thereby and authorizing all documents and notices to be signed by Parent’s board of directors (directoire) or dispatched by it under or in connection with the Loan Documents and approving, in

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its capacity as sole member of the English Original Guarantor, entry by the English Original Guarantor into the Loan Documents to which it is party.
“Business Day” means any day that is not a Saturday or a Sunday or a day on which banks are authorized or required to be closed in New York, New York, London, England, Georgetown, Cayman Islands or Vienna, Austria.
“Canadian Defined Benefit Pension Plan” means each Canadian Registered Pension Plan that contains or has ever contained a “defined benefit provision” as such term is defined in Section 147.1(1) of the Income Tax Act (Canada) or any replacement section therefor or any comparable provision of any provincial pension legislation in Canada.
“Canadian Insolvency Laws” means, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding up and Restructuring Act (Canada), the debt and/or securities reorganization provisions of the Canada Business Corporations Act, the Business Corporations Act (Ontario) or other any other comparable and applicable Canadian provincial legislation as now or hereinafter in effect.
“Canadian Multi-Employer Plan” means any Canadian federal or provincial pension plan that is a “registered pension plan” as defined in subsection 248(1) of the Tax Act and which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada) or any replacement section therefor or any comparable provision of any Canadian provincial pension legislation and to which any Credit Party is required to contribute pursuant to a collective agreement or participation agreement and which is not maintained or administered by such Credit Party.
“Canadian Pension Plan Termination Event” means (a) the board of directors of any Loan Party passes a resolution to terminate or wind up in whole or in part any Canadian Registered Pension Plan or otherwise any Credit provides any notice or initiates any action or filing to voluntarily terminate or wind up in whole or in part any Canadian Registered Pension Plan; (b) the voluntary in involuntary full or partial wind up of a Canadian Registered Pension Plan by any Credit Party or any Subsidiary thereof or initiation of any action or filing to do so; (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer any Canadian Registered Pension Plan; (d) there is a cessation of any required contributions to the fund of a Canadian Registered Pension Plan by any Credit Party (other than a cessation of contributions that is due to an administrative error that is corrected before any notice is given or action taken by any Governmental Authority in connection therewith), (e) an event regarding any Canadian Registered Pension Plan which could result in the revocation of the registration of such Canadian Registered Pension Plan or which could otherwise reasonably be expected to adversely affect the tax status of any such Canadian Registered Pension Plan, (f) the withdrawal of any Credit Party from a Canadian Multi-Employer Plan where any additional contributions by such Credit Party are triggered by such withdrawal, or (g) any other event or condition which could reasonably be expected to result in the termination of, winding up or partial termination of, or the appointment of trustee to administer, any Canadian Registered Pension Plan including notice being given by any applicable Governmental Authority that it intends to wind up in whole or in part any Canadian Registered Pension Plan or could reasonably be expected to result in the termination in whole or in party of any Canadian Registered Pension Plan.
“Canadian PPSA Credit Party” means any Credit Party that is organized under the laws of any province of Canada (other than the Province of Quebec) or that has its registered office, its head office, its chief executive office, a place of business, any tangible or corporeal property or an account required hereunder to be made subject to a Control Agreement (or other appropriate instrument that is reasonably acceptable to the Collateral Agent) in any province of Canada (other than the Province of Quebec).
“Canadian Registered Pension Plan” means each "registered pension plan" (as such term is defined in the Income Tax Act (Canada)) and any pension plan that is subject to federal or provincial pension standards legislation in Canada that is sponsored, established, maintained or contributed to by any Credit Party or any Subsidiary thereof for its Canadian employees or former employees, or in respect of which any Credit Party or any Subsidiary thereof has any actual or contingent liability or obligation, but shall not include the Canada Pension Plan (CPP) as

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maintained by the Government of Canada or the Quebec Pension Plan (QPP) as maintained by the government of Quebec.
“Canadian Security Documents” means any Deeds of Hypothec, security agreements, charges, assignments, pledges or other security documents, account control agreements or blocked account agreements governed by the laws of any province of Canada (in form and substance reasonably satisfactory to the Collateral Agent and Required Lenders) and granted by any one or more Canadian PPSA Credit Parties or Quebec Credit Parties, which as of the date of this Agreement includes a Deed of Hypothec granted by Valneva Canada and Parent.
“Capital Lease” means, as applied to any Person, any lease of, or other arrangement conveying the right to use, any property by that Person as lessee which, in accordance with Applicable Accounting Standards, is required to be accounted for as a finance lease (and not an operating lease) on a balance sheet of that Person.
“Capital Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with Applicable Accounting Standards.
“Cash Equivalents” means:
(a)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government or by the government of any other member country of the Organisation for Economic Co-operation and Development (“OECD”) (provided that the full faith and credit of the United States or such other member country of OECD, as applicable, is pledged in support of those securities) or any agency or instrumentality of the OECD, in each case, having maturities of not more than two (2) years from the date of acquisition;
(b)    certificates of deposit, time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits and demand deposits, in each case, with any commercial bank having (i) capital and surplus in excess of $500,000,000 in the case of U.S. banks or (ii) capital and surplus in excess of $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks or a rating for its long-term unsecured and noncredit enhanced debt obligations of “A” or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or “A2” or higher by Moody’s Investors Service Limited;
(c)    commercial paper or marketable short-term money market or readily marketable direct obligations and similar securities having a credit rating of either A-1 or higher by Standard & Poor’s Rating Service or F1 or higher by Fitch Ratings Ltd or P-1 or higher Moody’s Investors Service Limited, and, in each case, maturing within two (2) years after the date of acquisition;
(d)    repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (c) above entered into with any financial institution meeting the qualifications specified in clause (b) above;
(e)    investment funds investing ninety-five percent (95.0%) of their assets in securities of the types described in clauses (a) through (d) above and clause (f) below;
(f)    investments in money market funds which have a credit rating of either A-1 or higher by Standard & Poor’s Rating Service or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited (or, if at any time none of Fitch Ratings Ltd, Moody’s Investors Service Limited or Standard & Poor’s Rating Service shall be rating such obligations, an equivalent rating from another rating agency) and that have portfolio assets of at least $1,000,000,000;

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(g)     instruments equivalent to those referred to in clauses (a) through (f) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America; and
(h)    other investments in accordance with Borrower’s Corporate Treasury Policy as of the Effective Date or otherwise approved in writing by the Collateral Agent (such approval not to be unreasonably withheld, conditioned or delayed).
“Centre of Main Interests” means the centre of main interests as that term is used in Article 3(1) of the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).
“Change in Control” means: (a) a transaction or series of transactions (including any merger or consolidation involving Parent or Borrower) whereby any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (i) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a more than fifty percent (50.0%) of any class of outstanding Equity Interests of Parent or Borrower ordinarily entitled to vote in the election of directors (or compatible voting Equity Interests), or (ii) obtains the power (whether or not exercised) to elect a majority of directors of Parent or Borrower; (b) a sale, directly or indirectly, of all or substantially all of the consolidated assets of Parent and its Subsidiaries or of Borrower and its Subsidiaries, as the case may be, in one transaction or a series of transactions (whether by way of merger, stock purchase, asset purchase or otherwise); (c) a merger or consolidation involving Parent or Borrower in which Parent or Borrower (as applicable) is not the surviving Person or in which Persons holding more than fifty percent (50.0%) of the power to elect a majority of directors of Parent or Borrower (as applicable) immediately prior to such merger or consolidation do not continue to hold at least fifty percent (50.0%) of such power immediately after such merger or consolidation; or (d) Parent ceasing to own, directly or indirectly, 100% of the outstanding Equity Interests of Borrower; provided, however, that, notwithstanding the foregoing, any act or circumstance occurring after the date the Effective Date solely as a result of the release of any Scots law share security originally granted by Borrower in respect of the shares in the Scottish Guarantor in connection with the Existing Credit Agreement shall not constitute a Change in Control hereunder.
“Change in Control Notice” is defined in Section 2.2(c)(ii).
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the regulations promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (including The Office of the Superintendent of Financial Institutions (Canada)), in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” means the Tranche A Closing Date or a Subsequent Tranche Closing Date, as the context dictates.
“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Collateral

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Agent’s Lien, for the benefit of Lenders and all other Secured Parties, on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
“Collateral” means, collectively, “Collateral”, as such term is defined in the Security Agreement, “Charged Property,” as such term is defined in each English Security Document, “Collateral” and “Mortgage Certificates”, as each such term is defined in the relevant Swedish Security Documents, “Collateral”, as such term is defined in the Canadian Security Documents, “Pledged Assets,” as such term is defined in the Austrian Security Documents, “Pledged Bank Account,” “Pledged Receivables,” “Pledged Account,” and “Fonds de Commerce Nanti,” as each such term is defined in the relevant French Security Documents, “Charged Property,” or “Pledged Shares,” as each such term is defined in the relevant Scottish Security Documents, and any and all other assets and properties of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Collateral Document, but in any event excluding all Excluded Property unless such Excluded Property is only made subject to a Lien which is an English law floating charge (or equivalent security in any other jurisdiction).
“Collateral Access Agreement” means an agreement, in form and substance reasonably satisfactory to the Collateral Agent and to which the Collateral Agent is a party, pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by any Credit Party, acknowledges the Liens and security interests of the Collateral Agent, for the benefit of Lenders and all other Secured Parties, and waives (or, if approved by the Collateral Agent in its sole discretion, subordinates) any Liens or security interests held by such Person on any such Collateral, and, in the case of any such agreement with a mortgagee or lessor, permits the Collateral Agent and any Lender (and its representatives and designees) reasonable access to any Collateral stored or otherwise located thereon.
“Collateral Account” means any Deposit Account of a Credit Party maintained with a bank or other depository or financial institution located in the United States, and any Securities Account of a Credit Party maintained with a securities intermediary located in the United States or any Commodity Account of a Credit Party maintained with a commodity intermediary located in the United States, in each case, other than an Excluded Account.
“Collateral Agent” is defined in the preamble hereof.
“Collateral Agent’s Office” means the Collateral Agent’s address as set forth in Section 9 or such other address as the Collateral Agent may from time to time notify (in writing) all other parties hereto in accordance with the terms of Section 9.
“Collateral Documents” means the Security Agreement, the English Security Documents, the Austrian Security Documents, the Canadian Security Documents, the French Security Documents, the Scottish Security Documents, the Swedish Security Documents, the Control Agreements, the IP Agreements, any Mortgages and all other instruments, documents and agreements delivered by any Credit Party pursuant to or incidental to this Agreement or any of the other Loan Documents, in each case, in order to grant to the Collateral Agent, for the benefit of Lenders and all other Secured Parties, or perfect a Lien on any Collateral as security for the Obligations, and all amendments, restatements, amendments and restatements, modifications or supplements thereof or thereto.
“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.
“Company IP” means any and all of the following, as they exist in and throughout the Territory: (a) Current Company IP; (b) improvements, continuations, continuations-in-part, divisions, provisionals or any substitute applications with respect to any of the Current Company IP, any patent issued with respect to any of the Current Company IP, including any patent right claiming the apparatus, system, component or composition of matter

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of, or the method of making or using, Product in the Territory, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent and all foreign and international counterparts of any of the foregoing, and any confirmation patent or registration patent or patent of addition based on any such patent; (c) trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, show-how, operating manuals, confidential or proprietary information, research in progress, algorithms, data, databases, data collections, designs, processes, procedures, methods, protocols, materials, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, and the results of experimentation and testing, including samples, in each case, as specifically related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory; (d) to the extent not described in clauses (a), (b) or (c) above, any and all IP Ancillary Rights specifically relating to any of the foregoing (other than all income, royalties, proceeds and liabilities at any time due and payable or asserted under or with respect to any of the foregoing), including, for the avoidance of doubt, all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other intellectual property right ancillary to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights, and (e) any regulatory filings, submissions and approvals related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory, and all data provided in or in respect of any of the foregoing.
“Company IP Agreement” means each contract or agreement, pursuant to which Parent or any of its Subsidiaries has the legal right to exploit Current Company IP or other Intellectual Property that is owned by another Person and is material to the business of Parent and its Subsidiaries or to any aspect of the research, development, manufacture, production, use, supply, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, or sale or lease of Product.
“Competitor” means, at any time of determination, any Person (and each other Person that owns or controls, directly or indirectly, such Person, or that controls or is controlled by or is under common control with such Person) that is directly and primarily engaged in the same, substantially the same, or similar line of business as Borrower and its Subsidiaries, taken as a whole, as of such time. As used in this definition, “control” means (a) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in a Person or (b) the power to direct or cause the direction of the management of such Person by contract or otherwise.
“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit E.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contingent Obligation” means, for any Person, (a) any direct or indirect liability, contingent or not, of that Person for any indebtedness, lease, dividend, letter of credit or other obligation of another Person directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable (other than by endorsements of instruments in the course of collection) and (b) any obligation of that Person to pay an earn-out payment, milestone payment or similar contingent payment or contingent compensation (including purchase price adjustments but excluding license fees, royalties payable and milestones based on net sales) to a counterparty incurred or created in connection with an Acquisition, Transfer, or Investment or otherwise in connection with any collaboration, development or similar agreement, in each instance where such contingent payment or compensation becomes due and payable upon the occurrence of an event or the performance of an act (and not solely with the passage of time). The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable by a Responsible Officer of such Person, the amount required to be shown as a liability on the balance sheet of such Person in accordance with Applicable Accounting Standards (or, if not required to be so shown, the maximum reasonably anticipated amount reasonably determined by a Responsible Officer of such Person in good faith); but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

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“Control Agreement” means, with respect to any Credit Party, any springing account control agreement entered into among such Credit Party, the Collateral Agent and, in the case of a Deposit Account, the bank or other depository or financial institution, at which such Credit Party maintains such Deposit Account, or, in the case of a Securities Account or a Commodity Account, the securities intermediary or commodity intermediary, at which such Credit Party maintain such Securities Account or Commodities Account, in either case, pursuant to which the Collateral Agent obtains control (within the meaning of the Code or the Securities Transfer Act, 2006 (Ontario) or other similar law, as applicable), or otherwise has a perfected first priority security interest (subject to any Permitted Liens), over such Collateral Account.
“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret (and all related IP Ancillary Rights).
“Credit Extension” means any Term Loan or any other extension of credit by any Lender for Borrower’s benefit pursuant to this Agreement.
“Credit Party” means Borrower, Parent and each other Guarantor (including any Designated Guarantor).
“Current Company IP” is defined in Section 4.6(c).
“Data Protection Laws” means any and all applicable foreign or domestic (including U.S. federal, state and local), statutes, ordinances, orders, rules, regulations, judgments, Governmental Approvals, or any other requirements of Governmental Authorities relating to privacy, security, artificial intelligence, notification of breaches, data transfers, confidentiality of Personal Data or other Sensitive Information or to any database registration or data localization requirements, in each case, in any manner applicable to Parent or any of its Subsidiaries, including, to the extent applicable, Section 5 of the FTC Act and other consumer protection laws, HIPAA, GDPR, PIPEDA, state comprehensive privacy laws (including the Maryland Online Data Privacy Act of 2024, Md. Com. Law § 14-4701, et seq. (2024)), other U.S. state health information privacy or genetic privacy laws, and state breach notification laws, and including any required policies and procedures.
“Deed of Hypothec” means the deed of hypothec governed by the laws of the Province of Quebec granted by Valneva Canada, a Quebec Credit Party, in favor of the Collateral Agent, as hypothecary representative (within the meaning of Article 2692 of the Civil Code of Quebec) for Lenders and all other Secured Parties, and any other deed of hypothec granted after the Tranche A Closing Date by Valneva Canada or any additional Quebec Credit Parties in favor of the Collateral Agent, as hypothecary representative for Lenders and all other Secured Parties, each in form and substance reasonably satisfactory to the Collateral Agent and Required Lenders.
“Default” means any breach of or default under any term, provision, condition, covenant or agreement contained in this Agreement or any other Loan Document or any other event, in each case that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Default Rate” is defined in Section 2.3(b).
“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.
“Designated Guarantor” is defined in Section 5.13.
“Disclosure Letter” means the disclosure letter to this Loan Agreement, dated the Effective Date and delivered by the Credit Parties to the Collateral Agent pursuant to Section 3.1(a) hereof, as updated on each subsequent Closing Date (if required and as expressly permitted hereunder).
“Distribution Agreement” means any agreement with a wholesaler or distributor under which such wholesaler or distributor (i) purchases or has the option to purchase the Product in finished form from or at the

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direction of Parent or any of its Affiliates (or its licensee), (ii) has the right, option or obligation to distribute, market and sell the Product (with or without packaging rights), and (iii) does not make any royalty, milestone, profit share, or other similar payments to Parent or its Affiliates (or its licensee) based on such wholesaler’s or distributor’s sale of the Product.
“Disqualified Assignee” means (a) any Competitor of Borrower, (b) any other Person listed on Schedule 12.6 of the Disclosure Letter as of the Tranche A Closing Date or (c) any other Person listed on Schedule 12.6 of the Disclosure Letter as of any Subsequent Tranche Closing Date (provided, that, in no event may Schedule 12.6 of the Disclosure Letter be updated after the Tranche A Closing Date in a manner that would disqualify any Person who is, as of any time prior to such update, a party to this Agreement in the capacity of a Lender). In no event shall the Collateral Agent or any Lender be deemed to be an Affiliate of any Disqualified Assignee.
“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition: (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except if redeemable or convertible into other Equity Interest that would not constitute a Disqualified Equity Interest or as a result of a change of control, asset sale or similar event so long as any and all rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full in cash of the Term Loans and the satisfaction in full of all other Obligations (other than inchoate indemnity and inchoate expense reimbursement obligations) in accordance with the terms of this Agreement); (b) is redeemable at the option of the holder thereof, in whole or in part (except if redeemable or convertible into other Equity Interest that would not constitute a Disqualified Equity Interest or as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full in cash of the Term Loans and the satisfaction in full of all other Obligations (other than inchoate indemnity and inchoate expense reimbursement obligations) in accordance with this Agreement); (c) provides for the scheduled payments of dividends or distributions in cash; or (d) is convertible into or exchangeable for (i) Indebtedness which is not Permitted Indebtedness or (ii) any other Equity Interest that would constitute a Disqualified Equity Interest; in each case described in clauses (a) through (d) above, prior to the date that is 180 days after the Term Loan Maturity Date; provided that, if any such Equity Interest is issued pursuant to any plan for the benefit of any employee, director, manager or consultant of Borrower or its Subsidiaries or by any such plan to such employee, director, manager or consultant, such Equity Interest shall not constitute a “Disqualified Equity Interest” solely because it may be required to be repurchased by Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such employee, director, manager or consultant.
“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.
“Domestic Subsidiary” means, with respect to any Credit Party, a Subsidiary of such Credit Party that is incorporated or organized under the laws of the United States.
“EEA Member Country” means any member state of the European Union, Iceland, Lichtenstein and Norway.
“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
“Effective Date” is defined in the preamble hereof.
“English Debenture” means the Debenture executed and delivered by the English Original Guarantor (as chargor in respect of substantially all its assets) and the Collateral Agent (as chargee).

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"English Original Guarantor" means Valneva UK Limited, a private limited company incorporated in England and Wales with company registration number 09829452.
“English Security Documents” means the English Debenture and the English Share Charge, and any other security document from time to time governed by the laws of England and Wales.
“English Share Charge” means the share charge executed and delivered by Parent (as chargor in respect of its ownership of the shares in the English Original Guarantor), the English Original Guarantor (as process agent) and the Collateral Agent (as chargee).
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Laws” means any and all current or future, foreign or domestic, statutes, ordinances, orders, rules, regulations, judgments, Governmental Approvals, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in each case, in any manner applicable to any Credit Party or any of its Subsidiaries or any Facility.
“Equity Interests” means collectively, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in such Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire (by purchase, conversion, dividend, distribution or otherwise) any of the foregoing (and all other rights, powers, privileges, interests, claims and other property in any manner arising therefrom or relating thereto); provided, however, that any Indebtedness convertible into Equity Interests (or into any combination of cash and Equity Interests based on the value of such Equity Interests) shall not constitute Equity Interests unless and until (and solely to the extent) so converted into Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, and the regulations promulgated thereunder.
“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is treated as a single employer under Section 414(b) or (c) of the IRC or, solely for purposes of Section 302 of ERISA or Section 412 of the IRC, Section 414(m) or (o) of the IRC.
“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to a Plan, the failure by Parent or its Subsidiaries or their ERISA Affiliates to satisfy the minimum funding standard of Section 412 of the IRC and Section 302 of ERISA, whether or not waived; (c) the failure by Parent or its Subsidiaries or their ERISA Affiliates to make by its due date a required installment under Section 430(j) of the IRC with respect to any Plan or to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(c) of the IRC or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by Parent or its Subsidiaries or any of their respective ERISA Affiliates from the Pension Benefit Guaranty Corporation (referred to and defined in ERISA) or a plan administrator of any notice relating to the intention to terminate any Plan under Section 4041 or any Multiemployer Plan under 4041A of ERISA or to appoint a trustee to administer any Plan under Section 4042 of ERISA, or the occurrence of any event or condition which could reasonably be expected to

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constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan under Section 4041 Section or 4042 of ERISA; (g) the incurrence by Parent or its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal from any Plan pursuant to Section 4063 of ERISA or Multiemployer Plan; (h) the receipt by Parent or its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Section 4245 of ERISA; (i) the “substantial cessation of operations” by Parent or its Subsidiaries or their ERISA Affiliates within the meaning of Section 4062(e) of ERISA with respect to a Plan; or (j) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the IRC or Section 406 of ERISA) with respect to a Plan which could reasonably be expected to result in a material liability to Parent or its Subsidiaries.
“EU Laws” means all applicable statutes, rules and regulations implemented administered or enforced by the European Commission, the European Medicines Agency (“EMA”) or the competent authorities of the EU Member States including, but not limited to, the EU Community Code on medicinal products (Directive 2001/83/EC), the EMA Regulation (Regulation (EC) No 726/2004), the Manufacturing Directive (Commission Directive 2003/94/EC), the Clinical Trials Regulation (Regulation (EU) No 536/2014), and related implementing legislation of individual EU Member States and related guidance at EU level and national level in individual EU Member States.
“EU Member State” means a country that is (a) included in the Territory and (b) a EEA Member Country.
“Euros,” “euros” or use of the sign “€” means the single currency of the participating member states of the European Union that have adopted it as their lawful currency and not any other currency, regardless of whether that currency uses the “€” sign to denote its currency or may be readily converted into such single currency of the participating member states of the European Union.
“European Union” means, collectively, the individual Member States of the European Union.
“Event of Default” is defined in Section 7.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Accounts” is defined in Section 5.5(b).
“Excluded Equity Interests” means, collectively: (i) any Equity Interests in any Subsidiary with respect to which the grant to the Collateral Agent, for the benefit of Lenders and all other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and all other Secured Parties, of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law; (ii) any Equity Interests in any Subsidiary with respect to which the grant to the Collateral Agent, for the benefit of Lenders and all other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and all other Secured Parties, of, such Equity Interests, to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third-party and such consent, approval or waiver has not been obtained by Borrower following Borrower’s commercially reasonable efforts to obtain the same; (iii) any Equity Interests in any Subsidiary that is a non-Wholly Owned Subsidiary that the grant to the Collateral Agent, for the benefit of Lenders and all other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and all other Secured Parties, of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third-party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, the Operating Documents or the joint venture agreement or shareholder agreement with respect to, or any other contract with such third-party relating to such non-Wholly Owned Subsidiary, including any contract evidencing Indebtedness of such non-Wholly Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract is in effect; (iv) all or a portion of the Equity Interests in a Foreign Subsidiary, the pledge of which would, in the reasonable determination of a Responsible Officer of Parent or Borrower in good faith, reasonably be

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expected to result in a tax liability for Borrower or its Subsidiaries under Section 956 of the IRC (or a successor or similar provision) or Treasury Regulations promulgated thereunder as a result of a change in Requirements of Law occurring after the date hereof that causes a material adverse tax consequence to Borrower or its Subsidiaries; (v) any Equity Interests in any other Subsidiary with respect to which, Borrower and the Collateral Agent reasonably determine by mutual agreement that the cost of granting the Collateral Agent, for the benefit of Lenders and all other Secured Parties, a security interest in and Lien upon, and pledging to the Collateral Agent, for the benefit of Lenders and all other Secured Parties, such Equity Interests, to secure the Obligations (and any guaranty thereof) are excessive, relative to the value to be afforded to the Secured Parties thereby; and (vi) any Equity Interests in any Royalty SPV, provided, that, for the avoidance of doubt, such Royalty SPV, individually or together with any other Royalty SPVs, does not acquire or hold the right to receive more than fifty percent (50.0%) of the royalties payable in respect of the aggregate net sales of VLA15 in the Territory pursuant to the Pfizer License Agreement.
“Excluded IP” means: (a) patent rights within the Company IP set forth in Schedule 12.8(i); and (b) any Company IP which (i) (x) is owned or controlled or (y) becomes owned, controlled or developed after the Effective Date by any Credit Party or any of its Subsidiaries, (ii) recites in the patent claims the active ingredient(s) of a Product, and (iii) does not claim other active ingredients not in a Product. For the avoidance of doubt, Excluded IP does not include Patents set forth in Schedule 12.8(ii).
“Excluded License” means a license or sublicense by a Credit Party to a Person other than Parent or any Subsidiary of Parent, of any Intellectual Property covering Product that conveys to the licensee or sublicensee exclusive rights to practice all or substantially all rights to such Intellectual Property anywhere in the Territory, provided, that, no Distribution Agreement shall constitute an Excluded License.
“Excluded Property” has the meaning set forth for such term in the Security Agreement.
“Excluded Subsidiaries” means, collectively: (i) any Subsidiary with respect to which the grant to the Collateral Agent, for the benefit of Lenders and all other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and all other Secured Parties, of, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests in such Subsidiary to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law; (ii) any Subsidiary with respect to which the grant to the Collateral Agent, for the benefit of Lenders and all other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and all other Secured Parties, of, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests in such Subsidiary to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third-party (other than Borrower or an Affiliate of Borrower) and any such consent, approval or waiver has not been obtained, directly or indirectly, by Borrower following Borrower’s direct and indirect commercially reasonable efforts to obtain the same; (iii) any Subsidiary that is a non-Wholly Owned Subsidiary, with respect to which, the grant to the Collateral Agent, for the benefit of Lenders and all other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and all other Secured Parties, of, the properties and assets of such non-Wholly Owned Subsidiary, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third-party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, such non-Wholly Owned Subsidiary’s Operating Documents or the joint venture agreement or shareholder agreement with respect thereto or any other contract with such third-party relating to such non-Wholly Owned Subsidiary, including any contract evidencing Indebtedness of such non-Wholly Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract is in effect; (iv) with respect to any Foreign Subsidiary other than the English Original Guarantor, the properties and assets owned by such Subsidiary have an aggregate fair market value (as reasonably determined in good faith by a Responsible Officer of Parent or Borrower), individually and when aggregated together with all other Subsidiaries excluded under this sub-clause (iv), of less than €5,000,000, (v) any other Subsidiary with respect to which, Borrower and the Collateral Agent reasonably determine by mutual agreement that the cost of granting the Collateral Agent, for the benefit of Lenders and all other Secured Parties, a security interest in and Lien upon, and

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pledging to the Collateral Agent, for the benefit of Lenders and all other Secured Parties, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests of such Subsidiary to secure the Obligations (and any guaranty thereof) are excessive relative to the value to be afforded to the Secured Parties thereby, (vi) Valneva France and (vii) any Royalty SPV. Notwithstanding the foregoing or any other provision of this Agreement, the parties hereto agree that without the prior written consent of the Collateral Agent or the Required Lenders, no Subsidiary existing as of the Effective Date or organized, formed or acquired, directly or indirectly, by any Credit Party from and after the Effective Date, that at any time (A) owns, co-owns or otherwise maintains any material Company IP, (B) licenses any Company IP from any third-party, (C) enters into any Material Contract or otherwise becomes a party thereto or bound thereby or (D) otherwise engages in any business operations material to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer or sale, distribution or sale or lease of Product in the Territory and owns properties and assets with an aggregate fair market value (as reasonably determined in good faith by a Responsible Officer of Parent or Borrower) equal to or greater than €5,000,000, individually and when aggregated together with all other Subsidiaries excluded under sub-clause (iv) above, shall, in any such case, be (or be deemed to be) an Excluded Subsidiary for any purpose under the Loan Documents and, therefore, such Subsidiary shall constitute a Credit Party for all purposes under the Loan Documents, as of the date of such ownership, co-ownership, maintenance, license, entry or becoming so bound or engagement, and, additionally, in each case, Parent or Borrower shall cause such entity, within the time periods required by Section 5.12, 5.13, or 5.14, as and to the extent applicable, to become a Guarantor in accordance therewith. For the avoidance of doubt, as of the Effective Date and the Tranche A Closing Date, VBC3 Errichtungs GmbH shall be an Excluded Subsidiary.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by the United States or as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to any Obligation pursuant to a law in effect on the date on which (i) Lender acquires such interest in any Obligation or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.6, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender became a party hereto or to Lender immediately before it changed its lending office, (c) Taxes attributable to Lender’s failure to comply with Section 2.6(d), and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means, collectively, the Credit Agreement, dated as of February 3, 2020, by and among Borrower, Parent, OrbiMed Royalty & Credit Opportunities III, LP, Deerfield Partners, L.P., and Wilmington Trust, National Association (as the administrative agent), as amended, amended and restated, modified or supplemented, together with all other instruments, documents and agreements delivered by Borrower, Parent or any of their respective Subsidiaries, in each case, in order to grant or perfect a Lien on any collateral as security for the obligations under the Existing Credit Agreement, and all amendments, restatements, modifications or supplements thereof or thereto.
“Exit Consideration” means, individually or collectively, as the context dictates, the Tranche A Exit Consideration and any Subsequent Tranche Exit Consideration.
“Export and Import Laws” means any applicable law, regulation, order or directive that applies to the import, export, re-export, transfer, disclosure or provision of goods, software, technology, technical data or technical assistance including restrictions or controls administered pursuant to the U.S. Export Administration Regulations, 15 C.F.R. Parts 730-774, administered by the U.S. Department of Commerce, Bureau of Industry and Security; U.S. Customs regulations; and similar customs, import and export laws, regulations, orders and directives of other jurisdictions to the extent applicable, including the Export and Import Permits Act (Canada) and the Customs Act (Canada).

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“Facility” means, with respect to any Credit Party, any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by such Credit Party or any of its Subsidiaries or any of their respective predecessors or Affiliates.
“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (including, for the avoidance of doubt, any agreements between the governments of the United States and the jurisdiction in which the applicable Lender is resident implementing such provisions), or any amended or successor version that is substantively comparable and not materially more onerous to comply with, and any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC, any intergovernmental agreement entered into in connection with the implementation of the foregoing sections of the IRC and any fiscal or regulatory legislation, regulations, rules or practices adopted pursuant to, or official interpretations implementing such Sections of the IRC or intergovernmental agreements.
“FCPA” is defined in Section 4.18(a).
“FDA” means the United States Food and Drug Administration (and any United States state and foreign equivalents), including the United Kingdom Medicines and Healthcare Products Regulatory Agency and competent authorities of the United Kingdom and any EEA Member Country, and Health Canada and any other applicable Regulatory Authority in Canada.
“FDA Good Clinical Practices” means the standards set forth in 21 C.F.R. Parts 50, 54, 56, 312, 314, 316 and 45 C.F.R. Part 46 (and any foreign equivalents), and as interpreted through FDA’s applicable guidance documents (and foreign equivalents).
“FDA Good Laboratory Practices” means the standards set forth in 21 C.F.R. Part 58 (and any foreign equivalent), and as interpreted through applicable guidance documents by FDA (and foreign equivalents).
“FDA Good Manufacturing Practices” means the standards set forth in 21 C.F.R. Parts 4, 210, 211, 600, 610 and 829 (and any foreign equivalents), and as interpreted through applicable guidance documents by FDA (and foreign equivalents).
“FDA Laws” means all applicable statutes (including the Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the Public Health Service Act (42 U.S.C. § 262 through § 263) and any United States state or foreign equivalents, including the Food and Drugs Act (Canada), rules and regulations implemented, administered, or enforced by the FDA and any United States state or foreign equivalents, and as interpreted through applicable guidance documents by the FDA (and United States state or foreign equivalents, including any legislation, rules, regulation, directives or other requirements which may be applied by a supervisory or regulatory authority).
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year, ending March 31, June 30, September 30 or December 31, as applicable, of each calendar year.
“Fiscal Year” means the fiscal year of Parent and its Subsidiaries ending on December 31 of each calendar year.
“Foreign Lender” means a Lender that is not a “United States person” as defined in Section 7701(a)(30) of the IRC.
“Foreign Subsidiary” means, with respect to any Credit Party, any Subsidiary of such Credit Party that is not a Domestic Subsidiary.
“French Security” means any Lien governed by the laws of France.

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“French Security Documents” means the French law governed pledges over bank accounts, French law governed pledge over shares of Valneva France, French law governed pledge of intercompany loans and French law governed pledge over business/on-going concern (fonds de commerce), in each case, to be executed and delivered by Parent or, as the case may be, Borrower and the Collateral Agent with respect to the Collateral owned by Parent or, as the case may be, by Borrower.
“GDPR” means, as amended and restated from time to time, collectively, (i) Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation) (the “EU GDPR”) and (ii) the UK Data Protection Act 2018 and the EU GDPR as it forms part of the laws of the United Kingdom by virtue of section 3 of the European Union (Withdrawal) Act 2018 and as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019 (the “UK GDPR”).
“Governmental Approval” means any consent, authorization, approval, licensure, clearance, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” means any nation or government, any supranational organization, any state, province or other political subdivision thereof, any agency (including Regulatory Agencies, data protection authorities, and agencies acting as supervisory governmental organizations on issues of privacy protection), government department (including the U.S. Department of Justice), authority (including state attorneys general), instrumentality, regulatory body, ministry, board, commission, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
“Governmental Payor Programs” means all governmental third-party payor programs in which any Credit Party or its Subsidiaries participates, including Medicare, Medicaid, TRICARE or any other U.S. federal or state health care programs.
“Grimaud Group” means, collectively, the Persons acting in concert and designated as the “Grimaud family group” (“Groupe familial Grimaud”) in filings with the Autorité des marches financiers, together with their successors and heirs.
“Guarantor” means, at any time, any Person that is, pursuant to the terms of any Loan Document, a guarantor of any of the Obligations at that time, including any Designated Guarantor.
“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.
“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
“Health Care Laws” means, collectively: (a) applicable federal, state or local laws, rules, regulations, orders, ordinances, codes, statutes, standards, and requirements issued under or in connection with Medicare, Medicaid or any other Governmental Payor Programs or with commercial third-party payor programs; (b) applicable federal and state laws and regulations governing health information, including HIPAA; (c) applicable federal, state and local fraud and abuse laws of any Governmental Authority, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the Stark law (42 U.S.C. § 1395nn and 1396b(s)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated

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pursuant to such statutes, and also any other U.S. or foreign laws or regulations that are applicable to health care fraud, abuse, corruption, waste, bribery, inducements, false statements, or false claims; (d) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated thereunder and any other federal, state or local laws or regulations (or foreign equivalents thereof) governing the disclosure of payments or providing other items of value or remuneration or drug product samples to health care professionals, to the extent applicable; (e) the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h); (f) all applicable reporting and disclosure requirements, including any arising under the Medicaid Drug Rebate Program (e.g., Monthly and Quarterly Average Manufacturer Price, Baseline Average Manufacturer Price, and Rebate Per Unit, as applicable), Medicare Part B (Quarterly Average Sales Price), Section 602 of the Veteran’s Health Care Act (Public Health Service 340B Quarterly Ceiling Price), Section 603 of the Veteran’s Health Care Act (Quarterly and Annual Non-Federal Average Manufacturer Price and Federal Ceiling Price), Best Price, Federal Supply Schedule Contract Prices and Tricare Retail Pharmacy Refunds, and Medicare Part D; (g) applicable federal, state or local laws, rules, regulations, directives, ordinances, statutes and requirements (whether applied by a supervisory or regulatory authority, or otherwise) relating to (i) the regulation of managed care, third-party payors and Persons bearing the financial risk for the provision or arrangement of health care services, (ii) billings to insurance companies, health maintenance organizations and other Managed Care Plans or otherwise relating to insurance fraud and (iii) any insurance, health maintenance organization or managed care Requirements of Law; (h) regulations for the protection of human research subjects (including 45 C.F.R. part 46 including any legislation, rules, regulations, directives or other requirements which may be applied by a supervisory or regulatory and any foreign or United States state equivalents); (i) requirements for licensure or permitting of personnel who are engaged in marketing, sales, or medical activities under federal, state, or local laws (or foreign equivalents); (j) requirements concerning disclosure of pricing information and other company information to the public, customers, prescribers or to state and local agencies under federal, state, or local laws (or foreign equivalents); (k) laws and regulations requiring the adoption of compliance codes or policies; (l) the interoperability, information blocking, and health information technology certification program regulations promulgated under the 21st Century Cures Act, the underlying provisions of the 21st Century Cures Act (42 U.S.C. § 300jj et seq.) and regulations implementing information blocking penalties promulgated under the 21st Century Cures Act, as applicable, and (m) any other applicable Requirements of Law (including any applicable EU Laws or other foreign equivalents) relating to research, development, testing, approval, exclusivity, licensure, clearance, authorization, designation, post-approval (or post-licensure, post-clearance, or post-approval, as applicable) monitoring or commitments, reporting, manufacture, production, packaging, labeling, use, commercialization, marketing, promotion, advertising, importing, exporting, storage, transport, distribution, lease, sale or offer for sale or lease, or payment of or for Product.
“Hedge Termination Value” means, with respect to any Hedging Agreement, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreement (if any), (a) for any date occurring on or after the date such Hedging Agreement has been closed out and termination value determined in accordance therewith, such termination value, and (b) for any date occurring prior to the date referenced in cause (a) above, the amount determine as the mark-to-market value for such Hedging Agreement, as determined based upon one or more mid-market or other readily available quotation(s) provided by any recognized dealer in such Hedging Agreement (which may include a Lender or any Affiliate of a Lender).
“Hedging Agreement” means any interest rate, currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity or equity prices or values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation execution in connection with any such agreement or arrangement.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health (HITECH) Act of 2009, any and all rules or regulations promulgated from time to time thereunder (including the regulations codified in 45 C.F.R. Parts 160, 162, and 164), and any U.S. state or federal laws with regard to the security, privacy, or notification of breaches of the confidentiality of health information which are not preempted pursuant to 45 C.F.R. Part 160, Subpart B.

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“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 issued by the International Accounting Standards Board, to the extent applicable to the relevant financial statements.
“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness for advanced or borrowed money of, or credit extended to, such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of assets, properties, services or rights (other than, with respect to clauses (a) and (b) above, (i) accrued expenses and trade payables entered into in the ordinary course of business consistent with past practice which are not more than one hundred and eighty (180) days past due or subject to a bona fide dispute, (ii) obligations to pay for services provided by employees and individual independent contractors in the ordinary course of business consistent with past practice which are not more than one hundred twenty (120) days past due or subject to a bona fide dispute, (iii) liabilities associated with customer prepayments and deposits and (iv) prepaid or deferred revenue arising in the ordinary course of business), including (A) any obligation or liability to pay deferred purchase price or other similar deferred consideration for such assets, properties, services or rights where such deferred purchase price or consideration becomes due and payable solely upon the passage of time, and (B) any obligation described in clause (b) of the definition of Contingent Obligation that becomes due and payable (or that becomes due and payable) solely with the passage of time (and not the occurrence of an event or the performance of an act); (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds, performance bonds and other similar instruments issued by such Person; (d) all obligations of such Person evidenced by notes, bonds, debentures or other debt securities or similar instruments (including debt securities convertible into Equity Interests), including obligations so evidenced incurred in connection with the acquisition of properties, assets or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations of such Person; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product by such Person; (h) Disqualified Equity Interests; and (i) all indebtedness referred to in clauses (a) through (h) above of other Persons secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in assets or properties (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness of such other Persons; and (j) any obligation of such Person described in clause (a) of the definition of Contingent Obligation.
“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits, costs, reasonable and documented out-of-pocket fees, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of one primary legal counsel for Indemnified Persons plus, as applicable, one local legal counsel in each relevant material jurisdiction and one intellectual property legal counsel, and in the case of an actual or perceived conflict of interest, one additional legal counsel for such affected Indemnified Persons), incurred by any Indemnified Person or asserted against any Indemnified Person by any Person (including Borrower or any other Credit Party) relating to or arising out of or in connection with, or as a result of, this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including any Lender’s agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty of the Obligations)), including (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Term Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Parent or any of its Subsidiaries, or any liability relating to any Environmental Law, any Release of Hazardous Materials or any Hazardous Materials Activity, (iv) any actual or prospective claim, suit, litigation, investigation, hearing or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by, commenced or threatened in writing by any Person (including Borrower or any of its Affiliates), and regardless of whether any Indemnified Person is or is designated as a party or a potential party thereto, and (v) the enforcement of the indemnity hereunder,

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in each case whether direct, indirect or consequential and whether based on any federal, state, provincial, or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnified Person, in any manner.
“Indemnified Person” is defined in Section 11.2(a).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Insolvency Proceeding” means, with respect to any Person, any proceeding by or against such Person under the Bankruptcy Code, or any other domestic or foreign bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, rescue process or other relief (including, with respect to any Person incorporated in Sweden, konkurs under the Swedish Insolvency Act, företagsrekonstruktion under the Swedish Act on Company Reconstruction and tvångslikvidation under Chapter 25, Section 10 of the Swedish Companies Act); provided, however, that, solely with respect to any Person incorporated, organized or formed in any jurisdiction other than the United States, “Insolvency Proceeding” shall not include any winding-up petition against such Credit Party which is frivolous or vexatious and is discharged or dismissed within thirty (30) days of the commencement thereof or any step or procedure in connection with any transaction otherwise permitted under this Agreement, and without limiting the generality of the foregoing, in relation to any Person incorporated in England and Wales, “Insolvency Proceeding” shall also include all events, processes, steps or other proceedings contemplated by Section 7.5.
"Insolvency Regulation" is defined in Section 4.23(f).
“Intellectual Property” means all:
(a)    Copyrights, Trademarks, and Patents;
(b)    trade secrets and trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals;
(c)    (i) all computer programs, including source code and object code versions, (ii) all data, databases and compilations of data, whether machine readable or otherwise, and (iii) all documentation, training materials and configurations related to any of the foregoing (collectively, “Software”);
(d)    all right, title and interest arising under any contract or Requirements of Law in or relating to Internet Domain Names;
(e)    design rights;
(f)    IP Ancillary Rights (including all IP Ancillary Rights related to any of the foregoing); and
(g)    any similar or equivalent rights to any of the foregoing anywhere in the world.
“Interest Date” means the last day of each calendar quarter, commencing with the last Business Day occurring in the calendar quarter during which the Tranche A Closing Date occurs.
“Interest Period” means, as to each Term Loan: (a)(i) with respect to the Tranche A Loan, the period commencing on (and including) the Tranche A Closing Date and ending on (and including) the first Interest Date following the Tranche A Closing Date, (ii) with respect to any Subsequent Tranche Loan, the period commencing on (and including) the Subsequent Tranche Closing Date therefor and ending on (and including) the first Interest Date following such Subsequent Tranche Closing Date; and (b) thereafter, with respect to each Term Loan, each period

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beginning on (and including) the first day following the end of the preceding Interest Period and ending on the earlier of (and including) (x) the next Interest Date and (y) the Term Loan Maturity Date.
“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any contract or Requirements of Law in or relating to Internet domain names.
“Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes all merchandise (including Product), materials (including raw materials), parts, components (including component materials and component raw materials), supplies, packing and shipping materials, work in process and finished products, technology (including software, systems, and solutions), and all elements needed to fulfill obligations related to Product under any Manufacturing Agreements including such inventory as is temporarily out of a Credit Party’s or Subsidiary’s custody or possession or in transit (prior to title having transferred) and including any returned goods and any documents of title representing any of the above.
“Investment” means (a) any beneficial ownership interest in any Person (including Equity Interests), (b) any Acquisition or (c) the making of any advance, loan, extension of credit or capital contribution in or to, any Person. The amount of an Investment shall be the amount actually invested (which, in the case of any Investment by a Credit Party or any of its Subsidiaries constituting the contribution of an asset or property, shall be based on the good faith estimate of the fair market value of such asset or property at the time such Investment is made as reasonably determined in good faith by a Responsible Officer of such Credit Party), less the amount of cash received or returned for such Investment, without adjustment for subsequent increases or decreases in the value of such Investment or write-ups, write-downs or write-offs with respect thereto; provided that in no event shall such amount be less than zero.
“IP Agreements” means, collectively, (a) those certain IP Security Agreement(s) entered into by and between Borrower or an Affiliate of Borrower, on the one hand, and the Collateral Agent, on the other hand, dated as of the Tranche A Closing Date, and (b) any IP Security Agreement entered into by and between any relevant Credit Party and the Collateral Agent after the Tranche A Closing Date in accordance with the Loan Documents.
“IP Ancillary Rights” means, with respect to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals, all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect thereto, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other intellectual property right ancillary to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights.
“IP Security Agreement” means “IP Security Agreement”, as such term is defined in the Security Agreement.
“IRC” means the Internal Revenue Code of 1986, as amended, or any successor statute.
“IRS” means the United States Internal Revenue Service or any successor agency.
“Knowledge” means, with respect to any Person, the actual knowledge, after reasonable investigation, of the Responsible Officers of such Person; provided, that, with respect to Borrower, reasonable investigation means that Borrower has also affirmatively sought out information from Parent and its Subsidiaries; provided, further, that with respect to Parent, reasonable investigation means that Parent has also affirmatively sought out information from its Subsidiaries.
“Legal Reservations” means, solely with respect to the English Security Documents and any Collateral Documents governed by the laws of England and Wales, (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganization and other laws generally affecting the rights of creditors; (b) the time barring of claims under the Limitation Acts,

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the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defenses of set-off or counterclaim; (c) the principle that in certain circumstances any security expressed to be granted by way of fixed charge may be re-characterized as a floating charge or any security expressed to be granted by way of assignment or assignation may be re-characterized as a charge; (d) the principle that the creation or purported creation of security over any contract or agreement which is subject to a prohibition against transfer, assignment, assignation or charging may be void, ineffective or invalid and may give rise to a breach entitling the contracting party to terminate or take other action in relation to such contract or agreement; (e) that a court may refuse to give effect to a purported contractual obligation to pay costs imposed upon another party in respect of the costs of any unsuccessful litigation brought against that party or may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before that court; (f) the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant; and (g) similar principles, rights and defenses under the laws of any relevant jurisdiction.
“Lender” means each Person signatory hereto as a “Lender” and its successors and assigns.
“Lender Expenses” means, collectively:
(a)    all reasonable and documented out-of-pocket fees and expenses of the Collateral Agent and, as applicable, each Lender (and their respective successors and assigns) and their respective Related Parties (including the reasonable and documented out-of-pocket fees, expenses and disbursements of any legal counsel or other professional advisors (it being agreed that such legal counsel fees, expenses and disbursements shall be limited to one primary legal counsel, one local legal counsel in each applicable jurisdiction and one intellectual property legal counsel (as and to the extent applicable) for the Collateral Agent, Lenders and Related Parties, taken as a whole and in the case of an actual or perceived conflict of interest, one additional legal counsel for such affected Indemnified Person)), manufacturing consultants, safety consultants or intellectual property experts (it being agreed that such consultant or expert fees, expenses and disbursements shall be limited to one of each such consultant and one such expert for the Collateral Agent, Lenders and such Related Parties, taken as a whole) therefor, (i) incurred in connection with developing, preparing, negotiating, syndicating, executing and delivering, and interpreting, investigating and administering, the Loan Documents (or any term or provision thereof), any commitment, proposal letter, letter of intent or term sheet therefor or any other document prepared in connection therewith, (ii) incurred in connection with the consummation and administration of any transaction contemplated therein, (iii) incurred in connection with the performance of any obligation or agreement contemplated therein, (iv) incurred in connection with any modification or amendment or restatement of any term or provision of, or any supplement to, or the termination (in whole or in part) of, any Loan Document, (v) incurred in connection with internal audit reviews and Collateral audits, or (vi) otherwise incurred with respect to the Credit Parties in connection with the Loan Documents, including any filing or recording fees and expenses; provided, however, that the payment by Borrower of the Lender Expenses incurred for U.S. legal counsel which are due and payable on the Tranche A Closing Date shall be calculated in accordance with the provisions of the Letter Agreement providing therefor; and
(b)    all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent and each Lender (and their respective successors and assigns) and their respective Related Parties (including the reasonable and documented out-of-pocket fees, expenses and disbursements of any legal counsel therefor for the Collateral Agent, Lenders and such Related Parties taken as a whole and in the case of an actual or perceived conflict of interest, one additional legal counsel for such affected Indemnified Person) in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out,” (ii) the enforcement or protection or preservation of any right or remedy under any Loan Document, any Obligation, with respect to any of the Collateral or any other related right or remedy, or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any Insolvency Proceeding) related to any Credit Party or any Subsidiary of any Credit Party in respect of any Loan Document or Obligation, or otherwise in connection with any Loan Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto).
“Lender Transfer” is defined in Section 11.1(b).

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“Letter Agreement” means that certain agreement by and among Pharmakon Advisors, LP and Borrower dated September 4, 2025.
“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest, hypothecation or other encumbrance of any kind or assignment for security purposes, whether voluntarily incurred or arising by operation of law or otherwise against any property or assets.
“Limitation Acts” means the Limitation Act 1980, the Foreign Limitation Periods Act 1984 and the Prescription and Limitation (Scotland) Act 1973.
“Loan Documents” means, collectively, this Agreement, the Disclosure Letter, the Term Loan Notes, the Security Agreement, the English Security Documents, the Scottish Security Documents, the Austrian Security Documents, the Canadian Security Documents, the French Security Documents, the Swedish Security Documents, the IP Agreements, the Perfection Certificate, the Intercompany Subordination Agreement, any Control Agreement, any Collateral Access Agreement, any other Collateral Document, any guaranties executed by a Guarantor in favor of the Collateral Agent for the benefit of Lenders and all other Secured Parties in connection with this Agreement, and any other present or future agreement between or among a Credit Party, the Collateral Agent and any Lender in connection with this Agreement, including in each case, for the avoidance of doubt, any annexes, exhibits or schedules thereto, and any related ancillary documents, accessions, agreements, waivers or consents.
“Logistics Agreement” means any agreement between the Borrower or its Subsidiaries, on the one hand, and a Person acting solely as a Logistics Provider, on the other hand, including agreements with specialty pharmacies and specialty distributors, in each case (x) entered into in the ordinary course of business and (y) that does not substantively constitute an out-licensing or sale transaction with respect to Product.
“Logistics Provider” means a Person that has the right, option or obligation to distribute, transport, warehouse, package, import, or provide similar logistics services with respect to Product pursuant to a Logistics Agreement.
“Makewhole Amount” means the Tranche A Makewhole Amount or any Subsequent Tranche Makewhole Amount (as applicable) or any combination thereof, as the context dictates.
“Managed Care Plans” means all health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans and similar arrangements.
“Manufacturing Agreement” means (a) any manufacturing or supply contract or agreement entered into by any Credit Party or any of its Subsidiaries with third parties for (i) the commercial supply in the Territory of Product for any indication or (ii) the commercial manufacture or in-bound supply of any raw materials or component(s) (including component raw materials and other component materials) incorporated into Product (with the Manufacturing Agreements in effect as of the Tranche Closing Date being set forth in Schedule 12.1 of the Disclosure Letter), and (b) any future contract or agreement entered into after the Effective Date by any Credit Party or any of its Subsidiaries with third parties for (i) the clinical or commercial manufacture or in-bound supply in the Territory of Product for any indication or (ii) the commercial manufacture or in-bound supply of any raw materials or component(s) (including component raw materials and other component materials) incorporated into Product, in each case, involving aggregate payments made by one or more Credit Parties in any calendar year exceeding €1,000,000.
“Margin Stock” means “margin stock” within the meaning of Regulations U and X of the Federal Reserve Board as now and from time-to-time hereafter in effect.
“Material Adverse Change” means any material adverse change in or material adverse effect on: (a) the business, financial condition, properties or assets (including all or any material portion of the Collateral), liabilities (actual or contingent), operations or performance of the Credit Parties, taken as a whole, since December 31, 2024; (b) without limiting the generality of clause (a) above, (i) any of the rights or remedies of the Credit Parties, taken as

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a whole, in or related to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of Product in the Territory or (ii) the period of regulatory exclusivity granted by the applicable Regulatory Agency for Product in the U.S.; (c) any ability of the Credit Parties, taken as a whole, to fulfill the payment or performance obligations under the Loan Agreement or any other Loan Document; (d) any ability of the Credit Parties, taken as a whole, to fulfill the payment or performance obligations under any Permitted Royalty Financing Document; (e) the binding nature or validity of, or the ability of the Collateral Agent or any Lender to enforce, any of the Loan Documents or any of its material rights or remedies under any of the Loan Documents; or (f) the validity, perfection (except to the extent expressly permitted under the Loan Documents) or priority of Liens in favor of the Collateral Agent, for the benefit of the Lenders and all other Secured Parties; provided, that, in no event shall the loss or withdrawal of marketing authorization for IXCHIQ® in any Territory constitute a Material Adverse Change.
“Material Contract” means any contract or other arrangement to which any Credit Party or any of its Subsidiaries is a party or by which any of its assets or properties are bound, in each case, relating to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory, for which the breach of, default or nonperformance under, cancellation or termination of or the failure to renew could reasonably be expected to result in a Material Adverse Change. For the avoidance of doubt, (x) each Manufacturing Agreement, (y) each Company IP Agreement and (z) each Permitted Royalty Financing Document is deemed to be a Material Contract for all purposes hereunder, and each of The Defense Logistics Agency Firm Fixed Price Indefinite Delivery Indefinite Quantity (IDIQ) federal contract (pursuant to which Valneva USA provides Ixiaro to the United States Department of Defense), the funding agreement between Parent and Coalition for Epidemic Preparedness Innovations (CEPI), the Supply Contract SPE2DP-19-D-0001 between Valneva USA and DLA Troop Support, the Manufacturing Services Agreement between Parent and IDT Biologika GmbH, the Cooperation and License Agreement between Borrower and Statens Serum Institut, the Supply Agreement between Borrower and Vetter Pharma-Fertigung GmbH & Co KG, the Supply Agreement between Borrower and Vetter Pharma International GmbH, the Butantan agreement, and the SQS agreement is deemed to be a Material Contract for all purposes hereunder. For the avoidance of doubt, the following agreements are not Material Contracts: (a) any customer contracts, (b) any purchase orders or statements of work entered into from time to time in the ordinary course of business pursuant to Manufacturing Agreements, except, in each case if any such order or statement is in the form, of an amendment to or otherwise amends any material terms of any Manufacturing Agreement, (c) agreements or other contractual arrangements in connection with capital expenditures in the ordinary course of business, (d) agreements or other contractual arrangements entered into in the ordinary course of business in connection with the purchase of materials or the sale of third-party products for further distribution and (e) distribution agreements entered into in the ordinary course of business with third parties for the sale or lease of Product in a specific territory outside of the United States.
“Medicaid” means the health care assistance program established by Title XIX of the SSA (42 U.S.C. § 1396 et seq.).
“Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the SSA (42 U.S.C. 1395 et seq.).
“MHRA” means the Medicines and Healthcare products Regulatory Agency that regulates medicinal products, medical devices and blood components for transfusion in the UK.
“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on real estate or any interest in real estate.
“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, (a) to which Parent or its Subsidiaries or their respective ERISA Affiliates is then making or accruing an obligation to make contributions; (b) to which Parent or its Subsidiaries or their respective ERISA Affiliates has within the preceding five (5) plan years made contributions; or (c) with respect to which Parent or its Subsidiaries could incur material liability.

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“Non-Credit Party” means any Subsidiary of Parent that is not a Credit Party.
“Note Register” is defined in Section 2.8.
“Obligations” means, collectively, the Credit Parties’ obligations to pay when due any and all debts, principal, interest, Lender Expenses, the Additional Consideration, the Exit Consideration, the Makewhole Amount, the Prepayment Premium and any other fees, expenses, indemnities and amounts any Credit Party owes any Lender or the Collateral Agent now or later, under this Agreement or any other Loan Document, including interest accruing after Insolvency Proceedings begin (whether or not allowed), and to perform Borrower’s duties under the Loan Documents.
“OFAC” is defined in Section 4.18(c).
“Operating Documents” means, collectively with respect to any Person, such Person’s formation and constitutional documents and, (a) if such Person is a corporation, its articles of incorporation, amalgamation or continuance, or its bylaws (or similar organizational regulations), (b) if such Person is an exempted company or a company limited by shares, its memorandum and articles of association (or similar organizational regulations) and, in the case of the English Original Guarantor or any Credit Party incorporated in England and Wales or Scotland, its certificate of incorporation (including upon any change of name), (c) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), (d) if such Person is a partnership or a limited partnership, its partnership agreement or limited partnership agreement (or similar agreement), in each case including all amendments, restatements, amendment and restatements, supplements and other modifications thereto, and (e) if such Person is incorporated in Sweden, its articles of association and an up-to-date copy of its certificate of registration.
“ordinary course of business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, undertaken by such Person in good faith and not for purposes of evading any covenant, prepayment obligation or restriction in any Loan Document.
“Original Currency” is defined in Section 11.21 hereof.
“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection (including present or former connection of its agents) between such Lender and the jurisdiction imposing such Tax (other than connections arising solely from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).
“Other Currency” is defined in Section 11.21 hereof.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, excise, filing, value added Taxes, mortgage or property Taxes, charges or similar levies or similar Taxes that arise from any payment made hereunder, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to a Lender Transfer.
“Parent” is defined in the preamble hereof.
“Participant Register” is defined in Section 11.1(d).
“Patents” means all patents and patent applications (including any improvements, continuations, continuations-in-part, divisions, provisionals or any substitute applications), any patent issued with respect to any of the foregoing patent applications, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration

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patent or patent of addition based on any such patent, and all foreign and international counterparts of any of the foregoing. For the avoidance of doubt, patents and patent applications under this definition include individual patent claims and include all those filed with the U.S. Patent and Trademark Office or which could be nationalized in the United States.
“Patriot Act” is defined in Section 3.1(h).
“Perfection Certificate” is defined in Section 4.6.
“Perfection Requirements” means, solely with respect to the English Security Documents and any Collateral Documents governed by the laws of England and Wales, the making or procuring of appropriate registrations, filings, endorsements, notarizations, intimations, stamping or notifications in respect of or in connection with such Collateral Documents or the security interests, hypothecs or other Liens expressed to be created under such Collateral Documents, as determined by the legal advisers to the Collateral Agent to be reasonably necessary or customary in any relevant jurisdiction for (a) the enforceability or production in evidence of such Collateral Documents or (b) the perfection (or equivalent) of the security interests, hypothecs or other Liens expressed to be created under such Collateral Documents.
“Permitted Acquisition” means any Acquisition, so long as:
(a)    no Default or Event of Default shall have occurred and be continuing as of, or could reasonably be expected to result from, the consummation of such Acquisition;
(b)    the properties or assets being acquired or licensed, or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, (i) the same or a related line of business as that then-conducted by Parent or its Subsidiaries, or (ii) a line of business that is ancillary to and in furtherance of a line of business as that then-conducted by Parent or its Subsidiaries;
(c)    in the case of an Asset Acquisition, the subject assets are being acquired or licensed by a Credit Party, and within the timeframes expressly set forth in Section 5.12 with respect to all assets constituting Collateral, such Credit Party shall have executed and delivered or authorized, as applicable, any and all security agreements, deeds of hypothec, financing statements and any other documentation required by Section 5.12 or reasonably requested by the Collateral Agent, in order to include the newly acquired or licensed assets within the Collateral, as applicable, to the extent required by Section 5.12;
(d)    in the case of a Stock Acquisition, the subject Equity Interests are being acquired in such Acquisition directly or indirectly by a Credit Party, and such Credit Party shall have complied with its obligations under Section 5.13;
(e)    any Indebtedness or Liens assumed in connection with such Acquisition are otherwise permitted under Section 6.4 or 6.5, respectively; and
(f)    the Person whose Equity Interests are being acquired (as applicable) shall not have a Canadian Defined Benefit Pension Plan where, following such acquisition, any of the Credit Parties or any of their respective Subsidiaries (including, for greater certainty, any Person whose Equity Interests have been acquired) shall have any obligation or liability with respect to such Canadian Defined Benefit Pension Plan.
“Permitted Distributions” means, in each case subject to Section 6.8 if applicable:
(a)    dividends, distributions or other payments by any Wholly Owned Subsidiary of Parent on its Equity Interests to, or the redemption, retirement or purchase by any Wholly Owned Subsidiary of Parent of its Equity Interests from, Parent or any other Wholly Owned Subsidiary of Parent;

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(b)    dividends, distributions or other payments by any non-Wholly Owned Subsidiary on its Equity Interests to, or the redemption, retirement or purchase by any non-Wholly Owned Subsidiary of its Equity Interests from, Parent or any other Subsidiary or each other owner of such non-Wholly Owned Subsidiary’s Equity Interests based on their relative ownership interests of the relevant class of such Equity Interests;
(c)    exchanges, redemptions or conversions by Parent in whole or in part any of its Equity Interests for or into another class of its Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests;
(d)    any such payments arising from (i) a Permitted Acquisition or (ii) other Permitted Investment, in each case of this clause (d) by Parent or any of its Subsidiaries;
(e)    the payment of dividends by Parent solely in non-cash pay and non-redeemable capital stock (including, for the avoidance of doubt, dividends and distributions payable solely in Equity Interests);
(f)    cash payments in lieu of the issuance of fractional shares arising out of stock dividends, splits or combinations or in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests;
(g)    in connection with any Acquisition or other Investment by Parent or any of its Subsidiaries, (i) the receipt or acceptance of the return to Parent or any of its Subsidiaries of Equity Interests of any Subsidiary of Parent constituting a portion of the purchase price consideration in settlement of indemnification claims, or as a result of a purchase price adjustment (including earn-outs or similar obligations) and (ii) payments or distributions to equity holders pursuant to appraisal rights required under Requirements of Law;
(h)    the distribution of rights pursuant to any shareholder rights plan or the redemption of such rights for nominal consideration in accordance with the terms of any shareholder rights plan;
(i)    dividends, distributions or payments on its Equity Interests by any Subsidiary to any Credit Party;
(j)    dividends, distributions or payments on its Equity Interests by any Subsidiary that is not a Credit Party to any other Subsidiary that is not a Credit Party;
(k)    purchases of Equity Interests of Parent or its Subsidiaries in connection with net settlements, the exercise of stock options by way of cashless exercise, or in connection with the satisfaction of withholding tax obligations;
(l)    issuance to directors, officers, employees or contractors of Borrower or its Subsidiaries of awards or common stock of Borrower pursuant to awards, of restricted stock, restricted stock units, or other rights to acquire common stock of Borrower, in each case pursuant to plans or agreements approved by Borrower’s Board of Directors (or committee thereof) or stockholders;
(m)    the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Parent or any of its Subsidiaries held by any future, present or former employee, consultant, officer or director (or spouse, ex-spouse or estate of any of the foregoing or trust for the benefit of any of the foregoing or any lineal descendants thereof) of Parent or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement or employment agreement; provided, however, that the aggregate payments made under this clause (m) do not exceed in any calendar year the sum of (i) €3,000,000 plus (ii) the amount of any payments received in such calendar year under key-man life insurance policies;
(n)    dividends or distributions on its Equity Interests by Parent or any of its Subsidiaries payable solely in additional shares of its common stock; and

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(o)    additional Restricted Payments in an aggregate amount not to exceed €5,000,000 in the aggregate.
“Permitted Indebtedness” means:
(a)    Indebtedness of the Credit Parties to Secured Parties under this Agreement and the other Loan Documents;
(b)    Indebtedness existing on the Effective Date (x) under the Existing Credit Agreement (which shall be repaid in full pursuant to Section 5.10(a)) or (y) shown on Schedule 12.2 of the Disclosure Letter; provided, however, that no Indebtedness of any Credit Party or any Subsidiary under the Existing Credit Agreement existing on the Tranche A Closing Date or any time thereafter, which shall be repaid in full pursuant to Section 5.10(a), shall be “Permitted Indebtedness” for purposes of Section 6.4 or any other purposes under this Agreement (other than for purposes of the representations and warranties set forth in Section 4) or the other Loan Documents;
(c)    (i) Indebtedness incurred to finance the purchase, construction, repair, or improvement of fixed assets and (ii) Capital Lease Obligations; provided, however, that all such Indebtedness and Capital Lease Obligations do not exceed €10,000,000 in the aggregate at any time outstanding;
(d)    Indebtedness in connection with trade credit, corporate credit cards, purchasing cards or bank card products, provided, that, any such Indebtedness that is secured shall not exceed €5,000,000 in the aggregate at any time outstanding;
(e)    guarantees of Permitted Indebtedness;
(f)    Indebtedness assumed in connection with any Permitted Acquisition or Permitted Investment, so long as (i) such Indebtedness was not incurred in connection with, or in anticipation of, such Acquisition or Investment and (ii) such Indebtedness is at all times Subordinated Debt or Capital Lease Obligations;
(g)    Indebtedness of Parent or any of its Subsidiaries with respect to letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments outstanding and to the extent secured, secured solely by cash or Cash Equivalents, in each case entered into in the ordinary course of business;
(h)    Indebtedness owed: (i) by a Credit Party to another Credit Party; (ii) by a Subsidiary of Parent that is not a Credit Party to another Subsidiary of Parent that is not a Credit Party; (iii) by a Credit Party to a Subsidiary of Parent that is not a Credit Party; or (iv) by a Subsidiary of Parent that is not a Credit Party to a Credit Party not to exceed €10,000,000 in the aggregate at any time outstanding;
(i)    Indebtedness consisting of Contingent Obligations described in clause (a) of the definition thereof: (i) of a Credit Party of Permitted Indebtedness of another Credit Party (or obligations that do not constitute Indebtedness hereunder and are not prohibited hereunder); (ii) of a Subsidiary of Parent which is not a Credit Party of Permitted Indebtedness (or obligations that do not constitute Indebtedness hereunder and are not prohibited hereunder) of another Subsidiary of Parent which is not a Credit Party; (iii) of a Subsidiary of Parent which is not a Credit Party of Permitted Indebtedness (or obligations that do not constitute Indebtedness hereunder and are not prohibited hereunder) of a Credit Party; or (iv) of a Credit Party of Permitted Indebtedness (or obligations that do not constitute Indebtedness hereunder and are not prohibited hereunder) of a Subsidiary of Parent which is not a Credit Party not to exceed €5,000,000 in the aggregate at any time outstanding;
(j)    Indebtedness consisting of Contingent Obligations described in clause (b) of the definition thereof, incurred in connection with any Permitted Acquisition, Permitted Transfer, Permitted Investment or any in-licensing or any collaboration, co-promotion or co-marketing arrangement; provided such Indebtedness is due and payable upon the occurrence of an event or the performance of an act (and not solely with the passage of time);
(k)    Indebtedness of any Person that becomes a (direct or indirect) Subsidiary of Parent (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary of Parent in a transaction

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permitted hereunder after the Effective Date); provided, that, all such Indebtedness was not made in contemplation of or in connection with such Person becoming a (direct or indirect) Subsidiary of Parent (or merging or consolidating with or into a Subsidiary of Parent) or the Permitted Acquisition of any related assets;
(l)    (i) Indebtedness with respect to workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations or (ii) Indebtedness related to employee benefit plans, including annual employee bonuses, accrued wage increases and 401(k) plan matching obligations; in each case, incurred in the ordinary course of business;
(m)    Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations arising in the ordinary course of business;
(n)    Indebtedness in respect of netting services, overdraft protection and other cash management services, in each case in the ordinary course of business;
(o)    Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;
(p)    Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by any Credit Party in the ordinary course of business;
(q)    unsecured Indebtedness incurred in connection with any items of Permitted Distributions in clause (m) of the definition of Permitted Distributions;
(r)    Indebtedness under any (i) unsecured Hedging Agreements entered into for hedging and not speculative purposes, and (ii) Hedging Agreements with respect to interest rates that are secured only by cash or Cash Equivalents and entered into for hedging and not speculative purposes;
(s)    to the extent constituting Indebtedness, any Permitted Royalty Financing;
(t)    Indebtedness to Bpifrance of up to 80% of receivables relating to research tax credits from French authorities, provided, that, such Indebtedness is recourse only to such tax credits and all such Indebtedness does not exceed €5,000,000 in the aggregate at any time outstanding; and
(u)    subject to the proviso immediately below, extensions, refinancings, renewals, modifications, amendments, restatements and, in the case of any items of Permitted Indebtedness in clause (b) of the definition thereof or Permitted Indebtedness constituting notes governed by an indenture, exchanges, of any items of Permitted Indebtedness in clauses (a) through (t) above, provided, that, in the case of clause (b) above, the principal amount thereof is not increased (other than by any reasonable amount of premium (if any), interest (including post-petition interest), fees, expenses, charges or additional or contingent interest reasonably incurred in connection with the same and the terms thereof).
Notwithstanding the foregoing or anything in this Agreement to the contrary, neither any Credit Party nor any Subsidiary of a Credit Party shall, after the Effective Date, directly or indirectly (x) enter into or consummate any direct or indirect synthetic royalty or similar financing transaction involving the sale of revenues or royalties, in each case based on net sales of any product (including Product) in the Territory (other than, for the avoidance of doubt, a Permitted Royalty Financing) (including, for the avoidance of doubt, any Indebtedness constituting such synthetic royalty or other similar financing), or (y) except with respect to any Permitted Royalty Financing Document or to the extent otherwise incurred in connection with any Permitted Acquisitions, Permitted Investments, Permitted Licenses, in-licensing agreements or any collaboration, co-promotion or co-marketing arrangements, create, incur, assume or guarantee any Indebtedness constituting royalty payments or sales milestones based on net sales (or similar payments, including synthetic royalty payments), in each case of clause (x) or (y) above, without the prior written consent of the Collateral Agent or the Required Lenders.

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“Permitted Investments” means:
(a)    Investments (including Investments in Borrower and Subsidiaries) existing on the Effective Date and shown on Schedule 12.3 of the Disclosure Letter, and any extensions, renewals or reinvestments thereof;
(b)    Investments consisting of cash and Cash Equivalents;
(c)    Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
(d)    subject to compliance with Section 5.5, as applicable, Investments consisting of deposit accounts or securities accounts;
(e)    Investments in connection with Permitted Transfers;
(f)    Investments consisting of (i) travel advances and employee relocation loans and other employee advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors (or committee thereof);
(g)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(h)    Investments consisting of accounts or notes receivable of, or prepaid royalties and other credit extensions to, customers, suppliers and manufacturers who are not Affiliates, in each case in the ordinary course of business; provided, that, for the avoidance of doubt, this clause (h) shall not apply to Investments of any Credit Party consisting of accounts or notes receivable of, or prepaid royalties and other credit extensions to, any of its Subsidiaries, except, in the case of products manufactured by Credit Parties organized in Scotland or Sweden, if and to the extent required to sell those products to Valneva France for distribution to third parties, provided, that, any such accounts or notes receivable, prepaid royalties or other credit extensions are repaid on a timely basis in the ordinary course of business;
(i)    Permitted Acquisitions and Investments (i) required in connection with a Permitted Acquisition (including the formation of any Subsidiary for the purpose of effectuating such Permitted Acquisition, the capitalization of such Subsidiary whether by capital contribution or intercompany loans, in each case, to the extent otherwise permitted by the terms of this Agreement, related Investments in Subsidiaries necessary to consummate such Permitted Acquisition, and the receipt of any non-cash consideration in a Permitted Acquisition), and (ii) consisting of earnest money deposits required in connection with a Permitted Acquisition or other acquisition of properties or assets not otherwise prohibited hereunder;
(j)    Investments constituting the formation of any Subsidiary for the purpose of consummating a merger or acquisition transaction permitted by Section 6.3(a)(i) through (iii) hereof, which such transaction is otherwise a Permitted Investment;
(k)    Investments of any Person that (i) becomes a Subsidiary of Parent (or of any Person not previously a Subsidiary of Parent that is merged or consolidated with or into a Subsidiary of Parent in a transaction permitted hereunder) after the Effective Date, or (ii) are assumed after the Effective Date by any Subsidiary of Parent in connection with an acquisition of assets from such Person by such Subsidiary, in either case, in a Permitted Acquisition; provided, that, in each case any such Investment (w) does not constitute Indebtedness of such Person, (x) exists at the time such Person becomes a Subsidiary of Parent (or is merged or consolidated with or into a Subsidiary of Parent) or such assets are acquired, (y) was not made in contemplation of or in connection with such Person becoming a Subsidiary of Parent (or merging or consolidating with or into a Subsidiary of Parent) or such acquisition of assets, and (z) could not reasonably be expected to result in a Default or an Event of Default;

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    (l)    Investments arising as a result of the licensing of Intellectual Property in the ordinary course of business and not otherwise prohibited hereunder;
(m)    Investments by: (i) any Credit Party in any other Credit Party; (ii) any Subsidiary of Parent which is not a Credit Party in another Subsidiary of Parent which is not a Credit Party; (iii) any Subsidiary of Parent which is not a Credit Party in any Credit Party; and (iv) any Credit Party (A) in a Subsidiary of Parent which is not a Credit Party as of the Effective Date and shown on Schedule 12.3 of the Disclosure Letter and (B) in a Subsidiary of Parent which is not a Credit Party as of any time after the Effective Date (including any Royalty SPV), not to exceed €10,000,000 in the aggregate among all such Credit Parties at any time outstanding;
(n)    Repurchases of capital stock of Parent or any of its Subsidiaries deemed to occur upon the exercise of options, warrants or other rights to acquire capital stock of Parent or such Subsidiary solely to the extent that shares of such capital stock represent a portion of the exercise price of such options, warrants or such rights;
(o)    Investments consisting of non-cash consideration received for any Permitted Transfer;
(p)    Investments consisting of acquisitions of assets from third parties used in the ordinary course of business, including inventory, raw materials, vehicles, equipment, office supplies, software and other similar assets;
(q)    Investments consisting of in-licensing agreements, provided, that, no Indebtedness that is not Permitted Indebtedness is incurred or assumed in connection therewith;
(r)    to the extent constituting an Investment, any Permitted License;
(s)    (i) unsecured Hedging Agreements entered into for hedging and not speculative purposes, and (ii) Hedging Agreements with respect to interest rates that are secured only by cash or Cash Equivalents and entered into for hedging and not speculative purposes; and
(t)    other Investments, not to exceed €5,000,000 in the aggregate;
provided, however, that none of the foregoing Investments shall be a “Permitted Investment” if any Indebtedness or Liens assumed in connection with such Investment are not otherwise permitted under Section 6.4 or 6.5, respectively.
“Permitted Licenses” means, collectively: (a) any exclusive or non-exclusive license or covenant not to sue with respect to Product in any geography outside of the Territory, (b) any exclusive or non-exclusive license or covenant not to sue with respect to any Intellectual Property (including, for clarity, any Company IP but excluding, in all cases any Company IP that is Excluded IP) solely for the purpose of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of products that are not (i) Product or (ii) products which compete with Product, whether within or outside the Territory, provided, that, such licenses or covenants not to sue do not, and could not reasonably be expected to, interfere with or impede the ability of, Parent or any Subsidiary of Parent, or interfere with the rights or ability of the Credit Parties and their Subsidiaries to use any such licensed Intellectual Property to conduct the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution, sale or to otherwise exploit Product in the Territory or enforce its rights with respect to any of the foregoing; (c) licenses pursuant to any Logistics Agreements, Manufacturing Agreements or otherwise with a logistics provider or contract manufacturer, in each case solely with respect to the services provided under such agreement, whether within or outside the Territory; (d) any non-exclusive licenses with respect to any research and development, including with respect to Product, whether within or outside the Territory; (e) any intercompany license or other similar arrangement described in clause (k) of the definition of Permitted Transfers among Credit Parties and Subsidiaries, whether within or outside the Territory; (f) any intercompany license or other similar arrangement among Credit Parties, whether within or outside of the Territory; (g) Distribution Agreements; (h) the exclusive license to Jason Golan and Christian Taucher contemplated by that certain Option Agreement dated February 19, 2025 among the Borrower, Jason Golan and Christian Taucher (as amended and restated by the

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Amended and Restated Option Agreement, dated April 3, 2025) with respect to that certain licensed technology set forth therein and together with the other matters in and contemplated therein; and (i) any exclusive or non-exclusive license or covenant not to sue existing as of the Effective Date and listed on Schedule 12.7 of the Disclosure Letter, and any amendment, extension or replacement thereof. Notwithstanding the foregoing or any other provision of this Agreement, no Excluded License with respect to Product entered into after the Effective Date shall be a “Permitted License” hereunder without the prior written consent of the Collateral Agent or the Required Lenders.
“Permitted Liens” means:
(a)    Liens in favor and for the benefit of any Lender and all other Secured Parties securing the Obligations pursuant to any Loan Document;
(b)    Liens existing on the Effective Date (x) under the Existing Credit Agreement (which such Liens shall be terminated in connection with the repayment in full of all Indebtedness thereunder pursuant to Section 5.10(a)), or (y) as set forth on Schedule 12.4 of the Disclosure Letter; provided, however, that no Liens (other than as set out in clause (z) of this definition) on any of the collateral securing the payment of any Indebtedness of any Credit Party or any Subsidiary under the Existing Credit Agreement existing on the Tranche A Closing Date or any time thereafter, which such Liens shall be terminated in furtherance of the repayment in full of such Indebtedness pursuant to Section 5.10(a), shall be a “Permitted Lien” for purposes of Section 6.5 or any other purposes under this Agreement (other than for purposes of the representations and warranties set forth in Section 4) or the other Loan Documents (other than as set forth in clause (z) below);
(c)    Liens for Taxes, assessments or governmental charges which (i) are not yet due and payable or (ii) if due and payable, are being contested in good faith and by appropriate proceedings; provided that, in each case, adequate reserves therefor have been set aside on the books of the applicable Person and maintained in conformity with Applicable Accounting Standards;
(d)    (i) pledges or deposits made in the ordinary course of business (other than Liens imposed by ERISA or any Canadian Insolvency Laws or any Canadian federal or provincial pension legislation) in connection with workers’ compensation, payroll taxes, unemployment insurance, old-age pensions, or other similar social security legislation, (ii) pledges or deposits made in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Parent or any of its Subsidiaries, (iii) subject to Section 6.2(b), statutory or common law Liens of landlords, (iv) pledges or deposits to secure performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature, in each case other than for borrowed money and entered into in the ordinary course of business, (v) Liens otherwise arising by operation of law in favor of the owner or sublessor of leased premises and confined to the property rented, (vi) Liens that are restrictions on transfer of securities imposed by applicable securities laws, and (vii) Liens resulting from a filing by a lessor as a precautionary filing for a true lease;
(e)    Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under either Section 7.4 or Section 7.7;
(f)    Liens (including the right of set-off) in favor of banks or other financial institutions incurred on deposits made in accounts held at such institutions in the ordinary course of business; provided that such Liens (i) are not given in connection with the incurrence of any Indebtedness, (ii) relate solely to obligations for administrative and other banking fees and expenses incurred in the ordinary course of business in connection with the establishment or maintenance of such accounts and (iii) are within the general parameters customary in the banking industry;
(g)    Liens that are contractual rights of set-off (i) relating to pooled deposit or sweep accounts of Parent or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary

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course of business or (ii) relating to purchase orders and other agreements entered into with customers of Parent or any of its Subsidiaries in the ordinary course of business;
(h)    Liens solely on any cash earnest money deposits made by Parent or any of its Subsidiaries in connection with any Permitted Acquisition, Permitted Investment or other acquisition of assets or properties not otherwise prohibited under this Agreement;
(i)    Liens existing on assets or properties at the time of its acquisition or existing on the assets or properties of any Person at the time such Person becomes a Subsidiary of Parent, in each case after the Effective Date; provided that (i) neither such Lien was created nor the Indebtedness secured thereby was incurred in contemplation of such acquisition or such Person becoming a Subsidiary of Parent, (ii) such Lien does not extend to or cover any other assets or properties (other than the proceeds or products thereof and other than after-acquired assets or properties subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that requires, pursuant to its terms and conditions in effect at such time, a pledge of after-acquired assets or properties, it being understood that such requirement shall not be permitted to apply to any assets or properties to which such requirement would not have applied but for such acquisition), (iii) the Indebtedness and other obligations secured thereby is permitted under Section 6.4 hereof and (iv) such Liens are of the type otherwise permitted under Section 6.5 hereof;
(j)    Liens securing Indebtedness permitted under clause (c) of the definition of “Permitted Indebtedness” (including any extensions, refinancings, modifications, amendments or restatements of such Indebtedness permitted under clause (t) of the definition of Permitted Indebtedness); provided, that, such Lien does not extend to or cover any assets or properties other than those described in clause (c) of the definition of Permitted Indebtedness;
(k)    servitudes, easements, burdens, rights-of-way, restrictions and other similar encumbrances on real property imposed by Requirements of Law and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor defects or other irregularities in title which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Credit Party or any Subsidiary of any Credit Party;
(l)    to the extent constituting a Lien, escrow arrangements securing indemnification obligations associated with any Permitted Acquisition or Permitted Investment;
(m)    (i) leases or subleases of real property granted in the ordinary course of business (including, if referring to a Person other than a Credit Party or a Subsidiary, in the ordinary course of such Person’s business), (ii) licenses, sublicenses, leases or subleases of personal property (other than Intellectual Property) granted to third parties in the ordinary course of business, in each case which do not interfere in any material respect with the operations of the business of any Credit Party or any of its Subsidiaries and do not prohibit granting the Collateral Agent a security interest in any Credit Party’s personal property held at such location for the benefit of the Lenders and other Secured Parties, (iii) Permitted Licenses, and (iv) retained interests of lessors or licensors or similar parties under any in-licenses;
(n)    Liens on cash or other current assets pledged to secure: (i) Indebtedness in respect of corporate credit cards, purchasing cards or bank card products, provided, that, the portion of such Indebtedness secured pursuant to this clause (n) shall not exceed €5,000,000 in the aggregate at any time outstanding; or (ii) Indebtedness in the form of letters of credit or bank guarantees entered into in the ordinary course of business, provided, that, any such Indebtedness is secured solely by cash or Cash Equivalents;
(o)    Liens on any properties or assets of Parent or any of its Subsidiaries which do not constitute Collateral under the Loan Documents, other than (i) Liens on any Company IP that does not constitute Collateral under the Loan Documents but is related to any research, development, manufacture, production, use,

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commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory and (ii) Liens on any Equity Interests of any Subsidiary;
(p)    Liens on any properties or assets of Parent or any of its Subsidiaries imposed by law or regulation which were incurred in the ordinary course of business, including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, contractors’, suppliers of materials’, architects’ and repairmen’s Liens, and other similar Liens arising in the ordinary course of business; provided that such Liens (i) do not materially detract from the value of such properties or assets subject thereto or materially impair the use of such properties or assets subject thereto in the operations of the business of Parent or such Subsidiary or (ii) are being contested in good faith by appropriate proceedings, which conclusively operate to stay the sale or forfeiture of any portion of such properties or assets subject thereto and for which adequate reserves have been set aside on the books of the applicable Person and maintained in conformity with Applicable Accounting Standards, if required;
(q)    Liens in favor of customs and revenue authorities arising under applicable law which were incurred in the ordinary course of business, to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(r)    Liens on any goods sold to Parent or any of its Subsidiaries in the ordinary course of business in favor of the seller thereof, but only to the extent securing the unpaid purchase price for such goods and any related expenses;
(s)    Liens securing Permitted Indebtedness of a Credit Party in favor of any other Credit Party;
(t)    Liens securing Indebtedness owed by a Subsidiary of Parent that is not a Credit Party permitted under clause (i) of the definition of Permitted Indebtedness, in favor of a Credit Party or another Subsidiary of Parent that is not a Credit Party;
(u)    Liens on insurance policies and the proceeds thereof; provided, that, such Liens are not given in connection with the incurrence of any Indebtedness, secure only the financing of the insurance premiums with respect thereto, and are within the general parameters customary in the insurance industry;
(v)    With respect to any Permitted Royalty Financing, (A) customary backup or precautionary security interests solely over the right to the underlying royalty that is the subject of such Permitted Royalty Financing (and not any other collateral, including any Collateral), (B) the pledge of Equity Interests in any Royalty SPV (and not any other Equity Interests, including any Equity Interests constituting Collateral), and (C) security interests solely in Royalty Assets (and the proceeds thereof) held by a Royalty SPV (and not any other assets or properties) and no other collateral (including any Collateral), in each case in connection with such Permitted Royalty Financing; provided, that, for the avoidance of doubt, the Liens described in sub-clauses (A) through (C) above shall constitute Permitted Liens if and only if such Royalty SPV, individually or together with any other Royalty SPVs, has (or will) acquire or hold the right to receive no more than fifty percent (50.0%) of the royalties payable in respect of the aggregate net sales of VLA15 in the Territory pursuant to the Pfizer License Agreement.
(w)    Liens solely on cash and Cash Equivalents in each case securing Hedging Agreements with respect to interest rates that are entered into for hedging and not speculative purposes; and
(x)    additional Liens on assets or properties, in each case so long as neither (i) the aggregate principal amount of the Indebtedness and other obligations secured thereby nor (ii) the aggregate fair market value of the assets or properties subject thereto (as reasonably determined in good faith by a Responsible Officer of Parent or Borrower) exceeds €2,500,000 in the aggregate for all such Liens at any time outstanding;
(y)    subject to the provisos immediately below, the modification, replacement, extension or renewal of the Liens described in clauses (a) through (x) above; provided, however, that any such modification, replacement, extension or renewal must (i) be limited to the assets or properties encumbered by the existing Lien (and any additions, accessions, parts, improvements and attachments thereto and the proceeds thereof) and (ii) not increase

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the principal amount of any Indebtedness secured by the existing Lien (other than by any reasonable premium or other reasonable amount paid and fees and expenses reasonably incurred in connection therewith); provided, further, that to the extent any of the Liens described in clauses (a) through (x) above secure Indebtedness of a Credit Party, such Liens, and any such modification, replacement, extension or renewal thereof, shall constitute Permitted Liens if and only to the extent that such Indebtedness is permitted under Section 6.4 hereof; and
(z)    whilst and provided the same remain in place only pending (i) clearance from the UK Government pursuant to the National Security and Investment Act 2021 to the transfer of such shares back to Borrower, the Liens created pursuant to the share pledge granted by the Borrower in respect of the shareholding in the Scottish Guarantor and (ii) discharge and release of the same pursuant to the (and provided the same are discharged and released prior to expiry of the timing) requirements set forth in Section 5.14, any standard securities granted by the Scottish Guarantor, in each case granted in connection with the Existing Credit Agreement.
“Permitted Negative Pledges” means:
(a)    prohibitions or limitations with regard to specific properties or assets encumbered by Permitted Liens, if and only to the extent each such prohibition or limitation applies only to such properties or assets;
(b)    prohibitions or limitations set forth in any lease, license or other similar agreement entered into in the ordinary course of business and not prohibited hereunder;
(c)    prohibitions or limitations relating to Permitted Indebtedness, in each case if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement and the other Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Parent or Borrower in good faith); provided, however, that no prohibition or limitation relating to Indebtedness of any Credit Party or any Subsidiary under the Existing Credit Agreement existing on the Tranche A Closing Date or any time thereafter, which such Indebtedness shall be repaid in full pursuant to Section 5.10(a), shall be a “Permitted Negative Pledge” for purposes of Section 6.6 or any other purpose under this Agreement (other than for purposes of the representations and warranties set forth in Section 4) or the other Loan Documents;
(d)    customary provisions restricting assignments, subletting, sublicensing or other transfer of properties or assets subject thereto set forth in leases, subleases, licenses and other similar agreements that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses or agreements, and customary provisions restricting assignment, pledges or transfer of any agreement entered into in the ordinary course of business;
(e)    prohibitions or limitations imposed by Requirements of Law, including in any regulatory authorizations or permits;
(f)    prohibitions or limitations that exist as of the Effective Date under Indebtedness existing on the Effective Date;
(g)    customary prohibitions or limitations arising in connection with any Permitted Transfer or contained in any agreement relating to any Permitted Transfer pending the consummation of such Permitted Transfer;
(h)    customary provisions in shareholders’ agreements, joint venture agreements, Operating Documents or similar binding agreements relating to, or any agreement evidencing Indebtedness of, any joint venture entity or non-Wholly Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly Owned Subsidiary and the Equity Interests issued thereby;

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(i)    customary net worth provisions set forth in real property leases entered into by Subsidiaries of Borrower, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Parent or Borrower in good faith);
(j)    customary net worth provisions set forth in customer agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Parent or Borrower in good faith);
(k)    restrictions on cash or other deposits (including escrowed funds) imposed by agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document;
(l)    prohibitions or limitations set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided, that, such agreement was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Parent or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);
(m)    prohibitions or limitations imposed by any Loan Document or any Permitted Royalty Financing Document;
(n)    customary provisions set forth in joint venture agreements or agreements governing minority investments that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement;
(o)    limitations imposed with respect to any asset or property acquired in a Permitted Acquisition;
(p)    customary provisions restricting assignments or other transfer of properties or assets subject thereto set forth in any agreement entered into in the ordinary course of business, if and only to the extent each such restriction applies only to the properties or assets subject to such agreement;
(q)    prohibitions or limitations imposed by any agreement evidencing any Permitted Indebtedness of the type described in clause (c) of the definition of Permitted Indebtedness; and
(r)    prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the agreements referred to in clauses (a) through (q) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such prohibition or limitation.
“Permitted Royalty Financing” means any monetization transaction involving the sale by the applicable Credit Party of (a) Royalty Assets to a third party or (b) Royalty Assets to a Royalty SPV and in the case of any sale of Royalty Assets to a Royalty SPV, the subsequent sale or other transfer by such Royalty SPV of the right to receive revenues or royalties relating to such Royalty Assets, and such Royalty SPV’s right to the same, to a third party, in each case entered into after the Tranche A Closing Date; provided, however, that, in all cases: (i) the right to receive royalties included in the Royalty Assets shall not exceed, individually as to such Royalty SPV or in the aggregate among all Royalty SPVs, fifty percent (50.0%) of the royalties payable in respect of the aggregate net sales of VLA15 in the Territory pursuant to the Pfizer License Agreement; (ii) such monetization transaction, individually or together with any other monetization transaction (including other Permitted Royalty Financings), does not involve the right to receive royalties in excess of fifty percent (50.0%) of the royalties payable in respect of

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the aggregate net sales of VLA15 in the Territory pursuant to the Pfizer License Agreement; (iii) no royalties or other rights or interests in respect of any product (other than VLA15) shall be sold or otherwise transferred or shall be pledged or otherwise made subject to a Lien pursuant to, or otherwise in connection with, such monetization transaction; (iv) any and all obligations of such Royalty SPV shall be non-recourse to Parent or any of its other Subsidiaries (other than pursuant to Standard Securitization Undertakings), (v) any such sale transaction is structured as a “true sale” of the right to receive revenues or royalties relating to such Royalty Assets (and not as a lending transaction or the grant of a security interest in such revenues or royalties (including the right to receive the same), other than a customary backup or precautionary security interest solely over such Royalty Assets so sold and not any other collateral); (vi) such monetization transaction does not require or contemplate the granting of any Lien on or any security interest in any Collateral (other than the Royalty Assets and the Equity Interest in any Royalty SPV), including, for the avoidance of doubt, any right, title or interest in or to, or any products or proceeds of, the revenues or royalties (and the right to receive the same) relating to the remaining fifty percent (50.0%) of the royalties payable in respect of aggregate net sales of VLA15 in the Territory pursuant to the Pfizer License Agreement (which shall remain as Collateral); (vii) such monetization transaction does not obligate Parent or any of its Subsidiaries to make any payment relating to any put or call option or change of control of the counterparty or any other third party in connection therewith, late or overdue payments to the counterparty or any other third party in connection therewith (including any fees or interest payments with respect to any such late or overdue payments), or relating to any fees resulting from the termination of all or any part of the royalty in respect of the aggregate net sales of VLA15 in the Territory pursuant to the Pfizer License Agreement (it being agreed that payments in respect of customary obligations in respect of (1) non-permitted set-offs by Pfizer of payments owed to Pfizer under any contract or agreement with Parent or any of its Subsidiaries (other than the relevant Royalty SPV) (provided, that, any such payment, or the obligation to make any such payment, by Parent or any of its Subsidiaries, is not in the nature of a guarantee or general backstop for Pfizer’s failure to make any regularly scheduled payments or other payments pursuant to the Pfizer License Agreement), (2) “wrong pockets” provisions and (3) late payments provisions if structured through a Royalty SPV shall be permitted); (viii) such monetization transaction does not require Parent or any of its Subsidiaries (other than such Royalty SPV and solely in connection with the Royalty Assets) to make any advance payment before any regularly scheduled royalty payment is due and payable, any prepayment or accelerated payment of any royalty payments owed under the terms of such royalty, or any minimum amount payment in the form of a true up; and (ix) such subsequent sale or transfer shall be subject to a subordination, intercreditor  or other similar agreement, in form and substance acceptable to the Collateral Agent, if required by any counterparty thereto.
“Permitted Royalty Financing Documents” means the documents governing or evidencing any Permitted Royalty Financing.
“Permitted Subsidiary Distribution Restrictions” means, in each case notwithstanding Section 6.8:
(a)    prohibitions or limitations with regard to specific properties or assets encumbered by Permitted Liens, if and only to the extent each such prohibition or limitation applies only to such properties or assets;
(b)    prohibitions or limitations set forth in any lease, license or other similar agreement entered into in the ordinary course of business;
(c)    prohibitions or limitations relating to Permitted Indebtedness, in each case if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement and the other Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Parent or Borrower in good faith); provided, however, that no prohibition or limitation relating to Indebtedness of any Credit Party or any Subsidiary under the Existing Credit Agreement existing on the Tranche A Closing Date or any time thereafter, which such Indebtedness shall be repaid in full pursuant to Section 5.10(a), shall be a “Permitted Negative Pledge” for purposes of Section 6.9 or any other purpose under this Agreement (other than for purposes of the representations and warranties set forth in Section 4) or the other Loan Documents;

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(d)    customary provisions restricting assignments, subletting, sublicensing or other transfer of properties or assets subject thereto set forth in leases, subleases, licenses and other similar agreements that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses or agreements, and customary provisions restricting assignment, pledges or transfer of any agreement entered into in the ordinary course of business;
(e)    prohibitions or limitations on the transfer or assignment of any properties, assets or Equity Interests set forth in any agreement entered into in the ordinary course of business that is not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to such properties, assets or Equity Interests;
(f)    prohibitions or limitations imposed by Requirements of Law, or regulatory authorizations or permits;
(g)    prohibitions or limitations that exist as of the Effective Date under Indebtedness existing on the Effective Date;
(h)    customary prohibitions or limitations arising in connection with any Permitted Transfer or contained in any agreement relating to any Permitted Transfer pending the consummation of such Permitted Transfer;
(i)    customary provisions in shareholders’ agreements, joint venture agreements, Operating Documents or similar binding agreements relating to, or any agreement evidencing Indebtedness of, any joint venture entity or non-Wholly Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly Owned Subsidiary and the Equity Interests issued thereby;
(j)    customary net worth provisions set forth in real property leases entered into by Subsidiaries of Borrower, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Parent or Borrower in good faith);
(k)    customary net worth provisions set forth in customer agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Parent or Borrower in good faith);
(l)    restrictions on cash or other deposits (including escrowed funds) imposed by agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document;
(m)    prohibitions or limitations set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Parent or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);
(n)    prohibitions or limitations imposed by any Loan Document or any Permitted Royalty Financing Document;
(o)    customary provisions set forth in joint venture agreements or agreements governing minority investments that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the

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extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement;
(p)    customary provisions restricting assignments or other transfer of properties or assets subject thereto set forth in any agreement entered into in the ordinary course of business, if and only to the extent each such restriction applies only to the properties or assets subject to such agreement;
(q)    limitations imposed with respect to any asset or property acquired in a Permitted Acquisition;
(r)    prohibitions or limitations imposed by any agreement evidencing any Permitted Indebtedness of the type described in clause (c) of the definition of Permitted Indebtedness; and
(s)    prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the agreements referred to in clauses (a) through (q) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such prohibition or limitation.
“Permitted Transfers” means:
(a)    Transfers of any properties or assets which do not constitute Collateral under the Loan Documents, other than any Company IP that does not constitute Collateral under the Loan Documents but is related to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory;
(b)    Transfers of Inventory in the ordinary course of business;
(c)    Transfers of surplus, damaged, worn out or obsolete equipment or immaterial property or assets that is, in the reasonable judgment of a Responsible Officer of Parent or Borrower exercised in good faith, no longer economically practicable to maintain or useful in the ordinary course of business, and Transfers of other properties or assets in lieu of any pending or threatened institution of any proceedings for the condemnation or seizure of such properties or assets or for the exercise of any right of eminent domain;
(d)    Transfers made in connection with, or constituting, Permitted Liens, Permitted Acquisitions or Permitted Investments;
(e)    Transfers of cash and Cash Equivalents in the ordinary course of business for equivalent value and in a manner that is not prohibited under this Agreement or the other Loan Documents;
(f)    Transfers (i) between or among Credit Parties, provided that, with respect to any properties or assets constituting Collateral under the Loan Documents, any and all steps as may be required to be taken in order to create and maintain a first priority security interest in and Lien upon such properties and assets in favor of the Collateral Agent for the benefit of Lenders and all other Secured Parties, including as required pursuant to Section 5.12, are taken contemporaneously with the completion of any such Transfer, and (ii) between or among Non-Credit Parties;
(g)    the sale or issuance of Equity Interests of any Subsidiary of Parent to any Credit Party or Subsidiary, provided, that, any such sale or issuance by a Credit Party shall be to another Credit Party;
(h)    the discount without recourse or sale or other disposition of unpaid and overdue accounts receivable arising in the ordinary course of business in connection with the compromise, collection or settlement thereof and not part of a financing transaction;
(i)    any abandonment, disclaimer, forfeiture, dedication to the public, cancellation, non-renewal or discontinuance of use or maintenance of Intellectual Property (including, for the avoidance of doubt, any Company

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IP) that a Responsible Officer of Parent or Borrower reasonably determines in good faith (i) is no longer economically practicable to maintain or useful in the ordinary course of business and that (ii) could not reasonably be expected to be adverse to the rights, remedies and benefits available to, or conferred upon, the Collateral Agent or any Lender under any Loan Document in any material respect;
(j)    without limiting clause (a) above, Transfers by Parent or any of its Subsidiaries pursuant to any Permitted License;
(k)    (A) intercompany licenses or grants of rights of distribution, co-promotion or similar commercial rights: (i) between or among the Credit Parties; (ii) between or among the Credit Parties and Subsidiaries that are not Credit Parties and, in the case of any such licenses or grant of rights that relates to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labeling, promotion, advertising, offer for sale or lease, distribution or sale or lease of Product within the Territory entered into prior to the Effective Date and listed on Schedule 12.5 of the Disclosure Letter; and (iii) between or among Subsidiaries that are not Credit Parties and (B) Distribution Agreements between or among Parent and any of its Subsidiaries, together, in each case, with renewals, replacements and extensions thereof (including additional licenses or grants in relation to new territories) on comparable terms in the ordinary course of business;
(l)    any involuntary loss, damage or destruction of property or any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;
(m)    licenses, sublicenses, leases or subleases, in each case other than relating to any Company IP, granted to third parties in the ordinary course of business;
(n)    the abandonment disclaimer, forfeiture, dedication to the public, or other disposition of any Intellectual Property (including, for the avoidance of doubt, any Company IP) that is (i) not material to any aspect of the research, development, manufacture, production, use (by any Credit Party or its Subsidiaries), commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale or lease, distribution or sale or lease of Product in the Territory, (ii) expiring in accordance with its statutory term or (iii) no longer used or useful in any material respect in any Product line of business of Parent and its Subsidiaries;
(o)    any involuntary disposition or any sale, lease, license or other disposition of property (other than, for the avoidance of doubt, any Company IP) in settlement of, or to make payment in satisfaction of, any property or casualty insurance;
(p)    sales, leases, licenses, transfers or other dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sale, lease, license, transfer or other disposition are promptly applied to the purchase price of similar replacement property;
(q)    Transfers consisting of Royalty Assets entered into after the Tranche A Closing Date in connection with any Permitted Royalty Financing Document;
(r)    other Transfers made in the ordinary course of business on commercially reasonable arm’s length terms;
(s)    other Transfers of properties or assets, in each case so long as (i) the fair market value of such properties or assets (as reasonably determined in good faith by a Responsible Officer of Parent or Borrower) does not exceed, individually or together with any other such Transfers under this clause (r), €5,000,000 at any time and (ii) such Transfer is not otherwise prohibited hereunder;
(u)    terminations or unwinds of any hedging, derivative or swap agreement permitted hereunder;

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(v)    issuances of shares or securities in the form of directors’ qualifying shares as required by applicable laws; and
(w)    the property disposals listed in Schedule 6.1 of the Disclosure Letter;
provided, however, that (x) no Transfer described in Section 6.6(b) shall constitute a Permitted Transfer hereunder except as expressly provided therein, and (y) no Transfer of any asset, right, interest or property subject to perfected Swedish Lien (or any Lien purported or required to be perfected in accordance with Swedish law in accordance with the relevant Swedish Security Documents), excluding, however, any asset, property or interests subject to the business mortgage to be granted by Valneva Sweden AB in favor of the Collateral Agent and excluding, further, the property disposals listed in Schedule 6.1 of the Disclosure Letter, shall constitute a Permitted Transfer hereunder unless made with the prior written consent of the Collateral Agent.
“Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, company, trust, sole proprietorship, unincorporated organization, association, corporation, exempted company, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Personal Data” means information protected under applicable Data Protection Laws as “personal data,” “personal information,” “personally identifiable information,” “protected health information,” “medical information,” “health information,” “sensitive information,” “individually identifiable health information,” “identifiable private information,” “bulk sensitive personal data,” “United States government-related data,” or any similar terms under applicable Data Protection Laws, including customer, consumer, patient, clinical trial participant and employee information collected, created, received, maintained, stored, transmitted, or otherwise processed by or for Parent or any of its Subsidiaries.
“Personal Data Breach” is defined in Section 4.22(b).
“Pfizer License Agreement” means that certain Research Collaboration and License Agreement, by and between Pfizer Inc. and the Borrower, as amended and as may be further amended, modified or otherwise supplement or replaced from time to time.
“PIPEDA” means the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable Canadian federal or provincial privacy, security, or breach notification laws.
“Plan” means (a) any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA which is maintained or contributed to by a Credit Party or their respective ERISA Affiliates or with respect to which a Credit Party have any liability (including under Section 4069 of ERISA), and (b) any Canadian Defined Benefit Pension Plan.
“PPSA” means the Personal Property Security Act (Ontario), or any other applicable Canadian federal or provincial statute pertaining to the granting, perfecting, priority or making of security interests, Liens, hypothecs on personal property, including the Civil Code of Quebec, and any successor statutes, together with any regulations thereunder, in each case, as in effect from time to time.
“Prepayment Premium” means the Tranche A Prepayment Premium or any Subsequent Tranche Prepayment Premium (as applicable) or any combination thereof, as the context dictates.
“President’s Certificate” means, with respect to any Person organized in Canada, a certificate of such Person executed by its President certifying as to the various matters set forth therein.
“Product” means, collectively: (a) the vaccine product approved as IXCHIQ by the FDA and any equivalents thereto approved by a non-FDA regulatory authority for any previously- or future-approved indication, including for conditions caused by chikungunya virus (CHIKV); (b) the vaccine product approved as DUKORAL by

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the EMA and any equivalents thereto approved by a non-EMA regulatory authority for any previously- or future-approved indication, including for conditions caused by Vibrio cholerae and conditions caused by or associated with enterotoxigenic E. coli (ETEC); (c) the vaccine product approved as IXIARO by the FDA and any equivalents thereto approved by a non-FDA regulatory authority (including JESPECT) for any previously- or future-approved indication, including for conditions caused by Japanese encephalitis virus (JEV); and (d) any successor product(s) of any of the foregoing (and foreign-named equivalents), including combination products with other therapeutic products (including with other vaccine products), under development or hereinafter developed, including in conjunction with out-licensing partners, owned or controlled by Parent or its Subsidiaries, in any dosage form, dosing regimen, strength or route of administration.
“Quebec Credit Party” means any Credit Party that is existing under the laws of the Province of Quebec, or that has its registered office, its head office, its chief executive office, a place of business, any tangible or corporeal property or an account required hereunder to be made subject to a Control Agreement (or other appropriate instrument that is reasonably acceptable to the Collateral Agent) in the Province of Quebec.
“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.
“Regulatory Agency” means a U.S. or foreign Governmental Authority with responsibility for the approval of the marketing and sale of biologics or other regulation of biologics or otherwise having authority to regulate Product.
“Regulatory Approvals or Licensures” means all approvals, authorizations, designations, licensures or clearances and any product or establishment licenses, registrations or authorizations of any Regulatory Agency necessary for the manufacture, use, storage, import, export, transport, offer for sale or lease, or distribution or sale or lease of Product in the Territory.
“Regulatory Submission Material” means all regulatory filings, submissions, approvals, licensures, and authorizations related to any research, development, manufacture, production, use, commercialization, post-approval (or post-licensure, post-authorization, or post-clearance, as applicable) monitoring and reporting (including post-marketing safety reports), marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory, including all data and information provided in, and used to develop, any of the foregoing, and any other material that is exempt from disclosure under 5 U.S.C. § 552.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Required Lenders” means Lenders representing greater than fifty percent (50%) of the principal amount of the Term Loans outstanding as of such date.
“Requirements of Law” means, as to any Person, the Operating Documents (or other organizational or governing documents) of such Person, and any law (statutory or common, foreign or domestic for or in respect of such Person), treaty, order, policy, rule or regulation or determination of an arbitrator or a court or other

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Governmental Authority (including Environmental Laws, Health Care Laws, Data Protection Laws, FDA Laws, EU Laws, UK Laws and all other applicable statutes, rules, regulations, standards, guidelines, policies, permits, consents, licenses, authorizations, approvals, and orders administered or issued by any foreign Governmental Authority), in each case, applicable to and binding upon such Person or any of its assets or properties or to which such Person or any of its assets or properties are subject.
“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.
“Responsible Officers” means, with respect to any Credit Party or any of its Subsidiaries, collectively, each senior officer or executive officer of such Credit Party or, in each case, if none, of Parent, and shall include, at a minimum, all individuals participating on the Valneva Executive Committee.
“Restricted License” means any material license or other material agreement of the kind or nature subject or purported to be subject from time to time to a Lien under any Collateral Document, with respect to which a Credit Party is the licensee and pursuant to which such Credit Party in-licenses or otherwise controls any Company IP: (a) that prohibits or otherwise restricts such Credit Party from granting a security interest in its interest therein to the Collateral Agent, for the benefit of Lenders and all other Secured Parties (other than as a result of customary anti-assignment provisions) in a manner enforceable under Requirements of Law; or (b) for which a breach thereof or a default thereunder could reasonably be expected to interfere with the Collateral Agent’s or any Lender’s right to sell or otherwise dispose of any Collateral. For the avoidance of doubt, software, open source code, application programming interfaces or trademarks, copyrights or patents of others that are commercially available to the public under the shrinkwrap licenses, clickwrap licenses, online terms of service or other terms of use or similar agreements and intellectual property rights of customers used by Borrower in the course of providing service to third parties in the ordinary course of business shall not constitute a Restricted License.
“Restricted Payments” is defined in Section 6.8(a).
“Royalty Assets” means (a) the right to receive royalties (including accounts receivables and payment intangibles in respect thereof) in respect of up to, but not more than, fifty percent (50.0%) of the royalties payable in respect of the aggregate net sales of VLA15 in the Territory pursuant to the Pfizer License Agreement, together with the proceeds thereof and any other amounts payable in respect or in lieu of any such royalties (including any indemnities in respect thereof), and (b) the audit, reporting and other rights under the Pfizer License Agreement relating to such royalties that are customarily assigned by a seller in a sale transaction involving royalties of the type described in clause (a) above. For the avoidance of doubt, “Royalty Assets” shall not include (x) any or all of the right to receive the remaining fifty percent (50.0%) of the royalties payable in respect of the aggregate net sales of VLA15 in the Territory pursuant to the Pfizer License Agreement, which is and shall remain Collateral, and (y) the Pfizer License Agreement in its entirety or the right to receive royalties (including accounts receivables and payment intangibles in respect thereof) thereunder other than as set forth in clause (a) above with respect to the right to receive up to, but not more than, fifty percent (50.0%) of the royalties payable in respect of the aggregate net sales of VLA15 in the Territory pursuant to the Pfizer License Agreement.
“Royalty SPV” means a direct or indirect special purpose Subsidiary of Parent established for the acquisition of Royalty Assets or rights or interests therein in connection with a Permitted Royalty Financing, and which is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with Parent or any of its Subsidiaries in the event Parent or any such Subsidiary becomes subject to an Insolvency Proceeding; provided, that, for the avoidance of doubt, no Royalty SPV, individually or together with any other Royalty SPVs, shall be permitted hereunder to acquire or hold the right to receive more than fifty percent (50.0%) of the royalties payable in respect of the aggregate net sales of VLA15 in the Territory pursuant to the Pfizer License Agreement.

“RPMRR” means the Register of Personal and Movable Real Rights for the Province of Quebec.

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“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of comprehensive Sanctions (including Cuba, Iran, North Korea, Syria (prior to July 1, 2025), Crimea, the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic, Kherson, Zaporizhzhia and other regions of Ukraine that are the subject or target of comprehensive Sanctions).
“Sanctions” is defined in Section 4.18(c).
"Scottish Guarantor" means Valneva Scotland Limited, a private limited company incorporated in Scotland with company registration number SC260350.
“Scottish Security Documents” means (a) Scottish law governed standard securities to be granted by the Scottish Guarantor, in favor of the Collateral Agent, in respect of its interest in (i) ALL and WHOLE the subjects registered in the Land Register of Scotland under Title Numbers MID4303 and WLN39630 and (ii) ALL and WHOLE the subjects registered in the Land Register of Scotland under Title Numbers MID88666, WLN39235, and WLN58108, (b) a Scottish law governed security agreement to be granted by the Scottish Guarantor, in favor of the Collateral Agent, over the whole of the property (including uncalled capital) which is or may be from time to time comprised in the Collateral owned by the Scottish Guarantor, and (iii) a Scottish Share Pledge.
“Scottish Share Pledge” means a Scottish law share pledge to be granted by Borrower, in favor of the Collateral Agent, in respect of the entire issued share capital of the Scottish Guarantor, together with all documentation required to register such Equity Interests in the name of the Collateral Agent.
“SEC” means the Securities and Exchange Commission and any analogous Governmental Authority.
“Secretary’s Certificate” means, with respect to any Person, a certificate of such Person executed by its Secretary, authorized signatory or director certifying as to the various matters set forth therein; provided, that, in relation to the English Original Guarantor or any other company incorporated in England and Wales or to the Scottish Guarantor or any other company incorporated in Scotland, the Secretary’s Certificate shall be signed by two directors of that company (or where there is only one director, that director).
“Section 5 of the FTC Act” means the Section 5(a) of the U.S. Federal Trade Commission Act (15 U.S.C. § 45), which prohibits unfair and deceptive acts or practices in or affecting commerce and serves as the primary basis for U.S. Federal Trade Commission authority on privacy and security.
“Secured Parties” means each Lender, each other Indemnified Person and each other holder of any Obligation of a Credit Party.
“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.
“Security Agreement” means the Guaranty and Security Agreement, dated as of the Tranche A Closing Date, by and among the Credit Parties party thereto and the Collateral Agent, in form and substance substantially similar to Exhibit C attached hereto or in such form or substance as such Credit Parties and the Collateral Agent may otherwise agree.
“Security Incidents” is defined in Section 4.22(b).
“Security Program” is defined in Section 4.22(b).
“Sensitive Information” means, collectively, (a) any Personal Data that is subject to any Data Protection Law(s), (b) any information in which Parent or any of its Subsidiaries have IP Ancillary Rights or any other Intellectual Property rights (including Company IP), (c) any information with respect to which Parent or any of its Subsidiaries have contractual non-disclosure obligations, and (d) Regulatory Submission Materials.

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“Software” is defined in the definition of Intellectual Property.
“Solvent” means as of any date of determination, that, as of such date, (a) the value of the assets (including goodwill minus disposition costs) of such Person (both at fair value and present fair saleable value), on a going concern basis, is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to generally pay all liabilities (including trade debt) of such Person as such liabilities become absolute and mature in the ordinary course of business consistent with past practice and (c) such Person does not have unreasonably small capital after giving due consideration to the prevailing practice in the industry in which it is engaged or will be engaged. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SSA” means the Social Security Act of 1935, codified at Title 42, Chapter 7, of the United States Code.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Parent or any Subsidiary regarding the establishment of a “true sale” of the Royalty Assets to a Royalty SPV and the integrity of such Royalty Assets which are customary for a seller in a securitization involving the sale of royalties of the same type as or similar to the Royalty Assets.
“Stock Acquisition” means the purchase or other acquisition by Parent or any of its Subsidiaries of the Equity Interests (by merger, stock purchase or otherwise) in any other Person.
“Subordinated Debt” means any Indebtedness in the form of or otherwise constituting term debt incurred by any Credit Party or any Subsidiary thereof (including any Indebtedness incurred in connection with any Acquisition or other Investment) that: (a) is subordinated in right of payment to the Obligations at all times until all of the Obligations have been paid, performed or discharged in full and Borrower has no further right to obtain any Credit Extension hereunder, pursuant to a subordination, intercreditor or other similar agreement that is in form and substance reasonably satisfactory to the Collateral Agent (which agreement shall include turnover provisions that are reasonably satisfactory to the Collateral Agent); (b) except as permitted by clause (d) below, is not subject to scheduled amortization, redemption (mandatory), sinking fund or similar payment and does not have a final maturity, in each case, before a date that is at least 120 days following the Term Loan Maturity Date; (c) does not include covenants (including financial covenants) and agreements (excluding agreements with respect to maturity, amortization, pricing and other economic terms) that, taken as a whole, are more restrictive or onerous on the Credit Parties in any material respect than the comparable covenants and agreements, taken as a whole, in the Loan Documents (as reasonably determined by a Responsible Officer of such Credit Party in good faith); (d) is not subject to repayment or prepayment, including pursuant to a put option exercisable by the holder of any such Indebtedness, prior to a date that is at least 120 days following the final maturity thereof except in the case of an event of default or change of control (or, in each case, the equivalent thereof, however described); and (e) does not provide or otherwise include provisions having the effect of providing that a default or event of default (or the equivalent thereof, however described) under or in respect of such Indebtedness shall exist, or such Indebtedness shall otherwise become due prior to its scheduled maturity or the holder or holders thereof or any trustee or agent on its or their behalf shall be permitted (with or without the giving of notice, the lapse of time or both) to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, in any such case upon the occurrence of a Default or Event of Default hereunder unless and until the Obligations have been declared, or have otherwise automatically become, immediately due and payable pursuant to Section 8.1(a). Notwithstanding the foregoing, Indebtedness under any Permitted Royalty Financing Document shall not constitute Subordinated Debt.
“Subsequent Tranche Additional Consideration” is defined in Section 2.7(a)(ii).
“Subsequent Tranche Closing Date” means the date on which a Subsequent Tranche Loan is advanced by Lenders, which, subject to the satisfaction of the conditions precedent to the Subsequent Tranche Loan set forth in Section 3.2, Section 3.3, Section 3.4 and Section 3.5, shall be forty-five (45) days (or such shorter period as may be

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agreed to by Lenders) following the delivery by Borrower to the Collateral Agent of the completed Advance Request Form for such Subsequent Tranche Loan.
“Subsequent Tranche Commitment” means, with respect to any Lender, the commitment of such Lender to make the Credit Extensions relating to one or more Subsequent Tranche Loans on the applicable Subsequent Tranche Closing Date(s) in the aggregate principal amount set forth opposite such Lender’s name on Exhibit D attached hereto.
“Subsequent Tranche Exit Consideration” means, with respect to any prepayment or repayment of any Subsequent Tranche Loan by Borrower pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of any Subsequent Tranche Loan pursuant to Section 8.1(a), or any repayment of any Subsequent Tranche Loan by Borrower pursuant to Section 2.2(b) or otherwise (including, for the avoidance of doubt, on the Term Loan Maturity Date), in any such case, an amount equal to the product of (a) the amount of principal so prepaid or repaid, multiplied by (b) 0.02.
“Subsequent Tranche Loan” is defined in Section 2.2(a)(ii).
“Subsequent Tranche Loan Amount” means an original principal amount equal to up to equal to Two Hundred and Eighty-Five Million Dollars ($285,000,000.00), which may be advanced by Lenders to Borrower in one or more tranches in accordance with the terms and subject to the conditions hereunder.
“Subsequent Tranche Makewhole Amount” means, as of the date of any prepayment of any Subsequent Tranche Loan occurring prior to the 2nd-year anniversary of the Subsequent Tranche Closing Date on which such Subsequent Tranche Loan to be prepaid was funded, pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), an amount equal to the sum of all interest that would have accrued and been payable from such date of prepayment through the 2nd-year anniversary of such Subsequent Tranche Closing Date on the amount of principal prepaid. For purposes of calculating the Subsequent Tranche Makewhole Amount: (a) the date of determination shall be such date of prepayment, using the interest rate as in effect on such date, provided, that, for purposes of any such prepayment pursuant to Section 2.2(c)(ii), the date of determination shall be the date on which the Change in Control is consummated; and (b) the Default Rate shall not apply to any interest that would have accrued and been payable from and after such date of determination.
“Subsequent Tranche Note” means a promissory note in substantially the form attached hereto as Exhibit B-2, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Subsequent Tranche Prepayment Premium” means, with respect to any prepayment of any Subsequent Tranche Loan by Borrower pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), an amount equal to the product of the amount of any principal so prepaid, multiplied by:
(a)    if such prepayment occurs prior to the 3rd-year anniversary of the Subsequent Tranche Closing Date on which such Subsequent Tranche Loan to be prepaid was funded, 0.03;
(b)    if such prepayment occurs on or after the 3rd-year anniversary of such Subsequent Tranche Closing Date but prior to the 4th-year anniversary of such Subsequent Tranche Closing Date, 0.02; and
(c)    if such prepayment occurs on or after the 4th-year anniversary of such Subsequent Tranche Closing Date but prior to the Term Loan Maturity Date, 0.01.
For the avoidance of doubt, no Subsequent Tranche Prepayment Premium shall be due and owing for any payment of principal of any Subsequent Tranche Loan made on the Term Loan Maturity Date.
“Subsidiary” means: (a) with respect to any Person not incorporated in England and Wales or in Scotland or in France or in Sweden, a corporation, partnership, limited liability company or other entity of which more than

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fifty percent (50.0%) of whose shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors (or similar managing body) of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person; (b) with respect to any Person incorporated in England and Wales or Scotland, any subsidiary incorporated in England and Wales or Scotland within the meaning of section 1159 of the Companies Act 2006; (c) with respect to any Person incorporated in France, any entity of which a person has control, and “control” for this purpose has the meaning given to it in article L. 233-3 of the French Code de commerce; and (d) with respect to any Person incorporated in Sweden, a subsidiary according to Chapter 1 Section 11 of the Swedish Companies Act (or any successor provision). Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Credit Party.
“Swedish Lien” means any Lien granted under the Swedish Security Documents.
“Swedish Security Documents” means (a) a Swedish law governed pledge over shares in Vaccines Holdings Sweden AB to be granted by Holdings in favor of the Collateral Agent, (b) a Swedish law governed pledge over shares in Valneva Sweden AB to be granted by Vaccines Holdings Sweden AB in favor of the Collateral Agent, (c) a Swedish law governed pledge over Swedish business mortgage certificates to be granted by Valneva Sweden AB in favor of the Collateral Agent, (d) a Swedish law governed pledge over bank accounts to be granted by Vaccines Holdings Sweden AB in favor of the Collateral Agent, (e) a Swedish law governed pledge over bank accounts to be granted by Valneva Sweden AB in favor of the Collateral Agent and (f) a Swedish law governed pledge over IP-rights in the form of trademarks to be granted by Valneva Sweden AB in favor of the Collateral Agent.
“Systems” is defined in Section 4.22(a).
“Tax” means any present or future taxes, levies, imposts, duties (including Austrian stamp duties (Rechtsgeschätsgebühren)), deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” means each of the Tranche A Loan or any Subsequent Tranche Loan, as applicable, and “Term Loans” means, collectively, the Tranche A Loan, and, to the extent funded, any and all Subsequent Tranche Loans.
“Term Loan Commitment” means, each of the Tranche A Commitment or the Subsequent Tranche Commitment, as applicable, and “Term Loan Commitments” means, collectively, the Tranche A Commitment and the Subsequent Tranche Commitment.
“Term Loan Maturity Date” means the 5th-year anniversary of the Tranche A Closing Date.
“Term Loan Note” means the Tranche A Note or any Subsequent Tranche Note, as applicable, and “Term Loan Notes” means collectively, the Tranche A Note and any and all Subsequent Tranche Notes.
“Term Loan Rate” is defined in Section 2.3(a)(i).
“Territory” means, with respect to Product, worldwide.
“Third-Party IP” is defined in Section 4.6(l).
“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, including all registrations and recordings thereof, and all applications in connection therewith, in the United States Patent and Trademark Office or

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in any similar office or agency of the United States or any state thereof or in any similar office or agency anywhere in the world in which foreign counterparts are registered or issued, and (b) all renewals thereof.
“Tranche A Additional Consideration” is defined in Section 2.7(a)(i).
“Tranche A Closing Date” means the date on which the Tranche A Loan is advanced by Lenders, which, as indicated in the completed Advance Request Form in the form of Exhibit A hereto for the Tranche A Loan delivered by Borrower to the Collateral Agent and subject to the satisfaction of the conditions precedent to the Tranche A Loan set forth in Section 3.1, Section 3.3, Section 3.4 and Section 3.5, shall be ten (10) Business Days after the Effective Date (or such other date as mutually agreed by Borrower and Lenders).
“Tranche A Commitment” means, with respect to any Lender, the commitment of such Lender to make the Credit Extensions relating to the Tranche A Loan on the Tranche A Closing Date in the aggregate principal amount set forth opposite such Lender’s name on Exhibit D attached hereto.
“Tranche A Exit Consideration” means, with respect to any prepayment or repayment of the Tranche A Loan by Borrower pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Tranche A Loan pursuant to Section 8.1(a), or any repayment of the Tranche A Loan by Borrower pursuant to Section 2.2(b) or otherwise (including, for the avoidance of doubt, on the Term Loan Maturity Date), in any such case, an amount equal to the product of (a) the amount of principal so prepaid or repaid, multiplied by (b) 0.02.
“Tranche A Loan” is defined in Section 2.2(a)(i).
“Tranche A Loan Amount” means an original principal amount equal to Two Hundred and Fifteen Million Dollars ($215,000,000.00).
“Tranche A Makewhole Amount” means, as of the date of any prepayment of the Tranche A Loan occurring prior to the 2nd-year anniversary of the Tranche A Closing Date, pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), an amount equal to the sum of all interest that would have accrued and been payable from such date of prepayment through the 2nd-year anniversary of the Tranche A Closing Date on the amount of principal prepaid. For purposes of calculating the Tranche A Makewhole Amount: (a) the date of determination shall be such date of prepayment, using the interest rate as in effect on such date, provided, that, for purposes of any such prepayment pursuant to Section 2.2(c)(ii), the date of determination shall be the date on which the Change in Control is consummated; and (b) the Default Rate shall not apply to any interest that would have accrued and been payable from and after such date of determination.
“Tranche A Note” means a promissory note in substantially the form attached hereto as Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Tranche A Prepayment Premium” means, with respect to any prepayment of the Tranche A Loan by Borrower pursuant to Section 2.2(c), or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), an amount equal to the product of the amount of any principal so prepaid, multiplied by:
(a)    if such prepayment occurs prior to the 3rd-year anniversary of the Tranche A Closing Date, 0.03;
(b)    if such prepayment occurs on or after the 3rd-year anniversary of the Tranche A Closing Date but prior to the 4th-year anniversary of the Tranche A Closing Date, 0.02; and
(c)    if such prepayment occurs on or after the 4th-year anniversary of the Tranche A Closing Date but prior to the Term Loan Maturity Date, 0.01.
For the avoidance of doubt, no Tranche A Prepayment Premium shall be due and owing for any payment of principal of the Tranche A Loan made on the Term Loan Maturity Date.

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“Transfer” is defined in Section 6.1.
“Treasury Regulations” mean those regulations promulgated pursuant to the IRC.
“TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws applicable to such programs.
“UK” means the United Kingdom of Great Britain and Northern Ireland, including as the context requires, England and Wales.
“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
“UK Laws” means all applicable statutes, rules and regulations implemented administered or enforced by the MHRA, the National Health Services (“NHS”), or the competent authorities of the United Kingdom’s constituent countries, including the Human Medicines Regulations 2012 (SI 2012/1916), and related implementing legislation.
“United States” or “U.S.” means the United States of America, its fifty (50) states, the District of Columbia, Puerto Rico and any other jurisdiction within the United States of America.
“Valneva Canada” means Valneva Canada Inc., a corporation existing under the Canada Business Corporations Act and a Wholly Owned Subsidiary of Parent.
“Valneva France” means Valneva France SAS, a société par actions simplifiée incorporated under the laws of France, whose registered office at 6 rue Alain Bombard, 44800 Saint-Herblain, France, and registered with the Trade and Companies Registry (Registre du Commerce et des Sociétés) of Nantes under registration number 848 509 295, and a Wholly Owned Subsidiary of Parent.
“Valneva USA” means Valneva USA Inc., a Delaware corporation and a Wholly Owned Subsidiary of Parent.
“VAT” means:
(a)    any tax imposed under the Value Added Tax Act 1994;
(b)    any tax imposed in compliance with the council directive of 28 November 2006 on the common system of value added tax (EC Directive (2006/(112))); and
(c)    any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clauses (a) or (b) above, or elsewhere.
“Wholly Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Requirements of Law) are owned by such Person or another Wholly Owned Subsidiary of such Person. Unless the context otherwise requires, each reference to a Wholly Owned Subsidiary herein shall be a reference to a Wholly Owned Subsidiary of a Credit Party.
“Withdrawal Event” means, as applicable, (a) any voluntary withdrawal or removal of Product in the Territory by any Credit Party or any of its Subsidiaries other than in connection with the introduction of a successor

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Product, (b) the loss of marketing authorization for Product in the Territory, (c) the receipt by any Credit Party or any of its Subsidiaries of any written notice from the FDA or any other Regulatory Agency of pending recommendation to withdraw marketing authorization for Product in the Territory, or (d) the receipt by any Credit Party or any of its Subsidiaries of any written notice from the FDA or any other Regulatory Agency of final decision to withdraw marketing authorization for Product in the Territory; provided, however, that for purposes of clauses (a) through (d) above, “Product” shall not include IXCHIQ®.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” is defined in Section 2.6(b).
“Write-down and Conversion Powers” means:
(a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;
(b) in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:
(i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii) any similar or analogous powers under that Bail-In Legislation; and
(c) in relation to the UK Bail-In Legislation any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.
[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.
VALNEVA AUSTRIA GMBH,
as Borrower and a Credit Party
By_________________________________________
Name:______________________________________
Title:_______________________________________

VALNEVA SE,
as Parent and an additional a Credit Party
By_________________________________________
Name:______________________________________
Title:_______________________________________

VACCINES HOLDINGS SWEDEN AB,
as an additional a Credit Party
By_________________________________________
Name:______________________________________
Title:_______________________________________

VALNEVA SWEDEN AB,
as an additional a Credit Party
By_________________________________________
Name:______________________________________
Title:_______________________________________

Signature Page to Loan Agreement

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VALNEVA CANADA INC.,
as an additional a Credit Party
By_________________________________________
Name:______________________________________
Title:_______________________________________

VALNEVA UK LIMITED,
as an additional a Credit Party
By_________________________________________
Name:______________________________________
Title:_______________________________________

VALNEVA SCOTLAND LIMITED,
as an additional a Credit Party
By_________________________________________
Name:______________________________________
Title:_______________________________________

VALNEVA USA, INC.,
as an additional a Credit Party
By_________________________________________
Name:______________________________________
Title:_______________________________________

Signature Page to Loan Agreement

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BIOPHARMA CREDIT PLC,
as Collateral Agent
By: Pharmakon Advisors, LP,
its Investment Manager
By: Pharmakon Management I, LLC,
its General Partner

By_________________________________________
Name: Pedro Gonzalez de Cosio
Title: Managing Member
BPCR LIMITED PARTNERSHIP,
as a Lender
By: Pharmakon Advisors, LP,
its Investment Manager
By: Pharmakon Management I, LLC,
its General Partner

By_________________________________________
Name: Pedro Gonzalez de Cosio
Title: Managing Member
BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP,
as Lender
By:    BioPharma Credit Investments V GP LLC,
its General Partner
By: Pharmakon Advisors, LP,
its Investment Manager

Signature Page to Loan Agreement

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By______________________________________
Name: Pedro Gonzalez de Cosio
Title: Managing Member
Signature Page to Loan Agreement

EXHIBIT A
LOAN ADVANCE REQUEST FORM
Reference is made to that certain Loan Agreement, dated as of October 6, 2025, by and among VALNEVA AUSTRIA GMBH, a company organized and existing under the laws of Austria (as “Borrower”), VALNEVA SE, a société européenne, organized and existing under the laws of the European Union, having its principal place of business at 6 rue Alain Bombard, 44800, Saint-Herblain, France and registered with the Registre du commerce et des sociétés of Nantes under number 422 497 560 (as “Parent”), the other Guarantors signatory thereto or otherwise party thereto from time to time, as additional Credit Parties, BIOPHARMA CREDIT PLC (in its capacity as “Collateral Agent”), BPCR LIMITED PARTNERSHIP (a “Lender”) and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP (a “Lender”), acting by its general partner, BioPharma Credit Investments V GP LLC (the “Loan Agreement”); with any capitalized term not otherwise defined herein having the meaning ascribed to such term in the Loan Agreement. This Loan Advance Request is being delivered pursuant to Section 3.5 of the Loan Agreement.
The undersigned, being the duly elected and acting ______________ of Borrower does hereby certify to each Lender and the Collateral Agent, solely in his/her capacity as an authorized officer of Borrower and not in his/her personal capacity, that, on [_____________, 20__] [(the “Tranche A Closing Date”)] [the “Subsequent Tranche Closing Date”)]: 1
1.    Borrower hereby requests a borrowing of [the Tranche A Loan] [a Subsequent Tranche Loan]2 in the original principal amount of $[INSERT TRANCHE A LOAN AMOUNT] [INSERT SUBSEQUENT TRANCHE LOAN AMOUNT] 3;
2.    the representations and warranties made by the Credit Parties in Section 4 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects, unless any such representation or warranty is stated to relate to a specific earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (it being understood that any representation or warranty that is qualified as to “materiality,” “Material Adverse Change,” or similar language shall be true and correct in all respects on the[Tranche A Closing Date] [Subsequent Tranche Closing Date]4 or as of such earlier date, as applicable);
3.    no Default or Event of Default has occurred and is continuing as of the date hereof;
4.    each of the Credit Parties is in compliance with the covenants and requirements contained in Sections 5 and 6 of the Loan Agreement;
5.    all conditions referred to in Section 3 of the Loan Agreement to the making of [the Tranche A Loan] [a Subsequent Tranche Loan]5 to be made on the [Tranche A Closing Date] [Subsequent Tranche Closing Date]6 have been satisfied (or waived in writing by the Required Lenders);
6.    no Material Adverse Change or Withdrawal Event has occurred since the [Effective Date]7 [Tranche A Closing Date]8 [most recent Subsequent Tranche Closing Date]9;
1 As applicable.
2 As applicable.
3 As applicable.
4 As applicable.
5 As applicable.
6 As applicable.
7 To be included in Advance Request Form for Tranche A Loan only.
8 To be included in Advance Request Form for the first Subsequent Tranche Loan only.
9 To be included in Advance Request Form for other than the first Subsequent Tranche Loan only.

7.    the undersigned is a Responsible Officer of Borrower; and
8.    the proceeds of the [Tranche A Loan] [Subsequent Tranche Loan]10 shall be disbursed as set forth on Attachment A hereto.]11
Dated: ___________________, 202_
[Signature page follows]
10 As applicable.
11To be prepared by Lenders’ counsel.

VALNEVA AUSTRIA GMBH,
as Borrower
By_________________________________________
Name:______________________________________
Title:_______________________________________

EXHIBIT B-1
THE FOLLOWING ACTIONS REGARDING PROMISSORY NOTES MAY TRIGGER STAMP DUTY IF EFFECTED IN AUSTRIA: ISSUING/SIGNING, HANDING OVER TO THE ACCEPTOR OR ENDORSEE, ENDORSING, ACCEPTING OR USING A PROMISSORY NOTE FOR OFFICIAL PURPOSES. THUS, REFRAIN FROM ISSUING/SIGNING THIS PROMISSORY NOTE IN AUSTRIA, FROM HANDING OVER THIS PROMISSORY NOTE TO THE ACCEPTOR OR ENDORSEE IN AUSTRIA, FROM ENDORSING OR ACCEPTING THIS PROMISSORY NOTE IN AUSTRIA AND FROM USING THIS PROMISSORY NOTE IN AUSTRIA FOR OFFICIAL PURPOSES.
THIS TRANCHE A NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). HOLDERS OF THIS TRANCHE A NOTE SHOULD CONTACT GENERAL COUNSEL, VALNEVA AUSTRIA GMBH, CAMPUS VIENNA BIOCENTER 3, 1030 VIENNA, AUSTRIA IN WRITING TO OBTAIN (1) THE ISSUE PRICE AND ISSUE DATE OF THIS TRANCHE A NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS TRANCHE A NOTE AND (3) THE YIELD TO MATURITY OF THIS TRANCHE A NOTE.
TRANCHE A SECURED TERM LOAN PROMISSORY NOTE
$[______________]    Dated: ____________, 2025
FOR VALUE RECEIVED, the undersigned, VALNEVA AUSTRIA GMBH, a company organized and existing under the laws of Austria (“Borrower”), HEREBY PROMISES TO PAY to [BPCR LIMITED PARTNERSHIP] [BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP] (“Lender”), or its registered assignees, the principal amount of [______________________] ($[____________]), plus interest on the aggregate unpaid principal amount of this Tranche A Secured Term Loan Promissory Note (this “Tranche A Note”) at a per annum fixed rate equal to nine percent (9.0%), and in accordance with the terms of the Loan Agreement dated as of October 6, 2025 by and among Borrower, Parent, the other Guarantors from time to time party thereto, BioPharma Credit PLC, as Collateral Agent, and the Lenders from time to time party thereto (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount, all accrued and unpaid interest hereunder, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents shall be due and payable on the Term Loan Maturity Date. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.
All unpaid principal with respect to the Tranche A Loan (and, for the avoidance of doubt, all accrued and unpaid interest, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents) is due and payable in full on the Term Loan Maturity Date. Interest shall accrue on this Tranche A Note commencing on, and including, the date of this Tranche A Note, and shall accrue on this Tranche A Note, or any portion thereof, for the day on which this Tranche A Note or such portion is paid. Interest on this Tranche A Note shall be payable in accordance with Section 2.3 of the Loan Agreement.
Principal, interest and all other amounts due with respect to this Tranche A Note are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Tranche A Note.
The Loan Agreement, among other things, (a) provides for the making of secured Term Loans by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.
This Tranche A Note may not be prepaid except as set forth in Section 2.2(c) of the Loan Agreement or as expressly provided in Section 8.1 of the Loan Agreement.

This Tranche A Note and the obligation of Borrower to repay the unpaid principal amount of this Tranche A Note, interest thereon, and all other amounts due Lender under the Loan Agreement are secured pursuant to the Collateral Documents.
Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Term Loan Note are hereby waived.
The place of performance for all rights and obligations under this Tranche A Note shall be outside of Austria, which particularly means that a party shall not be entitled to performance of the obligations of another party under this Tranche A Note in Austria, that payments under this Tranche A Note shall not be effected from and to Austrian bank accounts, and that performance of the obligations of a party under this Tranche A Note in Austria does not result in discharge of such obligations.
THIS TRANCHE A NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Note Register; Ownership of Note. The ownership of an interest in this Tranche A Note shall be registered on a record of ownership maintained by Borrower. Notwithstanding anything else in this Term Loan Note to the contrary, the right to the principal of, and stated interest on, this Tranche A Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Tranche A Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Term Loan Note on the part of any other Person.
[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has caused this Tranche A Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.
BORROWER:

VALNEVA AUSTRIA GMBH,
as Borrower
By_________________________________________
Name:______________________________________
Title:_______________________________________

EXHIBIT B-2
THE FOLLOWING ACTIONS REGARDING PROMISSORY NOTES MAY TRIGGER STAMP DUTY IF EFFECTED IN AUSTRIA: ISSUING/SIGNING, HANDING OVER TO THE ACCEPTOR OR ENDORSEE, ENDORSING, ACCEPTING OR USING A PROMISSORY NOTE FOR OFFICIAL PURPOSES. THUS, REFRAIN FROM ISSUING/SIGNING THIS PROMISSORY NOTE IN AUSTRIA, FROM HANDING OVER THIS PROMISSORY NOTE TO THE ACCEPTOR OR ENDORSEE IN AUSTRIA, FROM ENDORSING OR ACCEPTING THIS PROMISSORY NOTE IN AUSTRIA AND FROM USING THIS PROMISSORY NOTE IN AUSTRIA FOR OFFICIAL PURPOSES.
THIS SUBSEQUENT TRANCHE NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). HOLDERS OF THIS SUBSEQUENT TRANCHE NOTE SHOULD CONTACT GENERAL COUNSEL, VALNEVA AUSTRIA GMBH, CAMPUS VIENNA BIOCENTER 3, 1030 VIENNA, AUSTRIA IN WRITING TO OBTAIN (1) THE ISSUE PRICE AND ISSUE DATE OF THIS TRANCHE B NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SUBSEQUENT TRANCHE NOTE AND (3) THE YIELD TO MATURITY OF THIS SUBSEQUENT TRANCHE NOTE.
SUBSEQUENT TRANCHE SECURED TERM LOAN PROMISSORY NOTE
                                            No. [●]
$[_____________]    Dated: [__], 202[_]
FOR VALUE RECEIVED, the undersigned, VALNEVA AUSTRIA GMBH, a company organized and existing under the laws of Austria (“Borrower”), HEREBY PROMISES TO PAY to [BPCR LIMITED PARTNERSHIP] [BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP] (“Lender”), or its registered assignees, the principal amount of [______________________] ($[____________]), plus interest on the aggregate unpaid principal amount of this Subsequent Tranche Secured Term Loan Promissory Note (this “Subsequent Tranche Note”) at a per annum fixed rate equal to nine percent (9.0%), and in accordance with the terms of the Loan Agreement dated as of October 6, 2025 by and among Borrower, Parent, the other Guarantors from time to time party thereto, BioPharma Credit PLC, as Collateral Agent, and the Lenders from time to time party thereto (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount, all accrued and unpaid interest hereunder, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents shall be due and payable on the Term Loan Maturity Date. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.
All unpaid principal with respect to the Subsequent Tranche Loan represented hereby (and, for the avoidance of doubt, all accrued and unpaid interest, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents) is due and payable in full on the Term Loan Maturity Date. Interest shall accrue on this Subsequent Tranche Note commencing on, and including, the date of this Subsequent Tranche Note, and shall accrue on this Subsequent Tranche Note, or any portion thereof, for the day on which this Subsequent Tranche Note or such portion is paid. Interest on this Subsequent Tranche Note shall be payable in accordance with Section 2.3 of the Loan Agreement.
Principal, interest and all other amounts due with respect to this Subsequent Tranche Note are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Subsequent Tranche Note.

The Loan Agreement, among other things, (a) provides for the making of secured Term Loans by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.
This Subsequent Tranche Note may not be prepaid except as set forth in Section 2.2(c) of the Loan Agreement or as expressly provided in Section 8.1 of the Loan Agreement.
This Subsequent Tranche Note and the obligation of Borrower to repay the unpaid principal amount of this Subsequent Tranche Note, interest thereon, and all other amounts due Lender under the Loan Agreement are secured pursuant to the Collateral Documents.
Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Term Loan Note are hereby waived.
The place of performance for all rights and obligations under this Subsequent Tranche Note shall be outside of Austria, which particularly means that a party shall not be entitled to performance of the obligations of another party under this Subsequent Tranche Note in Austria, that payments under this Subsequent Tranche Note shall not be effected from and to Austrian bank accounts, and that performance of the obligations of a party under this Subsequent Tranche Note in Austria does not result in discharge of such obligations.
THIS SUBSEQUENT TRANCHE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Note Register; Ownership of Note. The ownership of an interest in this Subsequent Tranche Note shall be registered on a record of ownership maintained by Borrower. Notwithstanding anything else in this Term Loan Note to the contrary, the right to the principal of, and stated interest on, this Subsequent Tranche Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Subsequent Tranche Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Term Loan Note on the part of any other Person.
[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has caused this Subsequent Tranche Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.
BORROWER:

VALNEVA AUSTRIA GMBH,
as Borrower
By: _________________________________________
Name: _________________________________________
Title: _________________________________________

EXHIBIT C

FORM OF SECURITY AGREEMENT
[to be attached]

EXHIBIT D

COMMITMENTS; NOTICE ADDRESSES

Lender	Commitments	Notice Address
BPCR Limited Partnership	Tranche A Loan Commitment: $30,000,000.00 Subsequent Tranche Loan Commitment: $[●][12]
BPCR LIMITED PARTNERSHIP
51 Lime Street
19th Floor
London, United Kingdom
EC3M 7DQ
Attn: Company Secretary
Email: biopharmacreditplc@cm.mpms.mufg.com
with copies (which shall not constitute notice) to:
PHARMAKON ADVISORS, LP
110 East 59th Street, #2800
New York, NY 10022
Attn: Pedro Gonzalez de Cosio
Tel: +1 (212) 883-2296
Fax: +1 (917) 210-4048
Email: pharmakon@pharmakonadvisors.com
and
AKIN GUMP STRAUSS HAUER & FELD LLP
One Bryant Park
New York, NY 10036-6745
Attn: Geoffrey E. Secol
Tel: +1 (212) 872-8081
Email: gsecol@akingump.com

12 Allocation of the Subsequent Tranche Loan Amount between Lenders to be determined on a tranche-by-tranche basis in advance of the related Subsequent Tranche Closing Date.

Lender	Commitments	Notice Address
BioPharma Credit Investments V (Master) LP	Tranche A Loan Commitment: $185,000,000.00 Subsequent Tranche Loan Commitment: $[●] [13]
BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP
c/o BioPharma Credit Investments V GP LLC
c/o Walkers Corporate Limited
190 Elgin Avenue,
George Town
Grand Cayman KY1-9008
Attn: Pedro Gonzalez de Cosio
with copies (which shall not constitute notice) to:
PHARMAKON ADVISORS, LP
110 East 59th Street, #2800
New York, NY 10022
Attn: Pedro Gonzalez de Cosio
Tel: +1 (212) 883-2296
Fax: +1 (917) 210-4048
Email: pharmakon@pharmakonadvisors.com
and
AKIN GUMP STRAUSS HAUER & FELD LLP
One Bryant Park
New York, NY 10036-6745
Attn: Geoffrey E. Secol
Tel: +1 (212) 872-8081
Email: gsecol@akingump.com

13 Allocation of the Subsequent Tranche Loan Amount between Lenders to be determined on a tranche-by-tranche basis in advance of the related Subsequent Tranche Closing Date.

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE
TO:    BIOPHARMA CREDIT PLC
FROM:    VALNEVA SE
The undersigned authorized officer of VALNEVA SE, a société européenne, organized and existing under the laws of the European Union, having its principal place of business at 6 rue Alain Bombard, 44800, Saint-Herblain, France and registered with the Registre du commerce et des sociétés of Nantes under number 422 497 560, hereby certifies, solely in his/her capacity as a Responsible Officer of Valneva SE. and not in his/her personal capacity, that in accordance with the terms and conditions of the Loan Agreement (the “Loan Agreement”; capitalized terms used, but not defined herein having the meanings given them in the Loan Agreement) dated as of October 6, 2025 by and among VALNEVA AUSTRIA GMBH (as “Borrower”), VALNEVA SE (a “Parent”), the other Guarantors from time to time party thereto, BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales with company number 10443190 (as the “Collateral Agent”) and the Lenders:
(i)    The Credit Parties are in complete compliance for the period ending ________, 202_ with all required covenants (including Section 5.2(h) of the Loan Agreement), except as noted below;
(ii)    No Default or Event of Default has occurred and is continuing, except as noted below;
(iii)    Each Credit Party and each of its Subsidiaries has timely filed all required Tax returns and reports or extensions therefor of each Credit Party and each of its Subsidiaries required to be filed by any of them and such returns and reports are correct in all material respects, and has timely paid all Taxes, assessments, deposits and contributions imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises, except as otherwise permitted pursuant to the terms of Section 5.3 of the Loan Agreement; and
(iv)    No Liens have been levied or claims made against any Credit Party or any of its Subsidiaries relating to unpaid employee payroll or benefits of which (a) such Credit Party has not previously provided written notification to the Collateral Agent or (b) which do not constitute Permitted Liens.
Attached are the required documents, if any, supporting our certification(s). The undersigned Responsible Officer on behalf of Parent further certifies that the attached financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Parent and its Subsidiaries as of applicable the dates and for the applicable periods in accordance with Applicable Accounting Standards consistently applied.
Date: ______________________
[signature page follows]

VALNEVA SE,
as Parent
By_________________________________________
Name: ______________________________________
Title: _______________________________________
[Signature Page to Compliance Certificate]

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Complies
1)	Annual Financial Statements	120 days after year end	Yes	No	N/A
2)	Semi-Annual Financial Statements	Promptly (within 5 Business Days)	Yes	No	N/A
3)	Quarterly Financial Statements	60 days after quarter end	Yes	No	N/A
4)	Other Information	5 Business Days after request	Yes	No	N/A
5)	Legal Action Notice	Promptly (within 5 Business Days)	Yes	No	N/A
6)	Notice of Default, etc.	Promptly (within 5 Business Days) after knowledge	Yes	No	N/A
7)	Accounting Changes	Within 5 Business Days after occurrence	Yes	No	N/A
8)	Assignment of Permitted Royalty Financing Documents	Promptly after knowledge	Yes	No	N/A
9)	Material Statements and Reports	Promptly (within 5 Business Days)	Yes	No	N/A
10)	Blocked Person Notice	Promptly (within 3 Business Days)	Yes	No	N/A
11)	Canadian Pension Plan Termination Event	Promptly after Knowledge	Yes	No	N/A

Deposit and Securities Accounts	(Please list all accounts and indicate each Excluded Account with an asterisk (*); attach separate sheet if additional space needed)

	Bank	Account Number	New Account?		Acct Control Agmt in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No
5)			Yes	No	Yes	No
6)			Yes	No	Yes	No

Other Matters
	Have there been any changes in management since the last Compliance Certificate?			Yes	No

Have there been any prohibited Transfers?	Yes	No

Exceptions
Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

LENDER USE ONLY

	Compliance Status		Yes